     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1996


                           REGISTRATION NO. 333-03563

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ASSOCIATED BANC-CORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   WISCONSIN
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)


                                      6711
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   39-1098068
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                             112 NORTH ADAMS STREET
                                 P.O. BOX 13307
                        GREEN BAY, WISCONSIN  54307-3307
                                 (414) 433-3166
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                HARRY B. CONLON
                              ASSOCIATED BANC-CORP
                             112 NORTH ADAMS STREET
                                 P.O. BOX 13307
                        GREEN BAY, WISCONSIN  54307-3307
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)



                  COPIES OF ALL COMMUNICATIONS TO BE SENT TO:

                            SHELDON I. SAITLIN, ESQ.
                              ROBERT J. WILD, ESQ.
                     SAITLIN, PATZIK, FRANK & SAMOTNY LTD.
                       150 SOUTH WACKER DRIVE, SUITE 900
                            CHICAGO, ILLINOIS  60606
                                 (312) 551-8300
                           (312) 551-1101 (FACSIMILE)

                              DAVID B. HOFF, ESQ.
                                HOFF LAW OFFICES
                              6413 HAMMERSLEY ROAD
                           MADISON, WISCONSIN  53711
                                 (608) 271-9067
                           (608) 271-4531 (FACSIMILE)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.


     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.


                           ----------------------




     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            ASSOCIATED BANC-CORP
                             Cross Reference Sheet

FORM S-4 ITEM NUMBER AND CAPTION            PROXY STATEMENT/PROSPECTUS CAPTION
- --------------------------------            ----------------------------------

                                     PART I
                     Information Required in the Prospectus

A. INFORMATION ABOUT THE TRANSACTION

1. Forepart of Registration Statement
   and Outside Front Cover Page of
   Prospectus.........................  Facing Page of Registration Statement;
                                        Cross Reference Sheet; Cover Page of
                                        Proxy Statement/Prospectus

2. Inside Front and Outside Back Cover
   Pages of Prospectus................. Table of Contents; Available
                                        Information; Incorporation of Certain
                                        Documents by Reference

3. Risk Factors, Ratio of Earnings to
   Fixed Charges and Other
   Information......................... Prospectus Summary

4. Terms of the Transaction............ The Merger and the Consolidation;
                                        Certain Provisions of the Merger
                                        Agreement; Certain Provisions of the
                                        Consolidation Agreement

5. Pro Forma Financial Information..... Not Applicable

6. Material Contacts With the Company
   Being Acquired...................... Summary; The Merger and the
                                        Consolidation

7. Additional Information Required for
   Reoffering by Persons and Parties
   Deemed to be Underwriters........... Not Applicable

8. Interests of Named Experts and
   Counsel............................. Not Applicable

9. Disclosure of Commission Position on
   Indemnification for Securities Act
   Liabilities......................... Not Applicable

B.   INFORMATION ABOUT THE REGISTRANT

10. Information With Respect to S-3
    Registrants........................ Available Information; Prospectus
                                        Summary; Associated Banc-Corp; Certain
                                        Information Concerning Associated

11. Incorporation of Certain
    Information by Reference........... Incorporation of Certain Documents by
                                        Reference

12. Information with Respect to S-2 or
    S-3 Registrants.................... Not Applicable

FORM S-4 ITEM NUMBER AND CAPTION         PROXY STATEMENT/PROSPECTUS CAPTION
- --------------------------------         ----------------------------------

13. Incorporation of Certain
    Information by Reference........... Not Applicable

14. Information with Respect to
    Registrants other than S-2 or S-3
    Registrants....................... Not Applicable

C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information with Respect to S-3
    Companies.......................... Not Applicable

16. Information with Respect to S-2 or
    S-3 Companies...................... Not Applicable

17. Information with Respect to
    Companies other than S-2 or S-3
    Companies.......................... Prospectus Summary; Certain Information
                                        Concerning the Company; Certain
                                        Information Concerning the Bank;
                                        Exhibit F

D.   VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents or
    Authorizations are to be
    Solicited.......................... Cover Page of Proxy
                                        Statement/Prospectus; Prospectus
                                        Summary; The Special Meetings; The
                                        Merger and the Consolidation; Certain
                                        Information Concerning the Company;
                                        Certain Information Concerning the Bank

19. Information if Proxies, Consents
    or Authorizations are not to be
    Solicited or in an Exchange
    Offer.............................. Not Applicable

                             LETTER TO ACCOMPANY
                           PROXY STATEMENT/PROSPECTUS



                    [LETTERHEAD OF FARMERS & MERCHANTS BANK]
                                 June 12, 1996



[INSERT
SHAREHOLDER
NAME AND ADDRESS]




Dear [Insert Shareholder Name]



     Enclosed please find the Proxy Statement for F&M Bankshares of Reedsburg, Inc. (the "Company") and Farmers & Merchants Bank (the "Bank") concerning a special meeting for Company and Bank shareholders, and the Prospectus for Associated Banc-Corp ("Associated") common stock, providing you detailed information related to the proposed merger of the Company with and into Associated Banc-Shares, Inc., the consolidation of the Bank with Associated Interim Bank, and the exchange of your Bank stock for Associated stock, about all of which you have been provided with information in the past.



     The Proxy Statement/Prospectus informs you of a special meeting of Bank shareholders, scheduled for 9:00 a.m., Friday, July 19, 1996, at Bank offices, 170 Main Street, Reedsburg, Wisconsin, to vote on approving the consolidation of the Bank with Associated Interim Bank, after which your Bank stock may be exchanged for Associated stock in a tax-free exchange of stock. The Bank directors have unanimously approved the consolidation, and recommend that you vote to approve the consolidation.



     Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage paid envelope. You are welcomed and invited to attend the special meeting, and your return of the proxy card does not affect your right to vote in person at the special meeting. With your support, we plan to complete the consolidation before the end of July, or by early August, at the latest. We will provide you further information and instruction on when and where to send your Bank stock to exchange your Bank stock for Associated stock. Please keep your Bank stock until you hear from us.



     Please feel free to call should you have any questions. We sincerely appreciate your understanding and cooperation in this matter. We look forward to receiving your proxy card. Thanks.



                                   Very truly yours,


                                   /s/ J. Robert Fusch
                                   --------------------------------
                                   J. Robert Fusch, President
                                   Farmers & Merchants Bank

F&M BANKSHARES OF REEDSBURG, INC.                     FARMERS & MERCHANTS BANK
      170 MAIN STREET                                        170 MAIN STREET
REEDSBURG, WISCONSIN 53959                            REEDSBURG, WISCONSIN 53959




                                 June 12, 1996


To the Shareholders of F&M Bankshares of Reedsburg, Inc. and Farmers & Merchants Bank:


     Following this letter are notices of the Special Meetings of the Shareholders of F&M Bankshares of Reedsburg, Inc. (the "Company") and Farmers & Merchants Bank (the "Bank"), a Proxy Statement/Prospectus and proxy cards for the Special Meetings. The Company Meeting will commence at 9:00 a.m. on July 19, 1996 and the Bank Meeting will be held immediately following the conclusion of the Company Meeting at the principal executive offices of the Company at 170 Main Street, Reedsburg, Wisconsin 53959.



     The Company shareholders will be asked to vote on a proposal to approve an Agreement and Plan of Merger among Associated Banc-Corp ("Associated"), Associated Banc-Shares, Inc. ("Holding"), a wholly-owned subsidiary of Associated, and the Company dated as of January 23, 1996 as amended by the First Amendment to Agreement and Plan of Merger dated as of June 11, 1996 (the "Merger Agreement"). Shareholders of the Bank will be asked to approve an Agreement and Plan of Consolidation between Associated Interim Bank ("Interim Bank"), a wholly-owned subsidiary of Associated, and the Bank dated as of June 11, 1996 (the "Consolidation Agreement"). Associated is a Wisconsin bank holding company owning all of the capital stock of eight commercial banks located in Wisconsin and Illinois.



     Subject to receipt of regulatory approval (which has been received), approval by holders of a majority of the shares of the Company Common Stock and two-thirds of the shares of the Bank Common Stock, and satisfaction of other conditions, the Merger Agreement provides that the Company will combine its business and operations with those of Holding through a statutory merger (the "Merger") and the Bank will combine its business and operations with those of Interim Bank through a consolidation (the "Consolidation"). The Bank will thereafter operate its banking business as "Associated Bank Reedsburg." As described in the accompanying Proxy Statement/Prospectus, each of the directors of the Company representing in aggregate 100% of the outstanding shares of the Company Common Stock has approved the Merger and accordingly, is anticipated to vote in favor of approval of the Merger Agreement. Assuming such shares are voted in this manner, and provided the Merger Agreement has not been terminated prior to its being voted upon by the Company shareholders, the approval of the Merger Agreement is assured. The Company owns 93.64% of the Bank Common Stock and has indicated that it will vote all shares of Bank Common Stock it owns in favor of approval of the Consolidation Agreement. Assuming such shares are voted in this manner and provided the Consolidation Agreement has not been terminated prior to its being voted upon by the Bank shareholders, the approval of the Consolidation Agreement is assured.


     If the Merger and Consolidation become effective, each share of the Company Common Stock will be converted into 173.7766 shares of Associated Common Stock reflecting a value equivalent to 59.4441 shares of Associated Common Stock for each share of Bank Common Stock owned by the Company. Each share of Bank Common Stock (other than shares owned by the Company) will be
converted into 59.4441 shares of Associated Common Stock.   See "The Merger and
the Consolidation - Merger and Consolidation Consideration" in the accompanying Proxy Statement/Prospectus. Associated Common Stock trades on The Nasdaq Stock Market and the shares of Associated Common Stock to be issued to you in connection with the Merger and Consolidation will offer greater liquidity than that of the Company Common Stock or Bank Common Stock which you presently own.

     The Merger and Consolidation are intended to be tax-free for federal income tax purposes to Company and Bank shareholders who receive Associated Common Stock in exchange for Company Common Stock and Bank Common Stock, respectively, except as discussed in "The Merger and the Consolidation - Certain Material Federal Income Tax Consequences" in the accompanying Proxy Statement/Prospectus. No fractional shares of Associated Common Stock will be issued in the proposed transactions. Company and Bank shareholders entitled to a fractional share of Associated Common Stock will receive an amount of cash calculated upon the closing price as reported on The Nasdaq Stock Market on the first business day following approval of the Merger by the Federal Reserve Board. Company and Bank shareholders are advised to consult their tax advisors with respect to income tax consequences of the transactions. Details of the Merger and the Consolidation are set forth in the accompanying Proxy Statement/Prospectus. We encourage you to read it carefully.

Shareholders of F&M Bankshares of Reedsburg, Inc.
Shareholders of Farmers & Merchants Bank
Page 2

     The Boards of Directors of the Company and the Bank have unanimously approved the transactions as being in the best interest of the Company and the Bank and their respective shareholders. Your respective Boards recommend that the Company and Bank shareholders vote to approve the Merger Agreement and Consolidation Agreement, respectively.

     All shareholders of the Company and Bank are invited to attend the respective Special Meeting. Whether or not you plan to attend the applicable Special Meeting, holders of the Company Common Stock and Bank Common Stock are asked to please complete, date and sign the enclosed proxy card, which is solicited by the Boards of Directors of the Company and the Bank, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States. If you later find that you may be present at the applicable Special Meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

     IN ORDER TO APPROVE THE MERGER AGREEMENT, IT IS NECESSARY THAT HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY VOTE IN FAVOR OF THE MERGER AGREEMENT. IN ORDER TO APPROVE THE CONSOLIDATION AGREEMENT, IT IS NECESSARY THAT AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF THE BANK BE VOTED IN FAVOR OF THE CONSOLIDATION AGREEMENT.


                                  Very truly yours,




                                  /s/ J. Robert Fusch
                                  ----------------------------
                                  J. Robert Fusch
                                  President of F&M Bankshares of Reedsburg, Inc. and Farmers & Merchants Bank

                      F&M BANKSHARES OF REEDSBURG, INC.
                                170 MAIN STREET
                          REEDSBURG, WISCONSIN  53959



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 19, 1996




TO THE SHAREHOLDERS OF F&M BANKSHARES OF REEDSBURG, INC.:


     A Special Meeting of Shareholders of F&M Bankshares of Reedsburg, Inc. (the "Company") will be held at the principal executive offices of the Company at 170 Main Street, Reedsburg, Wisconsin 53959, on July 19, 1996 at 9:00 a.m. for the purpose of voting on the following matters:



     1.   To approve the Agreement and Plan of Merger dated as of January
          23, 1996 among Associated Banc-Corp ("Associated"), Associated Banc-Shares, Inc. ("Holding"), a wholly-owned subsidiary of Associated, and the Company as amended by the First Amendment to Agreement and Plan of Merger dated as of June 11, 1996 (the "Merger Agreement") providing for the merger of the Company with and into Holding (the "Merger") (a copy of the Merger Agreement is attached as Exhibits A and B hereto).


     2. To transact such other business as may properly come before the meeting.

     THE DIRECTORS OF THE COMPANY HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMEND THAT THE SHAREHOLDERS APPROVE THE MERGER AGREEMENT.

     Any shareholder desiring to exercise dissenters' rights and be paid in cash for the fair value of his or her shares of Company Common Stock in accordance with the provisions of the Wisconsin Business Corporation Law (i) must file a written objection to the Merger prior to the Special Meeting of Shareholders, (ii) must not vote in favor thereof, and (iii) must otherwise comply with the procedures set forth in Subchapter XIII of the Wisconsin Business Corporation Law, a copy of which is attached as Exhibit D to the Proxy Statement/Prospectus. See "The Merger and the Consolidation-Dissenters' Rights" in the accompanying Proxy Statement/Prospectus.


     The Board of Directors has fixed the close of business on June 4, 1996 as the record date for the determination of Company shareholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof.


     Whether or not you plan to attend the Special Meeting, holders of the Company Common Stock are asked to please complete, date and sign the enclosed proxy card, which is solicited by the Board of Directors of the Company, and return it promptly in the accompanying envelope. No postage is required if mailed in the United States. The giving of such proxy does not affect your right to vote in person in the event you attend the Special Meeting. You may revoke the proxy at any time prior to its exercise in the manner described in the Proxy Statement/Prospectus.

     The Special Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the Special Meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at such postponed or adjourned Special Meeting.

Shareholders of F&M Bankshares of Reedsburg, Inc.
Page 2

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY COMMON STOCK IS REQUIRED FOR APPROVAL OF THE MERGER AGREEMENT. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

     Shareholders are invited to attend the Special Meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/ J. Robert Fusch
                                 --------------------------
                                 J. Robert Fusch
                                 President


Reedsburg, Wisconsin

June 12, 1996


PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                          FARMERS & MERCHANTS BANK
                                170 MAIN STREET
                          REEDSBURG, WISCONSIN  53959



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 19, 1996




TO THE SHAREHOLDERS OF FARMERS & MERCHANTS BANK:


     A Special Meeting of Shareholders of Farmers & Merchants Bank (the "Bank") will be held at the principal executive offices of the Bank at 170 Main Street, Reedsburg, Wisconsin 53959, on July 19, 1996 at 9:00 a.m. for the purpose of voting on the following matters:


     1. To approve the Agreement and Plan of Consolidation by and between Associated Interim Bank ("Interim Bank"), a wholly-owned subsidiary of Associated Banc-Corp, and the Bank dated as of June 11, 1996 (the "Consolidation Agreement") providing for the consolidation of the Bank with and into Interim Bank (the "Consolidation") (a copy of the Consolidation Agreement is attached as Exhibit C hereto).


     2. To transact such other business as may properly come before the meeting.

     THE DIRECTORS OF THE BANK HAVE UNANIMOUSLY APPROVED THE CONSOLIDATION AGREEMENT AND RECOMMEND THAT THE SHAREHOLDERS APPROVE THE CONSOLIDATION AGREEMENT.

     Any shareholder desiring to exercise dissenters' rights and be paid in cash for the fair value of his or her shares of Bank Common Stock in accordance with the provisions of Section 221.25 of the Wisconsin Statutes (i) must not vote in favor thereof, (ii) must give notice to the directors of the Bank within 20 days of the date that notice of the approval of the Consolidation by the Wisconsin Commissioner of Banking is mailed or delivered to the shareholder, and (iii) must otherwise comply with the procedures set forth in
Section 221.25 of the Wisconsin Statutes, a copy of which is attached as Exhibit E to the Proxy Statement/Prospectus. See "The Merger and the Consolidation-Dissenters' Rights" in the accompanying Proxy Statement/Prospectus.


     The Board of Directors has fixed the close of business on June 4, 1996 as the record date for the determination of Bank shareholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof.


     Whether or not you plan to attend the Special Meeting, holders of the Bank Common Stock are asked to please complete, date and sign the enclosed proxy card, which is solicited by the Board of Directors of the Bank, and return it promptly in the accompanying envelope. No postage is required if mailed in the United States. The giving of such proxy does not affect your right to vote in person in the event you attend the Special Meeting. You may revoke the proxy at any time prior to its exercise in the manner described in the Proxy Statement/Prospectus.

     The Special Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the Special Meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at such postponed or adjourned Special Meeting.

Shareholders of Farmers & Merchants Bank
Page 2

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF THE BANK COMMON STOCK IS REQUIRED FOR APPROVAL OF THE CONSOLIDATION AGREEMENT. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

     Shareholders are invited to attend the Special Meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ J. Robert Fusch
                                   --------------------------
                                   J. Robert Fusch
                                   President


Reedsburg, Wisconsin

June 12, 1996


PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE CONSOLIDATION IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PRELIMINARY COPY      SUBJECT TO COMPLETION JUNE 11, 1996


                                PROXY STATEMENT
                     F&M BANKSHARES OF REEDSBURG, INC. AND
                            FARMERS & MERCHANTS BANK
                        SPECIAL MEETINGS OF SHAREHOLDERS
                                   __________

                                   PROSPECTUS
                              ASSOCIATED BANC-CORP
                                  COMMON STOCK


     This Proxy Statement/Prospectus is being furnished to the shareholders of F&M Bankshares of Reedsburg, Inc., a Wisconsin corporation (the "Company") and to the shareholders of Farmers & Merchants Bank, a Wisconsin state chartered bank (the "Bank"), in connection with the solicitation of proxies by the Boards of Directors of the Company and the Bank for use at their special meetings of shareholders (including any adjournments or postponements thereof) to be held on Friday, July 19, 1996 (the "Special Meetings"). This Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of the Company with and into Associated Banc-Shares, Inc., a Wisconsin corporation ("Holding"), and a wholly-owned subsidiary of Associated Banc-Corp, a Wisconsin corporation ("Associated"), pursuant to the Agreement and Plan of Merger dated as of January 23, 1996 as amended by the First Amendment to Agreement and Plan of Merger dated as of June 11, 1996 (the "Merger Agreement"), a copy of which is attached hereto as Exhibits A and B, and the consolidation (the "Consolidation") of the Bank with Associated Interim Bank, a Wisconsin state chartered bank ("Interim Bank"), pursuant to the Agreement and Plan of Consolidation dated as of June 11, 1996 (the "Consolidation Agreement"), a copy of which is attached hereto as Exhibit C. FOR A MORE COMPLETE DESCRIPTION OF THE MERGER AND THE CONSOLIDATION, THE MERGER AGREEMENT AND THE CONSOLIDATION AGREEMENT AND CERTAIN RISK FACTORS ASSOCIATED THEREWITH, SEE "THE MERGER AND THE CONSOLIDATION-CERTAIN CONSIDERATIONS," "CERTAIN PROVISIONS OF THE MERGER AGREEMENT" AND "CERTAIN PROVISIONS OF THE CONSOLIDATION AGREEMENT."


     Your Boards recommend that the Company and Bank shareholders vote to approve the Merger Agreement and the Consolidation Agreement, respectively. As described herein, each of the directors of the Company has indicated that he or she will vote his or her shares in favor of the approval of the Merger Agreement. Assuming the shares are voted in this manner and provided that the Merger Agreement has not been terminated prior to its being voted upon by the Company shareholders, the approval of the Merger Agreement is assured. The Company owns 93.64% of the Bank Common Stock and has indicated that it will vote all shares of Bank Common Stock it owns in favor of approval of the Consolidation Agreement. Assuming the shares are voted in this manner and provided the Consolidation Agreement has not been terminated prior to its being voted upon by the Bank shareholders, the approval of the Consolidation Agreement is assured.

     This Proxy Statement/Prospectus constitutes a prospectus of Associated with respect to shares of Associated common stock, par value $0.01 per share ("Associated Common Stock") issuable to holders of the Company common stock, no par value ("Company Common Stock") pursuant to the Merger Agreement and to holders of the Bank common stock, par value $20 per share ("Bank Common Stock") pursuant to the Consolidation Agreement. Pursuant to the Merger Agreement, each of the outstanding shares of the Company Common Stock will be converted into 173.7766 shares of Associated Common Stock. Pursuant to the Consolidation Agreement, each of the outstanding shares of the Bank Common Stock will be converted into 59.4441 shares of Associated Common Stock. See "The Merger and the Consolidation - Merger and Consolidation Consideration."


     This Proxy Statement/Prospectus and the accompanying proxy materials are first being mailed to shareholders on or about June 13, 1996.



     Associated Common Stock trades on The Nasdaq Stock Market under the symbol ASBC. The closing price of Associated Common Stock on The Nasdaq Stock Market on June 7, 1996 was $38.25.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JUNE 12, 1996

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ASSOCIATED, THE COMPANY OR THE BANK. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY INDICATED. INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS REGARDING ASSOCIATED HAS BEEN FURNISHED BY ASSOCIATED, AND INFORMATION HEREIN REGARDING THE COMPANY AND THE BANK HAS BEEN FURNISHED BY THE COMPANY AND THE BANK, RESPECTIVELY.


                             AVAILABLE INFORMATION

     Associated is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York regional office, 75 Park Place, 14th Floor, New York, New York 10007 and at its Chicago regional office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. The principal market on which Associated Common Stock is traded, under the symbol "ASBC," is The Nasdaq Stock Market. Material filed by Associated with the Commission can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006 ("NASD").

     Associated has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Associated Common Stock to be issued pursuant to the Merger Agreement and the Consolidation Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other documents. Each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by Associated (File No. 0-5519) pursuant to Section 13 of the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:

      (1) Associated's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;


      (2) Associated's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and



      (3) The description of the Associated Common Stock set forth in Associated's Registration Statement pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     In addition, all documents subsequently filed by Associated pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meetings are hereby deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INCORPORATED DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO ASSOCIATED BANC-CORP, 112 NORTH ADAMS STREET, P.O. BOX 13307, GREEN BAY, WISCONSIN 54307-3307 (TELEPHONE NUMBER (414) 433-3166), ATTENTION: BRIAN R. BODAGER, ESQ., GENERAL COUNSEL & SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETINGS, REQUESTS SHOULD BE MADE BY JULY 12, 1996. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.


                            ________________________

                     F&M BANKSHARES OF REEDSBURG, INC.,
                            FARMERS & MERCHANTS BANK
                                      AND
                              ASSOCIATED BANC-CORP
                           PROXY STATEMENT/PROSPECTUS
                              TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

AVAILABLE INFORMATION ....................................................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ..........................  2

PROSPECTUS SUMMARY .......................................................  7
  The Companies  .........................................................  7
  The Merger and the Consolidation  ......................................  7
  Status of Associated Common Stock  .....................................  8
  The Special Meetings  ..................................................  8
  Reasons for the Merger and Consolidation  ..............................  9
  Recommendation of the Boards of Directors ..............................  9
  Conditions to the Merger and Consolidation  ............................  9
  Termination ............................................................ 10
  Regulatory Approvals Required .......................................... 11
  Certain Material Federal Income Tax Consequences  ...................... 11
  Anticipated Accounting Treatment  ...................................... 11
  Dissenting Shareholders' Rights  ....................................... 11
  Certain Considerations  ................................................ 12

SELECTED FINANCIAL DATA OF ASSOCIATED BANC-CORP, THE COMPANY AND THE
  BANK  .................................................................. 13

COMPARATIVE STOCK PRICES AND DIVIDENDS  .................................. 15

  Associated Common Stock  ............................................... 15
  The Company Common Stock  .............................................. 15
  Bank Common Stock  ..................................................... 15

COMPARATIVE UNAUDITED PER SHARE DATA  .................................... 16

RECENT AND PROPOSED ACQUISITIONS ......................................... 17
  Historical and Pro Forma Selected Financial Contributions .............. 17

INTRODUCTION ............................................................. 18

ASSOCIATED BANC-CORP  .................................................... 18

THE SPECIAL MEETINGS  .................................................... 18
  Matters to Be Considered at the Special Meetings  ...................... 18
    The Company Meeting  ................................................. 18
    The Bank Meeting ..................................................... 18
  Required Vote  ......................................................... 19
  Voting of Proxies ...................................................... 19
  Revocability of Proxies ................................................ 19


                                                                           Page
                                                                           ----
  Record Date; Stock Entitled to Vote; Quorum .............................  20
  Solicitation of Proxies  ................................................  20

THE MERGER AND THE CONSOLIDATION  .........................................  20
  Background of the Merger and the Consolidation  .........................  20
  Reasons for the Merger and the Consolidation  ...........................  25
  Recommendations of the Boards of Directors of the
    Company and the Bank  .................................................  26
  Certain Considerations  .................................................  26
  Merger and Consolidation Consideration  .................................  27
  Regulatory Approvals Required  ..........................................  28
  The Merger Effective Time ...............................................  29
  The Consolidation Effective Time  .......................................  29
  Conversion of Shares; Procedures for Exchange of Certificates;
    Fractional Shares  ....................................................  30
  Description of Associated Common Stock Issuable in the Merger
    and the Consolidation .................................................  32
  Comparison of Shareholder Rights  .......................................  32
    Authorized Capital Stock  .............................................  33
    Appraisal Rights and Dissenters' Rights  ..............................  33
    Required Vote  ........................................................  34
    Classified Board of Directors .........................................  34
    Removal of Directors For "Cause" ......................................  34
    Newly Created Directorships and Vacancies on the
      Board of Directors  .................................................  35
    Certain Business Combinations  ........................................  35
    Advance Notice of Proposals to Be Brought at the
      Annual Meeting  .....................................................  36
  Resale of Associated Common Stock Issued Pursuant to the
      Merger and the Consolidation ........................................  36
  Pre-Merger Dividend Policy  .............................................  36
  Post-Merger Dividend Policy  ............................................  36
  Conduct of Business Pending the Merger ..................................  37
  Certain Material Federal Income Tax Consequences  .......................  37
  Anticipated Accounting Treatment  .......................................  38
  Dissenters' Rights ......................................................  39
    The Merger ............................................................  39
    The Consolidation  ....................................................  40
  Other Related Party Transactions ......................................  41
  Management After the Merger ...........................................  41

CERTAIN PROVISIONS OF THE MERGER AGREEMENT ................................  41
  The Merger ..............................................................  41
  Representations and Warranties ..........................................  42
  Certain Covenants .......................................................  42
  No Solicitation of Transactions  ........................................  43
  Conditions to Consummation of the Merger ................................  44
  Termination .............................................................  45
  Amendment and Waiver ....................................................  46
  Expenses  ...............................................................  46

                                                                                              Page
                                                                                              ----
CERTAIN PROVISIONS OF THE CONSOLIDATION AGREEMENT  ...........................................   46
   The Consolidation .........................................................................   46
   Representations and Warranties ............................................................   47
   Certain Covenants .........................................................................   47
   Conditions to the Consummation of the Consolidation  ......................................   47
   Termination  ..............................................................................   47
   Waiver  ...................................................................................   48
   Expenses ..................................................................................   48

CERTAIN INFORMATION CONCERNING ASSOCIATED ....................................................   48

CERTAIN INFORMATION CONCERNING THE COMPANY ...................................................   49
   Certain Historical Financial Data and Management's Discussion and Analysis of Financial
              Condition and Results of Operations ............................................   49
   Ownership of the Company Common Stock .....................................................   49

CERTAIN INFORMATION CONCERNING THE BANK  .....................................................   50
   Farmers & Merchants Bank  .................................................................   50
   Certain Historical Financial Data and Management's Discussion and Analysis of Financial
              Condition and Results of Operations  ...........................................   51
   Ownership of the Bank Common Stock  .......................................................   51

EXPERTS  .....................................................................................   51

LEGAL OPINIONS ...............................................................................   52

SHAREHOLDER PROPOSALS ........................................................................   52

Exhibit A:    Agreement and Plan of Merger among Associated Banc-Corp,
                    Associated Banc-Shares, Inc. and F&M Bankshares of Reedsburg, Inc.
                    dated as of January 23, 1996  ............................................  A-1
Exhibit B:    First Amendment to Agreement and Plan of Merger dated as of June 11, 1996  .....  B-1
Exhibit C:    Agreement and Plan of Consolidation between Associated Interim Bank and Farmers & Merchants Bank dated as of June 11, 1996  ..................  C-1
Exhibit D:    Subchapter XIII of the Wisconsin Business Corporation Law  .....................  D-1
Exhibit E:    Section 221.25 of the Wisconsin Statutes  ......................................  E-1
Exhibit F:    Financial Statements of F&M Bankshares of Reedsburg, Inc. and Subsidiaries,
              Farmers & Merchants Bank and Subsidiary, and Management's Discussion
              and Analysis of Financial Condition and Results of Operations ...................  F-1


                              PROSPECTUS SUMMARY


     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and is not intended to be complete. All information concerning Associated included in this Proxy Statement/Prospectus has been provided by Associated, and all information concerning the Company and the Bank has been provided by the Company and the Bank, respectively.
Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Exhibits attached hereto. Shareholders are urged to read this Proxy Statement/Prospectus and the Exhibits attached hereto in their entirety. Cross-references in this summary are to captions in this Proxy Statement/Prospectus.



THE COMPANIES:        Associated.  Associated Banc-Corp ("Associated") is a
                      diversified multi-bank holding company which owns eight commercial banks located in Wisconsin and Illinois.
                      Associated Banc-Shares, Inc. ("Holding") is a wholly-owned subsidiary of Associated. Associated
                      Interim Bank, a Wisconsin state chartered bank ("Interim
                      Bank"), is a newly-formed, wholly-owned subsidiary of Associated. As of March 31, 1996, Associated had total assets of $3.72 billion. Associated Common Stock trades on The Nasdaq Stock Market. The principal executive offices of Associated are located at 112 North Adams
                      Street, P.O. Box 13307, Green Bay, Wisconsin 54307-3307 and its telephone number is (414) 433-3166. See "Certain
                      Information Concerning Associated."



                      The Company. F&M Bankshares of Reedsburg, Inc. (the "Company") is a one-bank holding company which owns 93.64% of the stock of Farmers & Merchants Bank (the "Bank"). As of March 31, 1996 the Company had total assets of $138.6 million. The principal executive offices of the Company are located at 170 Main Street, Reedsburg, Wisconsin 53959 and its telephone number is
                      (608) 524-4364. See "Certain Information Concerning the Company."



                      The Bank. The Bank is a state chartered commercial bank. The principal banking office is located at 170 Main Street, Reedsburg, Wisconsin 53959 and its telephone number is (608) 524-4364 and it has one branch in Loganville, Wisconsin. The Bank has one wholly-owned subsidiary, Fusch Corporation. As of March 31, 1996, the Bank had total assets of $138.9 million. See "Certain Information Concerning the Bank."



THE MERGER AND THE    The Company.  Following the approval of the Merger
CONSOLIDATION:        Agreement by the shareholders of the Company and the
                      satisfaction or waiver of the other conditions to the Merger, the Company will be merged with and into Holding, and each outstanding share of the Company Common Stock will be converted into the right to receive 173.7766 shares of Associated Common Stock (the "Exchange Ratio").
                      The Merger will be effective on the date the Articles of Merger are filed with the Secretary of State of the State of Wisconsin (the "Effective Time"). At the Effective
                      Time, the Company will be merged with and into Holding and will not continue its separate existence or operations, to which Holding as the surviving corporation will succeed. See "The Merger and the Consolidation -
                      The Effective Time."

                      The Bank. Following the approval of the Merger Agreement by the shareholders of the Company, the shareholders of the Bank will vote to approve the Consolidation Agreement. As the Company owns 93.64% of the outstanding shares of the Bank Common Stock, approval of the Consolidation Agreement is assured. The consolidation of Interim Bank and the Bank will occur immediately following completion of the Merger, unless delayed by order of any regulatory authority having jurisdiction or by resolution of the Board of Directors of Interim Bank (the "Consolidation Effective Time"). At the Consolidation Effective Time, the Bank will consolidate with Interim Bank under the charter of Interim Bank, and each share of Bank Common Stock (except for treasury shares, shares owned by Associated or any subsidiary thereof and shares for which dissenters' rights have been exercised) will be converted into the right to receive
                      59.4441 shares of Associated Common Stock (the "Bank Conversion Ratio"). The Bank Conversion Ratio was calculated to provide holders (other than the Company) of Bank Common Stock with shares of Associated Common Stock equivalent in value to the shares of Associated Common Stock provided to holders of Company Common Stock based upon the shares of Bank Common Stock owned by the Company. The resulting bank from the consolidation will conduct its banking operations under the name of "Associated Bank Reedsburg." See "The Merger and the Consolidation - Background of the Merger and Consolidation" and " - The Consolidation Effective Time."


STATUS OF ASSOCIATED  Other than shares of Associated Common Stock issued to
COMMON STOCK:         "affiliates" of the Company as defined under the federal
                      securities laws, shares of Associated Common Stock will be freely tradeable. The Company and the Bank have jointly determined that the only affiliates are the directors of the Company and a spouse of one of the directors. No other persons receiving shares of Associated Common Stock are deemed affiliates. See "The
                      Merger and the Consolidation - Resale of Associated
                      Common Stock Issuable in the Merger."



THE SPECIAL MEETINGS: The Company.  A special meeting of the shareholders of the Company will be held at 170 Main Street, Reedsburg, Wisconsin on July 19, 1996 at 9:00 a.m. (the "Company Meeting"). Holders of the Company Common Stock entitled to vote at the Company Meeting will consider and vote upon a proposal to approve the Merger Agreement. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Meeting is required to approve the Merger Agreement under the Wisconsin Business Corporation Law (the "WBCL"). As of the Record Date, directors and executive officers of the Company had voting power with respect to all the outstanding shares of the Company Common Stock entitled to vote at the Company Meeting and, consistent with their adoption and approval of the Merger as members of the Board of Directors as required under the WBCL, will vote their shares in favor of the Merger Agreement. See "The Special Meetings - Required Vote" and "Certain Information Concerning the Company; Ownership of the Company Common Stock." Shareholders of Associated are not required to approve the Merger Agreement. See "The Merger and the Consolidation" and "Certain Provisions of the Merger Agreement."



                      The Bank. A special meeting of the shareholders of the Bank will be held immediately following the conclusion of the Company Meeting at the principal office of the Bank, 170 Main Street, Reedsburg, Wisconsin, on July 19, 1996 (the "Bank Meeting") (the Company Meeting and the Bank Meeting hereinafter the "Special Meetings"). Holders of Bank Common Stock entitled to vote at the Bank Meeting will consider and vote upon a proposal to approve the Consolidation Agreement. See "The Merger and the Consolidation" and

                       "Certain Provisions of the Consolidation Agreement."
                       The affirmative vote of the holders of two-thirds of the outstanding shares of Bank Common Stock entitled to vote at the Bank Meeting is required to approve the Consolidation Agreement. As of the Record Date, the Company had voting power with respect to a total of 8,428 shares, or 93.64% of the Bank Common Stock entitled to vote at the Bank Meeting. See "The Special Meetings - Required Vote" and "Certain Information Concerning the Bank - Ownership of Bank Common Stock".


                       Record Date. The record date for the Special Meetings is June 4, 1996 (the "Record Date").



REASONS FOR THE        The Boards of Directors of the Company and the Bank
MERGER AND             believe that the Merger and the Consolidation will have a
CONSOLIDATION:         positive impact on the customers and employees of the
                       Company and the Bank by providing overall additional financial strength to the banking business of the Bank.
                       Shareholders of the Company and the Bank will benefit as a result of the enhanced liquidity, marketability and dividend paying capacity of the Associated Common Stock to be received in the Merger and the Consolidation. The
                       Board of Directors of Associated believes the Merger will enable Associated to increase its presence and heighten its visibility in South Central Wisconsin. See "The
                       Merger and the Consolidation - Reasons for the Merger."


RECOMMENDATION OF THE  The Boards of Directors of the Company and the Bank,
BOARDS OF DIRECTORS:   after consideration of the terms and conditions of the
                       Merger Agreement and the Consolidation Agreement and other factors deemed relevant by the Boards of Directors, believe that the Merger and the Consolidation, and the Exchange Ratio and the Bank Conversion Ratio are fair to and in the best interests of the shareholders of the Company and the Bank, respectively. As required by
                       Section 180.1101 of the WBCL and Section 221.25 of the Banking Code, the Boards of Directors of the Company and the Bank, respectively, have approved the Merger
                       Agreement and the Consolidation Agreement, respectively, and the transactions contemplated thereby. See "The
                       Merger and the Consolidation - Background of the Merger,"
                       "- Reasons for the Merger" and "- Recommendations of the Board of Directors of the Company."



CONDITIONS TO THE      The obligations of Associated and the Company to
MERGER                 consummate the Merger and the obligations of Interim Bank
AND CONSOLIDATION:     and the Bank to consummate the Consolidation are subject
                       to various conditions, including, among other things, obtaining approval of Company and Bank shareholders and requisite regulatory approvals (which have been received), and the absence of any materially burdensome restriction or condition imposed in connection with obtaining such regulatory approvals. Furthermore, the obligation of Associated to consummate the Merger is subject to various conditions, including, among other things, receipt of an opinion of independent counsel to Associated (anticipated to be from the independent public accountants of Associated) at the closing of the Merger in respect of certain federal income tax consequences of the business combinations resulting from the Merger and the Consolidation, receipt of an opinion from the independent public accountants of Associated that the business combinations resulting from the Merger and the Consolidation, qualify for "pooling of interests" accounting treatment, that the aggregate of (i) the fractional shares of Associated Common Stock paid in cash and (ii) the number of shares of Associated Common Stock that is not issued in the Merger and the Consolidation due to the exercise of dissenters' rights, shall not be more than 10% of the shares of Associated Common Stock which would otherwise have been issued pursuant to the Merger and the Consolidation, that the Bank's consolidated monthly earnings shall average at least $135,000 between January 1, 1996 and the end of the month prior to the month of the Effective Time and all conditions in the Consolidation Agreement shall have been satisfied. The following conditions to the obligation of Associated to consummate the Merger have been satisfied: approval of the Merger by the Federal Reserve Board, receipt by Associated of a written environmental evaluation by Associated's environmental consultant of the Company's real property stating that the Company's property complies with environmental laws and that there are no material contingent liabilities, that the Company shall have taken reasonably appropriate action in response to any environmental condition identified by Associated's environmental consultant, that the Company's consolidated after-tax earnings for calendar year 1995 shall be at least $68,000 and the Bank's consolidated after-tax earnings for calendar year 1995 shall be at least $388,000, that the Company shall have good and marketable title to all parcels of land on which the Bank is located except for a certain designated parcel, that the Company shall have terminated all salary continuation agreements and neither the Company or any of its affiliates have liabilities thereunder, that the Company shall have satisfied or extinguished any rights or benefits of employees under the Company's voluntary employees beneficiary association and that the Bank shall receive a "2" or better rating for safety and soundness from the Commissioner examination conducted in November 1995. See "Certain Provisions of the Merger Agreement - Conditions to Consummation of the Merger."

TERMINATION:          The Merger.  The Merger Agreement may be terminated by the applicable Board of Directors at any time prior to the Effective Time (whether before or after approval of the Merger by the shareholders of the Company): (i) by mutual consent of Associated and the Company; (ii) by Associated or the Company if there has been a breach by the other party in any material respect of any representation, warranty, covenant or agreement in the Merger Agreement, or if any representation or warranty of the Company or Associated shall be discovered to have become untrue in any material respect, in either case which breach has not been cured within 10 business days following receipt by the non-terminating party of notice of such breach; (iii) by Associated or the Company if any permanent injunction preventing the consummation of the Merger or the Consolidation shall have become final and nonappealable;
                      (iv) by Associated or the Company if the Merger and Consolidation shall not have been consummated before July
                      31, 1996 for a reason other than the failure of the terminating party to comply with its obligations under the Merger Agreement; (v) by Associated or the Company if the Board of Governors of the Federal Reserve System (the
                      "Federal Reserve Board") or the Wisconsin Commissioner of
                      Banking (the "Wisconsin Commissioner") has denied approval of the Merger or the Consolidation, and neither Associated nor the Company has, within 30 days after the entry of such order, filed a petition seeking review of such order as provided by applicable law; (vi) by Associated if the Company fails to take reasonably appropriate action in response to any environmental condition identified by Associated's environmental consultant; or (vii) by Associated if dissenters' rights are exercised with respect to in excess of 10% of the shares of Associated
                      Common Stock which would otherwise have been issued pursuant to the Merger and the Consolidation. See
                      "Certain Provisions of the Merger Agreement -
                      Termination."

                      The Consolidation. The Consolidation Agreement may be terminated at any time prior to the Consolidation Effective Time, whether before or after approval of the matters presented in connection with the Consolidation by the shareholders of the Bank and Interim Bank: (i) by mutual consent of the Bank and Interim Bank; or (ii) by either the Bank or Interim Bank if the conditions to the Consolidation contained in the Consolidation Agreement, including, among other things that shareholders of 95% of the Bank Common Stock vote in favor of the Consolidation and that all government approvals and third party consents have been received, have not been met and such failure to meet the conditions has not been waived in writing with the approval of Associated. See "Certain Provisions of the Consolidation Agreement - Termination."



REGULATORY APPROVALS  The Merger and the Consolidation are subject to prior
REQUIRED:             approval by the Federal Reserve Board, the Wisconsin
                      Commissioner and the Federal Deposit Insurance Corporation
                      ("FDIC").  The Federal Reserve Board has approved the
                      Merger as of May 3, 1996. The Wisconsin Commissioner has approved the Consolidation as of May 16, 1996 and the Merger as of May 29, 1996. See "The Merger and the
                      Consolidation - Regulatory Approvals Required."



CERTAIN MATERIAL      The Merger and the Consolidation are conditioned upon
FEDERAL INCOME        Associated receiving an opinion of independent counsel to
TAX CONSEQUENCES:     Associated (anticipated to be from the independent public
                      accountants of Associated), subject to customary assumptions and representations, to the effect that the Merger and the Consolidation will be tax-free reorganizations for federal income tax purposes. Such opinion, however, is not binding on the Internal Revenue
                      Service. In the event that the Merger and the Consolidation qualify as tax-free reorganizations, no gain or loss will be recognized by holders of the Company
                      Common Stock or Bank Common Stock upon conversion of their shares of stock into shares of Associated Common
                      Stock, except to the extent they receive cash in lieu of fractional share interests of Associated Common Stock, and no gain or loss will be recognized by Associated, Holding, the Company or the Bank. See "The Merger and the Consolidation - Certain Material Federal Income Tax
                      Consequences."


ANTICIPATED           The Merger and the Consolidation are expected to qualify
ACCOUNTING            as a "pooling of interests" for accounting and financial
TREATMENT:            reporting purposes.  The receipt of an opinion from KPMG
                      Peat Marwick LLP, the independent public accountants of Associated, confirming that the Merger and the Consolidation will qualify for "pooling of interests" accounting treatment is a condition to consummation of the Merger. See "The Merger and the Consolidation -
                      Anticipated Accounting Treatment."


DISSENTING            The Company.  Holders of Company Common Stock who comply
SHAREHOLDERS'         with the procedural requirements of the WBCL will have
RIGHTS:               appraisal rights in connection with the Merger.  Pursuant
                      to Section 180.1302(1) of the WBCL, holders of shares of stock entitled to notice of a shareholders' meeting at which shareholders are to vote on a merger are provided, subject to certain procedural requirements, with statutory rights of appraisal pursuant to which such shareholders may be entitled to receive cash in the amount of the "fair value" of their shares (as determined pursuant to the WBCL) instead of the shares or cash offered pursuant to the merger. See "The Merger and the Consolidation - Dissenters' Rights; The Merger" and
                      Exhibit D hereto.

                      The Bank. Holders of Bank Common Stock who comply with the procedural requirements of the Wisconsin Banking Code (the "Banking Code") will have appraisal rights in connection with the Consolidation ("Bank Dissenters' Rights"). Pursuant to Section 221.25 of the Banking Code, holders of shares of stock entitled to notice of the shareholders' meeting at which shareholders are to vote on a consolidation are provided, subject to certain procedural requirements, with statutory rights of appraisal pursuant to which such shareholders may be entitled to receive cash in the amount of the "value" of their shares (as determined pursuant to Section 221.25 of the Banking Code) instead of the shares or cash offered pursuant to the Consolidation. See "The Merger and the Consolidation - Dissenters' Rights; The Consolidation" and Exhibit E hereto.


CERTAIN               In deciding whether to vote in favor of the Merger
CONSIDERATIONS:       Agreement and the Consolidation Agreement, shareholders
                      of the Company and the Bank, respectively, should carefully evaluate the matters set forth in the section herein entitled "The Merger and the Consolidation -
                      Certain Considerations." Shareholders of the Bank should consider that the exercise of dissenters' rights is the only alternative to avoid conversion of Bank Common Stock to shares of Associated Common Stock as shareholder approval is assured because the Company owns 93.64% of the outstanding shares of Bank Common Stock and it is anticipated that the Company will vote all shares of Bank
                      Common Stock it owns in favor of approval of the Consolidation Agreement. In addition, holders of Company
                      Common Stock and Bank Common Stock should consider the changing legislative and regulatory environment affecting the banking and financial services businesses in which Associated, the Company and Bank engage.

     SELECTED FINANCIAL DATA OF ASSOCIATED BANC-CORP, THE COMPANY AND THE BANK
                    (In thousands, except per share amounts)


     The following table sets forth selected historical data as of and for each of the years in the five year period ended December 31, 1995 derived from the audited consolidated financial statements of Associated, including the respective notes thereto, which should be read in conjunction therewith. The audited consolidated financial statements of Associated as of and for each of the years in the three year period ended December 31, 1995 are incorporated by reference to this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference." The Company's and the Bank's selected historical data as of and for the year ended December 31, 1995 and as of and for each of the years in the two year period ended December 31, 1994 are derived from the Company's and the Bank's audited and unaudited consolidated financial statements, respectively, attached hereto as Exhibit F. The selected historical data as of and for the three months ended March 31, 1996 and 1995 are derived from the unaudited consolidated statements of Associated, the Company and the Bank incorporated herein by reference and attached hereto as Exhibit F, respectively. In the opinion of their respective managements, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly Associated's, the Company's and the Bank's financial position and results of operations for the periods presented. All adjustments necessary to the fair presentation of the financial statements are of a normal recurring nature. Results for the three months ended March 31, 1996 are not necessarily indicative of the results which may be expected for the year as a whole.



                                           AS OF AND FOR THE
                                             THREE MONTHS
                                            ENDED MARCH 31,                      AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                           ------------------            --------------------------------------------------------
                                         1996            1995            1995        1994          1993         1992         1991
                                         ----            ----            ----        ----          ----         ----         ----
ASSOCIATED (1):                              (UNAUDITED)

CONDENSED STATEMENT OF
INCOME:

Interest Income ...................  $   69,534      $   62,582      $  264,380   $  219,351   $  209,446   $  226,817   $  247,671
Interest Expense ..................      31,560          26,782         117,814       82,801       80,272      102,969      136,124
Less: Provision for Possible
  Loan Losses .....................       1,172             931           3,156        2,211        5,700       10,581       21,768
                                     ----------      ----------      ----------   ----------   ----------   ----------   ----------
Net Interest Income After Provision
 for Possible Loan Losses .........      36,802          34,869         143,410      134,339      123,474      113,267       89,779
Plus: Non-Interest Income .........      14,468          12,763          53,042       49,103       49,980       48,449       41,849
Less: Non-Interest Expense ........      32,158          30,878         123,079      119,079      117,022      117,043      110,706
                                                                     ----------   ----------   ----------   ----------   ----------
Net Non-Interest Expense ..........      17,690          18,115          70,037       69,976       67,042       68,594       68,857

Net Income ........................  $   12,245      $   10,769      $   46,652   $   41,662   $   37,398   $   31,622   $   12,918
                                     ==========      ==========      ==========   ==========   ==========   ==========   ==========

PER COMMON SHARE DATA:
Net Income Per Share (2)(3) .......  $     0.73      $     0.65      $     2.83   $     2.53   $     2.30   $     1.99   $     0.83
Cash Dividends Per Share (2) ......        0.27            0.22            0.97         0.85         0.74         0.61         0.57

SELECTED BALANCE SHEET DATA:
Total Assets  .....................  $3,720,202      $3,354,544      $3,697,842   $3,418,330   $3,114,310   $3,100,879   $3,066,403
Long-Term Borrowings ..............      21,049           3,866          18,067        3,867        5,347       17,925       39,841

THE COMPANY (4):                                                                          (UNAUDITED)

CONDENSED STATEMENT OF INCOME:
Interest Income ...................  $    2,665      $    2,446      $   10,418   $    9,145   $    8,984
Interest Expense ..................       1,618           1,435           6,342        5,173        4,922
Less: Provision for Loan Losses ...           -              15           1,685           46           87
                                                                     ----------   ----------   ----------
Net Interest Income After Provision
  for Loan Losses .................       1,047             996           2,391        3,926        3,975

Plus:  Non-Interest Income ........          55              92             372          370          447
Less:  Non-Interest Expense .......         700             819           2,694        3,246        3,115
                                     ----------      ----------      ----------   ----------   ----------
Net Non-Interest Expense ..........         645             727           2,322        2,876        2,668

Net Income  .......................  $      402      $      269      $       69   $    1,050   $    1,307
                                     ==========      ==========      ==========   ==========   ==========



                                       AS OF AND FOR THE
                                         THREE MONTHS
                                        ENDED MARCH 31,               AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                    -----------------------     ------------------------------------------------------
                                       1996            1995            1995        1994         1993         1992         1991
                                       ----            ----            ----        ----         ----         ----         ----
                                            (UNAUDITED)                                (UNAUDITED)
PER COMMON SHARE DATA:
Net Income Per Share (3)             $ 139.44        $  93.27        $  23.83     $ 364.08     $ 453.51
Cash Dividends Per Share                    -               -

SELECTED BALANCE SHEET DATA:
Total Assets                         $138,626        $135,719        $138,351     $133,403     $122,210
Long-Term Debt                          9,000           8,000           9,000        7,000        6,000

THE BANK (4):

CONDENSED STATEMENT OF INCOME:
Interest Income                      $  2,665        $  2,446        $ 10,418     $  9,145     $  8,984
Interest Expense                        1,600           1,407           6,225        5,062        4,813
Less: Provision for Loan Losses             -              15           1,685           46           87
Net Interest Income After Provision
  for Loan Losses                       1,065           1,024           2,508        4,037        4,084

Plus:  Non-Interest Income                 79             112             392          390          466
Less:  Non-Interest Expense               675             798           2,515        3,175        3,050
Net Non-Interest Expense                  596             686           2,123        2,785        2,584
                                     --------        --------        --------     --------     --------

Net Income                           $    469        $    338        $    385     $  1,252     $  1,500

PER COMMON SHARE DATA:
Net Income Per Share (3)             $  52.15        $  37.56        $  42.80     $ 139.08     $ 166.71
Cash Dividends Per Share                    -           12.00           50.00        50.00        50.00

SELECTED BALANCE SHEET DATA:
Total Assets                         $138,903        $135,997        $138,629     $133,680     $122,210
Long-Term Debt                          9,000           8,000           9,000        7,000        6,000


     ---------------

(1) All information presented for Associated has been restated for applicable periods for the merger of GN Bancorp, Inc. with and into a wholly-owned subsidiary of Associated, which was accounted for as a pooling of interests, on August 3, 1995 (the "GNB Acquisition").


(2) Per share data for Associated adjusted for applicable periods retroactively for the five-for-four stock split effected as a stock dividend paid on June 15, 1995 (the "Stock Split") and stock dividend declared in 1993.

(3) Earnings per share are calculated based upon the weighted average shares outstanding.
(4) Information for the Company and the Bank is not available for 1992 and 1991.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

ASSOCIATED COMMON STOCK

     Associated Common Stock trades on The Nasdaq Stock Market. The following table sets forth, for the periods indicated, the high and low sales prices per share as reported on The Nasdaq Stock Market and the regular cash dividends declared for Associated Common Stock as adjusted to reflect the Stock Split.



                                              ASSOCIATED COMMON STOCK
                                       --------------------------------------

                                        HIGH           LOW       DIVIDEND
                                       ------         ------     --------
1994
First Quarter                          $28.80         $25.00       $0.20
Second Quarter                         $30.60         $25.00       $0.22
Third Quarter                          $30.20         $28.00       $0.22
Fourth Quarter                         $28.40         $25.00       $0.22

1995
First Quarter                          $30.10         $27.40       $0.22
Second Quarter                         $31.00         $28.40       $0.22
Third Quarter                          $37.25         $30.38       $0.27
Fourth Quarter                         $40.94         $36.25       $0.27

1996
First Quarter                          $39.50         $35.25       $0.27
Second Quarter (through June 7, 1996)  $39.13         $37.50       $0.29



     On August 16, 1995, the last trading day before the announcement of the signing of the letter of intent for the Merger, the last sale price of Associated Common Stock as reported on The Nasdaq Stock Market was $32.88 per share. On June 7, 1996 the last sale price of Associated Common Stock as reported on The Nasdaq Stock Market was $38.25 per share. Shareholders are urged to obtain current market prices for Associated Common Stock.


     On the Record Date, there were approximately 5,000 holders of record of Associated Common Stock.

THE COMPANY COMMON STOCK

     The Company Common Stock is not listed on any exchange nor is there an established trading market for Company Common Stock. There have been no sales of Company Common Stock since its incorporation.

     The Board of Directors of the Company has never declared a dividend. Pursuant to the Merger Agreement, the ability of the Company to pay dividends on the Company Common Stock prior to the Effective Time has been restricted. See "The Merger and the Consolidation - Pre-Merger Dividend Policy."

     On the Record Date, there were 5 holders of record of the Company Common Stock.

BANK COMMON STOCK

     The Bank Common Stock is not listed on any exchange nor is there an established trading market for Bank Common Stock. In the opinion of the Bank, due to the lack of an active market for the shares of the Bank Common Stock, transactions in Bank Common Stock of which the Bank is aware are not frequent enough to constitute representative prices. The last sale of the Bank Common Stock of which the Bank is aware was $1000 per share on July 18, 1994.

     The Board of Directors of the Bank declared dividends of $50 per share in each of 1994 and 1995 and declared a dividend of $16 per share payable on May 3, 1996 to shareholders of record on April 30, 1996. Pursuant to the Merger Agreement, the ability of the Bank to pay dividends on the Bank Common Stock prior to the Effective Time has been restricted. See "The Merger and the Consolidation -Pre-Merger Dividend Policy."

     On the Record Date, there were 22 holders of record of the Bank Common Stock, including the Company which owns 93.64% of the outstanding Bank Common Stock.

                     COMPARATIVE UNAUDITED PER SHARE DATA


     The following table sets forth for Associated Common Stock, Company Common Stock and the Bank Common Stock certain unaudited historical, pro forma and pro forma equivalent per share financial information as of and for the three months ended March 31, 1996 and each of the years in the three year period ended December 31, 1995. The following data assumes that each outstanding share of Company Common Stock and Bank Common Stock will be converted into 173.7766 and
59.4441 shares, respectively, of Associated Common Stock. The information presented herein should be read in conjunction with the audited consolidated financial statements of Associated incorporated by reference into this Proxy Statement/Prospectus and the consolidated financial statements of the Company and the Bank, including the notes thereto, attached hereto as Exhibit F. See "Incorporation of Certain Documents By Reference."




                                    AS OF AND FOR THE
                                      THREE MONTHS
                                    ENDED MARCH 31,       AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                  --------------------  ----------------------------------------------
                                          1996             1995            1994            1993
                                          ----             ----            ----            ----
ASSOCIATED
Net Income Per Common Share (1):
  Historical .......................   $     0.73       $    2.83       $    2.53       $    2.30
  Pro forma (2) ....................         0.73            2.74            2.51            2.31
Dividends Per Common Share (1):
  Historical .......................   $     0.27       $    0.97       $    0.85       $    0.74
  Pro forma (3) ....................         0.27             .97            0.85            0.74
Book Value Per Common Share:
  Historical .......................   $    20.15       $   19.71       $   17.32       $   16.23
  Pro forma (2)  ...................        19.79           19.61           17.28           16.17

THE COMPANY
Net Income Per Common Share:
  Historical .......................   $   139.44       $   23.83       $  364.08       $  453.51
  Pro forma equivalent (4) .........       126.86          476.15          436.18          401.42
Dividends Per Common Share:
  Historical .......................   $      -0-       $     -0-       $     -0-       $     -0-
  Pro forma equivalent (4)  ........        46.92          168.56          147.71          128.59
Book Value Per Common Share:
  Historical .......................   $ 2,948.22       $2,800.37       $2,745.64       $2,427.11
  Pro forma equivalent (4) .........     3,439.04        3,407.76        3,002.86        2,809.97

THE BANK
Net Income Per Common Share:
  Historical  ......................   $    52.15       $   42.80       $  139.08       $  166.71
  Pro forma equivalent (5) .........        43.39          162.88          149.20          137.32
Dividends Per Common Share:
  Historical  ......................   $      -0-       $   50.00       $   50.00       $   50.00
  Pro forma equivalent (5) .........        16.05           57.66           50.53           43.99
Book Value Per Common Share:
  Historical .......................   $ 1,186.55       $1,131.53       $1,128.16       $1,054.66
  Pro forma equivalent (5) .........     1,176.40        1,165.70        1,027.19          961.21


- ---------------

(1) Per share data for the applicable period adjusted retroactively for the GNB Acquisition and the Stock Split. Earnings per share are calculated based upon the weighted average shares outstanding.

(2) The Associated pro forma per share amounts give effect to the Merger and the Consolidation.
(3) The Associated pro forma dividends per share amounts represent historical dividends of Associated as adjusted retroactively for the Stock Split.
(4) The Company pro forma equivalent per share amounts are calculated by multiplying the Associated pro forma per share amounts by the Exchange Ratio of 173.7766 shares.
(5) The Bank pro forma equivalent per share amounts are calculated by multiplying the Associated pro forma per share amounts by the Bank Conversion Ratio of 59.4441 shares.

                       RECENT AND PROPOSED ACQUISITIONS


     On April 8, 1996, Associated consummated a stock-for-stock merger transaction with Greater Columbia Bancshares, Inc. ("Greater Columbia"). Greater Columbia is a $211 million one bank holding company with main offices in Portage, Wisconsin. This acquisition will be accounted for as a pooling of interests. On March 20, 1996, Associated announced the signing of a definitive agreement to acquire Mid-America National Bancorp Inc. and its $39 million asset subsidiary, Mid-America National Bank of Chicago, in a cash transaction for approximately $7.9 million which is expected to be consummated in the third quarter of 1996. On April 10, 1996, Associated announced the signing of a letter of intent to acquire the $82 million asset Centra Financial, Inc. and its subsidiary, Central Bank of West Allis, in a stock-for-stock merger transaction. Subject to the completion of a definitive merger agreement and regulatory approval and approval by the shareholders of Centra Financial, the transaction is expected to be completed in the third quarter of 1996. There is no assurance that such transactions will be consummated or that if consummated, that the proposed terms will not be modified. Moreover, Associated from time to time is engaged in preliminary negotiations for potential acquisitions involving stock-for-stock mergers or cash purchases. Such proposed acquisitions are announced when agreements in principle have been reached.


HISTORICAL AND PRO FORMA SELECTED FINANCIAL CONTRIBUTIONS


     The following table sets forth certain consolidated financial data of Associated as of and for the three months ended March 31, 1996 and the data on an unaudited pro forma combined basis after giving effect to the acquisition of the Company and the acquisition of Greater Columbia which was consummated after March 31, 1996. The information is derived from the historical unaudited financial statements of Associated, the Company and Greater Columbia. Pro forma information for the Bank is not presented as the Consolidation is conditioned upon the closing of the Merger. The unaudited consolidated financial statements of Associated and the Company, including the related notes thereto, are incorporated by reference and attached as Exhibit F to this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."




                                                                      PRO FORMA                     ASSOCIATED, THE
                                                                       COMBINED                         COMPANY,
                                                                      ASSOCIATED       GREATER      GREATER COLUMBIA
                                                THE COMPANY            AND THE         COLUMBIA        PRO FORMA
                                ASSOCIATED       HISTORICAL            COMPANY         PRO FORMA        COMBINED
                                ----------      -----------           ----------       ---------    ----------------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
For the three months ended
  March 31, 1996:
Total revenue:
  Amount ....................  $    84,002       $  2,720            $   86,722        $  4,147         $   90,869
  Percentage of total .......        92.4%           3.0%                 95.4%            4.6%               100%
Net income:
  Amount ....................  $    12,245       $    402            $   12,647        $    716         $   13,363
  Percentage of total .......        91.6%           3.0%                 94.6%            5.4%               100%
At March 31, 1996:
Total assets:
  Amount ....................  $ 3,720,202       $138,626            $3,858,828        $210,663         $4,069,491
  Percentage of total .......        91.4%           3.4%                 94.8%            5.2%               100%
Shareholders' equity:
Amount ......................  $   339,817       $  8,500            $  348,317        $ 15,054         $  363,371
  Percentage of total .......        93.5%           2.4%                 95.9%            4.1%               100%
Shares of common stock:
  Amount ....................   16,861,945        535,000 (1)        17,396,945         967,634 (1)     18,364,579
  Percentage of total .......        91.8%           2.9% (1)             94.7%            5.3% (1)           100%


(1) Assumes consummation of each transaction and conversion to shares of Associated Common Stock based upon the respective proposed exchange ratios.

                                 INTRODUCTION


     This Proxy Statement/Prospectus is being furnished to holders of the Company Common Stock and the Bank Common Stock in connection with the solicitation of proxies by the Company's Board of Directors and the Bank's Board of Directors for use at the Special Meetings of Shareholders of the Company and the Bank and at any adjournment or postponement thereof. The Company Meeting and the Bank Meeting will be held at the principal executive offices of the Company at 170 Main Street, Reedsburg, Wisconsin on July 19, 1996. The Company Meeting will commence at 9:00 a.m. and the Bank Meeting will be held immediately following the conclusion of the Company Meeting.



     At the Special Meetings, the shareholders of the Company and the Bank will be asked to approve the Merger Agreement and the Consolidation Agreement, respectively, as more fully described herein. The Merger Agreement is attached hereto as Exhibits A and B and the Consolidation Agreement is attached hereto as Exhibit C. See "The Special Meetings," "The Merger and the Consolidation," "Certain Provisions of the Merger Agreement" and "Certain Provisions of the Consolidation Agreement." The approximate date on which this Proxy Statement/Prospectus is first being mailed to shareholders of the Company and the Bank is on or about June 13, 1996.



                              ASSOCIATED BANC-CORP


     Associated is a diversified multi-bank holding company registered with the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Associated owns directly or indirectly all of the capital stock of eight commercial banks located in Wisconsin and Illinois, and all of the capital stock of subsidiaries engaged in the following non-banking businesses: personal property lease financing, commercial mortgage banking, residential mortgage banking, trust services, reinsurance and general insurance agency activities. As of March 31, 1996, Associated had total assets of $3.72 billion. The principal executive offices of Associated are located at 112 North Adams Street, P.O. Box 13307, Green Bay, Wisconsin 54307-3307 and its telephone number is (414) 433-3166. See "Certain Information Concerning Associated."



                              THE SPECIAL MEETINGS

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

     THE COMPANY MEETING

     At the Company Meeting, holders of Company Common Stock will consider and vote upon a proposal to approve the Merger Agreement and any other matters that may properly come before the Company Meeting. For a detailed description of the Merger and the Merger Agreement, see "The Merger and the Consolidation" and "Certain Provisions of the Merger Agreement."

     THE BANK MEETING

     At the Bank Meeting, holders of Bank Common Stock will consider and vote upon a proposal to approve the Consolidation Agreement and any other matters that may properly come before the Bank Meeting. For a detailed description of the Consolidation and the Consolidation Agreement, see "The Merger and the Consolidation" and "Certain Provisions of the Consolidation Agreement."

REQUIRED VOTE

     The Company. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote at the Company Meeting is required to approve the Merger Agreement. Each share of the Company Common Stock outstanding on the Record Date is entitled to one vote.

     At the Record Date, the Company's directors and executive officers are beneficial owners of all shares of Company Common Stock. The directors and executive officers of the Company have approved the Merger as required by the WBCL and accordingly, are anticipated to vote their shares for approval of the Merger Agreement. See "Certain Information Concerning the Company - Ownership of the Company Common Stock."

     The Bank. The affirmative vote of the holders of two-thirds of the outstanding shares of Bank Common Stock entitled to vote at the Bank Meeting is required to approve the Consolidation Agreement. Each share of Bank Common Stock outstanding on the Record Date is entitled to one vote.

     At the Record Date, the Company owned 93.64% of the outstanding Bank Common Stock. If the Company shareholders approve the Merger at the Company Meeting, the Company Board of Directors intends to vote the shares of the Bank Common Stock owned by the Company in favor of the Consolidation at the Bank Meeting. As the Company owns greater than two-thirds of the outstanding Bank Common Stock, the Company is able to assure approval of the Consolidation at the Bank Meeting. See "Certain Information Concerning the Bank - Ownership of the Bank Common Stock."

     Associated. The holders of Associated Common Stock are not required to approve the Merger under the WBCL nor the Consolidation under the Banking Code.

VOTING OF PROXIES

     The Company. Shares represented by all properly executed proxies for the Company Common Stock received in time for the Company Meeting will be voted at the Company Meeting in the manner specified by the holders thereof. Proxies which do not contain voting instructions will be voted FOR approval of the Merger Agreement.

     It is not expected that any matter other than that referred to herein will be brought before the Company Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

     The Bank. Shares represented by all properly executed proxies for Bank Common Stock received in time for the Bank Meeting will be voted at the Bank Meeting in the manner specified by the holders thereof. Proxies which do not contain voting instructions will be voted FOR approval of the Consolidation Agreement.

     It is not expected that any matter other than those referred to herein will be brought before the Bank Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person. A shareholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of the Company or to the Secretary of the Bank, as appropriate, a duly executed proxy or revocation of proxy bearing a later date or by voting in person at the Company Meeting or the Bank Meeting. Attendance at the Company Meeting or the Bank Meeting, as appropriate, will not of itself constitute revocation of a proxy.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM


     Only holders of record of the Company Common Stock or Bank Common Stock at the close of business on June 4, 1996 (the "Record Date") will be entitled to receive notice of and to vote at the Company Meeting or the Bank Meeting, respectively.


     The Company. At the Record Date, 2,883 shares of Company Common Stock were outstanding. Shares representing a majority of the outstanding shares of Company Common Stock entitled to vote must be represented in person or by proxy at the Company Meeting in order for a quorum to be present.

     The Bank. At the Record Date, 9,000 shares of Bank Common Stock were outstanding. Shares representing a majority of the outstanding shares of Bank Common Stock entitled to vote must be represented in person or by proxy at the Bank Meeting in order for a quorum to be present.

     Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the Merger Agreement or the Consolidation Agreement, as the case may be. If a broker or other holder of record indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

     The Company will bear the cost of the solicitation of proxies from its shareholders and the shareholders of the Bank, except that Associated and the Company will share equally the cost of printing this Proxy Statement/Prospectus and all regulatory filing fees in connection therewith. In addition to solicitation by mail, the directors, officers and employees of the Company and the Bank may solicit proxies from shareholders of the Company and the Bank by telephone or telegram, or in person, but will receive no additional compensation for such services.

     SHAREHOLDERS SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE TIME, THE COMPANY SHAREHOLDERS AND THE BANK SHAREHOLDERS WILL BE PROVIDED WITH MATERIALS RELATING TO THE EXCHANGE OF THEIR STOCK CERTIFICATES. SEE "THE MERGER AND THE CONSOLIDATION - CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES."

                        THE MERGER AND THE CONSOLIDATION

     This section of the Proxy Statement/Prospectus describes certain aspects of the proposed Merger and Consolidation. To the extent that it relates to the Merger Agreement or the Consolidation Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached hereto as Exhibits A and B, and the Consolidation Agreement, which is attached hereto as Exhibit C, which are incorporated herein by reference. All shareholders are urged to read the Merger Agreement and the Consolidation Agreement and the other exhibits to this Proxy Statement/Prospectus in their entirety.

BACKGROUND OF THE MERGER AND THE CONSOLIDATION

     The Company was organized in 1985 as a one bank holding company and acquired at such time 7,016 of the Bank's 8,000 then outstanding shares. Since the early 1990's, the Boards of Directors of the Company and the Bank studied the future of independent banks in smaller communities in Wisconsin, such as Reedsburg. The Boards recognized and discussed the demands that would be placed upon the Company and the Bank to remain competitive in the banking industry into the 21st Century. The Boards studied the potential for an increase in banking competition in the Bank's marketing area, identified the need for significant growth in deposits and loans and expenditure of time and resources in the areas of marketing, technology, training and auxiliary services, such as expanded trust services and non-traditional banking products, the need for capital expenditures required to provide its customers with the desired service, and the increased rules and regulations imposed by regulatory authorities upon the banking industry. The Boards also reviewed and studied the substantial changes in the banking industry which had occurred over the years and the foreseeable potential for changes of equal or greater magnitude in the future.

     As a result of this review and analysis, since the Company's formation, the directors and officers of the Company and the Bank led successful efforts to remain competitive in the Bank's marketing area by developing in-house initiatives and purchasing resources to implement them. The Boards believe that those efforts yielded earnings essentially competitive with bank holding companies of similar size as well as steady growth in assets and loans. However, the Boards acknowledged that ever advancing marketing, financial products and services and technology of the financial services industry demanded implementation of further upgrades of bank services, training, technology, and marketing.

     The Boards considered several options to meet the anticipated demand for changes and upgrades, including but not limited to, the following: (i) continuing to create, purchase and implement initiatives internally developed;
(ii) utilizing the Company's capital position to acquire or merge with one or more banks of similar size and nature to increase the cost efficiency of implementing new initiatives; (iii) negotiating the sale of the Company and the Bank to a larger financial institution with greater resources that could be utilized to meet these demands.


     The Boards concluded that continued internal initiatives would not be sufficient to maintain and increase the Company's market share in future years. Acquisition of or merger with one or more banks was considered to magnify the tasks necessary for the Company to compete in its market, rather than achieving the objectives identified by the Boards, and, as a practical matter, an acquisition or merger seemed unlikely to the Boards because of competition with larger financial institutions actively seeking mergers and acquisitions. Further, the Boards determined that these two options provided limited potential for maximizing value to Company and Bank shareholders. These factors, combined with the Boards' fiduciary duty to shareholders (particularly the fiduciary duty to Bank minority shareholders who represented less than 7% ownership of the Bank), employees and the communities the Company serves, resulted in a decision to pursue a sale to a publicly-traded financial institution as the preferred strategy.


     The Boards concluded that a merger with a larger publicly-traded financial institution would be the most effective and beneficial approach for the Company's customers and employees and a tax-free reorganization would provide the most benefit to shareholders. The Boards were concerned that the opportunity for financial institutions of the Company's size to be acquired by publicly-traded regional financial institutions would become less likely in the future because of such organizations' apparent desire to make themselves attractive to potential acquirors. Further, the Boards realized that the expenditure of time and resources by a potential acquiror were not significantly different in acquiring an institution several times larger than the Company thereby also making acquisitions of institutions the size of the Company less attractive. As a result, the Boards believed that the Bank's attractiveness as an acquisition candidate would be diminished as consolidation among financial institutions increasingly involves substantially larger institutions.

     Of significant importance to the Boards in consideration of any proposed merger/acquisition were compatibility of the acquiror with the Company's existing and future customers and markets, a commitment to the communities served by the Company, and professional opportunities for the Company's officers and employees. A fair and reasonable price to Company and Bank shareholders in any acquisition of the Company and the Bank was one of the essential considerations for the Boards, but not the sole consideration.

     The Boards analyzed other recent mergers and acquisitions in the banking industry, taking into account the form of consideration (cash, stock, or other), asset size, equity to asset ratio, return on average assets, and location. This information, along with the Boards' combined experience and knowledge in such matters, helped to formulate acceptable ranges of ratios and prices to evaluate a merger/acquisition proposal.

     In late 1994, as a first step, the Boards approached a publicly-held bank holding company to determine its interest in a merger with or acquisition of the Company and the Bank. Although strong interest was expressed initially, because of that holding company's concentration of assets in Sauk County, the holding company concluded it could not reasonably pursue a merger with or acquisition of the Company and the Bank.

     The Boards approached another publicly-held holding company to determine its interest in a merger/acquisition. Although this institution also expressed strong initial interest, it declined to proceed also because of concentration of assets in the Bank's region. The Boards' approach to a third publicly-held holding company resulted in no interest in merger or acquisition being expressed by that holding company.

     There was no public dissemination of notice that the Company was seeking offers from potential buyers or merger proposals nor retention of an investment banking firm to solicit offers. The Boards believe that the Company's interest in considering offers became generally known through traditional channels in the banking community in south central Wisconsin and beyond as well as through contacts by members of the Boards with financial institutions potentially compatible with the Company's identified strategies, and through a referral by the Company's public accounting firm.

     The Boards received indications of interest and/or initiated discussions with two publicly-traded bank holding companies larger than the Company (of which one was Associated) for preliminary discussions of their level of interest in a possible acquisition of or merger with the Company and the Bank. In mid-summer 1995, two senior members of the Boards met with each of these bank holding companies which had expressed interest in, and which had a reasonable prospect for, a merger or acquisition. These two financial institutions were the sole entities which had responded with an indication of interest. Discussions with each holding company focused on a tax-free exchange of stock in a business combination, along with discussions of compatibility, strengths, performance, short and long term goals, and other issues of mutual interest. In these discussions, the members of the Boards sought answers to specific questions concerning both economic and social aspects of any proposed merger, to help determine the financial aspects of the merger to the shareholders of the Company and the Bank, as well as the operational similarities between the Company and Bank and the potential acquiror.

     In early August 1995, the chief executive officers of Associated and the other holding company each provided a written proposal to the Company for the acquisition of the Company and the Bank through a tax-free exchange of stock.


     The Boards analyzed Associated's and the other holding company's initial proposed exchange ratio. The Boards concluded that the economic value of Associated's proposed exchange ratio was more favorable to Company shareholders and to the Bank minority shareholders than that of the other holding company's proposed exchange ratio and that the proposed consideration for exchange of Bank minority shareholders' stock was equivalent to that to be received by Company shareholders. The Boards considered that the pricing formula of the other holding company's proposal was subject to various contingencies related to the Company's financial performance through the closing of the transaction, whereas Associated's proposal was based on a fixed number of shares. In addition, the Boards analyzed Associated's and the other holding company's respective financial strength, financial history, short and long term return to shareholders, potential liquidity and Nasdaq trading activity. The Boards considered compatibility, short and long term goals, and other issues of mutual interest. The Boards considered the past performance of each bank holding company's stock and the Board's perception of the long-range potential stock appreciation of each holding company. It was determined that Associated would be the better merger partner because of the more favorable exchange ratio to both Company and Bank shareholders as well as from the standpoint of the past performance and future potential performance of Associated stock, and from the standpoint of various social issues and management philosophy.

     As a result of the Boards' analysis of the two holding companies, in early August 1995, the Company confirmed its interest in Associated's proposal and thereafter Associated provided the Company an outline of the basic terms of Associated's proposal, subject to a due diligence review period.

     The mutual due diligence period commenced in late August 1995 and continued through early December 1995, during which time financial and other information of the Company and Associated were exchanged and analyzed. The due diligence period reconfirmed the Boards' belief that a merger with Associated would achieve the necessary upgrades of bank services, training, technology and marketing to serve the Bank's customers better, and would also present desired professional opportunities to the Bank's employees and officers. During this due diligence period, Associated also conducted on site due diligence of the Bank's loan files and premises. After mutual due diligence, the Boards and representatives of Associated concluded that it was in the best interest of all entities to proceed toward a definitive merger agreement. In early December 1995, counsel for the Company received the initial draft of a proposed merger agreement from counsel for Associated.

     The draft merger agreement included as a condition to Associated's obligations to consummate the merger (i) that all agreements of the Company be materially complied with which included that the Company Board (a) unanimously approve the merger and (b) obtain the approval of the required majority vote of shareholders of the Company and (ii) consistent with the foregoing, that the directors, who in aggregate owned 100% of the Company Common Stock, enter into a voting agreement pursuant to which the directors as shareholders would agree to vote their shares in favor of adoption and approval of the Merger Agreement, and against any Competing Transactions (as defined herein). Pursuant to the voting agreement, if a shareholder breached the agreement and thereby did not vote in favor of adoption and approval of the Merger Agreement, Associated had the right to purchase such shareholder's shares of Company Common Stock at a price established based upon the Exchange Ratio and an Associated Common Stock share price of $35.00, which was the approximate value of Associated Common Stock at the date the voting agreement was requested by Associated. The draft merger agreement also required as a condition to Associated's obligations that all shareholders of the Bank enter into a stock exchange agreement whereby Bank shareholders agreed, subject to consummation of the Merger, to exchange Bank Common Stock for that number of shares of Associated Common Stock as calculated by the Bank Conversion Ratio.

     The Boards gave full consideration of the various factors having an effect upon a determination of the fair value of the Company Common Stock and the Bank Common Stock in the context of a sale. In determining the amount of consideration to be received by the Company and Bank shareholders, the Boards considered the relative financial condition, earnings, and history of dividend payments of Associated, the Company and the Bank, in addition to the benefits of liquidity and diversification in Associated Common Stock, and the prospective growth potential of Associated and the Company and the Bank, based on their respective businesses, locations and market areas.

     The proposed issuance of an aggregate of 535,000 shares of Associated Common Stock to holders of Company Common Stock and Bank Common Stock was the starting point for the calculation of the Exchange Ratio and Bank Conversion Ratio which were intended by the Boards to allocate consideration between holders of Company Common Stock and Bank Common Stock. The resulting ratios provide equivalent value of Associated Common Stock for each share of Bank Common Stock outstanding ($2,080 per share of Bank Common Stock assuming Associated Common Stock was $35.00 per share), whether the Bank Common Stock was held as a majority interest by the Company or was held as a minority interest by Bank shareholders.

     The proposed Exchange Ratio and Bank Conversion Ratio (when Associated Common Stock was $35.00 per share), accordingly, represented a purchase price which was approximately 12.48 times Company estimated earnings for 1995 (before provision for loan loss), or a total of $18.7 million for all outstanding shares of the Company and the Bank. As the proposed Exchange Ratio and Bank Conversion Ratio were fixed, the Company, the Bank and Associated, upon execution of a definitive agreement, would assume the risk of fluctuating Associated Common Stock prices. When analyzing the fairness of the offer, members of the Boards considered a 10% variation from the $35.00 per share price of Associated Common Stock. If the price of Associated Common Stock declined 10% to $31.50, based upon the Exchange Ratio and Bank Conversion Ratio, the offer would equal 11.24 times estimated earnings for 1995 (before provision for loan loss), or a total of approximately $16.9 million for all outstanding shares of the Company and the Bank. If the price of Associated Common Stock increased 10% to $38.50, based upon the Exchange Ratio and the Bank Conversion Ratios, the offer would equal 13.73 times estimated earnings for 1995 (before provision for loan losses), or a total of approximately $20.6 million. Members of the Boards determined that these ranges and multiples were within acceptable parameters based upon their review and analysis of industry information known and developed by them.


     The Boards concluded that an investment banking firm would not be engaged to render an opinion that the Exchange Ratio and Bank Conversion Ratio were fair from a financial point of view. As discussed above, the respective Boards concluded that the Merger and the Exchange Ratio and the Consolidation and the Bank Conversion Ratio would be recommended as fair to and in the best interests of the Company and the Bank when the price of Associated Common Stock ranged between $31.50 and $38.50 per share. The Boards were aware that the price would likely continue to fluctuate until the consummation of the Merger and the Consolidation, however, the Board believed that the benefit to the shareholders of the Company and the Bank of a "fairness opinion" would not be commensurate with its costs.



     The outstanding shares of Associated Common Stock are, and the shares of such stock to be issued in the Merger and the Consolidation for Company and Bank Common Stock will be, listed for trading on the Nasdaq Stock Market, and hence will have greater liquidity than shares of the Company or Bank Common Stock which are not traded regularly in any established market. The existence of an established trading market for Associated Common Stock also provides a means of valuing the shares received in the Merger and Consolidation accurately, and such valuation is not now available for shares of Company Common Stock.


     The Merger and Consolidation will afford the Bank the advantage of joining a multi-bank holding company while preserving the individual identity of the Bank. Because of Associated's size and financial strength, it has a greater range of financing alternatives available to raise additional capital, if necessary, to meet the financial requirements of the Bank. The Merger and Consolidation will permit the Bank to function with a large degree of autonomy, and, additionally, it will enable the Bank through its affiliation with Associated to improve and expand its services and to utilize its present personnel more effectively by permitting the deployment of additional skilled personnel on an economical basis, particularly in the audit, trust, investment and data processing areas. The affiliation with other banks owned by Associated will permit the group participation and credit extensions which enable the Bank to handle more effectively the credit needs of businesses which might otherwise do their banking outside the service area of the Bank.


     The Boards concluded that they would recommend that the Exchange Ratio and Bank Conversion Ratio proposed by Associated were fair to and in the best interests of Company and Bank shareholders, respectively, from a financial standpoint, at a time when the price of Associated Common Stock ranged between $35 and $37 per share. The Boards were aware that the price would fluctuate until the Effective Time. See "Comparative Stock Prices and Dividends - Associated Common Stock" for recent share prices of Associated Common Stock.


     Definitive agreement negotiations among counsel, members of the Boards and representatives of Associated continued through approximately January 23, 1996, when final terms, conditions and language of the Merger Agreement, voting agreement and stock exchange agreement were agreed upon. The voting agreement and the stock exchange agreement were subsequently executed by each of the shareholders of the Company and the Bank, respectively. The aggregate consideration based upon the closing price of Associated Common Stock on January 23, 1996, as reported on the Nasdaq Stock Market of $36.75 per share was approximately 13.05 times estimated earnings for 1995 (before provision for loan losses), or a total of approximately $19.7 million, with the understanding and accompanying risk that the actual consideration would fluctuate until the Effective Time. On

January 26, 1996, the Company and Associated issued a joint press release announcing the execution of the Merger Agreement.


     In April 1996, in connection with preliminary review of the structure of the transaction performed by Associated's independent public accountants relative to the tax opinion to be issued, it was concluded that the structure of the transaction should be modified. It was determined that in connection with the tax opinion to be rendered, that a business combination was required to be effected whereby the Bank was consolidated into a newly-formed interim bank wholly-owned by Associated such that Associated Common Stock issued to shareholders of the Bank would be tax free. As it was at all times the Boards' objectives to structure a business combination involving the Company and the Bank which would result in tax-free treatment to both shareholders of the Company and the Bank, counsel to Associated commenced preparation of the Consolidation Agreement between Interim Bank and Bank and an amendment to the Merger Agreement consistent therewith. Obligations of all parties related to both agreements with the Company and Bank shareholders (the voting agreement and stock exchange agreement) were released pursuant to documentation prepared for this purpose.


REASONS FOR THE MERGER AND THE CONSOLIDATION

     The Company and the Bank. In considering the Merger and the Consolidation, the Boards reviewed the terms and conditions of the proposed Merger Agreement and Consolidation Agreement, along with certain business and financial information related to Associated, the Company, and the Bank. In addition to the factors discussed above, the Boards determined to approve the proposed transaction because the Merger and the Consolidation will increase the financial strength of the Bank by enabling it to serve its depositors and customers better and will provide additional opportunities for professional advancement of Bank employees as well as allow the Bank to be more competitive with bank subsidiaries of other larger bank holding companies currently doing business in south central Wisconsin, or which might locate and do business in the community. The Boards also concluded that the Merger and the Consolidation will improve both the long-term and short-term value of the investments of holders of Company Common Stock and Bank Common Stock.


     Among the additional factors important to the Boards in approving the
Merger and Consolidation were:   (i) the increased opportunity and resources to
serve the Bank's customers; (ii) the possibility for career advancement which employees of the Bank might be provided as a result of the Merger and Consolidation; (iii) the increased resources and expertise to keep the Bank competitive and meet the ever changing demands of the banking industry; (iv) the marketability and liquidity of Associated Common Stock and the consistent dividend history and rate of dividends of Associated Common Stock to be received in connection with the Merger and the Consolidation, as compared to the relative illiquidity and limited marketability of Company and Bank Common Stock, and the dividend history of Bank and Company Common Stock; (v) the tax-free nature of the Merger and the Consolidation for federal income tax purposes which permits Company and Bank shareholders who receive shares of Associated Common Stock to defer state and federal income taxation under certain circumstances; (vi) the potential for future appreciation of Associated Common Stock because of Associated's greater market presence and financial resources; and (vii) the financial terms of other recent business combinations in the financial services industry. See "The Merger and the Consolidation - Certain Material Federal Income Tax Consequences."



     While each member of the Boards evaluated each of the foregoing as well as other factors, the Boards collectively did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Boards collectively made their determination with respect to the Merger and the Consolidation based on their unanimous conclusion that the Merger and the Consolidation, in light of the factors that each of them individually considered as appropriate, are fair and in the best interests of the shareholders.


     Associated. Prior to authorizing the Merger and the Consolidation, Associated's Board of Directors considered, among other things, the improving financial performance and condition, business operations, capital levels, asset quality and future growth prospects of the Company and the Bank. The Board also considered the benefits to Associated of expanding in South Central Wisconsin by acquisition of the Company and the Bank as opposed to the opening of a new branch bank, the positive impact of the Merger and the Consolidation on Associated by enhancing its visibility in the region and the terms of the Merger Agreement and the Consolidation Agreement.

     Associated's Board of Directors believes the Merger and the Consolidation will, (i) result in operational and managerial efficiencies which will better enable the Company and the Bank to contain costs and grow more rapidly than historic growth rates; (ii) result in the Company and the Bank having greater financial strength, increased competitiveness and market diversification, thereby also benefiting Associated and its customers; and (iii) result in an increase in long-term shareholder value for the shareholders of Associated.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF THE COMPANY AND THE BANK

     The Boards of Directors of the Company and the Bank have determined that the terms of the Merger and the Consolidation are fair to, and in the best interests of, the Company, the Bank and their respective shareholders for the reasons stated immediately above.

     THE BOARD OF DIRECTORS OF THE COMPANY AND THE BANK HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE CONSOLIDATION AGREEMENT, RESPECTIVELY, AND RECOMMEND A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE CONSOLIDATION AGREEMENT, RESPECTIVELY.

CERTAIN CONSIDERATIONS

     In deciding whether to vote in favor of the Merger and the Consolidation, the Company shareholders and the Bank shareholders should consider the following factors, in addition to the other matters set forth herein:

     Anticipated Shareholder Approval of the Consolidation. Assuming the Merger Agreement has not been terminated prior to its being voted upon by the Company shareholders, the Company has indicated that it intends to vote its shares of Bank Common Stock in favor of the approval and adoption of the Consolidation Agreement. Accordingly, shareholders of the Bank who do not wish to have their shares of Bank Common Stock converted into the right to receive shares of Associated Common Stock pursuant to the Consolidation Agreement, must in addition to voting against the Consolidation or abstaining from the vote, also exercise Dissenters' Rights. See "The Merger and the Consolidation - Dissenters' Rights; The Consolidation" and Exhibit E hereto.

     Uncertain Legislative and Regulatory Environment. The banking and financial services businesses in which the Company, the Bank and Associated engage are highly regulated. The laws and regulations affecting such businesses may be changed dramatically in the near future. Such changes could affect the ability of banks to engage in nationwide branch banking and the ability of bank holding companies to engage in non-banking businesses, such as securities underwriting and insurance, in which they have been allowed to engage only on a limited basis. Such changes may also affect the capital that banks and bank holding companies are required to maintain, the premiums paid for or the availability of deposit insurance or other matters directly affecting earnings. Neither the Company, the Bank nor Associated can predict what changes will occur or the effect that any such changes would have on the ability of the combined entity to compete effectively or to take advantage of new opportunities after the Merger and the Consolidation.

     Competition. The markets in which the Company, the Bank and Associated operate are highly competitive. Competition in such markets is likely to increase in light of the changing legislative and regulatory environment in which the Company, the Bank and Associated operate. In addition, consolidation and mergers in the banking industry are expected to continue, resulting in stronger and more effective competitors. Neither the Company, the

Bank nor Associated can predict the degree to which competition in the industry will increase in the future or the effect any such increased competition will have on the combined entity.

     Rapid Technological Changes. Evolving technology will play a major role in the processing and delivery of financial services. The effective use of new technology will enable banking and financial service businesses to improve information concerning their customers and markets. It will also enable them to reduce overhead expenses while improving the quality of service to customers. Communications technology will substantially improve the ability of financial institutions to exchange information with their customers and employees. Banks and financial institutions that are unwilling or unable to access this evolving new technology could experience lower earnings and a loss of competitiveness.

     Uncertain Economic Environment. Until recently, banks and financial service companies in the Midwest have experienced a relatively long period of price stability and a growing economy. Price stability enables banks to better protect themselves against interest rate risks. A strong economy enhances the opportunity of the commercial sector of the economy to improve earnings and performance. It also provides an environment for financial institutions to experience positive and profitable growth. Recent economic changes present additional risks for all banks and financial service companies.

     Nature of Business. The financial performance of the Company and the Bank results primarily from its retail banking activities located in the City of Reedsburg, Wisconsin and surrounding markets in South Central Wisconsin. Company shareholders and Bank shareholders who receive shares of Associated Common Stock will own an interest in a diversified multi-bank holding company with over 95 banking offices, substantially all of which are located in various communities throughout Wisconsin, which is engaged in several non-banking businesses including personal property lease financing, commercial and residential mortgage banking, trust services, reinsurance and general insurance agency activities. Financial performance of Associated is accordingly dependent on its activities and the economic factors in such markets and businesses. See "Certain Information Concerning Associated."

     Business Combinations. Associated seeks additional expansion opportunities and accordingly may enter into business combinations with banking and non-banking entities involving the issuance of its shares or payment of cash consideration which may not require a vote of holders of Associated Common Stock.

     Share Price Fluctuation. The price of shares of Company Common Stock and Bank Common Stock is based upon the financial condition of the Company and the Bank and the market value for similar non-publicly traded bank holding companies and banks and other factors. The share price of Associated Common Stock on The Nasdaq Stock Market is by nature subject to the general price fluctuations in the market for publicly-traded equity securities. Such fluctuations are not necessarily related to a change in the financial performance or condition of Associated.

MERGER AND CONSOLIDATION CONSIDERATION

     Upon consummation of the Merger, each share of the Company Common Stock outstanding at the Effective Time will be converted (subject to the provisions with respect to fractional shares described below) into the right to receive
173.7766 shares of Associated Common Stock; provided, however, that each share of Company Common Stock held in the treasury of the Company and each share owned by Associated or any direct or indirect wholly-owned subsidiary of Associated immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     At the Consolidation Effective Time, each outstanding share of Bank Common Stock will be converted (subject to the provisions with respect to fractional shares described below) into the right to receive 59.4441 shares of Associated Common Stock; provided, however, that each share of Bank Common Stock held in the treasury of the Bank and each share owned by Associated or the Company or any direct or indirect wholly-owned subsidiary of Associated or the Company immediately prior to the Consolidation Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     Based upon the outstanding number of shares of Associated Common Stock as of the Record Date and the number of shares of Associated Common Stock to be issued in the Merger and the Consolidation, the shareholders of the Company and the Bank will own Associated Common Stock representing approximately 2.9% of the outstanding voting shares of Associated following consummation of the Merger and the Consolidation (assuming no exercise of dissenters' rights).

REGULATORY APPROVALS REQUIRED

     Federal. The Merger is subject to prior approval by the Federal Reserve Board under the BHC Act, which requires that the Federal Reserve Board take into consideration, among other factors, the financial and managerial resources and future prospects of the respective institutions and the convenience and needs of the communities to be served. The BHC Act prohibits the Federal Reserve Board from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. It is highly improbable that the Merger poses any antitrust issues. The Federal Reserve Board also has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. Furthermore, the Federal Reserve Board must also assess the records of the bank subsidiaries of Associated and the Company under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the Federal Reserve Board analyze, and take into account when evaluating an application, each bank's record of meeting the credit needs of its local communities, including low and moderate income neighborhoods, consistent with safe and sound operation.

     Under the BHC Act, the Merger may not be consummated until up to 30 days following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. Although a challenge is highly improbable, there can be no assurance that the Department of Justice will not challenge the Merger or, if such a challenge is made, as to the result thereof. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. The BHC Act provides for the publication of notice and public comment on the applications and authorizes the regulatory agency to permit interested parties to intervene in the proceedings.

     Associated filed an application with the Federal Reserve Bank of Chicago (the "Federal Reserve Bank") that was accepted for filing by the Federal Reserve Bank on March 22, 1996. Associated has been advised that the Federal Reserve Bank accepted the application for processing under delegated authority from the Federal Reserve Board on April 18, 1996 and has approved the application under such authority on May 3, 1996.

     Wisconsin. The Merger is also subject to the prior approval by the Wisconsin Commissioner of Banking (the "Wisconsin Commissioner") under Section
221.59 of the Banking Code which requires that the Wisconsin Commissioner take into consideration (i) the financial and managerial resources and future prospects of the respective institutions and whether the transaction would be contrary to the best interests of the shareholders or customers of the bank or bank holding company to be acquired; (ii) whether the action would be detrimental to the safety and soundness of the respective institutions or any subsidiary or affiliate of the respective institutions; (iii) the record of performance, management, financial responsibility and integrity, and the CRA rating of the applicant; and (iv) whether, upon consummation of the transaction, the applicant would control in excess of 30% of the total amount of deposits of insured depository institutions in Wisconsin as specified under federal banking law.
                                      28

     Associated filed an application with the Wisconsin Commissioner on March 22, 1996 which was accepted for processing on the date filed and has been advised that the Merger was approved as of May 29, 1996. The Merger may be consummated at any time within one year of the date approval was granted by the Wisconsin Commissioner (subject to the foregoing federal approvals).



     The Consolidation is subject to approval by the Wisconsin Commissioner pursuant to Section 221.25 of the Banking Code and the FDIC pursuant to Section 18(c) of the Federal Deposit Insurance Act. Applications for such approvals were filed with the Wisconsin Commissioner and the FDIC on April 12, 1996. Associated has been advised that the Consolidation was approved by the Wisconsin Commissioner on May 16, 1996. There can be no assurance that the Consolidation will be approved by the FDIC.


     General. The Merger and the Consolidation cannot proceed in the absence of all requisite regulatory approvals. In the Merger Agreement, Associated and the Company have agreed to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to the Merger, including furnishing information to the Federal Reserve Board or in connection with approvals or filings with other governmental entities. Associated and the Company have also agreed to take all reasonable action necessary to obtain approvals of the Federal Reserve Board, the Wisconsin Commissioner and other governmental entities. However, the obligation to take reasonable actions is not to be construed as including an obligation to accept any terms or conditions to an agreement or other approval of, or any exemption by, any party that are not customarily contained in approvals of similar transactions granted by such regulators or if Associated in good faith determines that such terms or conditions would have a material adverse effect on its business or financial condition or would materially detract from the value of the Company to Associated. There can be no assurance that any regulatory approvals will not contain a term or condition that causes such approvals to fail to satisfy the conditions described above under "The Merger Agreement - Conditions to Consummation of the Merger."

     Associated, the Company and the Bank are not aware of any other governmental approvals or actions that are required for consummation of the Merger and the Consolidation except as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof.

THE MERGER EFFECTIVE TIME

     The Merger will be consummated and will become effective as of the date Articles of Merger are filed with the Secretary of State of the State of Wisconsin (the "Effective Time"). The filing with respect to the Merger will occur as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions to the Merger as set forth in the Merger Agreement. The Merger Agreement may be terminated by either party if, among other reasons, the Merger shall not have been consummated on or before July 31, 1996. Upon consummation of the Merger, the Company will be merged into Holding and will not continue its separate existence or operations, to which Holding as the surviving corporation will succeed. See "Certain Provisions of the Merger Agreement - Conditions to Consummation of the Merger" and "Certain Provisions of the Merger Agreement - Termination."

THE CONSOLIDATION EFFECTIVE TIME

     The Consolidation will be consummated immediately following the consummation of the Merger or at such other time as may be designated by order of any regulatory authority having jurisdiction or by resolution of the Board of Directors of Interim Bank adopted at least 10 days prior to the date so designated (the "Consolidation Effective Time"). Following consummation of the Consolidation, the Bank will consolidate with Interim Bank under the charter of Interim Bank. The resulting bank from the consolidation will conduct its banking operations under the name of "Associated Bank Reedsburg." See "Certain Provisions of the Consolidation Agreement - Conditions to Consummation of the Consolidation" and "Certain Provisions of the Consolidation Agreement - Termination."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL
SHARES

     At the Effective Time and, at the Consolidation Effective Time, and without any action on the part of Associated, the Company, the Bank, or the holders of the Company Common Stock or the Bank Common Stock, each share of the Company Common Stock and Bank Common Stock issued and outstanding immediately prior to the Effective Time and the Consolidation Effective Time, respectively, (other than shares held by Company or Bank shareholders exercising their dissenters' rights under the WBCL or Banking Code, as applicable) shall be converted into the right to receive shares of Associated Common Stock. See "The Merger and the Consolidation - Dissenters' Rights." All such shares of the Company Common Stock and Bank Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each stock certificate previously representing any such shares of the Company Common Stock or the Bank Common Stock (other than shares held by dissenting shareholders as described above) shall thereafter represent the right to receive a certificate representing shares of Associated Common Stock into which such the Company Common Stock or the Bank Common Stock has been converted. Certificates previously representing shares of the Company Common Stock or the Bank Common Stock shall be exchanged for certificates representing whole shares of Associated Common Stock upon the surrender of such certificates as provided below. No fractional share of Associated Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made as provided below.

     As of the Effective Time and the Consolidation Effective Time, Associated shall deposit, or cause to be deposited, with Harris Trust and Savings Bank, Chicago, Illinois (the "Exchange Agent"), for the benefit of the holders of shares of the Company Common Stock and Bank Common Stock and for exchange in accordance with the terms of the Merger Agreement and the Consolidation Agreement, certificates representing the shares of Associated Common Stock. Certificates for shares of Associated Common Stock to be exchanged for the Company Common Stock, together with any dividends or distributions with respect thereto (the "Company Exchange Fund") and certificates for shares of Associated Common Stock to be exchanged for Bank Common Stock, together with any dividends or distributions with respect thereto ("Bank Exchange Fund") shall be issuable pursuant to the terms of the Merger Agreement or the Consolidation Agreement in exchange for outstanding shares of the Company Common Stock and Bank Common Stock, respectively.

     As soon as reasonably practicable after the Effective Time and the Consolidation Effective Time, the Exchange Agent shall mail to each holder of record of a certificate which immediately prior to the Effective Time and the Consolidation Effective Time represented outstanding shares of the Company Common Stock or Bank Common Stock whose shares were converted into the right to receive shares of Associated Common Stock, (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Company stock certificates or Bank stock certificates in exchange for certificates representing shares of Associated Common Stock. Upon surrender of a certificate previously representing shares of the Company Common Stock or Bank Common Stock to the Exchange Agent together with such duly executed letter of transmittal, the holder of such certificate shall receive in exchange therefor a certificate representing that number of whole shares of Associated Common Stock to which such holder is entitled and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares which is not registered in the transfer records of the Company or the Bank, a certificate representing the proper number of shares of Associated Common Stock may be issued to a transferee if the certificate representing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each certificate previously representing shares of the Company Common Stock or Bank Common Stock shall be deemed at any time after the Effective Time and the Consolidation Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Associated Common Stock and cash in lieu of any fractional shares of Associated Common Stock as described below.

     THE COMPANY SHAREHOLDERS AND THE BANK SHAREHOLDERS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL NOR RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     No dividends or other distributions declared or made after the Effective Time and the Consolidation Effective Time with respect to Associated Common Stock with a record date after the Effective Time and the Consolidation Effective Time shall be paid to the holder of any unsurrendered certificate with respect to the shares of Associated Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder, until such certificate is surrendered. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of said certificate, which represents whole shares of Associated Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of cash payable with respect to a fractional share of Associated Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time and the Consolidation Effective Time paid with respect to such whole shares of Associated Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time and the Consolidation Effective Time, but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Associated Common Stock.

     All shares of Associated Common Stock issued upon conversion of the shares of the Company Common Stock and Bank Common Stock (including any cash paid for fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of the Company Common Stock and Bank Common Stock.

     No certificates or scrip representing fractional shares of Associated Common Stock shall be issued upon the surrender for exchange of the certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of Associated. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder would otherwise be entitled by the closing price of a share of Associated Common Stock as quoted on The Nasdaq Stock Market on the first business day following the date the Federal Reserve Board issues an order approving consummation of the Merger. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall notify Associated and Associated shall make available such amounts to such holders of such factional share interests subject to and in accordance with the terms of the Merger Agreement and Consolidation Agreement, as relevant.

     Any portion of the Exchange Fund or the Bank Exchange Fund which remains undistributed to the shareholders of the Company or the Bank, respectively, for six months after the Effective Time or the Consolidation Effective Time, respectively, shall be delivered to Associated, upon demand, and any shareholders of the Company or the Bank who have not theretofore complied with the procedures described above shall thereafter look only to Associated for payment of their claim for Associated Common Stock, any cash in lieu of fractional shares of Associated Common Stock and any dividends or distributions with respect to Associated Common Stock.

     Neither Associated, the Company nor the Bank shall be liable to any holder of shares of the Company Common Stock or Bank Common Stock for any such shares of the Company Common Stock or Bank Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

     Associated shall be entitled to deduct and withhold from any cash consideration payable pursuant to the Merger Agreement or the Consolidation Agreement to any holder of shares of the Company Common Stock or Bank Common Stock such amounts as Associated is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law.

     At the Effective Time, the stock transfer books of the Company shall be closed, and at the Consolidation Effective Time, the stock transfer books of the Bank shall be closed, and there shall be no further registration of transfers of shares of the Company Common Stock or Bank Common Stock, respectively, thereafter on said record books. From and after the Effective Time or the Consolidation Effective Time, the holders of certificates shall cease to have any rights with respect to such shares of the Company Common Stock and Bank Common Stock except as otherwise provided in the Merger Agreement, Consolidation Agreement or by law. On or after the Effective Time, and on or after the Consolidation Effective Time, any certificates presented to the Exchange Agent or Associated for any reason shall be converted into shares of Associated Common Stock in accordance with the terms of the Merger Agreement or Consolidation Agreement, as described above.

DESCRIPTION OF ASSOCIATED COMMON STOCK ISSUABLE IN THE MERGER AND THE CONSOLIDATION

     The following description of Associated Common Stock issuable in the Merger and the Consolidation is a summary and is qualified in its entirety by reference to the terms of such security, which is incorporated by reference herein and is set forth in full in Article III of Associated's Articles of Incorporation (the "Associated Articles"). The description set forth below is subject in all respects to the WBCL and the Associated Articles.

     Harris Trust and Savings Bank is the transfer agent and registrar for all outstanding Associated Common Stock.

     THE FOLLOWING DESCRIPTION OF ASSOCIATED COMMON STOCK SHOULD BE READ CAREFULLY BY THE COMPANY AND BANK SHAREHOLDERS SINCE, AT THE EFFECTIVE TIME AND THE CONSOLIDATION EFFECTIVE TIME, RESPECTIVELY, EACH ISSUED AND OUTSTANDING SHARE OF THE COMPANY COMMON STOCK AND THE BANK COMMON STOCK, AS APPLICABLE, WILL BE CONVERTED INTO THE RIGHT TO RECEIVE SHARES OF ASSOCIATED COMMON STOCK AT THE APPLICABLE CONVERSION RATIO.


     General. Associated has one class of common stock, the Associated Common Stock. Of the 48,000,000 shares of Associated Common Stock authorized, 17,837,822 shares were outstanding as of the Record Date, exclusive of shares held in its treasury. Of the 750,000 shares of Associated preferred stock with a par value of $1.00 per share authorized, none were issued and outstanding as of the Record Date.


     Dividend Rights. Dividends on Associated Common Stock will be payable out of the assets of Associated legally available therefor as, if and when declared by the Associated Board of Directors. No share of Associated Common Stock is entitled to any preferential treatment with respect to dividends.

     Voting Rights. Each holder of Associated Common Stock will be entitled at each shareholders' meeting of Associated, as to each matter to be voted upon, to cast one vote, in person or by proxy, for each share of Associated Common Stock registered in his or her name on the stock transfer books of Associated. Such voting rights are not cumulative.

     Rights Upon Liquidation. Subject to the rights of holders of any Associated preferred stock which may be issued from time to time, in the event of liquidation, dissolution or winding up of Associated, whether voluntary or involuntary, the holders of Associated Common Stock will be entitled to receive all assets of Associated remaining for distribution to its shareholders, on a pro rata basis.

     Miscellaneous. Shares of Associated Common Stock are not convertible into shares of any other class of capital stock. Shares of Associated Common Stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of Associated Common Stock are fully paid and nonassessable (except as otherwise provided under the WBCL).

COMPARISON OF SHAREHOLDER RIGHTS

     The following is a summary of material differences between the rights of holders of Company Common Stock and Bank Common Stock and Associated Common Stock. As the Company and Associated are both incorporated under the laws of the State of Wisconsin, rights of shareholders are substantially similar. Differences in the rights of shareholders of the Company and Associated arise from differences between the provisions of the Associated Articles and By-laws and those of the Company. Shareholders of the Company, whose rights are governed by the Company's Articles of Incorporation, By-laws and the WBCL will, on consummation of the Merger, become shareholders of Associated. Differences in the rights of shareholders between the Bank and Associated exist as the former is organized under the Banking Code while the latter is organized under the WBCL. Shareholders of the Bank, whose rights are governed by the Bank's Articles of Incorporation, By-laws and the Banking Code, will, on consummation of the Consolidation, become shareholders of Associated. The rights of shareholders of the Company and the Bank as Associated shareholders will then be governed by Associated's Articles of Incorporation and By-laws and by the WBCL. The following is a summary of the material differences between the rights of shareholders of the Company and the Bank and the rights of shareholders of Associated.

     AUTHORIZED CAPITAL STOCK

     The Company. Under the Company's Articles of Incorporation, the aggregate number of shares which it is authorized to issue is 10,000 shares of one class of common stock, no par value. All shares of the Company Common Stock are identical in rights and have one vote. The holders of the Company Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of the Company from funds available therefor and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. The Company has no authorized shares of preferred stock and, accordingly, the rights of holders of Company Common Stock to receive dividends or payment in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company are not subject to the prior satisfaction of the rights of any other shareholders.

     The Bank. Under the Bank's Articles of Incorporation, the aggregate number of shares which it is authorized to issue is 9,000 shares of one class of common stock, $20 par value. All shares of the Bank Common Stock are identical in rights and have one vote. The holders of the Bank Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of the Bank from funds available therefor and upon liquidation are entitled to receive pro rata all assets of the Bank available for distribution to such holders. The Bank has no authorized shares of preferred stock and, accordingly, the rights of holders of Bank Common Stock to receive dividends or payment in the event of voluntary or involuntary dissolution, liquidation or winding up of the Bank are not subject to the prior satisfaction of the rights of any other shareholders.

     Associated. Under Associated's Articles of Incorporation, Associated is authorized to issue 48,000,000 shares of common stock, par value $0.01 per share and 750,000 shares of preferred stock, $1.00 par value. All shares of Associated Common Stock are identical in rights and have one vote. For a description of Associated Common Stock, see "Description of Associated Common Stock Issuable in the Merger and the Consolidation." The preferred stock shall be cumulative and dividends shall accrue thereon. The Board of Directors may divide the preferred stock into series and establish the relative rights and preferences of preferred stock issued in the future as specified in the Articles without shareholder action and issue such stock in series. As of the date hereof, no shares of any series of Associated preferred stock are issued and outstanding.

     APPRAISAL RIGHTS AND DISSENTERS' RIGHTS

     The Company. Under the WBCL, a shareholder of a corporation is generally entitled to receive payment of the fair value of such shareholder's stock if such shareholder dissents from a proposed merger or share exchange or a sale or exchange of all or substantially all of the property and assets of the corporation.

     The Bank. The Bank's shareholders have statutory rights of appraisal under the Banking Code as described herein. See "The Merger and the Consolidation - Dissenters' Rights; The Consolidation."

     Associated. Dissenters' rights under the WBCL are not available to holders of shares, such as shares of Associated Common Stock, which are registered on a national securities exchange or quoted on Nasdaq on the record date fixed to determine shareholders entitled to notice of the meeting at which shareholders are to vote on the proposed corporate action. Associated Common Stock is quoted on The Nasdaq Stock Market.

     REQUIRED VOTE

     The Company. Pursuant to the WBCL, the affirmative vote of a majority of the shares of the Company Common Stock is required to adopt amendments to the Company's Articles of Incorporation or approve mergers and certain other extraordinary transactions.

     The Bank. Pursuant to Section 221.12 of the Banking Code, any amendment to the articles of incorporation of a state chartered bank must be approved by the affirmative vote of two-thirds of the shares entitled to vote at a meeting called for that purpose. Furthermore, Section 221.25 of the Banking Code provides that any two or more state chartered banks, may, with the approval of the Commissioner and the vote of the shareholders of each such bank owning at least two-thirds of the shares entitled to vote at a meeting called for that purpose, consolidate into one bank.

     Associated. Pursuant to 180.1706(1) of the WBCL, except as otherwise provided in a corporation's articles of incorporation or bylaws, any amendment to the articles of incorporation, merger or certain other extraordinary events involving a corporation organized before January 1, 1973, which did not expressly elect before January 1, 1991 to be governed by a majority or greater voting requirement, must be approved by the affirmative vote of two-thirds of the shares entitled to vote at a meeting called for that purpose. The Associated articles were amended in 1992 to reduce the vote required pursuant to Section 180.1706(1) of the WBCL to a majority vote. Thus, the affirmative vote of a majority of the shares of Associated is required to adopt amendments to the Associated Articles which create dissenters' rights or approve mergers and certain other extraordinary transactions other than those in "Comparison of Shareholder Rights - Takeover Provisions."

     CLASSIFIED BOARD OF DIRECTORS

     The Company. The Company's Board of Directors consists of a single class of directors, not less than four nor more than seven in number. The Company currently has four directors, each of whom serves for one year or until his or her successor is elected and qualified.

     The Bank. The Bank's Board of Directors consists of a single class of directors, not less than five nor more than ten in number. The Bank currently has five directors, each of whom serves for one year or until his or her successor is elected and qualified.

     Associated. The Board of Directors of Associated is divided into three classes as nearly equal in number as possible, with the directors in each class serving for staggered three-year terms. However, the By-laws require that a director retire as of the first annual meeting of shareholders subsequent to the director's 65th birthday unless such director's term is extended for a one-year term by a two-thirds vote of Associated's Board. At each annual meeting of Associated's shareholders, the successors to the class of directors whose term expires at the time of such meeting are elected by a majority of the votes cast, assuming a quorum is present. Associated's Board consists of ten directors.

     REMOVAL OF DIRECTORS FOR "CAUSE"

     The Company. The Company's By-laws provide that a director may be removed from office "with or without cause" by an affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director taken at a special meeting called for that purpose.

     The Bank. The Bank's By-laws provide that a director may be removed from office "with or without cause" by an affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director taken at a special meeting called for that purpose.

     Associated. Shareholders of Associated may remove a director only for "cause." "Cause" is defined as conviction of a felony, declaration of unsound mind by an order of a court of competent jurisdiction, gross dereliction of duty or commission of an action which constitutes intentional misconduct or a knowing violation of law and that results in both an improper substantial personal benefit and a material injury to Associated.

     NEWLY CREATED DIRECTORSHIPS AND VACANCIES ON THE BOARD OF DIRECTORS

     The Company. Pursuant to 180.0810 of the WBCL, unless otherwise provided in a corporation's Articles, shareholders may fill vacancies on a corporation's Board of Directors. The Company's By-laws authorize the Board of Directors by the affirmative vote of the directors then in office, though less than a quorum, to fill vacancies on the Company's Board of Directors until the next succeeding election of directors.

     The Bank. The Bank's Bylaws and Section 221.08(5) of the Banking Code authorize the Board of Directors of the Bank to fill vacancies on the Bank's Board of Directors until the next succeeding election of directors of the Bank.
     Associated.    The Associated's Articles provide that newly created
directorships and any vacancies on Associated's Board of Directors may only be filled by the Board of Directors. Associated's By-laws provide that the remaining members of the Board shall appoint a director in accordance with the WBCL.

     CERTAIN BUSINESS COMBINATIONS

     The Company. The Company's Articles of Incorporation and By-laws do not contain any supermajority voting provisions relating to the approval by holders of the Company Common Stock of mergers or other business combinations.

     The Bank. The Bank's Articles of Incorporation and Bylaws do not contain any supermajority voting provisions relating to the approval by holders of Bank Common Stock of consolidations or other business combinations.

     Associated. Article VII of Associated's Articles provides that an affirmative vote of 80% of Associated's outstanding shares is required to approve a merger or other business combination involving a beneficial owner of 10% or more of Associated's outstanding voting shares (an "interested shareholder"). In addition, if the consideration offered in connection with such transaction does not satisfy certain "fair price" requirements, the affirmative vote of 80% of the "non-interested outstanding shares" (defined as voting shares not beneficially owned by an interested shareholder) of Associated will also be required to approve such a transaction. These requirements do not apply if (a) the board of directors approves the transaction and a majority of the directors voting to approve the transaction are "continuing directors" (defined as a director who was either (i) a director at the time the interested shareholder became "interested" and who is not otherwise affiliated with such shareholder, or (ii) a director designated (prior to his or her initial election as a director) as a continuing director by a majority of the then continuing directors) or (b) the transaction is between Associated and a subsidiary of Associated and no interested shareholder (together with such shareholder's affiliates and associates) owns any of the outstanding shares of the subsidiary. The foregoing provision may only be amended, modified or repealed by the affirmative vote of not less than 80% of the outstanding shares and the non-interested outstanding shares of Associated.

     ADVANCE NOTICE OF PROPOSALS TO BE BROUGHT AT THE ANNUAL MEETING

     The Company. The Company's Articles and By-laws do not contain any provisions relating to advance notice of proposals to be brought before an annual meeting.

     The Bank. The Bank's Articles of Incorporation and Bylaws do not contain any provisions relating to advance notice of proposals to be brought before an annual meeting.

     Associated. Pursuant to Article II, Section 5 of Associated's By-laws, any shareholder who intends to bring business before an annual meeting of shareholders (other than nominations for directors) must provide Associated with notice of such intention, the nature of such proposal and certain other information regarding the shareholder bringing the proposal, not less than 60 nor more than 75 days prior to the meeting, or within 10 days from the date notice or public disclosure of the date of such meeting is given, if such announcement date is less than 70 days before the meeting date.

RESALE OF ASSOCIATED COMMON STOCK ISSUED PURSUANT TO THE MERGER AND THE CONSOLIDATION


     The Associated Common Stock issued pursuant to the Merger and the Consolidation will be registered under the Securities Act and be freely tradeable under the Securities Act except for shares issued to any shareholder of the Company or the Bank who may be deemed to be an "affiliate" of the Company or the Bank, respectively, for purposes of Rule 145 under the Securities Act. Each affiliate identified by the Company or the Bank will enter into an agreement with Associated providing that such affiliate will be subject to Rule 145(d) of the Securities Act, shall not transfer any Associated Common Stock received in the Merger or Consolidation except in compliance with the Securities Act. The Company and the Bank have jointly determined that the only affiliates are the directors of the Company and a spouse of one of the directors. No other persons receiving shares of Associated Common Stock are deemed affiliates. In order to comply with pooling of interests requirements, such persons shall agree to make no disposition of any shares of the Company Common Stock, Bank Common Stock or Associated Common Stock (or any interests therein) during the period beginning 30 days before the Effective Time and the Consolidation Effective Time and ending when the financial results for at least 30 days of combined operations of the Company, the Bank and Associated after the Effective Time and the Consolidation Effective Time have been published. This Proxy Statement/Prospectus does not cover resales of Associated Common Stock received by any person who may be deemed to be an affiliate of the Company or the Bank.


PRE-MERGER DIVIDEND POLICY

     The Company and the Bank. Pursuant to the Merger Agreement, except for a dividend declared by the Board of Directors of the Bank of $16 per share payable on May 3, 1996 to shareholders of record on April 30, 1996, the Company and the Bank are prohibited from declaring or paying any dividend on, or making any other distribution in respect of, its outstanding shares of capital stock
without the prior written consent of Associated.   The Company and the Bank do
not anticipate paying any other dividends on shares of the Company Common Stock or Bank Common Stock prior to the Effective Time.

     Associated. Associated expects to continue to declare, until the Effective Time, its regularly scheduled dividends.

POST-MERGER DIVIDEND POLICY

     It is the current intention of the Board of Directors of Associated to continue to declare cash dividends on the Associated Common Stock following the Merger. The dividend is currently in the amount of $0.29 per quarter or $1.16 per year, in each case per share. Shareholders should note that no such dividends payable following the date hereof have currently been declared and that future dividends will be determined by the Associated Board of Directors in light of the earnings and financial condition of Associated and its subsidiaries and other factors, including applicable governmental regulations and policies. In that regard, Associated is a legal entity separate and distinct from its banking and non-banking subsidiaries, and the principal sources of Associated's income are dividends and interest from such subsidiaries. The payment of dividends by Associated's banking subsidiaries is subject to certain restrictions under applicable governmental regulations. See also "The Merger and the Consolidation - Pre-Merger Dividend Policy."

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, the Company has agreed to carry on its business, and the business of its subsidiaries, in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement, subject to certain covenants and other agreements agreed to by the Company in the Merger Agreement. See "Certain Provisions of the Merger Agreement - Certain Covenants."

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Associated, the Company and the Bank have received an opinion of KPMG Peat Marwick LLP that the Merger and the Consolidation will qualify as tax-free reorganizations under Section 368(a)(1)(A) of the Code and that each of Associated, Holding, Interim Bank, the Company and the Bank will be a party to a reorganization within the meaning of Section 368(b) of the Code.
Accordingly, the Company, the Bank, Associated, Holding and Interim will recognize no gain or loss for federal income tax purposes as a result of the Merger and the Consolidation and no gain or loss will be recognized by any holder of the Company Common Stock or the Bank Common Stock upon receipt of Associated Common Stock pursuant to the Merger and the Consolidation (except upon the receipt of cash in lieu of fractional shares of Associated Common Stock). This discussion of federal income tax consequences of the Merger and the Consolidation assumes that none of the holders of Company Common Stock or the Bank Common Stock will exercise dissenters' rights. The Internal Revenue Service ("Service") has not been asked to rule upon the tax consequences of the Merger and the Consolidation and such request will not be made. The opinion of KPMG Peat Marwick LLP is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. Unlike a ruling from the Service, an opinion of an advisor is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Service.

EACH SHAREHOLDER OF THE COMPANY AND THE BANK IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

     Based upon the opinion of KPMG Peat Marwick LLP, which in turn is based upon various representations and subject to various assumptions and qualifications, the following federal income tax consequences to the shareholders of the Company will result from the Merger and the Consolidation:

          (i) Provided that the Merger of the Company with and into Holding qualifies as a statutory merger under applicable law, the Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, and the Company, Associated and Holding will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code for purposes of this reorganization.

          (ii) Provided that the Consolidation of the Bank with and into Interim Bank qualifies as a statutory consolidation under applicable law, the Consolidation will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368 (a)(2)(D) of the Code, and the Bank, Associated and Interim Bank will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code for purposes of this reorganization.

          (iii) No gain or loss will be recognized by the holders of the Company Common Stock and Bank Common Stock upon the exchange of the Company Common Stock and Bank Common Stock solely for Associated Common Stock pursuant to the Merger and the Consolidation, respectively, except with respect to cash received in lieu of fractional shares of Associated Common Stock.

          (iv) A Company shareholder's and a Bank shareholder's aggregate basis in the Associated Common Stock (including any fractional share interest to which he or she may be entitled) received in the Merger and the Consolidation, respectively, will be the same as the aggregate basis of the Company Common Stock or Bank Common Stock, respectively, exchanged therefor.

          (v) The holding period of the Associated Common Stock received by a holder of Company Common Stock or Bank Common Stock pursuant to the Merger and the Consolidation, respectively, will include the period during which the Company Common Stock or Bank Common Stock exchanged therefor was held, provided that the Company Common Stock or Bank Common Stock surrendered was held as a capital asset as of the time of the Merger and the Consolidation, respectively.

          (vi) The receipt by a holder of Company Common Stock or Bank Common Stock of cash in lieu of a fractional share of Associated Common Stock will be treated as if he or she received such fractional share from Associated and then had it redeemed for cash. Such receipt of cash will be treated under Section 302(b)(1) of the Code as full payment in exchange for the fractional share.

     The foregoing is only a general description of certain material federal income tax consequences of the Merger and the Consolidation for holders of the Company Common Stock or Bank Common Stock who are citizens or residents of the United States and who hold their shares as capital assets, without regard to the particular facts and circumstances of the tax situation of each holder of the Company Common Stock or Bank Common Stock. It does not discuss all of the consequences that may be relevant to holders of the Company Common Stock or Bank Common Stock entitled to special treatment under the Code (such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations or foreign persons). The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreement, the Consolidation Agreement, or the Merger or the Consolidation itself. No information is provided herein with respect to the application and effect of state, local and foreign tax laws and the possible effects of changes in federal laws or other tax laws.

ANTICIPATED ACCOUNTING TREATMENT

     The business combinations resulting from the Merger and the Consolidation are expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Associated, the Company and the Bank will be carried forward to the combined corporation at their recorded amounts; income of the combined corporation will include income of Associated, the Company and the Bank for the entire fiscal year in which the combination occurs.

     The Merger Agreement provides that a condition to the consummation of the Merger is the receipt of the opinion of the independent public accountants of Associated to the effect that the Merger and the Consolidation qualify for "pooling of interests" accounting treatment. IN THE EVENT SUCH CONDITION IS NOT MET, THE MERGER WOULD NOT BE CONSUMMATED UNLESS THE CONDITION WERE WAIVED BY ASSOCIATED.

DISSENTERS' RIGHTS

     THE MERGER

     Under the provisions of Subchapter XIII of the WBCL, a copy of which is attached to this Proxy Statement/Prospectus as Exhibit C and which provisions are incorporated herein by reference, any holder of record or beneficial holder of Company Common Stock has the right to dissent from the Merger and demand payment of the "fair value" of his or her shares in cash as determined pursuant to Subchapter XIII of the WBCL ("Dissenters' Rights"). Set forth below is a summary of the procedures relating to the exercise of Dissenters' Rights. This summary does not purport to be a complete statement of the provisions of Subchapter XIII of the WBCL. Any shareholder who wishes to assert Dissenters' Rights must deliver a written notice of his or her intent to exercise such right to F&M Bankshares of Reedsburg, Inc., 170 Main Street, Reedsburg, Wisconsin 53959, Attention Ms. Laurie L. Fusch, Secretary, before the vote on the Merger Agreement is taken at the special meeting. A PROXY OR VOTE AGAINST THE MERGER AGREEMENT WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.

     A record holder of Company Common Stock may assert Dissenters' Rights as to fewer than all shares registered in that shareholder's name only if the holder dissents with respect to all shares beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf the shareholder asserts such Dissenters' Rights.

     A beneficial shareholder may assert Dissenters' Rights as to shares held on the shareholder's behalf only if, in addition to meeting the other requirements to dissent, the beneficial shareholder (i) submits to the Company the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts Dissenters' Rights and (ii) asserts Dissenters' Rights with respect to all shares of which the shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

     If the Merger Agreement is approved by the requisite vote of holders of the Company Common Stock, the Company is required to send a notice (the "Dissenters' Notice") to all dissenting shareholders containing payment demand and stock certificate surrender information (the "Payment Demand") within 10 days after such approval. The return date (the "Payment Demand Date") specified by the Company for receiving the Payment Demand from dissenting shareholders may not be less than 30 nor more than 60 days after the date on which the Dissenters' Notice was first sent. Upon receipt of the Dissenters' Notice, each dissenting shareholder must return his Payment Demand and Certificate no later than the Payment Demand Date as provided in the Dissenters' Notice and certify whether he or she acquired beneficial ownership of the shares prior to the first public announcement of the terms of the Merger on August 24, 1995. A Payment Demand may not be withdrawn without the Company's consent.

     Upon effecting the Merger, within 60 days after the Payment Demand Date, the Company will pay each dissenting shareholder who properly complied with the statutory requirements of Subchapter XIII of the WBCL, the amount that the Company estimates to be the fair value of such dissenting shareholder's shares, plus accrued interest from the Effective Time; provided that, with respect to shares acquired after the first public announcement of the Merger, the Company may elect to withhold payment until either such shareholder accepts the Company's offer of fair value or a court determines the fair value of such shares.

     If the Merger is not effected within 60 days of the Payment Demand Date, the Company will return all deposited certificates to dissenting shareholders. If the Merger is thereafter effected, the Company will send a new Dissenters' Notice within 10 days of effecting the Merger and repeat the payment demand procedure described above.

     If any dissenting shareholder is dissatisfied with the Company's determination of "fair value," such dissenting shareholder may notify the Company in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due. A dissenting shareholder must assert this right within 30 days after the Company makes or offers payment for his or her shares or the right is waived. The Company may either accept such dissenting shareholder's estimate of fair value or commence a proceeding in the Wisconsin Circuit Court of Columbia County to determine the fair value of the shares of all dissenting shareholders whose own estimates of fair value are not accepted by the Company.

     In the event any holder of the Company Common Stock fails to perfect his or her rights to dissent by failing to comply strictly with the applicable statutory requirements of Subchapter XIII of the WBCL, he or she will be bound by the terms of the Merger Agreement and will not be entitled to payment for his or her shares under Subchapter XIII of the WBCL. ANY HOLDER OF COMPANY COMMON STOCK WHO WISHES TO OBJECT TO THE TRANSACTION AND DEMAND PAYMENT IN CASH FOR HIS OR HER SHARES SHOULD CONSIDER CONSULTING HIS OR HER OWN LEGAL ADVISOR.

     Because an executed proxy relating to Company Common Stock on which no voting direction is made will be voted at the Special Meetings in favor of the Merger, a dissenting shareholder who wishes to have his or her shares of Company Common Stock represented by proxy at the Special Meetings but preserve his or her dissenters' rights must mark his or her proxy either to vote against the Merger or to abstain from voting thereon, in addition to the foregoing requirements.

     THE CONSOLIDATION

     Under the provisions of Section 221.25 of the Banking Code, a copy of which is attached to this Proxy Statement/Prospectus as Exhibit E, any holder of record or beneficial holder of Bank Common Stock has the right to dissent from the Consolidation and demand payment of the "value" of his or her shares in cash as determined pursuant to Section 221.25 of the Banking Code ("Bank Dissenters' Rights"). Any shareholder who wishes to assert Bank Dissenters' Rights must deliver a written notice of his or her intent to exercise such rights to Farmers & Merchants Bank, 170 Main Street, Reedsburg, Wisconsin 53959, Attention Mr. J. Robert Fusch, within 20 days after the date that notice is mailed or delivered to the shareholder notifying him or her of the Commissioner's approval of the Consolidation. Notice of the Commissioner's approval of the Consolidation will be sent only to those holders of Bank Common Stock that did not vote for the Consolidation. Thus, in order to preserve your Bank Dissenters' Rights, you must either vote against the Consolidation or abstain from voting at the Bank Meeting. A PROXY OR VOTE AGAINST THE CONSOLIDATION AGREEMENT WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT FOR PURPOSES OF ASSERTING BANK DISSENTERS' RIGHTS.

     If the Consolidation Agreement is approved by the requisite vote of holders of Bank Common Stock and the Consolidation is approved by the Commissioner, the Bank is required to send a notice to all shareholders of Bank Common Stock who did not vote for the Consolidation, notifying them of their right to receive the appraised value for their shares of Bank Common Stock. Shareholders of the Bank desiring to exercise their rights of appraisal must notify the Bank, at the address indicated above, within 20 days after the date that notice of the Commissioner's approval of the Consolidation is mailed or delivered to the Bank shareholder, that the shareholder dissents from the Consolidation. If the Bank shareholder complies with these procedural requirements, the shareholder shall be entitled to receive in cash the "value" of the Bank Common Stock held by the shareholder. The "value" of the Bank Common Stock shall be ascertained by an appraisal committee of three persons, one to be selected by the shareholders, one by the directors and the third by the two so chosen (the "Appraisal Committee"). The expense of the appraisal conducted by the Appraisal Committee shall be borne by the Bank.

     If the dissenting shareholder is dissatisfied with the Appraisal Committee's determination of "value," such dissenting shareholder may appeal to the Commissioner, who shall cause a reappraisal to be made by an appraiser or appraisers to be named by the Commissioner (the "Reappraisal"). A dissenting shareholder must make this appeal to the Commissioner within five days after receiving notice of the Appraisal Committee's appraisal. If the shareholder appeals to the Commissioner, the Reappraisal shall be final and binding. The expense of the Reappraisal shall be borne by the shareholders if the "value" of the Bank Common Stock as determined by the Reappraisal does not exceed the "value" determined by the Appraisal Committee, and shall be borne by the Bank, if the "value" determined by the Reappraisal exceeds the "value" determined by the Appraisal Committee. The "value" so ascertained from the Reappraisal shall be deemed to be a debt of the Bank, which shall pay said amount to the dissenting shareholder. The dissenting shareholder shall surrender his or her share or shares and, after such notice as the Bank's Board of Directors may provide, said share or shares shall be sold at public auction within 30 days after the final appraisement provided for by the foregoing.

     In the event any holder of Bank Common Stock fails to perfect his or her rights to dissent by failing to comply strictly with the applicable statutory requirements of Section 221.25 of the Banking Code, he or she will be bound by the terms of the Consolidation Agreement and will not be entitled to payment for his or her shares under Section 221.25 of the Banking Code. ANY HOLDER OF BANK COMMON STOCK WHO WISHES TO OBJECT TO THE TRANSACTION AND DEMAND PAYMENT IN CASH FOR HIS OR HER SHARES SHOULD CONSIDER CONSULTING HIS OR HER OWN LEGAL ADVISOR.

OTHER RELATED PARTY TRANSACTIONS

     In the ordinary course of conducting their banking and financial services businesses, each of Associated, the Company, the Bank and their respective subsidiaries, may do business and engage in banking transactions with the other party and its subsidiaries, which may include but not be limited to interests or participation in loans and interbank advances.

MANAGEMENT AFTER THE MERGER

     In the Merger, the Company will be merged into Holding and the separate corporate existence of the Company will cease. In the Consolidation, the Bank will be consolidated into Interim Bank and Associated will thereby control the Bank and the Bank will operate under the name "Associated Bank Reedsburg."

     The officers and directors of Holding prior to the Merger will continue as officers and directors of the surviving corporation. The directors of the Bank prior to the Consolidation Effective Time will continue as directors after the Effective Time until their successors shall have been duly elected and qualified.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Exhibits A and B to this Proxy
Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

     The Merger Agreement provides that, following the approval of the Merger Agreement by the shareholders of the Company and the satisfaction or waiver of the other conditions to the Merger, the Company will be merged with and into Holding. If the Merger Agreement is approved by the shareholders of the Company, the Merger will become effective upon the Effective Time.

     At the Effective Time, pursuant to the Merger Agreement, each outstanding share of the Company Common Stock will be converted into the right to receive
173.7766 shares of Associated Common Stock. With regard to the treatment of fractional share interests, see "The Merger and the Consolidation - Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares."

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary representations and warranties relating to, among other things, (i) each of Associated's and the Company's and their respective subsidiaries' organization and similar corporate matters; (ii) each of Associated's and the Company's capital structure; (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and other related matters; (iv) documents filed by Associated with the Commission and each of Associated and the Company with the Federal Reserve Board and state banking authorities and the accuracy of information contained therein; (v) the accuracy of information supplied by each of Associated and the Company in connection with the Registration Statement and this Proxy Statement/Prospectus;
(vi) compliance with laws including employment and lending laws; (vii) no material pending or threatened litigation except as otherwise disclosed in filings by Associated with the Commission and the Company in the regulatory reports; (viii) filing of tax returns and payment of taxes; (ix) certain material contracts and contracts relating to certain employment, consulting and benefits matters of the Company; (x) retirement and other employee plans and matters of the Company relating to ERISA; (xi) the absence of any burdensome contracts, agreements or restrictions; (xii) absence of certain material changes or events since December 31, 1994, relating to the incurrence of a material adverse effect in the business operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities) of Associated or its subsidiaries, taken as a whole, and the Company or its subsidiaries, taken as a whole; (xiii) maintenance of books of account and accounting controls, loan documentation and disclosure; (xiv) no action taken that would prevent using the "pooling of interests" method to account for the Merger and Consolidation or which would prevent the Merger and Consolidation from qualifying as tax-free reorganizations under the Code; (xv) certain environmental matters relating to the properties of the Company; (xvi) good title to the properties of the Company and its subsidiaries, free of liens except as specified; and (xvii) certain insurance matters.

CERTAIN COVENANTS

     Pursuant to the Merger Agreement, Associated and the Company have each agreed that prior to the Effective Time (and unless the prior written consent of the other shall have been obtained) each of them and their respective subsidiaries will operate their respective businesses in a manner that does not violate any law. In addition, the Company has agreed that prior to the Effective Time, the Company will not propose or adopt any amendments to its corporate charter or bylaws in any way materially adverse to Associated.

     Pursuant to the Merger Agreement, the Company has also agreed that prior to the Effective Time (and unless the prior written consent of Associated shall have been obtained) the Company and its subsidiaries will (i) carry on business in the usual, regular and ordinary course consistent with past practice; (ii) use reasonable efforts to preserve intact their business organization and assets (and all rights associated therewith); (iii) use reasonable efforts to maintain and keep their properties in good repair and condition; (iv) use reasonable efforts to keep all insurance and bonds in full force and effect;
(v) perform in all material respects all obligations under all material contracts, leases and documents relating to or affecting the assets, properties and business of the Company and its subsidiaries; (vi) purchase and sell securities in accordance with Associated's guidelines; (vii) maintain as of December 31, 1995 and until the Effective Time, a loan loss reserve of not less than 2.45% of period ending loans; (viii) comply with capital requirements specified by Associated; (ix) except for expenses incurred in connection with or relating to the First Amendment to Agreement and Plan of Merger and the Consolidation, fully expense on its calendar year 1995 financial statement all expenses payable as a result of the consummation of the Merger; (x) obtain an independent audit of its financial statements for the year ended December 31, 1995; (xi) obtain good and marketable title to all parcels of land used in connection with the operation of the Bank except for a certain designated parcel; (xii) cause the Bank to execute and deliver to Interim Bank and Associated the Consolidation Agreement; and (xiii) comply with and perform in all material respects all obligations and duties imposed by all applicable laws. The Company has also agreed that prior to the Effective Time (and unless the prior written consent of Associated shall have been obtained), neither the Company nor its subsidiaries will: (i) grant any increase in compensation or bonuses (other than as specified in the Merger Agreement) or retirement benefits to any employee or otherwise adopt, enter into, amend or modify any employee benefit plan, or enter into or amend any employment, severance or similar agreement with any director or officer (other than as is consistent with the normal severance policy of the Company); (ii) except for the dividend of $16 per share payable on May 3, 1996 to shareholders of record on April 30, 1996, declare or pay any dividend on its outstanding shares of capital stock; (iii) redeem, purchase or otherwise acquire any shares of the Company capital stock; (iv) merge or consolidate with or into any other corporation or bank; (v) purchase or otherwise acquire any assets or stock of any corporation, bank or other business; (vi) liquidate, sell, dispose of, or encumber any assets or acquire any assets; (vii) split, combine or reclassify any of the capital stock of the Company or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (viii) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of the Company Common Stock or any rights, warrants or options to acquire, any such shares; (ix) purchase any shares of Associated Common Stock (except in a fiduciary capacity for the account of its customers);
(x) change any of its methods of accounting, or methods of reporting income or deductions for federal income tax purposes, in effect at December 31, 1994, except as may be required by law or generally accepted accounting principles;
(xi) except for the required loan loss reserve, change any lending, investment, liability management or other material policies concerning the business or operations of the Company or any subsidiary in any material respect; (xii) organize any new subsidiaries or enter into any new non-bank line of business or make any material changes in its operations; (xiii) take any action which is or is reasonably likely to adversely effect the ability of Associated or Holding to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby, adversely affect the Company's ability to perform its covenants and agreements under the Merger Agreement or result in any of the conditions to the Merger not being satisfied; (xiv) incur or assume any material obligation or liability, or make any loan (excluding loan renewals of a loan not then classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company, the Bank or banking regulators) or investment in an amount greater than $100,000; (xv) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person or entity; (xvi) mortgage, license, pledge or grant a security interest in any of its material assets or allow to exist any material lien thereon, except (A) liabilities and obligations incurred in the ordinary course of business consistent with past practices and in amounts not material to the Company or its subsidiaries taken as a whole, and (B) as may be required under existing agreements to which the Company or any subsidiary is a party; (xvii) acquire assets (including equipment) or securities in excess of $25,000 in the aggregate (excluding loans to customers and investments permitted above); (xviii) enter into any lease or other contract or agreement involving annual payments by the Company or a subsidiary or the other party or parties thereto in excess of $20,000; (xix) pay, discharge, or satisfy any debts or claims not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $20,000 individually; (xx) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $25,000 or in any manner which would restrict in any material respect the operations or business of the Company or its subsidiaries; (xxi) purchase any new financial product or instrument which involves entering into a contract with a term of six months or longer; (xxii) take any action or fail to take any action which individually or in the aggregate can be expected to have a material adverse effect (as defined in the Merger Agreement) on the Company or its subsidiaries, taken as a whole; or (xxiii) without the prior written consent of Associated, pay any expenses, fees, obligations or liabilities except (A) interest expense on the Company's existing indebtedness and (B) directors' fees in accordance with the Company's usual and customary practices.

NO SOLICITATION OF TRANSACTIONS

     The Merger Agreement provides that the Company and its respective subsidiaries will not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Competing Transaction or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to take any such action. The Company must promptly notify Associated orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters.

     For purposes of the Merger Agreement, a "Competing Transaction" shall mean any of the following involving the Company or any of the Company's subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of assets in a single transaction or series of transactions, excluding from the calculation of such percentage any such transactions undertaken in the ordinary course of business and consistent with past practice; (iii) any sale of 10% or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (iv) any tender offer or exchange offer for 10% or more of outstanding shares of capital stock; (v) any solicitation of proxies in opposition to approval by the Company's shareholders of the Merger; (vi) the filing of an acquisition application (or the giving of acquisition notice) whether in draft or final form under the BHC Act or the Change in Bank Control Act with respect to the Company or its subsidiaries; (vii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock; or (viii) any public announcement of a proposal, plan or intention to do any of the foregoing.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The respective obligations of each party to effect the Merger is subject to various conditions which include, in addition to other customary closing conditions, the following: (i) the Merger and the Consolidation shall have been approved by the holders of the Company Common Stock and Bank Common Stock, respectively; (ii) the Registration Statement shall have been declared effective by the Commission under the Securities Act (and no stop order suspending the effectiveness of the Registration Statement shall have been issued) and Associated shall also have received all other federal and state securities permits and authorizations necessary to issue Associated Common Stock pursuant to the Merger Agreement and the Consolidation Agreement; (iii) the Merger shall have been approved by the Federal Reserve Board, which approval shall not contain any condition which is not reasonably satisfactory to Associated or the Company, and any waiting periods with respect to the Merger shall have expired; and (iv) there shall not be any injunction or restraining order preventing the consummation of the Merger or the Consolidation in effect.

     In addition, Associated's or the Company's respective obligation to effect the Merger is subject to one or more of the following additional conditions (any of which may be waived by such party): (i) the representations and warranties of the other party to the Merger Agreement shall be true and correct in all material respects and the other party shall have performed in all material respects all agreements and covenants required to be performed by it under the Merger Agreement and any agreements entered into in connection therewith, and the other party shall have obtained all material consents and approvals required to consummate the Merger; (ii) there shall not be any pending action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (a) challenging or seeking material damages in connection with the Merger, the Consolidation, the conversion of the Company Common Stock into Associated Common Stock pursuant to the Merger, or the conversion of the Bank Common Stock into Associated Common Stock pursuant to the Consolidation, or (b) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Associated or its subsidiaries of all or any portion of the business or assets of the Company or any of its subsidiaries, which in either case is reasonably likely to have a material adverse effect on either the Company and its subsidiaries, taken as a whole, or Associated and its subsidiaries, taken as a whole; (iii) Associated shall have received the opinion of independent counsel to Associated (anticipated to be from the independent public accountants of Associated) that the Merger and Consolidation will be treated for federal income tax purposes as "reorganizations" within the meaning of Section 368(a) of the Code (see "The Merger and the Consolidation - Certain Material Federal Income Tax Consequences," above); (iv) Associated shall have received an opinion from KPMG Peat Marwick LLP to the effect that the Merger and Consolidation qualify for "pooling of interests" accounting treatment; (v) the aggregate of (a) fractional share interests in Associated Common Stock to be paid in cash pursuant to the Merger Agreement and the Consolidation Agreement and (b) the number of shares of Associated Common Stock which would have been issuable pursuant to the Merger and the Consolidation that will not be issued due to the exercise of dissenters' rights is not more than

10% of the maximum aggregate number of shares of Associated Common Stock which could be issuable as a result of the Merger and Consolidation; (vi) Associated and the Company shall have received the opinion of counsel regarding certain issues under the Securities Act and the WBCL; (vii) Associated shall have received from each affiliate of the Company a signed letter regarding certain restrictions on the resale of Associated Common Stock under Rule 145 of the Securities Act; (viii) that the Bank's consolidated monthly earnings shall average at least $135,000 between January 1, 1996 and the end of the month prior to the month of the Effective Time; and (ix) all conditions in the Consolidation Agreement shall have been satisfied. The following conditions to the obligation of Associated to consummate the Merger have been satisfied: (i) receipt by Associated of a written environmental evaluation by Associated's environmental consultant of the Company's real property stating that the Company's property complies with environmental laws and that there are no material contingent liabilities; (ii) that the Company shall have taken reasonably appropriate action in response to any environmental condition identified by Associated's environmental consultant; (iii) that the Company's consolidated after-tax earnings for calendar year 1995 (with certain adjustments) shall be at least $68,000 and the Bank's consolidated after-tax earnings for calendar year 1995 shall be at least $388,000; (iv) that the Company shall have good and marketable title to all parcels of land on which the Bank is located except for a certain designated parcel; (v) that the Company shall have terminated all salary continuation agreements and neither the Company nor any of its affiliates have liabilities thereunder; (vi) that the Company shall have satisfied or extinguished any rights or benefits of employees under the Company's voluntary employees beneficiary association;
(vii) that the Bank shall receive a "2" or better rating for safety and soundness from the Commissioner examination conducted in November 1995; and
(viii) approval of the Merger by the Federal Reserve Board.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time by the applicable Board of Directors, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the
Company: (i) by mutual consent of Associated and the Company; (ii) by either the Company or Associated (x) if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Company, on the one hand, or Associated, on the other hand, respectively, set forth in the Merger Agreement, or (y) if any representation or warranty of the Company, on the one hand, or Associated, on the other hand, respectively, shall be discovered to have become untrue in any material respect, in either case which breach or other condition has not been cured within 10 business days following receipt by the non-terminating party of notice of such breach or other condition (provided that the Merger Agreement may not be terminated by the breaching party or party making any representation or warranty which shall have become untrue in any material respect); (iii) by either Associated or the Company if any permanent injunction preventing the consummation of the Merger or the Consolidation shall have become final and nonappealable; (iv) by either Associated or the Company if the Federal Reserve Board or the Wisconsin Commissioner denied approval of the Merger or the Consolidation and neither Associated nor the Company has, within 30 days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law; (v) by either Associated or the Company if the Merger has not been consummated by July 31, 1996 for a reason other than the failure of the terminating party to comply with its obligations under the Merger Agreement;
(vi) by Associated if the Company fails to take reasonably appropriate action in response to any environmental condition identified by Associated's environmental consultant; or (vii) by Associated if dissenters' rights are exercised with respect to in excess of 10% shares of Associated Common Stock which would otherwise have been issued pursuant to the Merger and the Consolidation.

     In the event of termination of the Merger Agreement by either the Company or Associated, other than as a result of a material breach by the non-terminating party, each party will pay its own expenses and the Merger Agreement will become void and there will be no liability or obligation on the part of Associated or the Company other than under certain specified provisions of the Merger Agreement dealing with confidential treatment of non-public information. In the event of termination of the Merger Agreement by a material breach, in addition to other remedies at law or equity for breach, the party to have breached will reimburse the non-breaching parties their expenses under the Merger Agreement.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended at any time prior to the Effective Time by action taken or authorized by the respective Boards of Directors of Associated and the Company (except that after the Merger Agreement shall have been approved by the shareholders of the Company, no amendment may be entered into which would reduce the amount or change the consideration into which each share of the Company Common Stock shall be converted upon consummation of the Merger without further shareholder approval). At any time prior to the Effective Time, the parties, may extend the time for the performance of any of the obligations or other acts of the other party hereto, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any of the agreements or conditions contained in the Merger Agreement.

EXPENSES

     Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense (except that the parties shall share equally in the expense of printing and reproducing for filing the Registration Statement and this Proxy Statement/Prospectus and all Commission and other regulatory filing fees incurred in connection with the Merger Agreement), except if the Merger Agreement is terminated due to the breach of the Merger Agreement by either party thereto, then, in addition to other remedies at law or equity for breach of the Merger Agreement, the party so found to have breached the Merger Agreement shall indemnify the other parties for their respective expenses.

               CERTAIN PROVISIONS OF THE CONSOLIDATION AGREEMENT

     The following is a brief summary of certain provisions of the Consolidation Agreement, which is attached as Exhibit C to this Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Consolidation Agreement.

THE CONSOLIDATION

     The Consolidation Agreement provides that, following the consummation of the Merger pursuant to the Merger Agreement or at such other time as may hereafter be designated by order of any regulatory authority having jurisdiction or by resolution of the Board of Directors of Interim Bank adopted at least 10 days prior to the date so designated (the effective date of the Merger and the time immediately following such merger or such time as any regulatory authority or the Interim Bank Board may designate being hereafter called the "Consolidation Effective Time"), the Bank shall be consolidated with and into Interim Bank (the "Consolidation") and the Bank and Interim Bank shall become a single banking corporation (the "Consolidated Bank") which shall exist under and by virtue of the banking laws of the State of Wisconsin.

     At the Consolidation Effective Time, pursuant to the Consolidation Agreement, each outstanding share of the Bank Common Stock (other than any shares of the Bank Common Stock owned by the Company and other than shares of the Bank Common Stock owned by Associated or any wholly owned subsidiary of Associated, all of which will be canceled) will be converted into the right to receive that number of shares of Associated Common Stock as determined pursuant to "The Merger and the Consolidation - Merger and Consolidation Consideration." With regard of the treatment of fractional share interests, see "The Merger and the Consolidation - Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares."

REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the Company relating to the Bank and of Associated concerning Interim Bank which pertain to the Consolidation are contained in the Merger Agreement. See "Certain Provisions of the Merger Agreement - Representations and Warranties."

CERTAIN COVENANTS

     The covenants of the Company relating to the Bank and of Associated concerning Interim Bank which pertain to the Consolidation are contained in the Merger Agreement. See "Certain Provisions of the Merger Agreement - Certain Covenants."

CONDITIONS TO THE CONSUMMATION OF THE CONSOLIDATION

     Though certain of the conditions to the Consolidation are contained in the Consolidation Agreement, most of the conditions affecting consummation of the Consolidation are contained in the Merger Agreement. See "Certain Provisions of the Merger Agreement - Conditions to Consummation of the Merger."

     In addition to the conditions contained in the Merger Agreement, each party's obligation to effect the Consolidation is subject to the following additional conditions which are contained in the Consolidation Agreement and which may be waived by such party with the written approval of Associated: (i) the Merger shall have been consummated; (ii) the Consolidation shall have been approved by the holders of the Bank Common Stock and the holders of the common stock of Interim Bank; (iii) all necessary consents and approvals for the Consolidation shall have been obtained, including that of the Commissioner and the FDIC, and such approvals or exemptions and the transactions contemplated by the Consolidation Agreement shall not have been contested by any governmental authority or by any other party in any proceeding, and such approvals or exemptions are without conditions, or with conditions acceptable to Associated, the Bank and Interim Bank; and (iv) Associated, the Bank and Interim Bank shall have received a waiver, consent, amendment, supplemental indenture or other appropriate acquiescence from each landlord, creditor, trustee, note holder, lender or other person whose consent, waiver or acquiescence is, in the judgment of their respective managements, necessary or advisable so that the execution of the Consolidation Agreement and the consummation of the Consolidation does not and will not result in a breach of, or constitute a default under, or give anyone the right to accelerate payment or performance under, the Articles of Incorporation, Bylaws or other organizational documents of Associated, the Bank or Interim Bank or any lease, loan agreement, indenture, contract or other agreement or instrument to which Associated, the Bank or Interim Bank is a party or by which any of them is bound.

     As Interim Bank is a wholly-owned subsidiary of Associated, approval of the Consolidation by Interim Bank's shareholders is assured.

TERMINATION

     The Consolidation Agreement may be terminated at any time prior to the Consolidation Effective Time, whether before or after approval of the matters presented in connection with the Consolidation by the shareholders of the Bank and Interim Bank by mutual consent of the Bank and Interim Bank, by either the Bank or Interim Bank if the conditions to the Consolidation contained in the Consolidation Agreement have not been met and such failure to meet the conditions has not been waived in writing with the approval of Associated.

     In the event of termination of the Consolidation Agreement by either the Bank or Interim Bank, the Consolidation Agreement shall become void and there will be no liability or obligation on the part of the Company, the Bank, Associated or Interim Bank or their respective officers, directors or shareholders pursuant to the Consolidation Agreement or by reason of the Consolidation contemplated therein.

WAIVER

     Any provisions of the Consolidation Agreement may be waived at any time by action of the President of the party entitled to the benefit thereof.

EXPENSES

     The Consolidation Agreement contains no provisions regarding allocation of expenses. As the Consolidation is being conducted concurrently and in conjunction with the Merger, the expenses associated with the Consolidation will be allocated to the Company and Associated as provided in the Merger Agreement. See "Certain Provisions of the Merger Agreement - Expenses."


                   CERTAIN INFORMATION CONCERNING ASSOCIATED


     Associated is a registered bank holding company pursuant to the BHC Act. It was incorporated in Wisconsin in 1964 and was inactive until 1969, when permission was received from the Federal Reserve Board to acquire three banks. Associated currently owns eight commercial banks located in Wisconsin and Illinois serving their local communities and, measured by total assets held at March 31, 1996 was the third largest commercial bank holding company headquartered in Wisconsin. Associated also owns all of the capital stock of subsidiaries engaged in the following non-banking businesses: personal property lease financing, commercial and residential mortgage banking, trust services, reinsurance and general insurance agency activities.


     Associated provides advice and specialized services to its bank and nonbank subsidiaries (the "Associated Affiliates") in various areas of banking policy and operations, including auditing, data processing, marketing/advertising, investments, personnel services, trust services and other financial services functionally related to banking. Responsibility for the management of the Associated Affiliates remains with their respective Boards of Directors and officers. Services rendered to the Associated Affiliates by Associated are intended to assist the local management of these banks to expand the scope of the banking services offered by them. At March 31, 1996 the Associated Affiliates operated a total of 95 full-service banking offices in 55 communities throughout Wisconsin and in Chicago, Illinois.

     Associated, through the Associated Affiliates, provides a complete range of retail banking services to individuals and small-to-medium-size businesses. These services include checking and savings accounts, NOW, Super NOW and money market deposit accounts, business loans, personal loans, residential and condominium mortgage loans, loans for education, MasterCard, VISA and other consumer-oriented financial services, including IRA and Keogh accounts, safe deposit and night depository facilities. Automated teller machines, which provide 24 hour banking services to customers of the Associated Affiliates, have been installed in many locations in the Associated Affiliates' service areas. The Associated Affiliates are members of an interstate shared automated teller machine ("ATM") network which allows their customers to perform banking transactions from their checking, savings or credit card accounts at ATM terminals in a multi-state environment. Among the services designed specifically to meet the needs of small- and medium-size businesses are various types of specialized financing, cash management services and transfer/collection facilities.

     The Associated Affiliates provide lending, depository and related financial services to commercial, industrial, financial and governmental customers. In the lending area, these include term loans, revolving credit arrangements, letters of credit, inventory and accounts receivable financing and real estate construction lending.

     Additional emphasis is given to non-credit services for commercial customers, such as advice and assistance in the placement of securities, corporate cash management and financial planning. The Associated Affiliates make available check clearing, safekeeping, loan participation, lines of credit, portfolio analyses, data processing and other services to over 140 correspondent banking institutions.

     Five of the Associated Affiliates offer a wide variety of fiduciary, investment management, advisory and corporate agency services to individuals, corporations, charitable trusts, foundations and institutional investors. They also administer (as trustee and in other fiduciary and representative capacities) pension, profit sharing and other employee benefit plans, and personal trusts and estates.

     The Associated Affiliates also provide certain mortgage banking services including the origination, underwriting, closing, and the temporary warehousing of mortgage loans and the sale of loans to investors. The primary focus is on one-to-four-family residential and multi-family properties, all of which the mortgage loans are saleable into the secondary mortgage market.

     Associated and the Associated Affiliates are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on Associated. No material portion of Associated's or the Associated Affiliates' business is seasonal.


     At March 31, 1996 Associated and the Associated Affiliates, as a group, employed approximately 1,802 full-time equivalent employees.


                   CERTAIN INFORMATION CONCERNING THE COMPANY


     The Company is a bank holding company incorporated under the laws of the State of Wisconsin with its principal office in Reedsburg, Wisconsin. The Company owns 93.64% of the issued and outstanding stock of the Bank, a Wisconsin banking corporation. As of March 31, 1996, the Company had total assets of approximately $138.6 million.


CERTAIN HISTORICAL FINANCIAL DATA AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     Attached hereto as Exhibit F is certain historical financial data for the Company and the Bank and Management's Discussion and Analysis of Financial Condition and Results of Operations for the Company for the three months ended March 31, 1996 and the three fiscal years ended December 31, 1995. Such information should be read in connection with the notes to the Company's and the Bank's consolidated financial statements.


OWNERSHIP OF THE COMPANY COMMON STOCK

     The following table sets forth information regarding the beneficial ownership of the Company Common Stock as of the Record Date by each director, certain executive officers, all directors and executive officers of the Company as a group and each person who is known by the Company to be the beneficial owner of more than 5% of the Company Common Stock. Directors and executive officers are deemed to own all shares of Company Common Stock which may be owned in joint tenancy, by a spouse, in the names of minor children or in revocable trusts for which the individual has voting and investment power. The address for each of the directors is the executive offices of the Company.

            NAME OF                    NUMBER         PERCENT
       BENEFICIAL OWNER               OF SHARES       OF CLASS
- ---------------------------------     ---------       --------
J. Robert Fusch ...................     1,009           35%

Garrett E. Fusch ..................     1,009           35%

Nancy J. Hanson ...................     432.5           15%

Laurie L. Fusch ...................     432.5           15%

All Directors and executive
officers as a group (4 persons)         2,883          100%

                    CERTAIN INFORMATION CONCERNING THE BANK

FARMERS & MERCHANTS BANK

     The Bank, a Wisconsin state chartered bank organized in 1935, is a full-service commercial bank providing services to customers throughout Sauk County, Wisconsin. In addition to its primary banking facility in Reedsburg, Wisconsin, the Bank has a branch office in Loganville, Wisconsin.

     Significant business activities include lending, personal banking, and investments as described below:

           Lending. The Bank targets the borrowing needs of individuals and small to medium-sized businesses within the Reedsburg area. The Bank is a major provider of residential mortgage loans to individuals and is heavily involved in the secondary market. Commercial lending products include lines and letters of credit, equipment financing, receivable and inventory financing, construction and real estate mortgage loans to businesses. In addition, the Bank provides all types of consumer loans, indirect installment loans, personal lines of credit, home equity revolving credit loans, and loans for education.

           Personal Banking. The Bank provides a wide range of deposit products, including checking accounts, NOW accounts, savings accounts, certificates of deposit and money market instruments. IRA and Keogh accounts, safe deposit and night depository facilities are also provided. The Bank is a member of an interstate shared ATM network, which allows its customers to perform banking transactions from their checking, savings or credit card accounts at ATM terminals in a multi-state area.


     At March 31, 1996, the Bank had approximately 34 full-time and 7 part-time employees.


     The Bank encounters significant competition from the other commercial banks located in Sauk County generally and in the City of Reedsburg specifically, as well as from other banks, savings and loan associations, credit unions and finance companies maintaining offices in the area. Competition exists from these other institutions, as well as financial and financial-related institutions outside of Sauk County, in obtaining new deposits and offering both traditional and new types of services. Competition also affects loan interest rates and interest rates on deposits as well as other aspects of the banking business.

CERTAIN HISTORICAL FINANCIAL DATA AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     Attached hereto as Exhibit F is Management's Discussion and Analysis of Financial Condition and Results of Operations for the Company for the three months ended March 31, 1996 and the three fiscal years ended December 31, 1995. Such information should be read in connection with the notes to said financial statements. No additional discussion of separate Bank only financial condition and results of operations is presented herein as management of the Company and the Bank believe that the discussion of Company financial condition and results of operations and the separate financial statements for Company and Bank included in Exhibit F adequately encompass and discuss such information pertaining to the Bank only.



OWNERSHIP OF THE BANK COMMON STOCK

     The following table sets forth information regarding the beneficial ownership of the Bank Common Stock as of the Record Date by each director, certain executive officers, all directors and officers of the Bank as a group and each person who is known by the Bank to be the beneficial owner of more than 5% of the Bank Common Stock. Directors and executive officers are deemed to own all shares of Bank Common Stock which may be owned in joint tenancy, by a spouse, in the names of minor children or in revocable trusts for which the individual has voting and investment power. The address for each of the directors is the executive offices of the Bank.



             NAME OF                     NUMBER         PERCENT
        BENEFICIAL OWNER                OF SHARES       OF CLASS
        ----------------                ---------       --------
F&M Bankshares of Reedsburg, Inc.
170 Main Street
Reedsburg, Wisconsin  53959 ............  8,428          93.64%

J. Robert Fusch ........................    0              --

Garrett E. Fusch .......................    0              --

Nancy J. Hanson ........................    0              --

Laurie L. Fusch ........................    0              --

Donald H. Lichte .......................   100           1.11%

All Directors and executive
officers as a group (5 persons) ........   100           1.11%



                                    EXPERTS

     The consolidated financial statements of Associated as of December 31, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.


     The consolidated financial statements of the Company and the Bank as of December 31, 1995 and for the year then ended have been included in this Proxy Statement/Prospectus and in the registration statement in reliance upon the report of Clifton Gunderson L.L.C. independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.



     Associated has retained KPMG Peat Marwick LLP to render an opinion on the federal income tax consequences of the Merger and the Consolidation and in connection therewith, KPMG Peat Marwick LLP has reviewed the discussion herein entitled "The Merger and the Consolidation - Certain Material Federal Income Tax Consequences." Such opinion has been included in the registration statement in reliance upon the authority of said firm as experts in tax accounting.


                                 LEGAL OPINIONS

     The validity of the shares issued in connection with the Merger and the Consolidation will be passed upon for Associated by Saitlin, Patzik, Frank & Samotny Ltd., Chicago, Illinois. Certain legal matters in connection with the Merger and the Consolidation will be passed upon for Associated by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., Milwaukee, Wisconsin, and for the Company by the Hoff Law Offices, Madison, Wisconsin.

                             SHAREHOLDER PROPOSALS

     If the Merger and Consolidation are consummated, shareholders of the Company and the Bank will become shareholders of Associated. Pursuant to Rule 14a-(8) promulgated under the Exchange Act, Associated shareholders may present proper proposals for inclusion in Associated's proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to Associated in a timely manner. Shareholders of the Company who become shareholders of Associated may present proposals for inclusion in Associated's proxy statement for its 1997 Annual Meeting as the date for inclusion in the proxy statement for the 1996 Annual Meeting has already passed.

                                                                       EXHIBIT A
                                                                  CONFORMED COPY




                          AGREEMENT AND PLAN OF MERGER




                                     AMONG




                              ASSOCIATED BANC-CORP

                          ASSOCIATED BANC-SHARES, INC.




                                      AND




                       F&M BANKSHARES OF REEDSBURG, INC.






                                JANUARY 23, 1996

                              TABLE OF CONTENTS



                                   ARTICLE I

                                   THE MERGER

SECTION 1.01.  The Merger.....................................  A-2
SECTION 1.02.  Effective Time.................................  A-2
SECTION 1.03.  Effect of the Merger...........................  A-2
SECTION 1.04.  Articles of Incorporation and Bylaws...........  A-2
SECTION 1.05.  Directors and Officers.........................  A-2
SECTION 1.06.  Conversion of Securities.......................  A-3
SECTION 1.07.  Exchange of Certificates.......................  A-3
SECTION 1.08.  Stock Transfer Books...........................  A-5
SECTION 1.09.  Anti-Dilution Adjustment.......................  A-5


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


SECTION 2.01.  Organization and Qualification of the Company;
               Subsidiaries...................................  A-6
SECTION 2.02.  Articles of Incorporation and Bylaws...........  A-6
SECTION 2.03.  Capitalization.................................  A-6
SECTION 2.04.  Authority......................................  A-7
SECTION 2.05.  No Conflict; Required Filings and Consents.....  A-7
SECTION 2.06.  Compliance, Permits............................  A-8
SECTION 2.07.  Banking Reports and Financial Statements.......  A-8
SECTION 2.08.  Absence of Certain Changes or Events...........  A-9
SECTION 2.09.  Absence of Litigation..........................  A-9
SECTION 2.10.  Employee Benefit Plans.........................  A-9
SECTION 2.11.  Employment Contracts; Material Contracts....... A-11
SECTION 2.12.  Registration Statement; Proxy Statement........ A-11
SECTION 2.13.  Title to Property.............................. A-12
SECTION 2.14.  Compliance with Environmental Laws............. A-12
SECTION 2.15.  Absence of Agreements.......................... A-13
SECTION 2.16.  Taxes.......................................... A-14
SECTION 2.17.  Insurance...................................... A-14
SECTION 2.18.  Absence of Adverse Agreements.................. A-14
SECTION 2.19.  Internal Controls and Records.................. A-15
SECTION 2.20.  Loans.......................................... A-15
SECTION 2.21.  Labor Matters.................................. A-15
SECTION 2.22.  Brokers........................................ A-15
SECTION 2.23.  Accounting and Tax Matters..................... A-15
SECTION 2.24.  Full Disclosure................................ A-15
SECTION 2.25.  Vote Required.................................. A-16

                                 ARTICLE III

                  REPRESENTATIONS AND WARRANTLES OF ASSOCIATED

SECTION 3.01.  Organization and Qualification......................  A-16
SECTION 3.02.  Articles of Incorporation and Bylaws................  A-16
SECTION 3.03.  Capitalization......................................  A-16
SECTION 3.04.  Authority...........................................  A-16
SECTION 3.05.  No Conflict; Required Filings and Consents..........  A-17
SECTION 3.06.  Compliance; Permits.................................  A-17
SECTION 3.07.  Securities Reports; Financial Statements............  A-17
SECTION 3.08.  Absence of Certain Changes or Events................  A-18
SECTION 3.09.  Absence of Litigation...............................  A-18
SECTION 3.10.  Registration Statement; Proxy Statement.............  A-18
SECTION 3.11.  Absence of Agreements...............................  A-19
SECTION 3.12.  Taxes...............................................  A-19
SECTION 3.13.  Brokers.............................................  A-19
SECTION 3.14.  Accounting and Tax Matters..........................  A-19
SECTION 3.15.  Full Disclosure.....................................  A-19

                                 ARTICLE IV

                          COVENANTS OF THE COMPANY

SECTION 4.01.  Affirmative Covenants...............................  A-20
SECTION 4.02.  Negative Covenants..................................  A-20
SECTION 4.03.  Company Expenses....................................  A-22
SECTION 4.04.  Access and Information..............................  A-22
SECTION 4.05.  Affiliates; Accounting and Tax Treatment............  A-23
SECTION 4.06.  Expenses............................................  A-23
SECTION 4.07.  Delivery of Shareholder List........................  A-23

                                  ARTICLE V

                           COVENANTS OF ASSOCIATED

SECTION 5.01.  Affirmative Covenants...............................  A-24
SECTION 5.02.  Access and Information..............................  A-24
SECTION 5.03.  Accounting and Tax Treatment........................  A-24

                                 ARTICLE VI

                            ADDITIONAL AGREEMENTS

SECTION 6.01.  Registration Statement..............................  A-24
SECTION 6.02.  Meetings of Shareholders............................  A-25
SECTION 6.03.  Appropriate Action; Consents; Filings...............  A-25
SECTION 6.04.  Notification of Certain Matters.....................  A-26
SECTION 6.05.  Public Announcements................................  A-26
SECTION 6.06.  Environmental Matters...............................  A-26

                                 ARTICLE VII

                            CONDITIONS OF MERGER

SECTION 7.01.  Conditions to Obligation of Each Party
               to Effect the Merger......................................  A-26
SECTION 7.02.  Additional Conditions to Obligations of Associated........  A-27
SECTION 7.03.  Additional Conditions to Obligations of the Company.......  A-29

                                ARTICLE VIII

                      TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.  Termination...............................................  A-29
SECTION 8.02.  Effect of Termination.....................................  A-30
SECTION 8.03.  Amendment.................................................  A-30
SECTION 8.04.  Waiver....................................................  A-31

                                 ARTICLE IX

                             GENERAL PROVISIONS

SECTION 9.01.  Non-Survival of Representations, Warranties and
               Agreement.................................................  A-31
SECTION 9.02.  Disclosure Schedules......................................  A-31
SECTION 9.03.  Notices...................................................  A-31
SECTION 9.04.  Certain Definitions.......................................  A-32
SECTION 9.05.  Headings..................................................  A-32
SECTION 9.06.  Severability..............................................  A-32
SECTION 9.07.  Entire Agreement..........................................  A-33
SECTION 9.08.  Assignment................................................  A-33
SECTION 9.09.  Parties in Interest.......................................  A-33
SECTION 9.10.  Governing Law.............................................  A-33
SECTION 9.11.  Counterparts..............................................  A-33

                        AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of January 23, 1996 (the "Agreement"), among ASSOCIATED BANC-CORP, a Wisconsin corporation
("Associated"), ASSOCIATED BANC-SHARES, INC., a Wisconsin corporation ("Holding") and F&M BANKSHARES OF REEDSBURG, INC., a Wisconsin corporation ("Company").

                              W I T N E S S E T H:

     WHEREAS, the Company is a bank holding company, the wholly-owned subsidiary of which is Farmers and Merchants Bank, a Wisconsin state chartered bank located in Reedsburg, Wisconsin (the "Bank"); and

     WHEREAS, the Bank has one wholly-owned subsidiary, Fusch Corporation, ("Fusch"). The Bank and Fusch are sometimes individually referred to herein as a "Subsidiary" and collectively as the "Subsidiaries;" and

     WHEREAS, the Company upon the terms and subject to the conditions of this Agreement and in accordance with the Wisconsin Business Corporation Act ("Wisconsin Law"), will merge with and into Holding, a wholly-owned subsidiary of Associated (the "Merger"); and

     WHEREAS, the Company and its Board of Directors have determined that the Merger will enhance the ability of the Bank to better serve its existing depositors and customers in Reedsburg, Wisconsin, and increase the financial strength of the Bank; and

     WHEREAS, the Board of Directors of the Company believes that the Merger with Holding will benefit the shareholders and the employees of the Company and the Subsidiaries; and

     WHEREAS, the respective Boards of Directors of Associated, Holding and the Company have (i) determined that the Merger and the exchange of newly issued shares of Associated Common Stock (as defined in Section 1.06) for shares of the Company's Common Stock (as defined in Section 1.06) pursuant and subject to the terms and conditions of this Agreement are fair to and in the best interests of the respective corporations and their shareholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby; and

     WHEREAS, the Board of Directors of the Company has, subject to its fiduciary duties under applicable law, resolved to recommend approval of the Merger by the shareholders of the Company; and

     WHEREAS, Associated, Holding and the Company intend to effect a merger that qualifies for pooling-of-interests accounting treatment and as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, as a condition and inducement to Associated's willingness to enter into this Agreement, Associated and certain shareholders of the Company are entering into concurrently with the execution and delivery hereof, a Voting Agreement dated as of the date hereof (the "Voting Agreement"), pursuant to which such shareholders shall make certain agreements with respect to the voting of their shares of Company Common Stock.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Associated, Holding and the Company hereby agree as follows:

                                  ARTICLE I

                                 THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Wisconsin Law, at the Effective Time (as defined in Section 1.02) the Company shall be merged with and into Holding. As a result of the Merger, the separate corporate existence of the Company shall cease and Holding shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 1.02. Effective Time. The parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of Wisconsin, in such form as required by, and executed in accordance with the relevant provisions of Wisconsin Law (a) after the satisfaction, or if permissible, waiver of conditions set forth in
Article VII, and (b) as promptly as possible within the sixty (60) day period commencing with the latest of the following dates:

           (i) The 30th calendar day after the date of approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board");

           (ii) Such date as may be prescribed by the Federal Reserve Board or any other agency or authority pursuant to applicable law, rules or regulations, prior to which consummation of the transaction described and referred to herein may not be effected;

           (iii) The date of the shareholders' meeting of the Company to vote upon the Merger pursuant to Section 6.02; or

           (iv) If the transaction contemplated by this Agreement is being contested in any legal proceeding and Associated or the Company has elected to contest the same, the date that such legal proceeding has been brought to a conclusion favorable, in the judgment of Associated or the Company, to the consummation of the transaction contemplated hereby.

     The date and time of the filing of the Articles of Merger is hereinafter referred to as the "Effective Time." Anything to the contrary notwithstanding, the Effective Time shall not under any circumstances occur prior to March 15, 1996.

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Wisconsin Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Holding and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Holding and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and the Bylaws of Holding, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation.

     SECTION 1.05. Directors and Officers. The directors of Holding immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Holding immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.06. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Associated, Holding, the Company, or the holders of any of the following securities (except as provided in Section 1.06(d)):

           (a) each Share of common stock, no par value, of the Company (the "Company Common Stock") (all issued and outstanding shares of the Company Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 1.06(b) and other than any Dissenting Shares, as defined in Section 1.06(c)) shall be converted, in accordance with Section 1.07, into the right to receive
      173.7766 shares of common stock, par value $.01 per share, of Associated ("Associated Common Stock"). As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such Shares shall thereafter represent the right to receive a certificate representing shares of Associated Common Stock into which such Company Common Stock is convertible. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Associated Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of
      Section 1.07, without interest. No fractional shares of Associated Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 1.07 hereof.

           (b) each Share held in the treasury of the Company and each Share owned by Associated or any direct or indirect wholly-owned subsidiary of Associated immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

           (c) each Share of the Company Common Stock which shall be issued and outstanding as of the Effective Time and held by a shareholder who has validly perfected dissenter's rights in accordance with Wisconsin Law, shall not be converted into and shall not become Associated Common Stock hereunder (all such shares of the Company Common Stock are hereinafter called "Dissenting Shares"). The Company shall give Associated prompt notice upon receipt by the Company of any written notice from any such shareholder of the Company ("Dissenting Shareholder"). The Company agrees that prior to the Effective Time, it will not, except with prior written consent of Associated, voluntarily make any payment with respect to, or settle or offer to settle, any request for withdrawal pursuant to the exercise of dissenter's rights. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of applicable law, to payment for his or her shares of the Company Common Stock shall receive payment therefor from Associated (but only after the amount thereof shall be agreed upon or finally determined pursuant to the provisions of applicable law). If any Dissenting Shareholder shall fail to perfect or shall effectively withdraw or lose his or her right to receive the value of his or her shares of Associated Common Stock, his or her shares shall be thereupon converted into Associated Common Stock in accordance with the provisions of Section 1.06(a) and, if applicable, cash under Section 1.07(e).

           (d) each share of common stock, par value $20 per share, of the Bank (the "Bank Common Stock") issued and outstanding immediately prior to the Effective Time that is not owned by the Company shall be exchanged for shares of Associated Common Stock in accordance with the terms of the Stock Exchange Agreement attached as Exhibit 1.06 (the "Stock Exchange Agreement").

     SECTION 1.07.  Exchange of Certificates.

           (a) Exchange Agent As of the Effective Time, Associated shall deposit, or shall cause to be deposited, with a bank or trust company designated by Associated and acceptable to the Company (the "Exchange Agent"), and such deposit shall be solely for the benefit of the holders of Shares and Bank Common Stock, for exchange in accordance with this
      Article I and the Stock Exchange Agreement through the Exchange Agent, certificates representing the shares of Associated Common Stock (such certificates for shares of Associated Common Stock, and cash in lieu of fractional shares (if any), together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.06 in exchange for outstanding Shares and in exchange for certain outstanding shares of Bank Common Stock pursuant to the Stock Exchange Agreement.

           (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail or personally deliver to each holder of record (or his or her attorney-in-fact) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (or shares of Bank Common Stock) (the "Certificates"), whose Shares (or shares of Bank Common Stock) were converted into the right to receive shares of Associated Common Stock pursuant to Section 1.06 or pursuant to the Stock Exchange Agreement and cash in lieu of fractional shares (if any), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Associated may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Associated Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Associated Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I or the Stock Exchange Agreement (after taking into account all Shares or shares of Bank Common Stock then held by such holder) and cash in lieu of fractional shares (if any), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company (or a transfer of ownership of Bank Common Stock which is not registered in the transfer records of the Bank), a certificate representing the proper number of shares of Associated Common Stock may be issued to a transferee if the Certificate representing such Shares (or Bank Common Stock) is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Certificates surrendered for exchange by any affiliate of the Company shall not be exchanged for certificates representing shares of Associated Common Stock until Associated has received a written agreement from such person as provided in Section 4.05 hereof. Until surrendered as contemplated by this
      Section 1.07, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Associated Common Stock and cash in lieu of any fractional shares of Associated Common Stock as contemplated by Section 1.07(e).

           (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Associated Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Associated Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.07(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Associated Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Associated Common Stock to which such holder is entitled pursuant to
      Section 1.07(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Associated Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Associated Common stock.

           (d) No Further Rights in the Shares. All shares of Associated Common Stock issued upon conversion of the Shares in accordance with the terms hereof or exchange of Bank Common Stock pursuant to the Stock Exchange Agreement (including any cash paid pursuant to Section 1.07(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares or Bank Common Stock.

           (e) No Fractional Shares No certificates or scrip representing fractional shares of Associated Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of Associated. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the "Order Date Price." For purposes hereof, the "Order Date Price" shall mean the the closing price of a share of Associated Common Stock as quoted on the NASDAQ National Market on the first business day following the date the Federal Reserve Board issues an order approving consummation of the Merger.

           (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company (or the Bank) for six months after the Effective Time shall be delivered to Associated, upon demand, and any shareholders of the Company (or the Bank) who have not theretofore complied with this Article I (or the Stock Exchange Agreement) shall thereafter look only to Associated for payment of their claim for Associated Common Stock, any cash in lieu of fractional shares of Associated Common Stock and any dividends or distributions with respect to Associated Common Stock.

           (g) No Liability. Neither Associated, Holding or the Company shall be liable to any holder of Shares (or Bank Common Stock) for any such Shares (or Bank Common Stock) (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

           (h) Withholding Rights. Associated shall be entitled to deduct and withhold from any cash consideration payable pursuant to this Agreement to any holder of Shares (or Bank Common Stock) such amounts as Associated is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Associated, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares (or Bank Common Stock) in respect of which such deduction and withholding was made by Associated.

     SECTION 1.08. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company and the Bank shall be closed and there shall be no further registration of transfers of shares of the Company's Common Stock or Bank Common Stock thereafter on the records of the Company or the Bank. From and after the Effective Time, the holders of certificates evidencing ownership of shares of the Company's Common Stock or Bank Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares (or Bank Common Stock) except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Associated for any reason shall be converted into shares of Associated Common Stock in accordance with this Article I and /or the Stock Exchange Agreement.

     SECTION 1.09. Anti-Dilution Adjustment. If, subsequent to the date hereof and prior to the Effective Time, Associated shall pay a stock dividend or make a distribution on Associated Common Stock in shares of Associated Common Stock or any security convertible into Associated Common Stock or shall combine or subdivide its stock, then in each such case, from and after the record date for determining the shareholders entitled to receive such dividend or distribution or the securities resulting from such combination or subdivision, an appropriate adjustment shall be made to the conversion ratio set forth in Section 1.06 above, for purposes of determining the number of shares of Associated Common Stock into which the Company's Common Stock (or Bank Common Stock) shall be converted. For purposes hereof, the payment of a dividend in Associated Common Stock, or the distribution on Associated Common Stock in securities convertible into Associated Common Stock, shall be deemed to have effected an increase in the number of outstanding shares of Associated Common Stock equal to the number of shares of Associated Common Stock into which such securities shall be initially convertible without the payment by the holder thereof of any consideration other than the surrender for cancellation of such convertible securities. Notwithstanding the foregoing, this Section shall not apply to any stock options issued under option plans of Associated existing as of the date of this Agreement.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Disclosure Schedule attached hereto (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Associated and Holding that:

     SECTION 2.01. Organization and Qualification of the Company; Subsidiaries. The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin. The Bank is duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Fusch is duly organized, validly existing and in good standing under the laws of Delaware. The Bank has been the only subsidiary of the Company. Fusch has been the only subsidiary of the Bank. The Company and Subsidiaries each has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Company Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company and the Subsidiaries, taken as a whole. The term "Material Adverse Effect" as used in this Agreement shall mean any change or effect that is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities). Neither the Company nor the Subsidiary has received notice of proceedings relating to the revocation or modification of any Company Approvals. The Company, the Bank and Fusch are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of their properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole. The Company is registered with the Federal Reserve Board as a one bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Except for the Subsidiaries, the Company holds no interest, either directly or indirectly, in any other entity.

     SECTION 2.02. Articles of Incorporation and Bylaws. The Company has heretofore furnished to Associated a complete and correct copy of the Articles of Incorporation and the Bylaws, as amended or restated, of the Company and the Subsidiaries and such Articles of Incorporation and Bylaws of the Company and the Subsidiaries are in full force and effect and neither the Company nor the Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     SECTION 2.03.  Capitalization.

           (a) Capitalization of the Company. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, no par value. As of the date of this Agreement, (i) 2,883 shares of the Company's Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable (except as provided in section 180.0622(2)(b) of the Wisconsin Business Corporation Law), and all of which have been issued in compliance with applicable securities laws, and (ii) except as reflected in the Company's Disclosure Schedule at Section 2.03(a), no shares of the Company's Common Stock are held in the Company's treasury. Except as set forth in the Company's Disclosure Schedule at Section 2.03(a), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of the Company's Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

           (b) Capitalization of the Bank. The authorized capital stock of the Bank consists of 9,000 shares of common stock, par value $20 per share. As of the date of this Agreement, (i) 9,000 shares of the Bank's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and all of which have been issued in compliance with applicable securities laws, and (ii) except as reflected in the Company's Disclosure Schedule at Section 2.03(b), the Company owns all of the Bank's capital stock. Except as set forth in the Company's Disclosure Schedule at Section 2.03(b), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Bank or obligating the Bank to issue or sell any shares of capital stock of, or other equity interests in the Bank. There are no obligations, contingent or otherwise, of the Bank to repurchase, redeem or otherwise acquire any shares of the Bank's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

           (c) Capitalization of Fusch. The authorized capital stock of Fusch consists of 1,000 shares of common stock, par value $1 per share. As of the date of this Agreement, (i) 100 shares of Fusch's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and all of which have been issued in compliance with applicable securities laws, and (ii) the Bank owns all of Fusch's capital stock. Except as set forth in the Company's Disclosure Schedule at
      Section 2.03(c), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Fusch or obligating Fusch to issue or sell any shares of capital stock of, or other equity interests in Fusch. There are no obligations, contingent or otherwise, of Fusch to repurchase, redeem or otherwise acquire any shares of Fusch's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

     SECTION 2.04. Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of the Company's Common Stock in accordance with Wisconsin Law and the Company's Articles of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Associated and Holding, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     SECTION 2.05.  No Conflict; Required Filings and Consents.

           (a) To the best knowledge of the Company, after inquiry of its executive officers, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company or the Subsidiaries, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or the Subsidiaries, or by which their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or the Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole. The Board of Directors of the Company has taken all actions necessary under Wisconsin Law, including approving the transactions contemplated herein, to insure that none of the restrictions set forth in Wisconsin Law do or will apply to the transactions contemplated herein.

           (b) To the best knowledge of the Company, after inquiry of its executive officers, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), BHCA, the banking laws and regulations of the State of Wisconsin (the "WBL"), and the filing and recordation of appropriate merger or other documents as required by Wisconsin Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

     SECTION 2.06. Compliance; Permits. To the best knowledge of the Company after inquiry of its executive officers, neither the Company nor any Subsidiary is in conflict with, or in default or violation of, (a) any law applicable to the Company or any Subsidiary or by which any of their respective properties are bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

     SECTION 2.07.  Banking Reports and Financial Statements.

           (a) The Company and the Subsidiaries have timely filed, or as amended have timely filed, all forms, reports and documents required to be filed with the Federal Reserve Board, the Wisconsin Commissioner and any other applicable federal or state authorities (all such reports and statements are collectively referred to as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement, (i) were or will be prepared in accordance with the requirements of applicable law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (b) Each of the consolidated financial statements of the Company (including, in each case, any related notes thereto) delivered to Associated whether or not contained in the Company Reports (the "Financial Statements"), including, but not limited to, any Company Reports filed since the date of this Agreement and prior to or at the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

           (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1994, including all notes thereto (the "Company Balance Sheet"), neither the Company nor any of the Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except (i) for liabilities or obligations incurred in the ordinary course of business since December 31, 1994, that would not, individually or in the aggregate have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole, or (ii) as otherwise reflected in the reports referred to in Section 2.07(a) hereof.

     SECTION 2.08. Absence of Certain Changes or Events. Except as disclosed in the Financial Statements since December 31, 1994, to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1994, there has not been (a) any change in the financial condition, results of operations or business of the Company or the Subsidiaries having a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or the Subsidiaries having a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole,
(c) any change by the Company or the Subsidiaries in their accounting methods, principles or practices, except for compliance with applicable new requirements of the Financial Accounting Standards Board, (d) any revaluation by the Company or the Subsidiaries of any of their material assets in any material respect,
(e) any entry by the Company or any Subsidiary into any commitment or transactions material to the Company or the Subsidiaries, taken as a whole, (f) any declaration, setting aside or payment of any dividends or distributions in respect of shares of the Company's Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Subsidiary, or (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in compensation payable or to become payable to any officers or key employees of the Company or any of the Subsidiaries.

     SECTION 2.09. Absence of Litigation. Except as disclosed in the Company Reports filed prior to the date of this Agreement: (a) neither the Company nor any Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking authority or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting the Company or any Subsidiary pending or, to the knowledge of the Company, threatened, except for matters which individually seek damages not in excess of $20,000 and which otherwise will not have, and cannot reasonably be expected to have, a Material Adverse Effect on the Company or the Subsidiaries taken as a whole, and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to the Company or any Subsidiary as a result of the examination by any regulatory authority.

     SECTION 2.10.   Employee Benefit Plans.

           (a) The Company Disclosure Schedule at Section 2.10 lists all "employee pension benefit plans," as such term is defined in section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") without regard to any exemptions from any requirements thereunder issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by the Company or any Subsidiary (the "Pension Plans"). The term "Pension Plan" shall also include any terminated

      "employee pension benefit plan" previously maintained, sponsored or contributed to by the Company or any Subsidiary which, as of the Effective Time, has not distributed all of its assets in full satisfaction of accrued benefits and/or obligations.

           (b) The Company Disclosure Schedule at Section 2.10 lists all "employee welfare benefit plans," as defined in ERISA section 3(1) without regard to any exemptions from any requirements thereunder issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by the Company or any Subsidiary (the "Welfare Plans"). The term "Welfare Plans" shall also include any terminated employee welfare benefit plan previously maintained, sponsored or contributed to by the Company or any Subsidiary which, as of the Effective Time, has not distributed all of its assets and/or satisfied all of its obligations.

           (c) The Company has made available to Associated true and complete copies of the documents governing each of the Pension Plans and Welfare Plans as in effect at the Effective Time.

           (d) The Company Disclosure Schedule at Section 2.10 lists all plans or programs to provide fringe benefits to the Company's and Subsidiaries' employees (other than Pension Plans and Welfare Plans) including, but not limited to, vacation, sick leave, disability, medical, hospitalization, life insurance and other insurance plans or related benefits (the "Fringe Benefit Plans").

           (e) The Company has made available to Associated true and complete copies of the documents governing each Fringe Benefit Plan.

           (f) The Company has no direct or indirect, formal or informal, plan, fund or program to change any Pension Plan, Welfare Plan or Fringe Benefit Plan that would affect any of the Company's or any Subsidiary's employees. Neither the Company nor any Subsidiary has made a material modification, within the meaning of ERISA section 102 and the regulations thereunder, to any existing Pension Plan, Welfare Plan or Fringe Benefit Plan which is not set forth in the Pension Plan, Welfare Plan or Fringe Benefit Plan documents provided to Associated.

           (g) For purposes of this Section 2.10, "Company" shall include the Company, the Subsidiaries and all members of any controlled group of corporations (within the meaning of Code section 414(b), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA section 4001), any group of trades or businesses under common control (within the meaning of Code section 414(c), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA section 4001) and any affiliated service group (within the meaning of Code section 414(m) and relevant Treasury Regulations and proposed Treasury Regulations) of which the Company or any Subsidiary is a member.

           (h) Neither the Company nor any Subsidiary has ever been obligated to contribute to any multi-employer plan within the meaning of ERISA section 3(37).

           (i) To the Company's knowledge, the Pension Plans, Welfare Plans and Fringe Benefit Plans and the trusts and other funding vehicles related to the Pension Plans, Welfare Plans and Fringe Benefit Plans have been administered in all respects in compliance with the applicable requirements of ERISA, the Code, the plan documents and all other applicable rules, regulations and laws. The Pension Plans, Welfare Plans and Fringe Benefit Plans and the trusts or other funding vehicles related to the Pension Plans, Welfare Plans and Fringe Benefit Plans meet all applicable requirements, in form and in operation, for favorable tax treatment under the Code. All required contributions pursuant to the Pension Plans, Welfare Plans and Fringe Benefit Plans for all periods prior to the Effective Time have been made or will be made prior to the Effective Time. There are no pending or, to the Company's knowledge, threatened claims, lawsuits or arbitrations which have been asserted or instituted against the Pension Plans, Welfare Plans or Fringe

      Benefit Plans or any fiduciaries thereof with respect to their duties to the Pension Plans, Welfare Plans or Fringe Benefit Plans or the assets of any of the trusts under any Pension Plans, Welfare Plans or Fringe Benefit Plans. No representations or communications with respect to participation, eligibility for benefits, vesting, benefit accrual or coverage under the Pension Plans, Welfare Plans or Fringe Benefit Plans have been made to the Company's or Subsidiaries' employees other than those which are in accordance with the terms of such Pension Plans, Welfare Plans or Fringe Benefit Plans in effect immediately prior to the Effective Time.

           (j) With respect to any Welfare Plan which is a "group health plan" as defined in Code section 4980B, the Company or Subsidiary in question has complied with the continuation coverage requirements of Code section 4980B for any periods prior to the Effective Time.

           (k) The Company has furnished to Associated copies of all documents relating to the Pension Plans, Welfare Plans or Fringe Benefit Plans, including, but not limited to, the following: any service provider agreements, any investment management agreements, fiduciary insurance policies, fidelity bonds, rules, regulations or policies of the trustees or any committee thereunder, all of which are true and complete.

           (l) Since December 31, 1974, no fiduciary of the Pension Plans or Welfare Plans has engaged in any "prohibited transaction" (as defined in ERISA section 406 or Code section 4975) nor has any fiduciary breached any fiduciary responsibility, as described in Part 4 of Title I of ERISA with respect to such Pension Plans or Welfare Plans.

           (m) The Company has no knowledge of the occurrence of any event with respect to any Pension Plan which could result in a liability of the Company, any Subsidiary or any member of the Company's controlled group to the Pension Benefit Guaranty Corporation ("PBGC"), other than the timely payment of premiums pursuant to section 4007 of ERISA. All required PBGC premiums have been paid for the periods through the Effective Time.

           (n) No Welfare Plan or Fringe Benefit Plan provides any form of post-retirement health benefits to retired employees of the Company or any Subsidiary, other than benefits required to be provided pursuant to Code section 4980B.

     SECTION 2.11. Employment Contracts; Material Contracts. Except as set forth in the Company Disclosure Schedule at Section 2.11, neither the Company nor any Subsidiary is a party to or bound by (a) any salary continuation, employment or consulting contract, (b) any contract or commitment for capital expenditures in excess of $10,000.00 for any one (1) project, or (c) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement.

     SECTION 2.12. Registration Statement; Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion in (a) the Registration Statement (as defined in Section 6.01), (b) the Proxy Statement/ Prospectus (as defined in Section 6.01), or (c) any other document to be filed with the Securities and Exchange Commission (the "SEC") or other regulatory authority in connection with the transactions contemplated hereby, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and at the Effective Time, and with respect to the Proxy Statement/Prospectus, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, none of such information at the time of the Company's shareholders meeting (pursuant to Section 6.02) (the "Meeting") shall be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting.

     SECTION 2.13.  Title to Property.  The Company Disclosure Schedule at
Section 2.13 correctly identifies all real property owned and leased by the Company and the Subsidiaries. Except as set forth on the Company Disclosure Schedule at Section 2.13, the Company and each of the Subsidiaries has good and defensible title to all of their properties and assets, real and personal, tangible and intangible free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as to not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole; and all leases pursuant to which the Company or any Subsidiary leases from others real or personal property including, without limitation, leases for branch offices are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or any Subsidiary has not taken adequate steps to prevent such a default from occurring). The Company's and each Subsidiary's buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted. None of the buildings, structures or appurtenances owned or leased by the Company or any Subsidiary for their operation or maintenance as now operated or maintained, contravenes any zoning ordinances or other administrative regulations (whether or not permitted because of prior non-conforming use) or violates any restrictive covenant or any provision of law, the effect of which would materially interfere with or prevent the continued use of such properties for the purposes for which they are now being used or would materially and adversely affect the value thereof.

     SECTION 2.14.  Compliance with Environmental Laws.

           (a) The term "Company's Property" shall mean any real property and improvements currently owned, leased, used, operated or occupied by the Company or any Subsidiary, including properties acquired by foreclosure, properties which the Bank has a present right to acquire upon foreclosure and which are owned by customers of the Bank who have received written notification of default, or properties held or operated in a fiduciary or managerial capacity.

           (b) The term "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or Environmental Permit.

           (c) The term "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process wastewater or the disposal of solid or hazardous waste or otherwise relating to the environment or hazardous substances or employee health and safety.

           (d) The term "Environmental Permits" shall mean all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

           (e) The term "Hazardous Substances" shall mean all hazardous and toxic substances, wastes and materials; any pollutants or contaminants (including, without limitation, petroleum products, asbestos and raw materials which include hazardous constituents); and any other similar substances or materials which are regulated under Environmental Laws.

           (f) The Environmental Permits (if any) are in full force and effect and, to the Company's knowledge, constitute all permits, licenses, approvals and consents relating to Environmental Laws or Hazardous Substances required for the conduct of the Company's and Subsidiaries' businesses and the use of the Company's Property (as presently conducted and used) in compliance with Environmental Laws.

           (g) The Company and the Subsidiaries have filed all reports, returns and other filings required to be filed with respect to the Company's Property under Environmental Laws and the Environmental Permits except where the failure to do so would not have a Material Adverse Effect on the Company's or Subsidiaries' businesses or financial condition, taken as a whole. The Company and/or the Subsidiaries have made no environmental filings after January 1, 1995.

           (h) To the Company's knowledge, the business of the Company and the Subsidiaries and the Company's Property have been and are being operated by the Company in accordance with all Environmental Laws and Environmental Permits. Neither the Company nor any of the Subsidiaries has received any written notice nor does the Company or any of the Subsidiaries have knowledge that the Company's Property is not in material compliance with all Environmental Laws and Environmental Permits and no proceeding for the suspension, revocation or cancellation of any Environmental Permit is pending or, to the Company's knowledge, threatened.

           (i) There are no actions pending, or to the Company's knowledge, threatened against the Company or any of the Subsidiaries (naming the Company or any Subsidiary), which in any case assert or allege (i) the Company or any Subsidiary (naming the Company or any Subsidiary) violated any Environmental Law or Environmental Permit or are in default with respect to any Environmental Permit or any order, writ, judgment, variance, award or decree of any government authority; (ii) the Company or any of the Subsidiaries is required to clean up or take remedial or other response action due to the disposal, discharge or other release of any Hazardous Substance on the Company's Property or elsewhere; or (iii) the Company or any of the Subsidiaries is required to contribute to the cost of any past, present or future cleanup or remedial or other response action which arises out of or is related to the disposal, discharge or other release or any Hazardous Substance by the Company, the Subsidiaries or others. The Company, the Subsidiaries and the Company's Property are not subject to any judgment, stipulation, order, decree or agreement arising under Environmental Laws.

           (j) With respect to the period during which the Company or any of the Subsidiaries occupied the Company's Property (i) no Hazardous Substances have been treated, recycled or disposed of by the Company or any of the Subsidiaries (intentionally or unintentionally) on, under or at the Company's Property; (ii) there has been no release or threatened release by the Company or any of the Subsidiaries of any Hazardous Substance from the Company's Property; and (iii) there have been no activities on the Company's Property which would subject Associated, Holding, the Subsidiaries, or any subsequent occupier of the Company's Property to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or common law theory of liability.

     SECTION 2.15. Absence of Agreements. Neither the Company nor any Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of the Company or any Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, the Company or any Subsidiary may carry on its business), or in any manner relates to its capital adequacy, its credit policies or its management nor has the Company or any Subsidiary been advised that any federal, state or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

     SECTION 2.16. Taxes. The Company and the Subsidiaries have timely filed all Tax Returns (as defined below) required to be filed by them, and the Company and the Subsidiaries have timely paid and discharged all Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment. To the best knowledge of the

Company, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (a) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (b) customs duties, imposts, charges, levies or other similar assessments of any kind, and (c) interest, penalties and additions to tax imposed with respect thereto, and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of the Company's knowledge, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional Taxes. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens on any assets of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole, after the Effective Time. The accruals and reserves for taxes reflected in the Company's Balance Sheet are adequate to cover all Taxes accruable by the Company and the Subsidiaries on a consolidated basis through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. Except as may be set forth in the Company Disclosure Schedule at Section 2.16, no agreements relating to allocating or sharing of Taxes exist between the Company and the Subsidiaries.

     SECTION 2.17. Insurance. Complete and correct copies of all material policies of fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by the Company and the Subsidiaries have been delivered to Associated. Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to workers' compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are and shall remain valid, outstanding and enforceable policies, and will not be terminated prior to the Effective Time. To the best knowledge of the Company, the insurance policies to which the Company or the Subsidiaries are parties are sufficient for compliance with all material requirements of law and all material agreements to which the Company or the Subsidiaries are parties and will be maintained by the Company and the Subsidiaries until the Effective Time. Neither the Company nor any Subsidiary has been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last five (5) years.

     SECTION 2.18. Absence of Adverse Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may have a Material Adverse Effect on the financial condition, results or operations, assets, business or prospects of the Company or the Subsidiaries, taken as a whole.

     SECTION 2.19. Internal Controls and Records. The Company and each Subsidiary maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (a) in all material respects, executed in accordance with its management's general or specific authorization, and (b) recorded in conformity with generally accepted accounting principles. There is no amendment to any ending agreement, collateral document or security which is not fully reflected in the books and records of the Company or the Subsidiaries.

     SECTION 2.20. Loans. Except as disclosed in the Company Disclosure Schedule at Section 2.20, (a) the Bank is not a party to any written or oral loan agreement, note or borrowing arrangement which has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company or the Subsidiaries or banking regulators; (b) neither the Company nor any Subsidiary is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Company or any Subsidiary, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (c) neither the Company nor any Subsidiary is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority and which violation could have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

     SECTION 2.21. Labor Matters. Except as will not cause a Material Adverse Effect to the Company or the Subsidiaries (a) the Company and the Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting the Company or any Subsidiary; (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or any Subsidiary; and (e) neither the Company nor any Subsidiary is experiencing any material work stoppage.

     SECTION 2.22. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Subsidiaries.

     SECTION 2.23.  Accounting and Tax Matters.

           (a) To the best knowledge of the Company, neither the Company nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Associated from accounting for the business combinations to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

           (b) To the best knowledge of the Company, there is no plan or intention on the part of shareholders of the Company or Bank who will receive Associated Common Stock to sell or otherwise dispose of an amount of Associated Common Stock to be received in the Merger or pursuant to the Stock Exchange Agreement which would reduce their ownership of Associated Common Stock to a number of shares having in the aggregate a value at the time of the Merger of less than fifty percent (50%) of the total value of the Company's Common Stock outstanding immediately prior to the Merger.

     SECTION 2.24. Full Disclosure. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of the Company to Associated in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     SECTION 2.25. Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of the Company's Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF ASSOCIATED

     Except as set forth in the Disclosure Schedule attached hereto (the "Associated Disclosure Schedule"), Associated hereby represents and warrants to the Company that:

     SECTION 3.01. Organization and Qualification. Associated and Holding are bank holding companies duly organized and validly existing under the laws of the State of Wisconsin. Associated and Holding are registered with the Federal Reserve Board as bank holding companies under the BHCA. Associated and Holding have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (the "Associated Approvals") necessary to own, lease and operate their properties and to carry on their businesses as they are now being conducted, including appropriate authorizations from the Federal Reserve Board, except where the failure to be so organized and existing or to have such power, authority and Associated Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Associated or Holding, taken as a whole. Associated has not received any notice of proceedings relating to the revocation or modification of any such Associated Approvals. Associated and Holding are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Associated or Holding taken as a whole.

     SECTION 3.02. Articles of Incorporation and Bylaws. Associated and Holding have heretofore furnished to the Company a complete and correct copy of their respective Articles of Incorporation and the Bylaws, as amended or restated. Such Articles of Incorporation and Bylaws are in full force and effect. Associated and Holding are not in violation of any of the provisions of their Articles of Incorporation or Bylaws.

     SECTION 3.03. Capitalization. The outstanding capital stock of Associated is, and the shares of Associated Common Stock to be issued pursuant to the Merger and pursuant to the Stock Exchange Agreement, when so issued, will be, duly authorized, validly issued, fully paid and non-assessable (except as provided in section 180.0622(2)(b) of Wisconsin Business Corporation Law) and have not, and will not have, been issued in violation of the preemptive rights of any person.

     SECTION 3.04. Authority. Associated and Holding have the requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Associated and Holding and the consummation by Associated and Holding of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Associated and Holding and no other corporate proceedings on the part of Associated or Holding are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by Associated and Holding and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Associated and Holding.

     SECTION 3.05.  No Conflict; Required Filings and Consents.

           (a) To the best knowledge of Associated, the execution and delivery of this Agreement by Associated and Holding does not, and the performance of this Agreement by Associated and Holding shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Associated or Holding, (ii) conflict with or violate any laws applicable to Associated or Holding or by which their properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Associated or Holding pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Associated or Holding is a party or by which Associated, Holding or their properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Associated or Holding, taken as a whole.

           (b) To the best knowledge of Associated, the execution and delivery of this Agreement by Associated and Holding do not, and the performance of this Agreement by Associated and Holding shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the BHCA, the WBL, and the filing and recordation of appropriate merger or other documents as required by Wisconsin Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Associated and Holding from performing their obligations under this Agreement, and would not have a Material Adverse Effect on Associated or Holding, taken as a whole.

     SECTION 3.06. Compliance; Permits. To the best knowledge of Associated, neither Associated nor Holding is in conflict with, or in default or violation of (a) any Law applicable to Associated or Holding or by which their property is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Associated or Holding is a party or by which Associated or Holding or any of their properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Associated or Holding, taken as a whole.

     SECTION 3.07.  Securities Reports; Financial Statements.

           (a) As of the date of this Agreement, Associated has delivered to the Company in the form filed with the SEC (x)(i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1991, 1992, 1993, and 1994, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1995, and June 30, 1995, (iii) all definitive proxy statements relating to Associated's meetings of shareholders (whether annual or special) held since December 31, 1990, (iv) all Reports on Form 8-K filed by Associated with the SEC since December 31, 1990, (v) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above and registration statements on Form S-8 filed by Associated with the SEC since December 31, 1990) and (vi) all amendments and supplements to all such reports and registration statements filed by Associated with the SEC since December 31, 1990 (collectively, the "Associated SEC Reports").
      The Associated SEC Reports, including all Associated SEC Reports filed after the date of this Agreement, (y)(i) were or will be prepared in accordance with the requirements of applicable law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Associated SEC Reports, including any Associated SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Associated and its subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

           (c) Except as and to the extent set forth on the consolidated balance sheet of Associated and its subsidiaries as of December 31, 1994, including all notes thereto (the "Associated Balance Sheet"), neither Associated nor its subsidiaries have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except (i) for liabilities or obligations incurred in the ordinary course of business since December 31, 1994, that would not, individually or in the aggregate, have a Material Adverse Effect on Associated or its subsidiaries, taken as a whole, or (ii) as otherwise reflected in the reports referred to in clause (x)(ii) of Section 3.07(a) hereof.

     SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in the Associated SEC Reports filed prior to the date of this Agreement, since December 31, 1994, to the date of this Agreement, Associated and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1994, there has not been (a) any change in the financial condition, results of operations or business of Associated or its subsidiaries having a Material Adverse Effect on Associated or its subsidiaries, taken as a whole, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Associated or its subsidiaries having a Material Adverse Effect on Associated or its subsidiaries, taken as a whole, (c) any change by Associated in its accounting methods, principles or practices, (d) any revaluation by Associated of any of its material assets in any material respect, or (e) to the date of this Agreement, any entry by Associated or any of its subsidiaries into any commitment or transactions material to Associated or its subsidiaries, taken as a whole.

     SECTION 3.09. Absence of Litigation. Except as disclosed in the Associated Disclosure Schedule at Section 3.09 and in the Associated SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, litigation, proceeding, arbitration, investigation, or controversy of any kind affecting Associated or any of Associated's subsidiaries pending or, to the knowledge of Associated, threatened, except for matters which individually seek damages not in excess of $100,000 and which otherwise will not have, and cannot reasonably be expected to have, a Material Adverse Effect on Associated or its subsidiaries taken as a whole, and there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Associated or any of Associated's subsidiaries as a result of an examination by any bank regulatory authority.

     SECTION 3.10. Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Associated for inclusion in (a) the Registration Statement (as defined in Section 6.01) (b) the Proxy Statement/ Prospectus (as defined in Section 6.01), or (c) any other document to be filed with the SEC or other regulatory authority in connection with the transactions contemplated hereby, at the respective time such documents are filed and, in the case of the Registration Statement, when it becomes effective and at the Effective Time, and with respect to the Proxy Statement/Prospectus, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, none of such information at the time of the Meeting (as provided for in Section 6.02) shall be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents filed with the SEC or other regulatory authority by Associated in connection with the Merger shall comply as to form in all material respects with the provisions of applicable law.

     SECTION 3.11. Absence of Agreements. Neither Associated nor Holding is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of Associated or Holding to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or any method by which, Associated or Holding may carry on its business (other than as may be required by Law or applicable regulatory authorities)), or in any manner relates to its capital adequacy, its credit policies or its management, except for those the existence of which has been disclosed to the Company prior to the date of this Agreement, nor has Associated or Holding been advised that any federal, state or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as may be disclosed by Associated in the Associated Disclosure Schedule at Section 3.11.

     SECTION 3.12. Taxes. Associated and its subsidiaries have timely filed all Tax Returns required to be filed by them, and Associated and its subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Associated is maintaining reserves adequate for their payment. To the best knowledge of Associated, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this
Section 3.12, references to Associated and its subsidiaries include former subsidiaries of Associated for the periods during which any such corporations were owned, directly or indirectly, by Associated. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits or administrative proceedings, court proceedings or otherwise, or, to the best of Associated's knowledge, threatening to assert against Associated or any of its subsidiaries any deficiency or claim for additional Taxes. Neither Associated nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens on any assets of Associated or any of its subsidiaries. Neither Associated nor any of its subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on Associated or its subsidiaries, taken as a whole, after the Effective Time. The accruals and reserves for taxes reflected in the Associated Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. No agreements relating to allocating or sharing of Taxes exist among Associated and its subsidiaries and no tax indemnities given by Associated or its subsidiaries in connection with a sale of stock or assets remain in effect. Neither Associated nor any of its subsidiaries is required to include in income either (i) any amount in respect of any adjustment under Section 481 of the Code, or (ii) any installment sale gain. Neither Associated nor any of its subsidiaries has made an election under Section 341(f) of the Code.

     SECTION 3.13. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Associated.

     SECTION 3.14. Accounting and Tax Matters. To the best knowledge of Associated, neither Associated nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Associated from accounting for the business combinations to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

     SECTION 3.15. Full Disclosure. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of Associated to the Company, in or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it has been made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY


     SECTION 4.01. Affirmative Covenants. The Company hereby covenants and agrees with Associated and Holding that prior to the Effective Time, unless the prior written consent of Associated shall have been obtained and except as otherwise contemplated herein, it will and/or it will cause each Subsidiary to:

           (a) operate its business only in the usual, regular and ordinary course consistent with past practices;

           (b) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers;

           (c) use reasonable efforts to maintain and keep its properties in as good repair and condition as at present, ordinary wear and tear excepted;

           (d) use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

           (e) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

           (f) purchase and sell securities in accordance with the guidelines set forth in Exhibit 4.01;

           (g) with respect to the Bank, maintain as of December 31, 1995 and thereafter a loan loss reserve of not less than 2.45 percent of period ending loans;

           (h) comply with and perform in all material respects all obligations and duties imposed upon it by all applicable laws;

           (i) obtain an independent audit of its financial statements for the year ended December 31, 1995;

           (j) comply with the capital requirements set forth in Exhibit 4.01;

           (k) fully expense in 1995 all expenses (including fees) incurred in connection with the consummation of the transaction contemplated hereby;

           (l) correct all matters identified by Associated on Exhibit 4.01 and provide all documentation requested by Associated with respect thereto; and

           (m) obtain good and marketable title to all parcels of land used in connection with the operation of the Bank except for the parcel described as Lot Four (4), Block Twenty (20), Original Plat, City of Reedsburg, Sauk County, Wisconsin, with the building thereon erected.

     SECTION 4.02. Negative Covenants. Except as specifically contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Company shall not do, or permit the Subsidiaries to do, without the prior written consent of Associated, any of the following:

           (a) (i) grant any increase in compensation or grant any bonuses (incentive or special) to its employees as a class, or to its officers or directors, (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities,
      (iii) adopt, enter into, amend or modify any employee benefit plan or make any adjustments pursuant to any employee benefit plan, or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers, other than as is consistent with the normal severance policies of the Company and the Subsidiaries in effect on the date of this Agreement;

           (b) declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock.

           (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any assets or stock of any corporation, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

           (d) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

           (e) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any Subsidiary to take any such action, and the Company shall promptly notify Associated orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company or any
      Subsidiary: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent or more of assets in a single transaction or series of transactions, excluding from the calculation of the percentage hereunder any such transactions undertaken in the ordinary course of business and consistent with past practice; (iii) any sale of ten percent or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (iv) any tender offer or exchange offer for ten percent or more of outstanding shares of capital stock; (v) any solicitation of proxies in opposition to approval by the Company's shareholders of the Merger; (vi) the filing of an acquisition application (or the giving of acquisition notice) whether in draft or final form under the BHCA or the Change in Bank Control Act with respect to the Company or the Subsidiaries; (vii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock; or (viii) any public announcement of a proposal, plan or intention to do any of the foregoing;

           (f) propose or adopt any amendments to the corporate charter or Bylaws in any way materially adverse to Associated;

           (g) except in their fiduciary capacities for the account of customers, purchase any shares of Associated Common Stock;

           (h) change any of its methods of accounting in effect at December 31, 1994, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1994, except as may be required by law or generally accepted accounting principles;

           (i) subject to Section 4.01(f), change any lending, investment, liability management or other material policies concerning the business or operations of the Company or any Subsidiary in any material respect; organize any new subsidiaries or enter into any new non-banking line of business whether or not permissible under applicable Federal or state law, or make any material changes in its operations;

           (j) (i) incur or assume any material obligation or liability, including without limitation any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument and whether or not being incurred to reduce other existing liabilities, or make any loan (not including any loan renewal of a loan not then classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company, the Subsidiaries or banking regulators) or investment (including U.S. Treasury Securities) in an amount greater than $100,000.00, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingent or otherwise) for the obligations of any other person or entity; (iii) mortgage, license, pledge or grant a security interest in any of its material assets or allow to exist any material lien thereon; except (A) for liabilities and obligations (including corporate debt issuances) incurred in the ordinary course of business consistent with past practices and in amounts not material to the Company or the Subsidiaries; and (B) as may be required under existing agreements to which the Company or any Subsidiary is a party; (iv) acquire assets (including equipment) or securities in excess of $25,000 in the aggregate (excluding loans to customers and investments permitted in (i) above);
      (v) enter into any lease or enter into any other contract or agreement involving annual payments by the Company or any Subsidiary or the other party or parties thereto in excess of $20,000; (vi) pay, discharge, or satisfy any debts or claims not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $20,000.00 individually; (vii) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $25,000.00 or in any manner which would restrict in any material respect the operations or business of the Company or the Subsidiaries; (viii) purchase any new financial product or instrument which involves entering into a contract with a term of six months or longer; or (ix) take any action or fail to take any action which individually or in the aggregate can be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole; or

           (k) agree in writing or otherwise to do any of the foregoing.

     SECTION 4.03. Company Expenses. Anything to the contrary notwithstanding, the Company shall not, from the date of this Agreement to the Effective Time, without the prior written consent of Associated, pay any expenses, fees, obligations or liabilities except (a) interest expense on the Company's existing indebtedness and (b) directors' fees in accordance with the Company's usual and customary practices.

     SECTION 4.04.  Access and Information.

           (a) Upon reasonable notice, and without unreasonable disruption to the business carried on by the Company or the Subsidiaries, the Company shall (and shall cause the Subsidiaries to) afford to Associated's officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all its properties, books, contracts, commitments and records. Prior to the Effective Time, the Company shall (and shall cause each Subsidiary to) furnish promptly to Associated (i) a copy of each Company Report filed by it (to the extent permitted by Law) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable laws promptly after such documents are available, (ii) the monthly consolidated financial statements of the Company and the Subsidiaries; (iii) the audited consolidated financial statements of the Company and the Subsidiaries for the year ended December 31, 1995; (iv) a summary of any action taken by the Board of Directors, or any committee thereof, of the Company and the Subsidiaries; and (v) all other information concerning the business, properties and personnel of the Company or the Subsidiaries as Associated may reasonably request.

           (b) Any information provided to Associated by the Company or the Subsidiaries, whether prior to or subsequent to the date of this Agreement, shall be kept confidential by the representatives of Associated (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or (iii) it is required to be disclosed by Associated in any document required to be filed with any government agency. Upon any termination of this Agreement pursuant to Section 8 hereof, Associated agrees to promptly return all information and documents that it has obtained from the Company in connection herewith.

     SECTION 4.05.  Affiliates; Accounting and Tax Treatment.  Within thirty
(30) days after the date of this Agreement, (a) the Company shall deliver to Associated a letter identifying all persons who are then "affiliates" of the Company, including, without limitation, all directors and executive officers of the Company for purposes of Rule 145 promulgated under the Securities Act and
(b) the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and required to cause the Merger to qualify for pooling-of-interests accounting treatment, and shall use reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form attached hereto as Exhibit 4.05. The Company shall use reasonable efforts to obtain from any person who becomes an affiliate of the Company after the Company's delivery of the letter referred to above, and on or prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit 4.05 as soon as practicable after attaining such status. The Company will use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a reorganization under Section 368(a)(1)(A) of the Code.

     SECTION 4.06.  Expenses.

           (a) Except as provided in Section 8.02, below, all Expenses (as described below) incurred by Associated and the Company shall be borne solely and entirely by the party which has incurred the same, except that the parties shall share equally in the expense of printing and filing the Registration Statement and the Proxy Statement/Prospectus and all SEC and other regulatory filing fees incurred in connection herewith.

           (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

     SECTION 4.07. Delivery of Shareholder List. The Company shall arrange to have its transfer agent deliver to Associated or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the shareholders of the Company and Bank, their holdings of stock as of the latest practicable date, and such other shareholder information as Associated may reasonably request.

                                  ARTICLE V

                           COVENANTS OF ASSOCIATED

     SECTION 5.01. Affirmative Covenants. Associated hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained, and except as otherwise contemplated herein it will and will cause Holding to:

           (a) maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in Associated's financial Statements applied on consistent basis;

           (b) conduct its business in a manner that does not violate any law, except for possible violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Associated or its subsidiaries, taken as a whole; and

           (c) will, to the best of its ability and in all material respects,
      (i) comply with applicable Blue Sky Laws and regulations, the Securities Act, and the Exchange Act, and (ii) remain qualified under the Exchange Act and the rules and regulations thereunder.

     SECTION 5.02.  Access and Information.

           (a) After the date of this Agreement and prior to the Effective Time, upon reasonable notice, Associated shall (and shall cause each of its subsidiaries to) furnish promptly to the Company (i) a copy of each Associated SEC Report filed by it or received by it (to the extent permitted by law) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable laws promptly after such documents are available, and
      (ii) all other information concerning the business, properties and personnel of Associated or its subsidiaries as the Company may reasonably request.

           (b) Any information provided to the Company by Associated whether prior to or subsequent to the date of this Agreement shall be kept confidential by the representatives of the Company (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or (iii) it is required to be disclosed by the Company in any document required to be filed with the Company or any government authority or agency.

     SECTION 5.03. Accounting and Tax Treatment. Associated will use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a reorganization under Section 368(a)(1)(A) of the Code.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01. Registration Statement. As promptly as practicable after the execution of this Agreement, Associated shall prepare and file a registration statement on Form S-4 (the registration statement together with the amendments thereto are defined as the "Registration Statement" and the prospectus and proxy materials contained therein are defined as the "Proxy Statement/Prospectus") with the SEC covering the Associated Common Stock to be issued in the Merger (subject to the immediately following sentence), with a view toward permitting the Registration Statement to become effective as soon as reasonably practicable. Associated does not undertake to file post-effective amendments to Form S-4 or to file a separate registration statement to register the sale of Associated Common Stock by affiliates of the Company pursuant to Rule 145 promulgated under the Securities Act. The Company will furnish to Associated all information concerning the Company and the Subsidiaries required to be set forth in the Registration Statement and Associated will provide the Company and its counsel the opportunity to review and approve such information as set forth in the Registration Statement and Proxy Statement/Prospectus. Associated and the Company will each render to the other its full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act and the Exchange Act. Specifically, but without limitation, each will promptly advise the other if at any time before the Effective Time any information provided by it for inclusion in the Registration Statement appears to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatements or omissions. As promptly as practicable after the effective date of the Registration Statement, the Company and the Bank will mail to their shareholders (a) the Proxy Statement/Prospectus, and (b) as promptly as practicable after approval thereof by Associated, such other supplementary proxy materials as may be necessary to make the Proxy Statement/Prospectus comply with the requirements of the Securities Act and the Exchange Act.
Except as provided above and except with the prior written consent of Associated, the Company will not mail and will cause the Bank not to mail or otherwise furnish or publish to shareholders of the Company or the Bank any proxy solicitation material or other material relating to the Merger that constitutes a "prospectus" within the meaning of the Securities Act.
Associated shall also take any action required to be taken under any applicable Blue Sky Laws in connection with the issuance of the shares of Associated Common Stock to be issued as set forth in this Agreement and the Stock Exchange Agreement and the Company and the Subsidiaries shall furnish all information concerning the Company and the Subsidiaries, and the holders of the Company's Common Stock and Bank's Common Stock and other assistance as Associated may reasonably request in connection with such action.

     SECTION 6.02. Meeting of Shareholders. The Company and its officers and directors shall: (a) cause the Company's shareholders Meeting to be duly called and held as soon as practicable to consider and vote upon the Merger and any related matters in accordance with the applicable provisions of applicable law, (b) submit this Agreement to the Company's shareholders together with a unanimous recommendation for approval by the Board of Directors of the Company,
(c) solicit the approval thereof by the Company's shareholders by mailing or delivering to each shareholder a combined Prospectus/Proxy Statement, and (d) use their best efforts to obtain the approval and adoption of the Merger by the requisite percentage of the Company's shareholders.

     SECTION 6.03. Appropriate Action; Consents; Filings. The Company and Associated and Holding shall use all reasonable efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement; (b) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby and thereby, including, without limitation, the Merger; and
(c) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the Stock Exchange Agreement required under (i) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (ii) any applicable federal or state banking laws and (iii) any other applicable law; provided that Associated and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Associated shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement/Prospectus and the Registration statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

     SECTION 6.04. Notification of Certain Matters. The Company shall give prompt notice to Associated, and Associated shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of the Company or Associated, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.05. Public Announcements. Associated and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and Stock Exchange Agreement and shall not issue any such press release or make any such public statement prior to such consultation and with mutual consent of both parties, except as may be required by law or any listing agreement with the National Association of Securities Dealers.

     SECTION 6.06. Environmental Matters. In the event Ramaker & Associates, Inc. (the "Environmental Consultant") discovers or determines the existence of any environmental condition (including, without limitation, a spill, discharge, or contamination) the result of which may require investigative or remedial action pursuant to any federal, state, or local law, statute or regulation or may be the basis for the assertion of any third-party claims, including the claims of governmental entities, Associated shall promptly notify the Company thereof and the Company shall, at its sole cost and expense, proceed with due diligence to take reasonably appropriate action in response thereto.


                                  ARTICLE VII

                              CONDITIONS OF MERGER

     SECTION 7.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

           (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of Associated or the Company, threatened by the SEC. Associated shall have received all other federal or state securities permits and other authorizations necessary to issue Associated Common Stock in exchange for the Company Common Stock and to consummate the Merger.

           (b) Shareholder Approvals. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company.

           (c) Regulatory Approvals. The Merger shall have been approved by the Federal Reserve Board, which approval shall not contain any condition which is not reasonably satisfactory to Associated or the Company, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

           (d) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

     SECTION 7.02. Additional Conditions to Obligations of Associated. The obligations of Associated to effect the Merger are also subject to the following conditions:

           (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be complete and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made at the Effective Time with the same force and effect as if made on and as of the Effective Time. Associated shall have received a certificate of the Chief Executive Officer of the Company to that effect.

           (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

           (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company.

           (d) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (i) challenging or seeking material damages in connection with the Merger, the conversion of the Company Common Stock into Associated Common Stock pursuant to the Merger or the exchange of Bank Common Stock for Associated Common Stock pursuant to the Stock Exchange Agreement, or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Associated or its subsidiaries of all or any portion of the business or assets of the Company or any of the Subsidiaries, which in either case is reasonably likely to have a Material Adverse Effect on either the Company or the Subsidiaries, taken as a whole, or Associated or its subsidiaries, taken as a whole.

           (e) Opinion of Counsel.  Associated shall have received from David
      B. Hoff or other independent counsel for the Company reasonably satisfactory to Associated, an opinion dated the Effective Time, in form and substance reasonably satisfactory to Associated, covering the matters set forth in Annex B hereto, which opinion shall be based on such assumptions and containing such qualifications and limitations as are appropriate and reasonably satisfactory to Associated.

           (f) Tax Opinion. An opinion of independent counsel for Associated, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Associated, Holding and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect.

           (g) Intentionally left blank.

           (h) Pooling Opinions. Associated shall have received an opinion from KPMG Peat Marwick LLP to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

           (i) Affiliate Agreements. Associated shall have received from each person who is identified in the affiliate letter as an "affiliate" of the Company a signed affiliate agreement in the form attached hereto as
      Exhibit 4.05.

           (j) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of any regulatory approval, imposes any condition or restriction upon the Company, the Bank or Associated or their respective subsidiaries (or the Surviving Corporation or its subsidiaries after the Effective Time), including, without limitation, any requirement to raise additional capital, which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

           (k) Fractional Shares; Dissenters. The aggregate of (i) the fractional share interests in Associated Common Stock to be paid in cash pursuant to Section 1.07 of this Agreement and (ii) the shares of Associated Common Stock that would be issuable by virtue of the Merger with respect to shares of the Company's Common Stock outstanding on the record date for the meeting of the Company's shareholders to consider the Merger that will not be converted into Associated Common Stock due, directly or indirectly, to the exercise of dissenters' rights, if available under Wisconsin Law, shall not be more than 10% of the maximum aggregate number of shares of Associated Common Stock which could be issued as a result of the Merger.

           (l) Voting Agreement. Concurrently with the execution and delivery of this Agreement, Associated and certain shareholders of the Company shall have executed and delivered the Voting Agreement in the form of Annex C.

           (m) Environmental Report. Associated shall have received from the Environmental Consultant a written environmental evaluation of the Company's Property evidencing that:

               (i) the Company's Property complies with all Environmental Laws;

               (ii) no capital improvements should be reasonably required to maintain compliance with all Environmental Laws; and

               (iii) there are no material contingent liabilities affecting the Company's Property arising under Environmental Laws or under Environmental Permits;

      or the Company shall have complied with all of its obligations under
      Section 6.06.

           (n) Earnings. The Company's consolidated after-tax earnings for calendar year 1995 shall be at least $___________ and the Bank's consolidated after tax earnings for calendar year 1995 shall be at least $________.

           (o) Bank Rating. The Bank shall receive a "2" or better rating for safety and soundness from the State Commissioner of Banking examination conducted in and about November 1995.

           (p) Stock Exchange Agreement. The Company shall have delivered to Associated the Stock Exchange Agreement, duly executed by all shareholders of the Bank other than the Company.

           (q) Title to Bank Property. The Company shall have good and marketable title to all parcels of land on which the Bank is located except for the parcel described as Lot Four (4), Block Twenty (20), Original Plat, City of Reedsburg, Sauk County, Wisconsin, with the building thereon erected.

           (r) 1996 Earnings. Between January 1, 1996 and the end of the month prior to the month in which the Effective Time is to occur, the Bank's consolidated monthly earnings shall average at least $135,000.

           (s) Salary Continuation Agreements. The Company shall have delivered to Associated evidence reasonably satisfactory to Associated that (i) all salary continuation agreements to which the Company is a party have been terminated by all of the parties to such agreements and
      (ii) neither the Company nor any affiliate of the Company has any liability thereunder.

           (t) VEBA. The Company shall have delivered to Associated evidence reasonably satisfactory to Associated that no participants or beneficiaries under the Company's voluntary employees beneficiary association (as described under section 501(c)(9) of the Code) have any rights or benefits thereunder which have not been satisfied or extinguished.

     SECTION 7.03. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

           (a) Representations and Warranties. Each of the representations and warranties of Associated contained in this Agreement shall be complete and correct in all material respects (except that where any statement in a representation or warranty expressly includes a statement of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time.
      The Company shall have received a certificate of the President of Associated to that effect.

           (b) Agreements and Covenants. Associated and Holding shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

           (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by Associated and Holding for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Associated.

           (d) Opinion of Counsel. The Company shall have received from Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. or other independent counsel for Associated reasonably satisfactory to the Company, an opinion dated the Effective Time, in form and substance reasonably satisfactory to the Company, covering the matters set forth in Annex D, which opinions shall be based on such assumptions and contain such qualifications and limitations as are appropriate and reasonably satisfactory to the Company.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01.  Termination.

           (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

                 (i) by mutual written consent of Associated and the Company;

                 (ii) by the Company or Associated (A) if there has been a
            breach in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of the Company, on the one hand, or Associated, on the other hand, respectively, set forth in this Agreement, or (B) if any representation or warranty of the Company, on the one hand, or Associated, on the other hand, respectively, shall be discovered to have become untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case which breach or other condition has not been cured within 10 business days following receipt by the nonterminating party of notice of such breach or other condition; provided, however, this Agreement may not be terminated pursuant to this clause (ii) by the breaching party or party making any representation or warranty which shall have become untrue in any material respect;

                 (iii) by either Associated or the Company if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable;

                 (iv) by either Associated or the Company if the Merger shall not have been consummated before June 30, 1996, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement;

                 (v) by either Associated or the Company if the Federal Reserve
            Board or the Wisconsin Commissioner has denied approval of the Merger and neither Associated nor the Company has, within thirty
            (30) days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law;

                 (vi) by Associated if the Company fails to perform all of its obligations under Section 6.06;

                 (vii) by Associated, if the Dissenting Shares exceed ten
            percent (10%) of the Shares.

           (b) In the event of termination and abandonment by any party as provided above, written notice shall forthwith be given to the other parties, which notice shall specifically describe the basis for such termination.

      SECTION 8.02.  Effect of Termination.

           (a) If the Merger is not consummated as the result of termination of this Agreement caused otherwise than by breach of a party hereto, the Company and Associated each shall pay its own Expenses (as defined in Section 4.06 above) and this Agreement shall immediately terminate, except as set forth in Section 9.01 hereof, and neither the Company nor Associated shall have any liability under this Agreement for damages or otherwise.

           (b) If termination of this Agreement shall have been caused by breach of this Agreement by any party hereto, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have breached this Agreement shall indemnify and reimburse the other parties for their respective expenses.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I shall survive the Effective Time indefinitely and those set forth in Sections 4.04(b), 4.06, 5.02(b), 8.02 and Article IX hereof shall survive termination indefinitely.

     SECTION 9.02. Disclosure Schedules. The schedules and information set forth in the Disclosure Schedules specifically refer to the Section (and paragraph, if applicable) of this Agreement to which such schedule and information is responsive. The Disclosure Schedules shall not vary, change or alter the literal meaning of the representations and warranties of the parties contained in this Agreement, other than creating exceptions thereto which are directly responsive to the language of the representations and warranties contained in this Agreement.

     SECTION 9.03. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such Other address for a party as shall be specified by like changes of address) and shall be effective upon receipt:

           (a) If to Associated or Holding:

                        Associated Banc-Corp
                        112 North Adams Street
                        P.O. Box 13307
                        Green Bay, WI 54307-3307
                        Telecopier: (414) 433-3261
                        Attention: H. B. Conlon

               With a copy to:

                        Reinhart, Boerner, Van Deuren,
                        Norris & Rieselbach, s.c.
                        1000 North Water Street, Suite 2100
                        Milwaukee, WI 53202
                        Telecopier:  (414) 298-8097
                        Attention:  Richard W. Graber

     (b) If to Company:

                       F&M Bankshares of Reedsburg, Inc.
                       170 Main Street
                       Reedsburg, WI 53959
                       Telecopier:  608-524-8438
                       Attention:  J. Robert Fusch

                  With a copy to:

                        Hoff Law Offices
                        6413 Hammersly Road
                        Madison, WI 53711
                        Telecopier:  608-271-4531
                        Attn:  David B. Hoff, Esq.

     SECTION 9.04. Certain Definitions. For purposes of this Agreement, the term:

           (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any subsidiary) has, directly or indirectly, an interest of 5% or more;

           (b) "beneficial owner" with respect to any Shares, means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warranties or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of requiring, holding, voting or disposing of any Shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

           (c) "business day" means any day other than a day on which banks in Wisconsin are required or authorized to be closed;

           (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise; and

           (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the "Exchange Act"); and

     SECTION 9.05. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.07. Entire Agreement. This Agreement together with the Disclosure Schedules and Exhibits hereto constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 9.08. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Associated may assign all or any of its rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder, and the assignee agrees to be bound by the terms and conditions of this Agreement including the requirement of conversion and delivery of shares of Associated Common Stock pursuant to Section 1.06 hereof.

     SECTION 9.09. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Associated, Holding and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   ASSOCIATED BANC-CORP

                                   By:     /s/ H. B. Conlon
                                        -----------------------------
                                   Name:  H. B. Conlon
                                   Title:   Chairman, President and Chief
                                            Executive Officer


                                   ASSOCIATED BANC-SHARES, INC.

                                   By:     /s/ H. B. Conlon
                                        -----------------------------
                                   Name:  H. B. Conlon
                                   Title:   Chairman, President and Chief
                                            Executive Officer


                                   F&M BANKSHARES OF REEDSBURG, INC.

                                   By:     /s/ J. Robert Fusch
                                        -----------------------------
                                   Name:  J. Robert Fusch
                                   Title:    President

                                                                       EXHIBIT B
                                                                  CONFORMED COPY


                        FIRST AMENDMENT TO AGREEMENT AND
                                 PLAN OF MERGER


     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "First Amendment") is made as of this 11th day of June, 1996 between ASSOCIATED BANC-CORP ("Associated"), ASSOCIATED BANC-SHARES, INC. ("Holding") and F&M BANKSHARES OF REEDSBURG, INC. (the "Company").


                                    RECITALS

A. The parties entered into an Agreement and Plan of Merger dated January 23, 1996 (the "Merger Agreement").

B. The parties desire to amend the Merger Agreement in accordance with the terms of this First Amendment.

                                   AGREEMENTS

     In consideration of the recitals and the mutual covenants contained herein and in the Merger Agreement, the parties agree as follows:

        1. The first recital of the Merger Agreement is hereby amended to read as follows:

        WHEREAS, the Company is a bank holding company which owns
        93.64% of the common stock of Farmers & Merchants Bank, a Wisconsin state chartered bank located in Reedsburg, Wisconsin (the "Bank"); and

        2.     The final recital of the Merger Agreement is hereby deleted.

        3. The Merger Agreement is hereby amended to add the following recitals after the eighth recital of the Merger Agreement:


            WHEREAS, Associated has, as of June 11, 1996, formed a wholly owned subsidiary, Associated
            Interim Bank, a Wisconsin state chartered bank
            ("Interim"); and


            WHEREAS, the Bank, immediately following the Merger and upon the terms and subject to the conditions of the Agreement and Plan of Consolidation attached as Exhibit 4.01(n) and in accordance with Wisconsin law, will consolidate into Interim (the "Consolidation").

        4. Section 1.06(d) of the Merger Agreement and Exhibit 1.06 thereto are hereby deleted.

        5. Section 1.07(a) of the Merger Agreement is hereby amended to read as follows:

            (a) Exchange Agent.  As of the Effective Time,
            Associated shall deposit, or shall cause to be deposited, with a bank or trust company designated by Associated and acceptable to the Company (the "Exchange Agent"), and such deposit shall be solely for the benefit of the holders of Shares, for exchange in accordance with this

                Article I through the Exchange Agent, certificates representing the shares of Associated Common Stock (such certificates for shares of Associated Common Stock, and cash in lieu of fractional shares (if any) together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.06 in exchange for outstanding Shares.

        6. Section 1.07(b) of the Merger Agreement is hereby amended to read as follows:

                     (b) Exchange Procedures.  As soon as
                reasonably practicable after the Effective
                Time, the Exchange Agent shall mail or
                personally deliver to each holder of record (or his or her attorney-in-fact) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted into the right to receive shares of Associated Common Stock pursuant to Section
                1.06 and cash in lieu of fractional shares (if any), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Associated may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Associated Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Associated Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder) and cash in lieu of fractional shares (if any), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Associated Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Certificates surrendered for exchange by any affiliate of the Company shall not be exchanged for certificates representing shares of Associated Common Stock until Associated has received a written agreement from such person as provided in Section 4.05 hereof. Until surrendered as contemplated by this Section 1.07, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Associated Common Stock and cash in lieu of any fractional shares of Associated Common Stock as contemplated by
                Section 1.07(e).

        7. Section 1.07(d) of the Merger Agreement is hereby amended to read as follows:

                     (d) No Further Rights in the Shares.  All
                shares of Associated Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.07(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

        8. Section 1.07(f) of the Merger Agreement is hereby amended to read as follows:

                     (f) Termination of Exchange Fund.  Any
                portion of the Exchange Fund which remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered to Associated, upon demand, and any shareholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Associated for payment of their claim for Associated Common Stock, any cash in lieu of fractional shares of Associated Common Stock and any dividends or distributions with respect to Associated Common Stock.

        9. Section 1.07(g) of the Merger Agreement is hereby amended to read as follows:

                     (g) No Liability.  Neither Associated,
                Holding or the Company shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

        10. Section 1.07(h) of the Merger Agreement is hereby amended to read as follows:

                     (h) Withholding Rights.  Associated shall
                be entitled to deduct and withhold from any cash consideration payable pursuant to this Agreement to any holder of Shares such amounts as Associated is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Associated, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Associated.

        11. Section 1.08 of the Merger Agreement is hereby amended to read as follows:

                     SECTION 1.08.  Stock Transfer Books.  At
                the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of the Company's Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of the Company's Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the

                Exchange Agent or Associated for any reason shall be converted into shares of Associated
                Common Stock in accordance with this Article I.

        12. Section 1.09 of the Merger Agreement is hereby amended to read as follows:

                     Section 1.09.  Anti-Dilution Adjustment.
                If, subsequent to the date hereof and prior to the Effective Time, Associated shall pay a stock dividend or make a distribution on Associated Common Stock in shares of Associated Common Stock or any security convertible into Associated Common Stock or shall combine or subdivide its stock, then in each such case, from and after the record date for determining the shareholders entitled to receive such dividend or distribution or the securities resulting from such combination or subdivision, an appropriate adjustment shall be made to the conversion ratio set forth in Section 1.06 above, for purposes of determining the number of shares of Associated Common Stock into which the Company's Common Stock shall be converted. For purposes hereof, the payment of a dividend in Associated Common Stock, or the distribution on Associated Common Stock in securities convertible into Associated Common Stock, shall be deemed to have effected an increase in the number of outstanding shares of Associated Common Stock equal to the number of shares of Associated Common Stock into which such securities shall be initially convertible without the payment by the holder thereof of any consideration other than the surrender for cancellation of such convertible securities. Notwithstanding the foregoing, this Section shall not apply to any stock options issued under option plans of Associated existing as of the date of this Agreement.

        13. Section 2.23(a) of the Merger Agreement is hereby amended to read as follows:

                     (a) To the best knowledge of the Company,
                neither the Company, the Bank nor any of their affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Associated from accounting for the business combinations to be effected by the Merger and Consolidation as a pooling of interests or would prevent the Merger or Consolidation from qualifying as a reorganization under section 368(a)(1)(A) of the Code.

        14. Section 2.23(b) of the Merger Agreement is hereby amended to read as follows:

                     (b) To the best knowledge of the Company,
                there is no plan or intention on the part of shareholders of the Company or Bank who will receive Associated Common Stock to sell or otherwise dispose of an amount of Associated Common Stock to be received in the Merger or pursuant to the Consolidation which would reduce their ownership of Associated Common Stock to a number of shares having in the aggregate a value at the time of the Merger and Consolidation of less than fifty percent (50%) of the total value of the Company's Common Stock outstanding immediately prior to the Merger and Consolidation.

        15. Section 2.25 of the Merger Agreement is hereby amended to read as follows:

                     SECTION 2.25.  Votes Required.  The
                affirmative vote of a majority of the votes that holders of the outstanding shares of the Company's Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. The affirmative vote of two-thirds of the votes that holders of the outstanding shares of common stock of the Bank are entitled to cast is the only vote of the holders of any class or series of the Bank's capital stock necessary to approve the Consolidation.

        16. Section 3.03 of the Merger Agreement is hereby amended to read as follows:

                     SECTION 3.03. Capitalization. The outstanding capital stock of Associated is, and the shares of Associated Common Stock to be issued pursuant to the Merger and pursuant to the Consolidation, when so issued, will be, duly authorized, validly issued, fully paid and non-assessable (except as provided in section 180.0622(2)(b) of Wisconsin Business Corporation Law) and have not, and will not have, been issued in violation of the preemptive rights of any person.

        17. Section 3.14 of the Merger Agreement is hereby amended to read as follows:

                     SECTION 3.14.  Accounting and Tax Matters.
                To the best knowledge of Associated, neither
                Associated nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Associated from accounting for the business combinations to be effected by the Merger and the Consolidation as a pooling of interests or would prevent the Merger or the Consolidation from qualifying as a reorganization under section 368(a)(1)(A) of the Code.

        18. Section 4.01(k) of the Merger Agreement is hereby amended to read as follows:

                     (k)  Except for expenses incurred in
                connection with or relating to the First
                Amendment to Agreement and Plan of Merger and the Consolidation (which expenses will be paid in 1996), fully expense in 1995 all expenses (including fees) incurred in connection with the consummation of the transaction contemplated thereby;

        19. Section 4.01 of the Merger Agreement is hereby amended to add the following after subsection (m):

                     (n) with respect to the Bank, cause the
                Bank to execute and deliver to Interim and Associated, the Agreement and Plan of Consolidation in the form of Exhibit 4.01(n)
                (the "Plan of Consolidation").

        20. Section 4.02(b) of the Merger Agreement is hereby amended to read as follows:

                     (b) except for the payment by the Bank of
                a dividend of $16 per share on or about May 3, 1996, declare, or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock.

        21. Section 4.05 of the Merger Agreement is hereby amended to read as follows:

                     SECTION 4.05.  Affiliates; Accounting and
                Tax Treatment. Within thirty (30) days after the date of this Agreement, (a) the Company shall deliver to Associated a letter identifying all persons who are then "affiliates" of the Company, including, without limitation, all directors and executive officers of the Company for purposes of Rule 145 promulgated under the Securities Act and
                (b) the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and required to cause the Merger and Consolidation to qualify for pooling-of-interests accounting treatment, and shall use reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form attached hereto as Exhibit 4.05. The Company shall use reasonable efforts to obtain from any person who becomes an affiliate of the Company after the Company's delivery of the letter referred to above, and on or prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit 4.05 as soon as practicable after attaining such status. The Company will use its best efforts to cause the Merger and the Consolidation to qualify for pooling-of-interests accounting treatment and as reorganizations under section 368(a)(1)(A) of the Code.

        22. Section 5.01 of the Merger Agreement is hereby amended to add the following after subsection (c):

                     (d) with respect to Interim, cause Interim
                to execute and deliver to the Bank and the Company, the Plan of Consolidation.

        23. Section 5.03 of the Merger Agreement is hereby amended to read as follows:

                     SECTION 5.03.  Accounting and Tax
                Treatment. Associated will use its best efforts to cause the Merger and the Consolidation to qualify for pooling-of-interests accounting treatment and as reorganizations under section 368(a)(1)(A) of the Code.

        24. Section 6.01 of the Merger Agreement is hereby amended to read as follows:

                SECTION 6.01.  Registration Statement.  As
                promptly as practicable after the execution of this Agreement, Associated shall prepare and file a registration statement on Form S-4 and/or such other registration form as counsel to Associated advises is available to register Associated Common Stock (the registration statement together with the amendments thereto are defined as the "Registration Statement," the prospectus and proxy materials contained therein are defined as the

                "Proxy Statement/Prospectus" and the prospectus without proxy materials contained therein is defined as the "Prospectus") with the SEC covering the Associated Common Stock to be issued in the Merger and Consolidation (subject to the immediately following sentence), with a view toward permitting the Registration Statement to become effective as soon as reasonably practicable. Associated does not undertake to file post-effective amendments to Form S-4 or to file a separate registration statement to register the sale of Associated Common Stock by affiliates of the Company pursuant to Rule 145 promulgated under the Securities Act but will file post-effective amendments or a separate registration statement where required by federal securities laws to permit other resales. The Company will furnish to Associated all information concerning the Company and the Subsidiaries required to be set forth in the Registration Statement and Associated will provide the Company and its counsel the opportunity to review and approve such information as set forth in the Registration Statement, Proxy Statement/Prospectus and the Prospectus. Associated and the Company will each render to the other its full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act and the Exchange Act. Specifically, but without limitation, each will promptly advise the other if at any time before the Effective Time any information provided by it for inclusion in the Registration Statement appears to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatements or omissions. As promptly as practicable after the effective date of the Registration Statement, the Company and the Bank will mail to their shareholders (a) the Proxy Statement/Prospectus, and (b) as promptly as practicable after approval thereof by Associated, such other supplementary proxy materials as may be necessary to make the Proxy Statement/Prospectus comply with the requirements of the Securities Act and the Exchange Act.
                Except as provided above and except with the prior written consent of Associated, the Company will not mail and will cause the Bank not to mail or otherwise furnish or publish to shareholders of the Company or the Bank any proxy solicitation material or other material relating to the Merger and Consolidation that constitutes a "prospectus" within the meaning of the Securities Act. Associated shall also take any action required to be taken under any applicable Blue Sky Laws in connection with the issuance of the shares of Associated Common Stock to be issued as set forth in this Agreement and the Plan of Consolidation and the Company and the Subsidiaries shall furnish all information concerning the Company and the Subsidiaries, and the holders of the Company's Common Stock and Bank's Common Stock and other assistance as Associated may reasonably request in connection with such action.

        25. Section 6.02 of the Merger Agreement is hereby amended to read as follows:

                     SECTION 6.02.  Meetings of Shareholders.
                The Company and its officers and directors shall and shall cause the Bank to, as the case may be: (a) cause the Company's shareholders Meeting and the

                Bank's shareholders meeting to be duly called and held as soon as practicable to consider and vote upon the Merger and the Consolidation, as the case may be, and any related matters in accordance with the applicable provisions of applicable law,
                (b) submit this Agreement and the Plan of Consolidation to the Company's shareholders and to the Bank's shareholders, as the case may be, together with a unanimous recommendation for approval by the Board of Directors of the Company and the Bank, as the case may be, (c) solicit the approval thereof by the Company's shareholders and the Bank's shareholders, as the case may be, by mailing or delivering to each shareholder a combined Prospectus/Proxy Statement, and (d) use their best efforts to obtain the approval and adoption of the Merger and the Consolidation by the requisite percentage of the Company's shareholders and the Bank's shareholders, as the case may be.

        26. Section 6.03 of the Merger Agreement is hereby amended to read as follows:

                     SECTION 6.03.  Appropriate Action;
                Consents; Filings. The Company and Associated and Holding shall use all reasonable efforts to
                (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement and the Plan of Consolidation; (b) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) in connection with the authorization, execution and delivery of this Agreement and the Plan of Consolidation and the consummation by them of the transactions contemplated hereby and thereby, including, without limitation, the Merger and the Consolidation; and (c) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the Consolidation required under (i) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws,
                (ii) any applicable federal or state banking laws and (iii) any other applicable law; provided that Associated and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Associated shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this

                Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

        27. Section 6.05 of the Merger Agreement is hereby amended to read as follows:

                     SECTION 6.05.  Public Announcements.
                Associated and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and the Consolidation and shall not issue any such press release or make any such public statement prior to such consultation and with mutual consent of both parties, except as may be required by law or any listing agreement with the National Association of Securities Dealers.

        28. Section 7.01(a) of the Merger Agreement is hereby amended to read as follows:

                     (a) Effectiveness of the Registration
                Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of Associated or the Company, threatened by the SEC. Associated shall have received all other federal or state securities permits and other authorizations necessary to issue Associated Common Stock in exchange for the Company Common Stock and the Bank's common stock and to consummate the Merger and Consolidation.

        29. Section 7.01(b) of the Merger Agreement is hereby amended to read as follows:

                     (b) Shareholder Approvals.  This Agreement
                and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company and the Plan of Consolidation and the Consolidation shall have been approved and adopted by the requisite vote of the Bank shareholders.

        30. Section 7.01(c) of the Merger Agreement is hereby amended to read as follows:

                     (c) Regulatory Approvals.  The Merger
                shall have been approved by the Federal Reserve Board, which approval shall not contain any condition which is not reasonably satisfactory to Associated or the Company, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired. All regulatory approvals with respect to the Consolidation shall have been received.

        31. Section 7.02(d) of the Merger Agreement is hereby amended to read as follows:

                     (d) No Challenge.  There shall not be
                pending any action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (i) challenging or seeking material damages in connection with the Merger, the Consolidation, the conversion of the Company Common Stock into Associated Common Stock pursuant to the Merger or the conversion of the Bank's common stock into Associated Common Stock pursuant to the Consolidation, or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Company or any of the Subsidiaries, which in either case is reasonably likely to have a Material Adverse Effect on either the Company or the Subsidiaries, taken as a whole, or Associated or its subsidiaries, taken as a whole.

        32. Annex B pursuant to Section 7.02(e) of the Merger Agreement is amended to read in the form attached hereto.

        33. Section 7.02(f) of the Merger Agreement is hereby amended to read as follows:

                     (f) Tax Opinion.  An opinion of
                independent counsel for Associated, to the effect that the Merger and the Consolidation will be treated for federal income tax purposes as reorganizations within the meaning of section 368(a) of the Code, that Associated, Holding and the Company will each be a party to a reorganization within the meaning of section 368(b) of the Code and that Interim and the Bank will each be a party to a reorganization, dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company and the Bank, shall have been delivered and shall not have been withdrawn or modified in any material respect.

        34. Section 7.02(h) of the Merger Agreement is hereby amended to read as follows:

                     (h) Pooling Opinions.  Associated shall
                have received an opinion from KPMG Peat Marwick LLP to the effect that the Merger and Consolidation qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

        35. Section 7.02(k) of the Merger Agreement is hereby amended to read as follows:

                     (k) Fractional Shares; Dissenters.  The
                aggregate of (i) the fractional share interests in Associated Common Stock to be paid in cash pursuant to Section 1.07 of this Agreement and
                Section 2.01(d) of the Plan of Consolidation,
                (ii) the shares of Associated Common Stock that would be issuable by virtue of the Merger with respect to shares of the Company's Common Stock outstanding on the record date for the meeting of the Company's shareholders to consider the Merger that will not be converted into Associated Common Stock due, directly or indirectly, to the exercise of dissenters' rights, if available under Wisconsin Law and (iii) the shares of Associated Common Stock that would be issuable by virtue of the Consolidation with respect to shares of the Bank's common stock held by Unaffiliated Shareholders (as defined in the Plan of Consolidation) on the record date for the meeting of the Bank's shareholders to consider the Consolidation that will not be converted into Associated Common Stock due, directly or indirectly, to the exercise of dissenters' rights, if available under Wisconsin Law, shall not be more than 10% of the maximum aggregate number of shares of Associated Common Stock which could be issued as a result of the Merger and Consolidation.

        36.     Section 7.02(l) and Annex C thereto are hereby deleted.

        37. Section 7.02(n) of the Merger Agreement is hereby amended to read as follows:

                     (n) Earnings.  The Company's consolidated
                after-tax earnings for calendar year 1995 shall be at least $68,000 and the Bank's consolidated after-tax earnings for calendar year 1995 shall be at least $388,000.

        38. Section 7.02(p) of the Merger Agreement is hereby amended to read as follows:

                     (p) Consolidation.  All conditions set
                forth in the Plan of Consolidation shall have been satisfied as of the Effective Time.

        39. Annex D pursuant to Section 7.03(d) of the Merger Agreement is amended to read in the form attached hereto.

        40. Section 8.01(a)(iii) of the Merger Agreement is hereby amended to read as follows:

                     (iii) by either Associated or the Company
                if any permanent injunction preventing the consummation of the Merger or the Consolidation shall have become final and nonappealable;

        41. Section 8.01(a)(iv) of the Merger Agreement is hereby amended to read as follows:

                     (iv) by either Associated or the Company
                if the Merger and Consolidation shall not have been consummated before July 31, 1996, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement;

        42. Section 8.01(a)(v) of the Merger Agreement is hereby amended to read as follows:

                     (v) by either Associated or the Company if
                the Federal Reserve Board or the Wisconsin
                Commissioner has denied approval of the Merger or the Consolidation and neither Associated nor the Company has, within thirty (30) days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law.

     43. Section 8.01(a)(vii) of the Merger Agreement is hereby amended to read as follows:

              (viii) by Associated, if as a result of the exercise of dissenters' rights, the condition set forth in Section 7.02(k) hereof is not satisfied.


     44. All other provisions of the Merger Agreement remain in full force and effect.

ASSOCIATED BANC-CORP



By:     /s/ H.B. Conlon
        -------------------------
Name:   H.B. Conlon
Title:  Chairman, President and Chief Executive Officer



ASSOCIATED BANC-SHARES, INC.


By:     /s/ H.B. Conlon
        -------------------------
Name:   H.B. Conlon
Title:  Chairman, President and Chief Executive Officer



F&M BANKSHARES OF
REEDSBURG, INC.



By:     /s/ J. Robert Fusch
        -------------------------
Name:   J. Robert Fusch
Title:  President

                                                                       EXHIBIT C
                                                                  CONFORMED COPY



                      AGREEMENT AND PLAN OF CONSOLIDATION



     THIS AGREEMENT AND PLAN OF CONSOLIDATION (the "Consolidation Agreement") dated as of June, 11, 1996, between ASSOCIATED INTERIM BANK, a Wisconsin banking corporation ("Interim") and FARMERS & MERCHANTS BANK (the "Bank"), a Wisconsin banking corporation (hereinafter collectively or separately called the "Consolidating Banks").


                                    RECITAL


     This Agreement provides for the consolidation of the Bank with and into Interim pursuant to the provisions of Wisconsin Statutes section 221.25. As of the date hereof, Interim has outstanding 500 shares of common stock, par value $100.00 per share, all of which shares are owned by Associated Banc-Corp, a Wisconsin corporation (the "Corporation"). The Bank has issued and outstanding 9,000 shares of common stock, par value $20 per share, of which 8,428 shares are owned by F&M Bankshares of Reedsburg, Inc. ("F&M") and 572 shares are owned by various other shareholders. For purposes of this Agreement, shareholders of the Bank other than F&M shall be collectively referred to as the "Unaffiliated Shareholders." This Agreement has been entered into in connection with the proposed merger of F&M with and into Associated Banc-Shares, Inc. ("ABS"), a wholly-owned subsidiary of the Corporation, and has been approved by the Boards of Directors of each Consolidating Bank and will become effective at the time set forth herein and upon satisfaction of certain other conditions as hereinafter set forth.


                                   AGREEMENTS

     In consideration of the mutual promises and agreements hereafter set forth, the parties hereto agree as follows:

     1. Consolidation of the Bank Into Interim.

        1.01 Consolidation. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as hereinafter defined), the Bank shall be consolidated with and into Interim (the "Consolidation") and the Bank and Interim shall become a single banking corporation (the "Consolidated Bank") under the name of Associated Bank Reedsburg and which shall exist under and by virtue of the banking laws of the State of Wisconsin.


        1.02 Effective Time of Consolidation. The Consolidation shall become effective immediately following the consummation of the merger (the "Holding Company Merger") of F&M with and into ABS pursuant to that certain Agreement and Plan of Merger dated as January 23, 1996, among the Corporation, F&M and ABS as amended by the First Amendment to Agreement and Plan of Merger dated as of June 11, 1996 (the "Agreement and Plan of Merger") or at any such other time as may hereafter be designated by order of any regulatory authority having jurisdiction or by resolution of the Board of Directors of Interim adopted at least ten (10) days prior to the date so designated (the effective date of the Holding Company Merger and the time immediately following such merger or such other time as any regulatory authority or the Interim Board may designate being hereafter called the "Effective Date" or the "Effective Time," as the case may
be). If any regulatory authority or Interim's Board of Directors establishes an Effective Time for the Consolidation other than the effective date of the Holding Company Merger, the Cashier of Interim shall give written notice of the Effective Time so established to the President of the Bank and to the Unaffiliated Shareholders at their addresses appearing in the stock records of the Bank and shall place a copy of such notice, together with an affidavit of mailing thereof, in the minute book of Interim. Any person shall be entitled to conclusively rely upon the notice so placed in the minute book as establishing the Effective Time of the Consolidation for all purposes.

        1.03 Consequences of Consolidation. At and as of the Effective Time and as a result of the Consolidation:

             (a) Continued Existence of Interim. The corporate identity, existence, purposes, powers, franchises, rights and immunities of Interim shall continue and be unaffected and unimpaired.

             (b) Effect on the Bank. The corporate identity, existence, purposes, powers, franchises, rights and immunities of the Bank shall be merged with and into Interim and the Consolidated Bank shall be fully vested therewith. The separate legal existence of the Bank, except as it may be continued by reason of the Wisconsin banking laws, shall cease and the assets and liabilities of the Bank shall thereafter be reported by the Consolidated Bank. The rights, interests and franchises of the Bank in and to every species of property, real, personal and mixed and choses in action thereto belonging, shall be deemed transferred to and vested in the Consolidated Bank without any deed, endorsement or other instrument of transfer and the Consolidated Bank shall take, hold and enjoy the same and all rights of property, franchises and interests in the same manner and to the same extent as were held and enjoyed by the Bank at the time of the Consolidation.

             (c) Effect on Trust Powers. To the extent that either of the Consolidating Banks is then authorized under the laws of Wisconsin to perform fiduciary services, the Consolidated Bank shall, at the Effective Time, succeed to all rights, obligations, relations and trusts and the duties and liabilities connected therewith, held by either of the Consolidating Banks and without further appointment shall act as trustee, executor, administrator or in any other fiduciary capacity in which either of the Consolidating Banks was acting at the Effective Time and shall execute and perform each and every trust or relation in the same manner as if the Consolidated Bank itself had assumed the trust or relation, including the obligations and liabilities connected therewith. The Consolidated Bank shall be entitled to be appointed or to act as trustee or executor or other fiduciary to the same extent and with the same effect as would either Consolidating Bank which, prior to the Effective Time, had been designated as trustee or any other fiduciary in any trust deed or other writing or had been nominated as executor in any will.

             (d) Offices. Until changed by the Board of Directors of the Consolidated Bank, the home office of the Consolidated Bank shall be at 170 Main Street, Reedsburg, Wisconsin 53959, being the home office of the Bank immediately prior to the Effective Time. All branch offices, remote paying and receiving facilities, transit facilities, customer bank communications terminals or other facilities operated by either of the Consolidated Banks at and prior to the Effective Date, shall continue as facilities of the Consolidated Bank at and after the Effective Date.

             (e) Charter. From and after the Effective Date, the Charter of Interim, as in effect immediately prior to the Effective Date, shall continue as the charter of the Consolidated Bank, unless and until further amended or repealed as provided therein or by law.

             (f) By-Laws. From and after the Effective Date, the By-Laws of Interim, as in effect immediately prior to the Effective Date, shall continue as the By-Laws of the Consolidated Bank, unless and until further amended or repealed as provided therein or by law.

             (g) Directors and Officers. The directors and officers of Interim holding office immediately prior to the Effective Date shall continue from and after the Effective Date, as directors and officers of the Consolidated Bank until the election of their respective successors or until their resignation or removal as provided by law or in the Charter or By-Laws of the Consolidated Bank. If, on the Effective Date, any vacancy shall exist on the Board of Directors or in the officers of Interim, such vacancy may be filled in the manner provided by the By-Laws of the Consolidated Bank.

             (h) Name of Consolidated Bank. From and after the Effective Date, the name of the Consolidated Bank shall be "Associated Bank Reedsburg."

        1.04 Further Assurances. If at any time after the Effective Date, the Consolidated Bank shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to carry out the provisions of this Agreement, or to vest, perfect or confirm of record or otherwise, in the Consolidated Bank or its transferees, the title to any property or right of either Consolidating Bank acquired or to be acquired by reason of the Consolidation, the officers and directors of either Consolidating Bank in office immediately prior to the Effective Date shall in the name and on behalf of each Consolidating Bank execute and deliver all such property deeds, assignments and assurances or other documents and do all things necessary and proper to vest, perfect or confirm in the Consolidated Bank or its transferees title to and possession of the properties, rights, privileges, immunities, powers or purposes of each of the Consolidating Banks or to otherwise carry out the purposes of this Agreement and the proper officers and directors of each of the Consolidating Banks are hereby authorized, in the name of either Consolidating Bank or otherwise, to take any and all such action.

     2. Conversion and Exchange of Securities.

        2.01 Manner of Conversion. On and after the Effective Date, the manner of converting the outstanding shares of the Consolidating Banks shall be as follows:

             (a) Capital Stock of Interim Owned by the Corporation. Each outstanding share of common stock of Interim which immediately prior to the Effective Time is owned by the Corporation shall remain outstanding as shares of the Consolidated Bank.

             (b) Capital Stock of the Bank Owned by ABS. Each share of outstanding common stock of the Bank which immediately prior to the Effective Time and following consummation of the Holding Company Merger is owned by ABS shall be deemed to be cancelled.

             (c) Capital Stock of the Bank Owned by the Unaffiliated Shareholders. At and as of the Effective Time, each outstanding share of common stock of the Bank which, immediately prior to the Effective Time, is owned by an Unaffiliated Shareholder who has not exercised rights as a dissenting shareholder pursuant to section 221.25, Wisconsin statutes, shall thereupon be exchanged for and converted into the right to receive 59.4441 shares of the common stock, $.01 par value, of the Corporation ("Associated Common Stock").

             (d) No Fractional Shares. No certificates or scrip representing fractional shares of Associated Common Stock shall be issued upon the surrender for exchange of the Bank Certificates (as defined in section 2.02, below) and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of the Corporation. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the Order Date Price. The "Order Date Price" shall, for purposes of this transaction, be the closing price of a share of Associated Common Stock as quoted on the Nasdaq Stock Market on the first business day following the date the Federal Reserve Board issues an order approving consummation of the Holding Company Merger.

        2.02 Status and Exchange of the Bank Certificates After the Effective Date. Harris Trust & Savings Bank, Chicago, Illinois, shall serve as Exchange Agent (the "Exchange Agent") for the purpose of exchanging share certificates by reason of the Consolidation. From and after the Effective Date, the shares of common stock of the Bank outstanding immediately prior thereto held by Unaffiliated Shareholders (the "Bank Shares") shall cease to be shares of stock of any corporation or have any rights with respect to such stock, and the certificates therefor (the "Bank Certificates") shall evidence only the right to receive shares from Associated or to exercise such dissenters' rights, if any, as the holders thereof may have under Wisconsin Statutes section 221.25. After the Effective Date, each Unaffiliated Shareholder shall, upon surrender of the Bank Certificates to the Exchange Agent or as otherwise provided herein, be entitled to receive in exchange therefor and upon conversion thereof shares from the Corporation as provided in section 2.01(c) hereof. No shares shall be delivered to any Unaffiliated Shareholder unless his certificate therefor is so surrendered; provided, however, that the Consolidated Bank may, in its discretion, permit the delivery of shares by Associated to Unaffiliated Shareholders whose certificates for such shares have been lost, stolen or are otherwise unavailable upon receipt of proof of loss and indemnification acceptable to the Consolidated Bank in its sole discretion. If any shares are to be delivered to any person other than to a person in whose name a Bank Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer. The shares to be exchanged by the Corporation upon the surrender of the Bank Shares shall be delivered by the Exchange Agent against receipt of certificates for the Bank Shares surrendered as provided herein as soon as practicable but in any event within five business days after the Effective Date or the receipt of such certificates, whichever is the last to occur.

        2.03 Termination of Exchange Agent. Following termination of the appointment of the Exchange Agent by the Corporation, any Bank Certificate not previously surrendered to the Exchange Agent shall be exchanged and converted into shares of the Corporation as provided in this Agreement only upon surrender of such certificate to the Consolidated Bank at its office in Reedsburg, Wisconsin or at such other place as the Board of Directors of the Consolidated Bank may designate.

        2.04 Nonpayment of Interest, Etc. No interest shall accrue or be payable on any shares or other assets held by the Consolidated Bank or the Exchange Agent for the benefit of holders of the Bank Certificates or with respect to the rights evidenced by such certificates as provided in this Agreement.

        2.05 Further Powers. The Board of Directors of the Corporation shall have the right, either before or after the Effective Date, to adopt additional rules and regulations with respect to the surrender of the Bank Certificates and exchange of the Associated Common Stock with respect thereto not inconsistent with the provisions of this Agreement.

        2.06 No Additional Shares Issued. No shares of capital stock of the Consolidated Bank shall be issued in connection with the Consolidation.

     3. Conditions.

        3.01 Conditions to Consolidation. The consummation of the Consolidation provided for herein is subject to the satisfaction prior to the Effective Time of the following conditions, any or all of which may be waived by consent of the Consolidating Banks with the written approval of the
Corporation:

             (a) Shareholder Approval and Other Proceedings. The holders of not less than ninety-five percent (95%) of the outstanding shares of the capital stock of each Consolidating Bank shall have approved, ratified and confirmed this Agreement and the consummation of the transactions contemplated hereby, and the shareholders of each of the Consolidating Banks shall have taken such other action as their respective managements may consider necessary or advisable to effect the transactions contemplated hereby.

             (b) Governmental Approvals. Each of the Consolidating Banks shall have received approvals or exemptions relating to the transactions contemplated by this Agreement from all governmental agencies and authorities whose approval or exemption is, in the judgment of their respective managements, necessary or advisable, including, without limitation, the Wisconsin Commissioner of Banking, the Wisconsin Banking Review Board and the Federal Deposit Insurance Corporation and (i) such approvals or exemptions and the transactions contemplated hereby shall not have been contested or threatened to be contested by any governmental authority or by any other party in any proceeding and (ii) such approvals or exemptions are without conditions or with conditions acceptable to the Corporation and Interim.

             (c) Third Party Consents. The Corporation and each of the Consolidating Banks shall have received a waiver, consent, amendment, supplemental indenture or other appropriate acquiescence from each landlord, creditor, trustee, note holder, lender or other person whose consent, waiver or acquiescence is, in the judgment of their respective managements, necessary or advisable so that the execution of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach of or constitute a default under or give anyone the right to accelerate payment or performance under, the Articles of Incorporation, By-Laws or other organizational documents of the Corporation or either of the Consolidating Banks or any lease, loan agreement, indenture, contract or other agreement or instruments to which the Corporation or either of the Consolidating Banks is a party or by which any of them is bound.

             (d) Holding Company Merger. The Holding Company Merger shall have been consummated.

     4. Termination, Amendment, Waiver.

        4.01 Termination. This Agreement may be terminated and abandoned before the Effective Date notwithstanding its approval and adoption by the shareholders of the Consolidating Banks without liability or restriction of either party:

             (a) By mutual written consent of the Boards of Directors of both of the Consolidating Banks; or

             (b) By either Consolidating Bank by written notice to the other if any condition set forth in section 3.01 hereof has not been met and has not been waived in writing with the approval of the Corporation.

        4.02 Waiver and Amendment. Any of the provisions of this Agreement may be waived at any time by a party entitled to the benefit thereof upon authority of the president of such party.

        4.03 Notices, Effect of Termination. Written notice of any termination and abandonment hereof as provided in section 4.01 or of any waiver or amendment hereof pursuant to section 4.02 shall be given to the Corporation and each of the Consolidating Banks. In the event of termination and abandonment pursuant to section 4.01, this Agreement shall forthwith become void and have no effect and there shall be no further liability of the parties hereto or their respective officers, directors or shareholders hereunder or by reason of the transactions contemplated hereby.

     5. Miscellaneous.

        5.01 Necessary Action; Best Efforts. From and after the date hereof, each of the parties hereto covenants and agrees to use its best efforts to consummate the transactions contemplated hereby and to obtain all requisite third party consents and approvals.

        5.02 Notices. All notices or other communications required or permitted to be given under this Agreement shall be in writing and personally delivered in a manner sufficient for the service of legal process under the laws of Wisconsin or sent by first class mail, postage prepaid, to the parties hereto at their respective addresses as set forth on the signature pages hereof or to such changed address as a party may designate by notice duly given. Copies of all such notices shall be delivered or mailed to Associated Banc-Corp, 112 North Adams Street, P.O. Box 13307, Green Bay, WI 54307-3307,
Attention: H.B. Conlon, Chairman and Chief Executive Officer or to such other address as the Corporation may hereafter designate by notice given to both of the Consolidating Banks.

        5.03 Binding Effect; No Third Party Action. This Agreement shall be binding upon and inure to the benefit of the Consolidating Banks and no shareholder or creditor of a party or any other person shall have any right to enforce or maintain any action under this Agreement or by reason hereof.

     IN WITNESS WHEREOF, Interim and the Bank have caused this Agreement and Plan of Consolidation to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

                                       ASSOCIATED INTERIM BANK


                                       BY: /s/ H.B. Conlon
                                          ------------------------------
                                          H.B. Conlon, President

                                       Attest:

                                       /s/ Brian R. Bodager
                                       ---------------------------------
                                       Brian R. Bodager, Secretary


                                       FARMERS & MERCHANTS BANK


                                       BY: /s/ J. Robert Fusch
                                         -------------------------------
                                           J. Robert Fusch, President

                                       Attest:


                                       /s/ Laurie L. Fusch
                                       ---------------------------------
                                       Laurie L. Fusch, Secretary


STATE OF WISCONSIN)
                      :  ss
COUNTY OF BROWN   )



     On this ____ day of ___________, 1996, before me, a notary public for this state and county, personally came H.B. Conlon, President, and Brian R. Bodager, Corporate Secretary, of Associated Interim Bank, and each in his capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.


                                            _________________________________
     [SEAL]                                 (Lori A. Flanagan)
                                            Notary Public, Brown County


                                            My commission expires
                                            February 23, 1997

STATE OF WISCONSIN   )
                          :  ss.
COUNTY OF _________  )


     On this ____ day of ______________, 1996, before me, a notary public for this state and county, personally came J. Robert Fusch, President, and ____________, _____________, of Farmers & Merchants Bank and each in his capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.

                                           _________________________________
     [SEAL]                                (__________)
                                           Notary Public, ____________County
                                           My commission____________________

                                                                       EXHIBIT D

           SUBCHAPTER XIII OF THE WISCONSIN BUSINESS CORPORATION LAW

                               DISSENTERS' RIGHTS



  180.1301 DEFINITIONS.

     In Section Section 180.1301 to 180.1331:

     (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

     (lm) "Business combination" has the meaning given in Section 180.1130(3).

     (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under Section 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

     (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under Section 180.1302 and who exercises that right when and in the manner required by Section Section
180.1320 to 180.1328.

     (4) "Fair value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in Section 180.1130(9)(a) 1 to 4.

     (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

     (6) "Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

  180.1302 RIGHT TO DISSENT.

     (1) Except as provided in sub. (4) and Section 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

           (a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

                 1. Shareholder approval is required for the merger by Section
            180.1103 or by the articles of incorporation.

     2. The issuer corporation is a subsidiary that is merged with its parent under Section 180.1104.

           (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

           (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

                 1. A sale pursuant to court order.

                 2. A sale for cash pursuant to a plan by which all or
            substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

           (d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

     (2) Except as provided in sub. (4) and Section 180.1008(3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

           (a) Alters or abolishes a preferential right of the shares.

           (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

           (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

           (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

           (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 180.0604.

     (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under Section Section 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or Section 180.1803, 180.1813(1)(d) or
(2)(b), or 180.1829(1)(c).

     (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

     (5) Except as provided in Section 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under Section Section 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

  180.1303 DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS.

     (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

           (a) Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.

           (b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

  180.1320 NOTICE OF DISSENTERS' RIGHTS.

     (1) If proposed corporate action creating dissenters' rights under Section
180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to dissenters' rights under Section Section 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

     (2) If corporate action creating dissenters' rights under Section 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with Section 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in Section 180.1322.

  180.1321 NOTICE OF INTENT TO DEMAND PAYMENT.

     (1) If proposed corporate action creating dissenters' rights under Section
180.1302 is submitted to a vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

           (a) Deliver to the issuer corporation before the vote is taken written notice that complies with Section 180.0141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

           (b) Not vote his or her shares in favor of the proposed action.

     (2) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under Section Section 180.1301 to 180.1331.

  180.1322 DISSENTERS' NOTICE.

     (1) If proposed corporate action creating dissenters' rights under Section
180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied Section 180.1321.

     (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with Section 180.0141 and shall include or have attached all of the following:

           (a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

           (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

           (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

           (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

           (e) A copy of Section Section 180.1301 to 180.1331.

  180.1323 DUTY TO DEMAND PAYMENT.

     (1) A shareholder or beneficial shareholder who is sent a dissenters' notice described in Section 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in Section 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under Section 180.1322(2)(c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

     (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

     (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice is not entitled to payment for his or her shares under Section Section 180.1301 to 180.1331.

  180.1324 RESTRICTIONS ON UNCERTIFICATED SHARES.

     (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under
Section 180.1326.

     (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

  180.1325 PAYMENT.

     (1) Except as provided in Section 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with Section 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (2) The payment shall be accompanied by all of the following:

           (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

           (b) A statement of the corporation's estimate of the fair value of the shares.

           (c) An explanation of how the interest was calculated.

           (d) A statement of the dissenter's right to demand payment under
      Section 180.1328 if the dissenter is dissatisfied with the payment.

           (e) A copy of Section 180.1301 to Section 180.1331.

  180.1326 FAILURE TO TAKE ACTION.

     (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under Section 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under Section 180.1322 and repeat the payment demand procedure.

  180.1327 AFTER-ACQUIRED SHARES.

     (1) A corporation may elect to withhold payment required by Section
180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under Section 180.1322(2)(c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under Section
180.1328 if the dissenter is dissatisfied with the offer.

  180.1328 PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OR OFFER.

     (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under Section 180.1325, or reject the offer under Section
180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

           (a) The dissenter believes that the amount paid under Section
      180.1325 or offered under Section 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

           (b) The corporation fails to make payment under Section 180.1325 within 60 days after the date set under Section 180.1322 for demanding payment.

           (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed of uncertificated shares within 60 days after the date set under Section 180.1322 for demanding payment.

     (2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with Section 180.0141.

  180.1330 COURT ACTION.

     (1) If a demand for payment under Section 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under Section 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in Section 801.14.

     (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

           (a) The amount, if any, by which the court finds the fair value of his or her shares plus interest, exceeds the amount paid by the corporation.

     (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenters' notice under Section 180.1322(2)(c), for which the corporation elected to withhold payment under
Section 180.1327.

  180.1331 COURT COSTS AND COUNSEL FEES.

           (1) (a) Notwithstanding Section Section 814.01 to 814.04, the court in a special proceeding brought under Section 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

           (b) Notwithstanding Section Section 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 180.1328.

     (2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding Section Section 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

           (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with Sections 180.1320 to 180.1328.

           (b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

     (3) Notwithstanding Section Section 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                       EXHIBIT E


                       WISCONSIN STATUTES SECTION 221.25

     221.25 CONSOLIDATION OF BANKS. (1) Any 2 or more banks may, with the approval of the commissioner of banking, consolidate into one bank under the charter of either existing bank on such terms and conditions as may be lawfully agreed upon by a majority of the board of directors of each bank proposing to consolidate and be ratified and confirmed by the affirmative vote of the stockholders of each such bank owning at least two-thirds of its capital stock outstanding and at least two-thirds of any outstanding preferred stock having voting rights, at a meeting to be held on call of the directors, after sending notice of the time, place and object of the meeting to each shareholder of record by registered mail at least 30 days prior to said meeting; provided that the capital stock of such consolidated bank shall not be less than that required under existing law for the organization of a state bank in the place in which it is located. When such consolidation is approved by the commissioner, any shareholder of either of the banks so consolidated who has not voted for such consolidation shall be given notice of the approval by the bank in which the shareholder holds an interest and of the shareholder's right to receive the appraised value for the shareholder's shares. If within 20 days after the date that notice of approval is mailed or delivered to a shareholder, the shareholder notifies the directors of the bank in which the shareholder is interested that the shareholder dissents from the plan of consolidation as adopted and approved and desires to withdraw from such bank, the shareholder shall be entitled to receive in cash the value of the shares so held by the shareholder, to be ascertained by an appraisal made by a committee of 3 persons, one to be selected by the shareholders, one by the directors, and the 3rd by the 2 so chosen; the expense of such appraisal shall be borne by the bank; and in case the value so fixed shall not be satisfactory to the shareholder he or she may within 5 days after being notified of the appraisal appeal to the commissioner, who shall cause a reappraisal to be made by an appraiser or appraisers to be named by said commissioner, which appraisal shall be final and binding, and if said reappraisal shall exceed the value fixed by said committee the bank shall pay the expense of reappraisal, otherwise the shareholder shall pay said expense, and the value so ascertained and determined shall be deemed to be a debt due and be forthwith paid to said shareholder from said bank, and the share or shares so paid shall be surrendered and after such notice as the board of directors may provide, be sold at public auction within 30 days after the final appraisement provided for by this section.

     (2) The bank or banks consolidating with another bank under sub.(1) shall not be required to go into liquidation but their assets and liabilities shall be reported by the bank with which they have consolidated; and all the rights, franchises and interests of said banks so consolidated in and to every species of property, personal and mixed, and choses in action thereto belonging, shall be deemed to be transferred to and vested in such bank into which it is consolidated without any deed or other transfer, and the said consolidated bank shall hold and enjoy the same and all rights of property, franchises and interests in the same manner and to the same extent as was held and enjoyed by the bank or banks so consolidated therewith.

     (3) The commissioner may after consultation with the banking review board make recommendations to any bank or trust company within this state as to advisability of consolidation with other banks and may make recommendations as to terms for consolidation or merger of banks in order to avoid a condition of oversupply of banks in any community or area of the state. The commissioner may also, if requested so to do, act as mediator or arbitrator to fix any of the terms of any such consolidation or merger. It shall be within the power of the board of directors of any bank or trust company organized under the laws of this state to appropriate a reasonable amount from the assets of the bank toward assisting in bringing about a consolidation or merger of banks or to aid in reorganization or in avoiding the closing of a bank where such action is deemed to be in the interests of safe banking and the maintenance of credit and banking facilities in the county in which such bank is located.

     (4) Application for approval of a consolidation under sub.(1) shall be made on a form prescribed by the commissioner. The application shall be accompanied by a fee of $5,000, except that if more than 3 banks are to be consolidated the fee is $5,000 plus $1,000 for each bank after the 3rd bank.

                                                                       EXHIBIT F
                       F&M BANKSHARES OF REEDSBURG, INC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following commentary presents additional information pertaining to the financial condition and results of operations for F&M Bankshares of Reedsburg, Inc. ("F&M" or "Company"). This discussion and analysis should be read in conjunction with the Company's consolidated financial statements and the notes thereto included herein. Selected financial data for the years ended December 31, 1994 and 1993, and the three month periods ended March 31, 1996 and 1995 are derived from the Company's unaudited consolidated financial statements.

                       SELECTED FINANCIAL DATA - COMPANY
              (Amounts in thousands, except share and ratio data)


                                          As of and for the three                   As of and for the
                                           months ended March 31,                year ended December 31,
                                           ----------------------------  ---------------------------------------
                                                 1996         1995        1995            1994          1993
                                                 ----         ----        ----            ----          ----
INCOME STATEMENT DATA:
 Interest income                                $  2,665      $  2,446   $ 10,418       $  9,145       $  8,984
 Interest expense                                  1,618         1,435      6,342          5,173          4,922
                                                --------      --------   --------       --------       --------
     Net interest income                           1,047         1,011      4,076          3,972          4,062
 Provision for credit losses                          --            15      1,685             46             87
 Other income                                         55            92        372            370            447
 Other expenses                                      511           705      3,058          2,781          2,614
                                                --------      --------   --------       --------       --------
     Income (loss) before income
        taxes and minority interest                  591           383       (295)         1,515          1,808
 Income tax expense (benefit)                        159            92       (388)           385            402
                                                --------      --------   --------       --------       --------
Income before minority interest                      432           291         93          1,130          1,406
 Minority interest                                    30            22         24             80             99
                                                --------      --------   --------       --------       --------
     Net income                                 $    402      $    269   $     69       $  1,050       $  1,307
                                                ========      ========   ========       ========       ========
PER COMMON SHARE DATA:
 Net income per share:
   Income before minority interest              $ 149.79      $ 100.73   $  32.40       $ 392.09       $ 487.86
   Minority interest                               10.35          7.46       8.57          28.01          34.35
                                                --------      --------   --------       --------       --------
     Net income per share                       $ 139.44      $  93.27   $  23.83       $ 364.08       $ 453.51
                                                ========      ========   ========       ========       ========
 Cash dividends per share                             --            --         --             --             --
Weighted average shares outstanding                2,883         2,883      2,883          2,883          2,883

BALANCE SHEET DATA:
 Total assets                                   $138,626      $135,719   $138,351       $133,403       $122,210
 Loans, net of unearned interest                 101,693        99,235    102,986         97,084         89,287
 Allowance for credit losses                       2,533           915      2,533            900            860
 Total deposits                                  117,933       116,639    118,418        115,943        105,953
 Stockholders' equity                              8,500         8,241      8,073          7,916          6,997

FINANCIAL RATIOS:
 Return on beginning assets                          .29%          .26%       .05%           .86%          1.12%
 Return on beginning equity                         4.98%         4.41%       .87%         15.00%         22.97%
 Equity to total assets (year end)                  6.13%         6.02%      5.84%          5.93%          5.73%
 Book value per share                           $  2,948      $  2,858   $  2,800       $  2,746       $  2,427
 Dividend payout ratio                                --            --         --                 --         --

The following table of selected financial data presents additional information pertaining to the financial condition and results of operations for Farmers & Merchants Bank ("Bank"). This discussion and analysis should be read in conjunction with the Bank's consolidated financial statements and the notes thereto included herein. Selected financial data for the years ended December 31, 1994 and 1993, and the three months ended March 31, 1996 and 1995 are derived from the Bank's unaudited consolidated financial statements. No additional discussion of separate bank only financial condition and results of operation is presented herein as management of Company and Bank believe that the discussion of Company financial condition and results of operations on pages F-2 through F-7 and the separate financial statements for Company and Bank included herein adequately encompasses and discusses such information pertaining to Bank only.

                         SELECTED FINANCIAL DATA - BANK
              (Amounts in thousands, except share and ratio data)


                                          As of and for the three                   As of and for the
                                           months ended March 31,                year ended December 31,
                                     ----------------------------------  ---------------------------------------
                                                   1996           1995      1995               1994      1993
                                                   ----           ----      ----               ----      ----
INCOME STATEMENT DATA:
  Interest income                               $  2,665      $  2,446   $ 10,418           $  9,145   $  8,984
  Interest expense                                 1,600         1,407      6,225              5,062      4,813
                                                --------      --------   --------           --------   --------
      Net interest income                          1,065         1,039      4,193              4,083      4,171
  Provision for credit losses                         --            15      1,685                 46         87
  Other income                                        79           112        392                390        466
  Other expenses                                     516           706      2,779              2,797      2,614
                                                --------      --------   --------           --------   --------
      Income before income taxes                     628           430        121              1,630      1,936
  Income tax expense (benefit)                       159            92       (264)               378        436
                                                --------      --------   --------           --------   --------
      Net income                                $    469      $    338   $    385           $  1,252   $  1,500
                                                ========      ========   ========           ========   ========

PER COMMON SHARE DATA:
  Net income per share                          $  52.15      $  37.56   $  42.80           $ 139.08   $ 166.71
  Cash dividends per share                      $     --      $  12.00   $  50.00           $  50.00   $  50.00
Weighted average shares outstanding                9,000         9,000      9,000              9,000      9,000

BALANCE SHEET DATA:
  Total assets                                  $138,903      $135,997   $138,629           $133,680   $122,210
  Loans, net of unearned interest                101,693        99,235    102,986             97,084     89,287
  Allowance for credit losses                      2,533           915      2,533                900        860
  Total deposits                                 118,111       116,717    118,646            116,029    105,982
  Stockholders' equity                            10,679        10,443     10,184             10,153      9,492

FINANCIAL RATIOS:
  Return on beginning assets                         .34%          .25%       .28%              1.02%      1.36%
  Return on beginning equity                        4.61%         3.33%      3.79%             13.19%     17.77%
  Equity to total assets (year end)                 7.69%         7.68%      7.35%              7.60%      7.75%
  Book value per share                          $  1,187      $  1,160   $  1,132           $  1,128   $  1,055
  Dividend payout ratio                               --         31.95%    116.83%             35.95%     29.99%



CHANGES IN FINANCIAL CONDITION

During 1995, the Company experienced net asset growth of $4,950,000, or 3.7%. Gross loans grew by $5,900,000, or 6.1%, as a result of continuing management efforts to expand its loan portfolio during 1995. This loan growth was lower than 1994's loan growth of $7,800,000, or 8.7%, from year end 1993. As indicated in Note 3 to the consolidated financial statements, loan growth was attributable primarily to the real estate mortgage portfolio (approximately $10,000,000) while F&M's commercial portfolio decreased $5,300,000. Such change in the mix of F&M's loan portfolio is a result of management's continuing effort to meet demand for loans on second homes in vacation areas in the Bank's market area. The increase in real estate mortgages was partially funded by an increase in advances ($2,000,000 above year end 1994 levels) from the Federal Home Loan Bank. Virtually all of the loan growth came from within the Bank's trade area. At year end 1995, F&M's ratio of net loans to total assets was 72.6%.

As a result of the proposed business combination with Associated Banc-Corp (as further discussed in Note 1), the continued growth in the loan portfolio, and a routine state bank regulatory examination, F&M management and the Board of Directors adopted a change in the methodology of estimating the allowance for credit losses' adequacy at year-end 1995. Among the conditions contained in the Agreement and Plan of Merger between F&M and Associated (the "Merger Agreement") is a requirement that Reedsburg's allowance for credit losses will be maintained at a minimum of 2.45% of total loans outstanding. This minimum allowance amount was derived by due diligence performed by Associated as a result of the proposed merger. It represents an estimate of credit losses on F&M's loan portfolio, and related off-balance sheet arrangements, considering the methodology used by Associated in estimating such allowances. This analysis also reflected current credit quality and portfolio administration risks that were present in the Company's loan portfolio. The methodology used by F&M at year end 1995, and the methodology to be utilized subsequent to consummation of the proposed business combination, is utilized by Associated Banc-Corp in determining its banking affiliates' allowance for credit losses. The result of such change in estimate was an increase in the allowance for credit losses as a percent of gross loans from .93% at year end 1994 to 2.46% at year end 1995.

Total investment securities increased by $566,000, or 2.0% in 1995. The mix between available for sale and held to maturity securities was changed as proceeds from maturities and sales were reinvested. As a result, F&M's investment in available for sale securities in 1995 declined by approximately $1,900,000.

Deposits grew by approximately $2,500,000, or 2.1%, with the bulk of the increase coming in time deposit accounts. Virtually all of the deposit growth came from the Bank's local trade area.

Due to the change in methodology related to the allowance for loan losses and the related provision for credit losses at year end, the Company's total stockholders' equity increased a modest $158,000, including the $89,000 net unrealized gain on available for sale securities, for 1995. This compares to a $918,000 increase in total stockholders' equity for 1994. Management anticipates a return to the income levels of 1994 and 1993 in 1996.

Management knows of no trend or uncertainty that would cause it to believe that the pattern of asset and deposit growth will not continue in 1996 and beyond.

During the period from December 31, 1995 to March 31, 1996, proceeds from maturing investment securities were added to federal funds sold. There were no other material changes in the balance sheet during the period.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED MARCH 31, 1996 COMPARED WITH THE THREE MONTHS ENDED MARCH 31, 1995

For the three months ended March 31, 1996, the Company's net income increased from the same period in 1995 by $133,000 or 49.4% to $402,000. Included in the increase in net income were decreases in salaries and employee benefits of $98,000 due primarily to bonuses and employee benefits expensed in 1995.

Net interest income increased by $36,000 or 3.6% to $1,047,000 principally due to an increase in earning assets and rate sensitive liabilities of approximately 3.9%.

The amount charged to allowance for credit losses is based on management's evaluation of the loan portfolio. Management determines the adequacy of the allowance for credit losses based on past loan loss experience, current economic conditions, composition of the loan portfolio and the potential for future loss. No provision was made in the first three months of 1996. A total of $15,000 was provided for credit losses in the same period in 1995. Total non-performing loans decreased $117,000 at March 31, 1996 from a year earlier. Non-performing loans totaled $278,000 at March 31, 1996 and $154,000 at March 31, 1995. There were no charge-offs for the three months ended March 31, 1996 and 1995.

Other income decreased $37,000 or 40.2% for the first three months of 1996 compared to the first three months of 1995 due to ongoing reductions in other service charge revenue, the absence of investment security transactions, and reductions in miscellaneous other income. Other operating expenses decreased $194,000 or 27.6% to $511,000 for the three months ended March 31, 1996 compared to the same period in 1995. Included in the decrease in other operating expenses were decreases in salaries and employee benefits of $98,000 due primarily to bonuses and employee benefits expensed in 1995. All other expenses decreased $96,000.

Income tax expense increased $67,000 in the first three months of 1996 compared to the same period in 1995 due to increase in pretax net income of approximately $200,000 and decreased nontaxable municipal investments and loan income.


RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1995 , 1994 AND 1993

As discussed above under changes in financial condition, the net income of F&M was adversely impacted in 1995 by management's decision to change its methodology in estimating the allowance for credit losses as discussed in Note
1. The additional provision for credit losses at year end 1995 had the effect of reducing net income by approximately $970,000. Management anticipates the provision for credit losses for 1996 to return to 1994 and 1993 levels.

Net interest income increased by 2.6% in 1995 compared to 1994 versus the 2.2% decline in 1994 compared to 1993. Management has strived to manage interest rate risk, such that unforeseen increases or decreases in those rates will not have a significant unfavorable impact on bank earnings. By managing its earning assets and liabilities, it can be assured that if, for example, as rising national rates increase costs of deposits, a similar increase in yield on earning assets, such as loans and investments, will also occur. Management believes that it has managed its interest rate risk in a prudent and acceptable manner, as demonstrated by the Bank's consistent net interest income levels.

In managing net interest income, management has attempted to maximize income by investing funds in high yielding assets, yet maintaining a balance of credit and interest rate risk that is prudent. Accordingly, management has strived to increase the Bank's loan portfolio over the last several years. By maintaining good credit standards, the Bank will benefit from higher interest income than it would if the funds were invested in investment securities.

Other income for F&M has remained relatively flat over the period 1993 through 1995. Continuing competition in the local market area puts downward pressure on the bank's service charge revenue.

Other expenses increased $278,000, or 10%, in 1995 over 1994 levels which were up $167,000, or 6.4% over 1993 levels. Salaries and employee benefits for 1995 were up $193,000, or 11.1%, over 1994. Such salary and employee benefit costs have trended upward since 1993 due to the increase in loan activity and the Bank's need to provide adequate compensation to its staff to adequately underwrite and monitor the larger loan portfolio. Due to the rebate from the FDIC on the Bank's deposit premium, deposit insurance costs went down $88,000 in 1995. Offsetting this decrease was an increase of $68,000 in legal and accounting fees in 1995. This increase is primarily attributable to costs associated with the proposed business combination with Associated as described further in Note 1 to the consolidated financial statements which were required to be expensed by the Company in 1995 pursuant to the provisions of the Merger Agreement.

The Bank knows of no major trends or uncertainties, other than those discussed in this report, that are expected to significantly impact 1996 operating results.

LIQUIDITY AND CAPITAL RESOURCES

The concept of liquidity comprises the ability of an enterprise to maintain sufficient cash flow to meet its needs and obligations on a timely basis. Bank liquidity must thus be considered in terms of the nature and mix of the institution's sources and uses of funds.

Bank liquidity is provided from several asset categories. The asset side of the balance sheet provides liquidity through regular maturities of investment securities and loans. Cash, investment securities held to maturity with maturities of one year or less and investment securities available for sale, deposits with banks and federal funds sold are primary sources of asset liquidity. At December 31, 1995, these categories totaled $13,400,000. At March 31, 1996, these categories totaled $15,000,000.

The Company has no current plans for major capital expenditures in 1996.


EFFECTS OF INFLATION

Banks are affected differently than other commercial enterprises by the effects of inflation. Some reasons for these disparate effects are a) premises and equipment for banks represent a relatively small proportion of total assets; b) a bank's asset and liability structure is substantially monetary in nature, which can be converted into a fixed number of dollars regardless of changes in prices, such as loans and deposits; and c) the majority of a bank's income is generated through net interest income and not from goods sold or services rendered.


ACCOUNTING AND REGULATORY CAPITAL REQUIREMENTS

The Federal Reserve Board, the Company's primary regulator, has adopted risk-based capital regulations which require the Company to maintain a risk-based capital/assets ratio of at least 8%. The Company's capital ratios and those of the Bank are significantly in excess of minimum ratios required by their respective regulators. For detailed information on the Bank's ratios, see Note 11 to the Company consolidated financial statements and Note 10 to the Bank consolidated financial statements. Due to the additional net income for the first three months of 1996 and the lack of significant change in the asset categories at March 31, 1996 compared to December 31, 1995, the Company and Bank capital ratios have improved beyond the strong ratios existing at year end 1995. The Company believes that its strong capital/assets ratio enables it to maintain at least the minimum required capital even in the unlikely event that it must absorb significant losses in the future. The FDIC and Commissioner of Banking for the State of Wisconsin examine and regulate the Bank.

Current risk-based capital regulations are being expanded to incorporate the effects of interest rate risk upon capital adequacy. Although final guidelines have not yet been established, initial calculations indicate that the effects of interest rate risk upon Bank capital will result in the Bank capital to continue to be well within acceptable limits.

Management is not aware of any other pending regulatory requirements or recommendations that, if enacted, would have an adverse impact on the Company's capital, liquidity, or results of operations.


ALLOCATION OF ALLOWANCE FOR CREDIT LOSSES

For each period ended shown, the allowance for credit losses has been allocated to the following categories in amounts deemed reasonably necessary to provide for the possibility of losses being incurred within each category of loans at the dates indicated.

                    (Amounts in thousands, except percents)


                                 December 31, 1995          December 31, 1994         December 31, 1993
                             -------------------------  -------------------------  ------------------------
                                          Percent of                 Percent of                Percent of
                                           loans in                   loans in                  loans in
Balance at end of                       each category              each category              each category
period applicable to:         Amount    to total loans   Amount    to total loans   Amount     total loans
- ---------------------------  ---------  --------------  ---------  --------------  ---------  -------------

Commercial loans                $  500           11.7%       $180           17.9%       $180          20.9%
Real estate - mortgages          1,780           77.5%        630           71.2%        590          69.8%
Installment and other loans        253           10.8%         90           10.9%         90           9.3%
                             ---------  --------------  ---------  --------------  ---------  -------------

     Total                      $2,533          100.0%       $900          100.0%       $860         100.0%
                             =========  ==============  =========  ==============  =========  =============

SUMMARY OF LOAN LOSS EXPERIENCE

The following table summarizes the loan balance at the end of each period; changes in the allowance for credit losses arising from loans charged off and recoveries on loans previously charged off, by loan category; and additions to the allowance which have been charged to operating expenses.


                                                          (Amounts in thousands, except ratios)
                                                         As of and for the year ended December 31,

                                                                 1995       1994      1993
                                                               ---------  --------  --------

Loan balance at year end                                       $102,986   $97,084   $89,287
                                                               ========   =======   =======

Balance of allowance for credit losses at beginning of period  $    900   $   860   $   819

Loans charged off:
  Commercial loans                                                   35         5         8
  Real estate - mortgage loans                                        3        --        41
  Installment and other loans                                        15         1         3
                                                               --------   -------   -------
    Total loans charged off                                          53         6        52

Recoveries of loans previously charged off:
  Commercial loans                                                   --        --         1
  Real estate - mortgage loans                                       --        --        --
  Installment and other loans                                         1        --         5
                                                               --------   -------   -------
    Total recoveries                                                  1         0         6

Net loans charged off                                                52         6        46

Additions to allowance for credit losses
  charged to operating expense                                    1,685        46        87
                                                               --------   -------   -------

Balance of allowance for credit losses at end of period        $  2,533   $   900   $   860
                                                               ========   =======   =======

Ratio of net charge-offs during period to
 loans outstanding at period end                                    .05%      .01%      .05%



LOAN COMPOSITION

The following table summarizes the loan composition at the end of each period.

                                            (Amounts in thousands)
                                                  December 31,
                                                -----------------
                                                  1995     1994
                                                --------  -------

              Commercial                         $12,062  $17,393
              Real estate-mortgage                79,804   69,820
              Municipal loans                      2,141    1,743
              Installment loans to individuals     6,704    5,712
              Student loans                        1,869    1,854
              Industrial revenue bonds               348      535
              Overdrafts                              58       27
                                                --------  -------

                                                 102,986   97,084

              Less allowance for credit losses     2,533      900
                                                --------  -------

              Net loans                         $100,453  $96,184
                                                ========  =======

LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATE AS OF DECEMBER 31, 1995

                                          (Amounts in thousands)
                                               Loan Maturities
                                              ------------------
                                              After 1
                                     1 Year   Through   After 5
                                     or Less  5 Years    Years     Total
                                     -------  --------  --------  -------

      Commercial and municipal        $8,374    $3,372    $2,457  $14,203
      Real estate - construction          --        --        --       --
                                     -------  --------  --------  -------

          Total                       $8,374    $3,372    $2,457  $14,203
                                     =======  ========  ========  =======

      Amount over one year with:
       Predetermined rates                                         $5,679
                                                                  =======

       Floating or adjustable rates                                  $150
                                                                  =======



PAST DUE AND NONPERFORMING LOANS

The following table reflects as of the periods ended the aggregate amounts of loans which are nonaccrual or troubled with debt restructurings. There were no accruing loans past due 90 days or longer as to principal or interest payments for any of the periods shown.

                                           (Amounts in thousands)
                                                 December 31
                                                 -----------
                                           1995     1994      1993
                                           ----  -----------  ----

             Nonaccrual (impaired) loans   $338         $104  $151

             Troubled debt restructurings    --           --    --
                                           ----  -----------  ----

               Total                       $338         $104  $151
                                           ====  ===========  ====



If interest on the nonaccrual loans had been accrued, such income would have approximated $18,873, $10,315, and $12,563 at December 31, 1995, 1994 and 1993,
respectively. No interest income on these loans was included in net income for these periods as no cash was received.

Loans are normally placed on non-accrual status when they become contractually past due 90 days or more as to interest or principal payments. Additionally, whenever management becomes aware of facts or circumstances that may adversely impact on the collectibility of principal or interest on loans, it is management's practice to place such loans on non-accrual status immediately, rather than delaying such action until the loans become 90 days past due. Previously accrued and uncollected interest on such loans is reversed, amortization of related loan fees is suspended, and income is recorded only to the extent that interest payments are subsequently received in cash and a determination has been made that the principal balance of the loan is collectible. If collectibility of the principal is in doubt, payments received are applied to loan principal. As of December 31, 1995, management believes that there are no potential problem loans which would require disclosure.

Loan concentrations exceeding 10% of the total loan portfolio consist of real estate mortgages which approximate 77.5% of total loans as of December 31, 1995.

                       CONSOLIDATED FINANCIAL STATEMENTS



                               TABLE OF CONTENTS


                                                                        PAGE

CONSOLIDATED FINANCIAL STATEMENTS OF F&M BANKSHARES OF
REEDSBURG, INC. AND SUBSIDIARIES FOR THE YEARS ENDED
DECEMBER 31, 1995, 1994 & 1993
(INFORMATION WITH RESPECT TO 1994 AND 1993 IS UNAUDITED)

  Independent Auditor's Report                                           F-9
  Consolidated Balance Sheets                                           F-10

  Consolidated Statements of Income                                     F-11
  Consolidated Statements of Changes in Stockholders' Equity            F-12
  Consolidated Statements of Cash Flows                                 F-13
  Summary of Significant Accounting Policies                            F-14
  Notes to Consolidated Financial Statements                            F-18

CONSOLIDATED FINANCIAL STATEMENTS OF F&M BANKSHARES OF
REEDSBURG, INC. AND SUBSIDIARIES FOR THE THREE MONTHS ENDED
MARCH 31, 1996 AND 1995 (UNAUDITED)

  Consolidated Balance Sheets                                           F-31
  Consolidated Statements of Income                                     F-32
  Consolidated Statements of Cash Flows                                 F-33
  Notes to Consolidated Financial Statements                            F-34

CONSOLIDATED FINANCIAL STATEMENTS OF FARMERS & MERCHANTS
BANK AND SUBSIDIARY FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 & 1993
(INFORMATION WITH RESPECT TO 1994 AND 1993 IS UNAUDITED)
  Independent Auditor's Report                                          F-36
  Consolidated Balance Sheets                                           F-37
  Consolidated Statements of Income                                     F-38
  Consolidated Statements of Changes in Stockholders' Equity            F-39
  Consolidated Statements of Cash Flows                                 F-40
  Summary of Significant Accounting Policies                            F-41
  Notes to Consolidated Financial Statements                            F-45

CONSOLIDATED FINANCIAL STATEMENTS OF FARMERS & MERCHANTS
BANK AND SUBSIDIARY FOR THE THREE MONTHS ENDED MARCH 31, 1996
AND 1995 (UNAUDITED)

Consolidated Balance Sheets                                             F-56
Consolidated Statements of Income                                       F-57
Consolidated Statements of Cash Flows                                   F-58
Notes to Consolidated Financial Statements                              F-59

Board of Directors
F&M Bankshares of Reedsburg, Inc.
     and Subsidiaries
Reedsburg, Wisconsin

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying consolidated balance sheet of F&M Bankshares of Reedsburg, Inc. and Subsidiaries as of December 31, 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements of F&M Bankshares of Reedsburg, Inc. referred to above present fairly, in all material respects, the financial position of F&M Bankshares of Reedsburg, Inc. and Subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in the Summary of Significant Accounting Policies and Note 2 to the consolidated financial statements, the Company changed its method of accounting for investments in debt and marketable equity securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at January 1, 1994.

CLIFTON GUNDERSON L.L.C.




Madison, Wisconsin
January 15, 1996, except for note 1,
     as to which the date is April 30, 1996

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1995 and 1994

                                     ASSETS

                                                                           1995              1994
                                                                           ----              ----
                                                                                           (Unaudited)
ASSETS
  Cash and due from banks                                               $ 2,288,996      $    2,231,295
  Federal funds sold                                                      2,704,000           3,315,000
                                                                         ------------      ------------

        Cash and cash equivalents                                         4,992,996           5,546,295

  Investment securities:
        Held to maturity (fair value of $23,596,099 and $20,140,266
          at December 31, 1995 and 1994, respectively)                   23,256,716          20,833,233
        Available for sale, stated at fair value                          5,897,570           7,755,338
                                                                         ------------      ------------

          Total investment securities                                    29,154,286          28,588,571
                                                                         ------------      ------------

  Loans                                                                 102,985,715          97,084,116
        Less allowance for credit losses                                 (2,533,096)           (900,000)
                                                                         ------------      ------------

          Net loans                                                     100,452,619          96,184,116
                                                                         ------------      ------------

  Bank premises and equipment                                               415,413             445,276
  Accrued interest receivable                                             1,181,610           1,075,591
  Deferred tax asset                                                        785,291             167,312
  Other assets                                                            1,369,063           1,395,490
                                                                         ------------      ------------

TOTAL ASSETS                                                             $138,351,278      $133,402,651
                                                                         ============      ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
    Noninterest-bearing demand                                           $ 10,277,614      $  9,988,575
    Interest-bearing demand                                                23,883,566        23,837,539
    Savings                                                                 8,019,055         7,922,753
    Time                                                                   76,237,507        74,194,239
                                                                         ------------      ------------

        Total deposits                                                    118,417,742       115,943,106

    Accrued interest payable                                                  628,458           461,528
    Short-term borrowings                                                   1,400,000         1,400,000
    Long-term debt                                                          9,000,000         7,000,000
    Other liabilities                                                         183,692            35,958
                                                                         ------------      ------------

        Total liabilities                                                 129,629,892       124,840,592
                                                                         ------------      ------------

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES                                647,923           646,380
                                                                         ------------      ------------

STOCKHOLDERS' EQUITY
        Common stock, no stated value; authorized 10,000 shares;
          7,016 issued; 2,883 shares outstanding                              151,215           151,215
        Surplus                                                             3,638,725         3,638,725
        Undivided profits                                                   5,689,657         5,620,953
        Net unrealized loss on available-for-sale investment securities, net of income taxes of ($27,158) and ($84,425) in 1995 and
          1994, respectively                                                  (42,244)         (131,324)
                                                                         ------------      ------------

                                                                            9,437,353         9,279,569

        Less 4,133 shares of treasury stock at cost                        (1,363,890)       (1,363,890)
                                                                         ------------      ------------

          Total stockholders' equity                                        8,073,463         7,915,679
                                                                         ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $138,351,278      $133,402,651
                                                                         ============      ============

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

               F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                 Years Ended December 31, 1995, 1994 and 1993

                                                       1995        1994         1993
                                                       ----        ----         ----
                                                                (Unaudited)  (Unaudited)
INTEREST INCOME
  Interest and fees on loans                      $ 8,372,289   $7,321,882   $7,104,144
  Interest on investment securities:
    Taxable                                         1,199,739    1,108,307    1,312,319
    Exempt from Federal income taxes                  727,136      619,681      505,145
  Interest on Federal funds sold                      118,869       95,297       62,224
                                                  -----------   ----------   ----------

     Total interest income                         10,418,033    9,145,167    8,983,832
                                                  -----------   ----------   ----------

INTEREST EXPENSE
  Interest on deposits                              5,628,920    4,612,291    4,391,686
  Interest on short-term borrowings                   116,820      111,376      108,948
  Interest on long-term debt                          596,010      449,626      421,693
                                                  -----------   ----------   ----------

     Total interest expense                         6,341,750    5,173,293    4,922,327
                                                  -----------   ----------   ----------

     Net interest income                            4,076,283    3,971,874    4,061,505

PROVISION FOR CREDIT LOSSES                         1,685,000       46,034       86,665
                                                  -----------   ----------   ----------

     Net interest income after provision
       for credit losses                            2,391,283    3,925,840    3,974,840
                                                  -----------   ----------   ----------

OTHER INCOME
  Service charges on deposit accounts                  81,051       80,121       84,366
  Other service charges and fees                      127,725      152,191      147,952
  Net realized gains (losses) on investmests            9,471       (7,783)      41,010
  Other operating income                              153,477      145,460      173,529
                                                  -----------   ----------   ----------

     Total other income                               371,724      369,989      446,857
                                                  -----------   ----------   ----------

OTHER EXPENSES
  Salaries and employee benefits                    1,931,069    1,738,235    1,681,820
  Net occupancy expense of bank premises              150,755      132,542      136,468
  FDIC premium, net of rebate                         154,034      242,380      205,605
  Data processing fees                                180,870      176,027      169,358
  Legal and accounting                                146,682       78,284       62,818
  Directors' fees                                      34,600       32,400       16,200
  Stationery and supplies                              47,334       47,500       54,043
  Net cost of operation of other real estates               0       14,193       20,727
  Other operating expense                             412,953      318,755      266,756
                                                  -----------   ----------   ----------

     Total other expenses                           3,058,297    2,780,316    2,613,795
                                                  -----------   ----------   ----------

     Income (loss) before income taxes
       and minority interest                         (295,290)   1,515,513    1,807,902

INCOME TAX EXPENSE (BENEFIT)                         (388,709)     385,113      401,411
                                                  -----------   ----------   ----------

     Income before minority interest                   93,419    1,130,400    1,406,491

MINORITY INTEREST                                      24,715       80,743       99,027
                                                  -----------   ----------   ----------

NET INCOME                                        $    68,704   $1,049,657   $1,307,464
                                                  -----------   ----------   ----------

NET INCOME PER SHARE
  Income before minority interest                 $     32.40   $   392.09   $   487.86
  Minority interest                                      8.57        28.01        34.35
                                                  -----------   ----------   ----------

NET INCOME PER SHARE                              $     23.83   $   364.08   $   453.51
                                                  ===========   ==========   ==========


These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

               F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 Years Ended December 31, 1995, 1994 and 1993
                           (1994 and 1993 Unaudited)


                                                                          Common                                 Undivided
                                                                           Stock            Surplus                Profits
                                                                          ------            -------              ---------
BALANCE, JANUARY 1, 1993                                                 $151,215          $3,638,725            $3,263,832

Net income                                                                      0                   0             1,307,464
                                                                         --------          ----------            ----------

BALANCE, DECEMBER 31, 1993                                                151,215           3,638,725             4,571,296

Net income                                                                      0                   0             1,049,657
Implementation of change in accounting for
  marketable debt and equity securities, net
  of tax effect of $10,929                                                      0                   0                     0
Change in net unrealized gain (loss) on available-
  for-sale securities, net of tax benefit of ($95,354)                          0                   0                     0
                                                                         --------          ----------            ----------

BALANCE, DECEMBER 31, 1994                                                151,215           3,638,725             5,620,953

Net income                                                                      0                   0                68,704
Change in net unrealized gain on available-
  for-sale securities, net of tax effect of $57,267                             0                   0                     0

BALANCE, DECEMBER 31, 1995                                               $151,215          $3,638,725            $5,689,657
                                                                         ========          ==========            ==========




                                                                           Net
                                                                        Unrealized
                                                                        Gain (Loss) on
                                                                        Available-
                                                                         For-Sale              Treasury
                                                                        Securities               Stock              Total
                                                                        --------------          -------             -----
BALANCE, JANUARY 1, 1993                                                $       0         $(1,363,890)           $5,689,882

Net income                                                                      0                   0             1,307,464
                                                                        ---------         -----------            ----------

BALANCE, DECEMBER 31, 1993                                                      0          (1,363,890)            6,997,346

Net income                                                                      0                   0             1,049,657
Implementation of change in accounting for
  marketable debt and equity securities, net
  of tax effect of $10,929                                                 29,942                   0                29,942
Change in net unrealized gain (loss) on available-
  for-sale securities, net of tax benefit of ($95,354)                   (161,266)                  0              (161,266)
                                                                        ---------         -----------            ----------

BALANCE, DECEMBER 31, 1994                                               (131,324)         (1,363,890)            7,915,679

Net income                                                                      0                   0                68,704
Change in net unrealized gain on available-
  for-sale securities, net of tax effect on $57,267                        89,080                   0                89,080
                                                                        ---------         -----------            ----------
                                                                                                                          0
BALANCE, DECEMBER 31, 1995                                              $ (42,244)        $(1,363,890)           $8,073,463
                                                                         =========        ===========            ==========

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

              F&M BANKSHARES OF REEDSBURG, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Years Ended December 31, 1995, 1994 and 1993

                                                                            1995                 1994              1993
                                                                            ----                 ----              ----
                                                                                               (Unaudited)      (Unaudited)
OPERATING ACTIVITIES
  Net income                                                             $   68,704            $1,049,657       $1,307,464
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Provision for credit losses                                           1,685,000                46,034           86,665
    Depreciation and amortization                                            72,138                70,054           80,236
    Deferred income taxes                                                  (617,979)             (101,867)         (65,445)
    Net amortization (accretion) of premiums and di                          (6,353)              147,729          203,547
    Loss (gain) on sales of securities, net                                  (9,471)                7,783          (41,010)
    (Increase) decrease in interest receivable and                          (79,591)               43,585           (3,437)
    Increase (decrease) in interest payable and oth                         314,664               (20,018)        (163,238)
    Increase in minority interest in consolidated s                           1,543                19,915           69,327
                                                                         ----------            ----------      -----------

     Net cash provided by operating activities                            1,428,655             1,262,872        1,474,109
                                                                         ----------            ----------      -----------

INVESTING ACTIVITIES
  Net increase in securities sold under agreements                                0                     0       (2,697,159)
  Purchases of securities                                                         0                     0      (15,181,683)
  Purchases of held-to-maturity securities                               (4,806,739)           (8,264,782)               0
  Purchase of available-for-sale securities                              (2,007,500)           (2,370,844)               0
  Proceeds from sales of securities                                               0                     0        2,625,500
  Proceeds from sales of available-for-sale securit                       3,009,219             2,995,625                0
  Proceeds from maturities of securities                                          0                     0       11,423,586
  Maturities of held-to-maturity securities                               2,375,496             5,681,800                0
  Maturities of available-for-sale securities                             1,028,438               209,589                0
  Net increase in loans                                                  (5,953,503)           (7,802,973)     (12,291,302)
  Purchases of premises and equipment, net of dispo                        (102,001)              (13,232)        (284,407)
  Net increase (decrease) in federal funds purchase                               0              (487,000)         487,000
                                                                         ----------            ----------      -----------

     Net cash used by investing activities                               (6,456,590)          (10,051,817)     (15,918,465)
                                                                         ----------            ----------      -----------

FINANCING ACTIVITIES
  Net increase in deposits                                                2,474,636             9,990,580        8,427,687
  Proceeds from long-term debt                                            3,000,000             1,000,000        5,800,000
  Repayment of long-term debt                                            (1,000,000)                    0                0
  Net decrease in short-term borrowings                                           0              (230,000)               0
                                                                         ----------            ----------      -----------

     Net cash provided by financing activities                            4,474,636            10,760,580       14,227,687
                                                                         ----------            ----------      -----------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                              (553,299)            1,971,635        (216,669)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                              5,546,295            $5,546,295      $ 3,574,660
                                                                         ----------            ----------      -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                   $4,992,996            $5,097,523      $ 4,934,912
                                                                         ==========            ==========      ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                             $6,174,820            $5,097,523      $ 4,934,912
    Income taxes                                                            315,200               403,938          683,421
  Supplemental schedule of non-cash investing activities:
    Loans transferred to other real estate                                        0                     0           32,847
    Loans made in connection with the disposition of other real                                                          0
      estate                                                                      0               105,000
  Securities initially classified as available-for-sale from
    investment securities upon adoption of FAS 115                                0             6,822,121                0

        These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

               F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)


The accounting and reporting policies of F&M Bankshares of Reedsburg, Inc., and its subsidiaries (the "Company") conform to generally accepted accounting principles and to general practice within the banking industry. The following is a description of the more significant of those policies.

NATURE OF BUSINESS

The Company, through its subsidiary bank, provides a full range of banking and related financial services to individual and corporate customers located in southwest and central Wisconsin. The Company's primary source of revenue is providing loans to customers, who are predominantly small and middle market businesses and middle market individuals. The other major source of revenue is provided by interest income from investment securities. The Company is subject to competition from other financial institutions and is regulated by federal and state banking agencies and undergoes periodic examinations by those agencies.

BASIS OF FINANCIAL STATEMENT PRESENTATION

The consolidated financial statements include the accounts of the Company and subsidiaries, the 93.64%-owned (at December 31, 1995 and 1994) Farmers & Merchants Bank (the "Bank") and its wholly-owned subsidiary, Fusch Corp. ("Fusch"). All significant intercompany accounts and transactions have been eliminated in consolidation.

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates that are particularly susceptible to significant change relate to the determination of the allowance for credit losses.

CASH EQUIVALENTS

For purposes of reporting cash flows, cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

INVESTMENT SECURITIES

At January 1, 1994, the Company and its subsidiaries adopted Financial Accounting Standards Board's SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values, and all investments in debt securities. Accordingly, the Company was required to classify its debt securities into one of three categories: held-to-maturity, available-for-sale, or trading. Held-to-maturity securities are those which management has the positive intent and ability to hold to maturity. Available-for-sale securities are those securities which management may sell prior to maturity as a result of changes in interest rates, prepayment factors, or as part of the Company's overall asset and liability strategy. Trading securities are those securities bought and held principally for the purpose of selling them in the near term. The Company currently has no securities designated as trading.

Held-to-maturity securities are recorded at cost adjusted for amortization of premium and accretion of discount to the earlier of the call date or maturity date using the level yield method. A decline in the market value of a security classified as either held-to-maturity or available-for-sale that is expected to be permanent is written down to its market value through a charge to income resulting in the establishment of a new cost basis for the security.
Subsequent increases, if any, in the market value of such securities are not recognized until such securities mature or are sold.

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)


INVESTMENT SECURITIES (Continued)

Available-for-sale securities are recorded at fair value, which is based on quoted market prices. Unrealized gains and losses, net of the related income tax effect, are excluded from income and reported as a separate component of stockholders' equity until realized.

For available-for-sale securities, gains or losses are realized and included in noninterest income upon sale, based on the amortized cost of the individual security sold. All previous fair value adjustments included in the separate component of stockholder's equity are reversed upon sale.

Prior to December 31, 1993, investments in debt and equity securities were stated at cost, adjusted for amortization of premium to the call date or maturity and accretion of discount to maturity using methods which approximate the interest method. Gains or losses on disposition were based upon the adjusted cost of the specific security.

LOANS

Loans are stated at the principal amount outstanding net of any unearned income. Unearned income on certain installment loans is recognized on a basis that generally approximates a level yield on the outstanding balances receivable. Interest on all other loans is based upon the principal amount outstanding.

Effective January 1, 1995, the Company concurrently adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the market price or fair value of the collateral if the loan is collateral dependent. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan and amends certain disclosure requirements. The adoption of SFAS No. 114 and No. 118 had no significant effect on the Company's consolidated financial statements.

Loans are normally placed on non-accrual status when contractually past due 90 days or more as to interest or principal payments. Additionally, whenever management becomes aware of facts or circumstances that may adversely impact on the collectibility of principal or interest on loans, it is management's practice to place such loans on non-accrual status immediately, rather than delaying such action until the loans become 90 days past due. Previously accrued and uncollected interest on such loans is reversed, amortization of related loan fees is suspended, and income is recorded only to the extent that interest payments are subsequently received in cash and a determination has been made that the principal balance of the loan is collectible. If collectibility of the principal is in doubt, payments received are applied to loan principal.

Loan origination fees, non-refundable fees and direct loan origination costs on real estate and commercial loans are, in the opinion of management, insignificant and are not accounted for as an adjustment of yield of the related loan categories.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is a reserve for estimated credit losses. Credit losses arise primarily from the loan portfolio, but may also be derived from other sources, including commitments to extend credit, guarantees and standby letters of credit. Actual credit losses, net of recoveries, are deducted from the allowance for credit losses. A provision for credit losses, which is a charge against earnings, is added to bring the allowance to a level that, in management's judgment, is adequate to absorb losses inherent in the loan portfolio. Management performs an ongoing assessment of the loan portfolio to determine the appropriate level of the allowance. The factors considered in the evaluation include, but are not necessarily limited to, estimated losses from loan and off-balance sheet arrangements, general economic conditions, deterioration in credit concentration or pledged collateral, historical loss experience, and trends in portfolio volume, maturity, composition, delinquencies and non-accruals.

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)


ALLOWANCE FOR CREDIT LOSSES (Continued)

Management believes that the allowance for credit losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for credit losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to expense as incurred while additions or major improvements are capitalized and depreciated over their estimated useful lives. Estimated useful lives for premises include periods up to 50 years and for equipment include periods up to 10 years.

OTHER REAL ESTATE OWNED

Other real estate owned, which is included in other assets, represents property acquired through foreclosure or deeded to the Company in lieu of foreclosure. Reductions in the balance of other real estate owned at the date of acquisition are charged to the allowance for credit losses. Other real estate owned, after foreclosure, is carried at the lower of cost or the property's fair value minus estimated costs to sell (fair value). Declines in the fair value below cost are recognized as a valuation allowance. If the fair value subsequently increases above its carrying value, the valuation allowance is reduced, but not below zero. Increases or decreases in the valuation allowance are charged or credited to operations.

The valuation of other real estate owned is subjective in nature and may be adjusted in the near term because of changes in economic conditions or review by regulatory examiners.

INCOME TAXES

Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income taxes, which arise principally from temporary differences between the period in which certain income and expenses are recognized for financial accounting purposes and the period in which they affect taxable income, are included in the amounts provided for income taxes.

The Company files a consolidated federal income tax return and individual subsidiary state income tax returns. Accordingly, amounts equal to tax benefits of those subsidiaries having taxable federal losses or credits are reimbursed by other subsidiaries that incur federal tax liabilities.

Effective January 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (Statement 109). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences) and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The cumulative effect of the change in accounting for income taxes was not significant and has therefore not been separately stated in the 1993 consolidated statement of income.

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



TRUST DEPARTMENT ASSETS

Property held for customers in fiduciary or agency capacities is not included in the accompanying consolidated balance sheets, since such items are not assets of the Company or its subsidiaries.

NET INCOME PER SHARE COMPUTATIONS

Net income per share is based upon the weighted average number of common shares outstanding during each year which were 2,883 shares.

OFF BALANCE SHEET FINANCIAL INSTRUMENTS

In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become funded.































This information is an integral part of the accompanying consolidated financial statements.

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 1 - SUBSEQUENT EVENT - PROPOSED BUSINESS COMBINATION

On January 23, 1996, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with a wholly-owned subsidiary of Associated Banc-Corp ("Associated") wherein shareholders of the Company would receive shares of Associated in exchange for their shares of the Company. The proposed merger is subject to the appropriate regulatory and shareholder approvals and compliance with the terms of the Merger Agreement by the Company and Associated. The terms of the proposed transaction, which is expected to be consummated in 1996, require that the transaction be accounted for as a pooling of interests. Under the terms of the Merger Agreement, each issued and outstanding share of common stock of the Company shall be converted into the right to receive 173.7766 shares of common stock of Associated. Pursuant to the Merger Agreement, a cash payment will be made in lieu of issuance of any fractional shares.

In connection with the proposed merger, it was determined on April 30, 1996 that the Bank will enter into an Agreement and Plan of Consolidation ("Consolidation Agreement") with a newly-formed bank which is a wholly-owned subsidiary of Associated wherein shareholders of the Bank would receive shares of Associated in exchange for their shares of the Bank. The proposed consolidation is subject to appropriate regulatory and shareholder approvals, compliance with the Consolidation Agreement by Associated and the Bank, and is subject to consummation of the proposed merger. Under the terms of the proposed Consolidation Agreement, each issued and outstanding share of common stock of the Bank shall be converted into the right to receive 59.4441 shares of common stock of Associated. Pursuant to the proposed Consolidation Agreement, a cash payment will be made in lieu of issuance of any fractional shares.

Among the conditions contained in the Merger Agreement is a requirement that the Company's allowance for credit losses will be maintained at December 31, 1995 and through the date of closing at a minimum of 2.45% of total loans outstanding. This minimum allowance amount was derived by due diligence performed by Associated as a result of the proposed merger. It represents an estimate of credit losses on the Company's loan portfolio, and related off-balance sheet arrangements, based upon the methodology used by Associated in estimating such allowances. The Company recorded an additional provision for credit losses of $1,600,000 at December 31, 1995 as a result of this change in estimate.

NOTE 2 - INVESTMENT SECURITIES




The amortized cost and fair values of securities held to maturity at December 31, 1995 and 1994 were as follows:

                                                                                   1995
                                     ---------------------------------------------------------------------------------------------
                                                                      GROSS                 GROSS
                                             AMORTIZED             UNREALIZED            UNREALIZED
                                               COST                  GAINS                 LOSSES                 FAIR VALUE
                                     ---------------------  --------------------  -----------------------  -----------------------
U.S. Treasury and federal agency
   securities                                   $4,512,496               $12,184                   $8,361               $4,516,319
Obligations of states and political
   subdivisions                                 13,104,844               308,509                   45,670               13,367,683
Corporate debt securities                        4,488,734                79,246                    6,525                4,561,455
Mortgage-backed securities                       1,044,700                     -                        -                1,044,700
Other securities                                   105,942                     -                        -                  105,942
                                     ---------------------  --------------------  -----------------------  -----------------------

TOTAL                                          $23,256,716              $399,939                  $60,556              $23,596,099
                                     =====================  ====================  =======================  =======================

                                                                                   1994
                                     ---------------------------------------------------------------------------------------------
                                                                      GROSS                 GROSS
                                             AMORTIZED             UNREALIZED            UNREALIZED
                                               COST                  GAINS                 LOSSES                 FAIR VALUE
                                     ---------------------  --------------------  -----------------------  -----------------------
U.S. Treasury and federal agency
   securities                                   $3,563,286                $3,986                  $86,397               $3,480,875
Obligations of states and political
   subdivisions                                 12,334,913                96,156                  558,375               11,872,694
Corporate debt securities                        4,222,762                 1,200                  149,537                4,074,425
Mortgage-backed securities                         608,700                     -                        -                  608,700
Other securities                                   103,572                     -                        -                  103,572
                                     ---------------------  --------------------  -----------------------  -----------------------

TOTAL                                          $20,833,233              $101,342                 $794,309              $20,140,266
                                     =====================  ====================  =======================  =======================

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 2 - INVESTMENT SECURITIES (Continued)

The amortized cost and fair values of securities available for sale at December 31, 1995 and 1994 were as follows:


                                                        1995
                                     --------------------------------------------------
                                                   GROSS         GROSS
                                     AMORTIZED   UNREALIZED   UNREALIZED
                                        COST        GAINS       LOSSES    FAIR VALUE
                                     ----------  ----------  -----------  ----------

U.S. Treasury and federal agency
   securities                     $5,966,972     $30,798       $ 100,200    $5,897,570
                                  ----------     -------      ----------    ----------

TOTAL                             $5,966,972     $30,798       $ 100,200    $5,897,570
                                  ==========     =======      ==========    ==========

                                                        1995
                                     --------------------------------------------------
                                                   GROSS         GROSS
                                     AMORTIZED   UNREALIZED   UNREALIZED
                                        COST        GAINS       LOSSES    FAIR VALUE
                                     ----------  ----------  -----------  ----------
U.S. Treasury and federal agency
   securities                       $7,971,087   $3,400       $219,149    $7,755,338
                                    ----------  -------       --------    ----------

TOTAL                               $7,971,087   $3,400       $219,149    $7,755,338
                                    ==========  =======       ========    ==========


The amortized cost and fair values of securities held to maturity and securities available for sale at December 31, 1995, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call of prepayment penalties.

                          SECURITIES HELD TO MATURITY


                                                 AMORTIZED
                                                   COST      FAIR VALUE
                                                -----------  -----------

Due in one year or less                          $2,461,400   $2,461,754
Due after one year through five years             9,230,272    9,406,014
Due after five years through ten years            9,507,518    9,670,542
Due after ten years                               1,012,826    1,013,089
                                                -----------  -----------

     Subtotal                                    22,212,016   22,551,399

Mortgage-backed securities                        1,044,700    1,044,700
                                                -----------  -----------

TOTAL                                           $23,256,716  $23,596,099
                                                ===========  ===========

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 2 - INVESTMENT SECURITIES (Continued)

                         SECURITIES AVAILABLE FOR SALE


                                                 AMORTIZED
                                                    COST     FAIR VALUE
                                                 ----------  ----------

         Due in one year or less                 $3,003,771  $2,999,900
         Due after one year through five years    1,597,751   1,552,340
         Due after five years through ten years           -           -
         Due after ten years                        756,750     736,630
                                                 ----------  ----------

              Subtotal                            5,358,272   5,288,870

         Mortgage-backed securities                 608,700     608,700
                                                 ----------  ----------

         TOTAL                                   $5,966,972  $5,897,570
                                                 ==========  ==========


Proceeds from sales of available-for-sale securities during 1995, excluding securities that have been called prior to maturity, were $3,009,219. Proceeds from sales of available-for-sale securities during 1994, excluding securities that have been called prior to maturity, were $2,995,625. Proceeds from sales of securities during 1993, excluding securities that have been called prior to maturity, were $2,625,500. Gross gains of $11,094, $-0-, and $41,010 and gross losses of $1,623, $7,783, and $-0- for 1995, 1994, and 1993, respectively, were realized on those sales.

Securities with an amortized cost of $2,603,251 at December 31, 1995 and $2,598,164 at December 31, 1994, were pledged to secure certain deposits or for other purposes as required or permitted by law.

NOTE 3 - LOANS


     Loans at December 31  are summarized below:

                                                      1995          1994
                                                  ------------  -----------

     Commercial                                    $12,061,466  $17,392,987
     Real estate - mortgage                         79,804,376   69,820,226
     Municipal loans                                 2,140,768    1,743,586
     Installment loans to individuals                6,703,468    5,711,710
     Student loans                                   1,869,228    1,853,947
     Industrial revenue bonds                          348,000      535,000
     Overdrafts                                         58,409       26,660
                                                  ------------  -----------

     TOTAL                                        $102,985,715  $97,084,116
                                                  ============  ===========

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 3 - LOANS (Continued)

A summary of the changes in the allowance for credit losses for the years indicated is as follows:


                                              1995       1994      1993
                                           ----------  --------  --------

Balance at beginning of year                 $900,000  $860,000  $819,130
Provision charged to expense                1,685,000    46,034    86,665
Loan losses, net of recoveries of
 $603, $4, and $6,630, respectively          (51,904)   (6,034)  (45,795)
                                           ----------  --------  --------

BALANCE AT END OF YEAR                     $2,533,096  $900,000  $860,000
                                           ==========  ========  ========


Impairment of loans having a recorded value of $338,416 at December 31, 1995, have been recognized in conformity with Statement No. 114 as amended by Statement No. 118. The average investment in impaired loans during 1995 was $221,373. The total allowance for credit losses related to those loans was $50,792 at December 31, 1995. Interest income on impaired loans recognized as cash payments received in 1995 was immaterial to the consolidated financial statements. Loans on which the accrual of interest has been discontinued or reduced totaled $104,330 as of December 31, 1994. Differences in interest income on non-accruing loans for 1994 and 1993, which is recorded only when received, and the amounts that would have been recorded if interest on such non-accruing loans had been accrued, was not material to the consolidated financial statements.

The Bank grants commercial, residential, consumer, and other loans to customers in the Bank's immediate geographic lending areas in southwestern and central Wisconsin. The Bank has a diversified loan portfolio, with no particular concentration of credit in any one sector in this service area other than real estate mortgages which is concentrated in and secured by real estate from the Bank's market areas. The ability of the Bank's borrowers to honor their contractual obligations is dependent upon the local economy and its effect on the real estate market.

The Bank has loans outstanding to executive officers, directors, and to parties which have the ability to significantly influence the Bank or the Company's management or operating policies. These loans were made in the ordinary course of business on the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than the normal risk of collectibility. Activity in 1995 associated with loans made to related parties was as follows:

                                                     1995
                                                     ----

Balance at beginning of year                      $1,435,152
New loans                                            441,689
Repayments                                         (430,377)
Other changes                                       (39,799)
                                                  ----------

BALANCE AT END OF YEAR                            $1,406,665
                                                  ==========

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 4 - PREMISES AND EQUIPMENT

A summary of premises and equipment at December 31 is as follows:


                                                         1995       1994
                                                       ---------  ---------

Land and land improvements                              $152,500   $115,159
Premises                                                 624,009    677,672
Furniture and equipment                                  386,077    386,584
                                                       ---------  ---------

                                                       1,162,586  1,179,415

Less:  Accumulated depreciation and amortization         747,173    734,139
                                                       ---------  ---------

TOTAL                                                   $415,413   $445,276
                                                       =========  =========


Depreciation expense charged to operations totaled $72,000 in 1995, $69,915 in 1994 and $73,000 in 1993.

A third party provides data processing and management information system services to the Company pursuant to a contract. As of December 31, 1995, this contract is in effect through January 31, 2001. The contract may be terminated by either party upon a 180 day prior written notice with substantial penalties to be paid by the Company. The contract calls for fixed monthly fees with additional fees for pass through and communication charges.

The Bank also leases a portion of its facility for a minimum of $1,050 per month through April 30, 1996, subject to annual renewal. Rents are adjusted annually for increases in the Consumer Price Index. The Bank has the option to purchase the facility for $100,000 upon the death of the lessor. The lease requires the Bank to pay taxes, insurance and maintenance related to the facility.

NOTE 5 - DEPOSITS

Time deposits of $100,000 or more were $17,086,627 and $14,540,475 at December 31, 1995 and 1994, respectively. Interest expense on time deposits of $100,000 or more was $656,513, $424,966, and $275,891 for the years ended December 31, 1995, 1994, and 1993, respectively.

The following is a maturity distribution of time deposits in denominations of $100,000 or more at December 31:


                                               1995         1994
                                            -----------  -----------

3 months or less                             $4,685,950   $3,708,717
Over 3 months through 6 months                  903,432    1,987,806
Over 6 months through 12 months                 871,678    1,383,622
Over 12 months                               10,625,567    7,460,330
                                            -----------  -----------

TOTAL                                       $17,086,627  $14,540,475
                                            ===========  ===========

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)


NOTE 6 - SHORT-TERM BORROWINGS

Short-term borrowings at December 31, 1995 and 1994, were by the Company and consisted of bank loans.

The maximum amount outstanding at any month end during 1995 was $1,400,000 and during 1994 was $1,630,000.

The average outstanding balance of short-term borrowings amounted to $1,400,000 in 1995 and $1,515,000 in 1994. The weighted average interest rate on these borrowings was 8.3% for 1995 and 7.4% for 1994. The average outstanding balance is determined on a daily average basis and the weighted average interest rate is calculated by dividing the actual interest paid on all short-term borrowings by the average balance for the year.

NOTE 7 - LONG-TERM DEBT


Long-term debt at December 31 is as follows:

                                                                                             1995       1994
                                                                                          ----------  ----------
Federal Home Loan Bank advances; principal due in various
  installments ranging from $500,000 to $1,000,000 through
  final maturity, interest at 4.85 - 7.63%, due monthly, final payment due August 19, 2001, secured by all qualifying first
  mortgage loans and the Bank's stock in FHLB.                                            $9,000,000  $7,000,000
                                                                                          ==========  ==========

The aggregate amount of maturities of long-term borrowings at December 31, 1995 are as follows:

1996                                                                                                  $1,500,000
1997                                                                                                     500,000
1998                                                                                                   3,500,000
1999                                                                                                   1,000,000
2000                                                                                                   2,000,000
After                                                                                                    500,000
                                                                                                      ----------

TOTAL                                                                                                 $9,000,000
                                                                                                      ==========

NOTE 8 - INCOME TAXES

The current and deferred amounts of income tax expense (benefit) are as follows:


                                                                                                    YEARS ENDED DECEMBER 31,
                                                                                                 --------------------------------
                                                                                                   1995       1994        1993
                                                                                                 ----------  --------  ----------
Current income tax expense:
   Federal                                                                                         $235,291  $347,975    $427,400
   State                                                                                             45,200    53,938      49,011
                                                                                                 ----------  --------  ----------

      Total current                                                                                 280,491   401,913     476,411
                                                                                                 ----------  --------  ----------

Deferred income tax benefit:
   Federal                                                                                        (534,100)  (13,400)    (59,900)
   State                                                                                          (135,100)   (3,400)    (15,100)
                                                                                                 ----------  --------  ----------

      Total deferred                                                                              (669,200)  (16,800)    (75,000)
                                                                                                 ----------  --------  ----------

TOTAL INCOME TAX EXPENSE (BENEFIT)                                                               $(388,709)  $385,113    $401,411
                                                                                                 ==========  ========  ==========


                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 8 - INCOME TAXES (Continued)

The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities at December 31 are presented below:

                                                1995        1994
                                             ----------  ----------
Deferred tax liabilities:
   Depreciation                              $(153,000)  $(165,800)
                                             ----------  ----------

      Total deferred tax liabilities          (153,000)   (165,800)
                                             ----------  ----------

Deferred tax assets:
   Allowance for credit losses                  911,133     248,687
   Available-for-sale investment securities      27,158      84,425
                                             ----------  ----------

      Total deferred tax assets                 938,291     333,112
                                             ----------  ----------

NET DEFERRED TAX ASSETS                        $785,291    $167,312
                                             ==========  ==========


The Company believes, based on its history of taxable income, it is more likely than not that the benefit of deferred tax assets will be realized. Therefore, no valuation allowance for deferred tax assets is deemed necessary at December 31, 1995 and 1994.

The differences between the effective rate and the statutory federal income tax rate of 34% were as follows:


                                                      1995                  1994                  1993
                                              ---------------------  -------------------  --------------------
                                                AMOUNT     PERCENT    AMOUNT    PERCENT    AMOUNT     PERCENT
                                              ----------  ---------  ---------  --------  ---------  ---------

Tax expense (credit) at statutory rate        $(104,232)    (34.0%)   $499,833     34.0%   $581,018      34.0%
State income tax (credit) net of federal tax    (59,334)     (19.4)     33,355       2.3     22,381        1.3
Tax-exempt interest                            (247,226)     (80.6)  (210,692)     (14.3)  (171,749)     (10.0)
Other                                             22,083        7.1     62,617       4.2   (30,239)       (1.8)
                                              ----------  ---------  ---------  --------  ---------  ---------

TOTAL                                         $(388,709)   (126.9%)   $385,113     26.2%   $401,411      23.5%
                                              ==========  =========  =========  ========  =========  =========


NOTE 9 - EMPLOYEE BENEFITS

The Bank terminated its VEBA Plan for all employees in 1995. The Plan was fully funded prior to termination. Plan assets consisted of life insurance policies which were transferred to the Plan participants upon termination. Company contributions to the Plan totaled $131,966, $33,672 and $35,351 for the years ended December 31, 1995, 1994 and 1993, respectively.

The Bank has adopted a 401(k) plan which allows employees to defer a percentage of their wages. The plan covers all employees over 21 years of age who have completed one year of service and over 1,000 hours each year of service. The plan requires the Bank to match 50% of employee deferrals up to 4% of the employee's wages. The plan also allows discretionary employer profit sharing contributions. Bank contributions totaled $75,047, $72,781, and $72,035, for the years ended December 31, 1995, 1994 and 1993, respectively.

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES

COMMITMENTS AND LETTERS OF CREDIT

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit.

The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The following is a summary of contractual amounts of unused commitments and conditional obligations at December 31:


                                                                     1995        1994
                                                                  ----------  ----------

Commitments to extend credit, including unused credit card lines  $7,551,204  $7,440,451
Standby letters of credit                                            422,903     508,471


Commitments to extend credit are agreements to lend funds to a customer as long as there is no violation of any condition established in the contact. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant, equipment, securities, certificates of deposit and income-producing commercial properties.

A letter of credit is a document issued by the Company on behalf of its customer (the account party) authorizing a third party (the beneficiary), or in special cases the account party, to draw drafts on the Company up to a stipulated amount and with specified terms and conditions. The letter of credit is a conditional commitment (except when prepaid by the account party) on the part of the Company to provide payment on drafts drawn in accordance with the terms of the document.

Standby letters of credit are conditional commitments issued by the subsidiary bank to guarantee the performance of a customer to a third party. Those standby letters of credit are primarily issued to support extensions of credit. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. The subsidiary bank secures the standby letters of credit with various types of collateral similar to those used to secure loans.

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 11 - REGULATORY CAPITAL REQUIREMENTS

Federal regulatory agencies have adopted various capital standards for financial institutions, including risk-based capital standards. The primary objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of financial institutions and to take into account the different risks among financial institutions' assets and off-balance sheet items. Management believes, as of December 31, 1995, that the Bank and Company meet all capital adequacy requirements to which they are subject.

Risk-based capital standards have been supplemented with requirements for a minimum Tier 1 capital to average assets ratio (leverage ratio). In addition, regulatory agencies consider the published capital levels as minimum levels and may require a financial institution to maintain capital at higher levels. According to FDIC capital guidelines, the Bank is considered to be well capitalized.

A comparison of the Bank's capital ratios as of December 31, 1995 with the requirements for "well capitalized" banks, as defined by the FDIC, is presented below:

                                                          TO BE WELL
                                                  ACTUAL  CAPITALIZED
                                                  ------  -----------

Tier 1 Capital to Risk-Weighted Assets            19.46%    > 6%
                                                            -
Total Capital to Risk-Weighted Assets             20.88%    > 10%
                                                            -
Leverage Ratio                                     7.51%    > 5%
                                                            -


Bank regulatory authorities limit the amount of dividends which can be paid by banks without obtaining prior approval from such authorities. Regardless of formal regulatory restrictions, the Bank may not pay dividends to the Company that would result in its capital levels being reduced below minimum requirements.

NOTE 12 - PARENT COMPANY FINANCIAL INFORMATION

Presented below are condensed financial statements for the Parent Company only:

                            CONDENSED BALANCE SHEETS
                             (Parent Company Only)

                                                            DECEMBER 31,
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
ASSETS
Cash                                                     $227,867      $85,876
Investment in bank subsidiary                           9,258,578    9,229,803
                                                      -----------  -----------
TOTAL ASSETS                                           $9,486,445   $9,315,679
                                                      ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued expenses and other liabilities                    $12,982           $-
Short-term borrowings                                   1,400,000    1,400,000
                                                      -----------  -----------
  Total liabilities                                     1,412,982    1,400,000
                                                      -----------  -----------
STOCKHOLDERS' EQUITY
Common stock                                              151,215      151,215
Surplus                                                 3,638,725    3,638,725
Undivided profits                                       5,689,657    5,620,953
Net unrealized loss on available-for-sale securities     (42,244)    (131,324)
                                                      -----------  -----------
                                                        9,437,353    9,279,569
Less treasury stock at cost                           (1,363,890)  (1,363,890)
                                                      -----------  -----------
  Total stockholders' equity                            8,073,463    7,915,679
                                                      -----------  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $9,486,445   $9,315,679
                                                      ===========  ===========

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 12 - PARENT COMPANY FINANCIAL INFORMATION (Continued)

                         CONDENSED STATEMENTS OF INCOME
                             (Parent Company Only)


                                                                                    FOR THE YEARS ENDED
                                                                         ------------------------------------
                                                                           1995        1994          1993
                                                                         ---------  -------------  ----------
INCOME
Dividends from bank subsidiary                                          $421,400      $  420,872    $420,300
Other income                                                                   -               -         493
                                                                       ---------      ----------  ----------

  Total income                                                           421,400         420,872     420,793
                                                                       ---------      ----------  ----------

EXPENSE
Interest expense on borrowed funds                                       116,821         111,376     108,947
Salaries and employee benefits                                           280,000               -           -
Other expense                                                             20,050          20,050      20,051
                                                                       ---------      ----------  ----------

   Total expense                                                         416,871         131,426     128,998
                                                                       ---------      ----------  ----------

   Income before income taxes and
    equity in undistributed income                                         4,529         289,446     291,795

INCOME TAX EXPENSE (BENEFIT)                                           (124,480)           7,204    (34,586)
                                                                       ---------      ----------  ----------

   Income before equity in undistributed
    net income of subsidiary                                             129,009         282,242     326,381

EQUITY IN UNDISTRIBUTED
 (OVERDISTRIBUTED) NET
 INCOME OF SUBSIDIARY                                                   (60,305)         767,415     981,083
                                                                       ---------      ----------  ----------

NET INCOME                                                               $68,704      $1,049,657  $1,307,464
                                                                       =========      ==========  ==========

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 12 - PARENT COMPANY FINANCIAL INFORMATION (Continued)

                       CONDENSED STATEMENTS OF CASH FLOWS
                             (Parent Company Only)


                                                                                        FOR THE YEARS ENDED
                                                                              -----------------------------------
                                                                                1995        1994         1993
                                                                              --------  -------------  ----------
OPERATING ACTIVITIES
Net income                                                                     $68,704     $1,049,657  $1,307,464
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Equity in undistributed (overdistributed)
    net income of subsidiary                                                    60,305      (767,415)   (981,083)
  Increase (decrease) in interest payable and
    other liabilities                                                           12,982       (20,000)   (207,492)
                                                                              --------  -------------  ----------

     Net cash provided by operating activities                                 141,991        262,242     118,889
                                                                              --------  -------------  ----------

INVESTING ACTIVITIES
  Proceeds from sales of land                                                        -         46,100           -
  Purchase of minority interest in subsidiary                                        -       (22,000)           -
                                                                              --------  -------------  ----------

     Net cash provided by investing activities                                       -         24,100           -
                                                                              --------  -------------  ----------

FINANCING ACTIVITIES
  Repayment of short-term borrowings                                                 -      (230,000)   (200,000)
                                                                              --------  -------------  ----------

     Net cash used by financing activities                                           -      (230,000)   (200,000)
                                                                              --------  -------------  ----------

     Net increase (decrease) in cash and
       cash equivalents                                                        141,991         56,342    (81,111)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                                             85,876         29,534     110,645
                                                                              --------  -------------  ----------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                                                 $227,867        $85,876     $29,534
                                                                              ========  =============  ==========

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 13 - FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates, methods, assumptions, and limitations are set forth below for the Company's financial instruments.

CASH AND DUE FROM BANKS:

For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

INVESTMENT SECURITIES HELD TO MATURITY AND INVESTMENT SECURITIES AVAILABLE FOR
SALE:

The fair value of investment securities held to maturity and investment securities available for sale, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

LOANS:

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, residential mortgage, installment and, other consumer.

The fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for similar maturities. Future cash flows are also adjusted for estimated reductions or delays due to delinquencies, non-accruals or potential charge-offs.

DEPOSITS:

Under SFAS No. 107, the fair value of deposits with no stated maturity such as noninterest-bearing demand deposits, savings, NOW accounts and money market accounts, is equal to the amount payable on demand as of year end. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

SHORT-TERM BORROWINGS AND LONG-TERM DEBT:

Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing borrowings.

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 13 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The estimated fair values of the Company's financial instruments at December 31, 1995, are as follows:


                                          CARRYING
                                           AMOUNT      FAIR VALUE
                                        ------------  ------------

Financial assets:
  Cash and due from banks               $  2,288,996  $  2,288,996
  Federal funds sold                       2,704,000     2,704,000
  Investment securities:
    Available for sale                     5,897,570     5,897,570
    Held to maturity                      23,256,716    23,596,099
  Loans, net                             100,452,619   102,359,619
Financial liabilities:
  Deposits                               118,417,742   119,047,925
  Short-term borrowings                    1,400,000     1,400,000
  Long-term debt                           9,000,000     9,180,866


The above does not include accrued interest receivable and payable which are also considered financial instruments. The estimated fair value of such items is considered to be the carrying amount.

The Bank also has off-balance sheet financial instruments, consisting of commitments to extend credit and letters of credit. No estimated fair value is attributable to unused lines of credit and letters of credit as the income associated with these instruments is not significant.

LIMITATIONS:

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Company has a trust department that contributes net fee income annually. The trust department is not considered a financial instrument and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include the deferred tax liabilities, the benefit of low cost core deposits, property, equipment, and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in many of the estimates.


This information is an integral part of the accompanying consolidated financial statements.

              F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                    March 31, 1996 and December 31, 1995
                                 (Unaudited)


                                                                           March 31,        December 31,
                                                                             1996               1995
                                                                             ----               ----
                                   ASSETS
ASSETS
 Cash and due from banks                                               $  2,580,312         $  2,288,996
 Federal funds sold                                                       7,526,767            2,704,000
                                                                       ------------         ------------
        Cash and cash equivalents                                        10,107,079            4,992,996

  Investment securities:
    Held to maturity (fair value of $21,145,000 and $23,596,099
      at March 31,1996 and December 31, 1995, respectively               20,597,814           23,256,716
    Available for sale, stated at fair value                              4,932,037            5,897,570
                                                                       ------------         ------------

        Total investment securities                                      25,529,851           29,154,286
                                                                       ------------         ------------

 Loans                                                                  101,692,857          102,985,715
   Less allowance for credit losses                                      (2,533,251)          (2,533,096)
                                                                       ------------         ------------

        Net loans                                                        99,159,606          100,452,619
                                                                       ------------         ------------

  Bank premises and equipment                                               397,151              415,413
  Accrued interest receivable                                             1,234,452            1,181,610
  Deferred tax asset                                                        761,350              785,291
  Other assets                                                            1,436,100            1,369,063
                                                                       ------------         ------------

TOTAL ASSETS                                                           $138,625,589         $138,351,278
                                                                       ============         ============

                            LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
    Noninterest-bearing demand                                         $  9,334,242         $ 10,277,614
    Interest-bearing demand                                              25,069,881           23,883,566
    Savings                                                               7,829,736            8,019,055
    Time                                                                 75,699,581           76,237,507
                                                                       ------------         ------------

  Total deposits                                                        117,933,440          118,417,742

  Accrued interest payable                                                  840,879              628,458
  Short-term borrowings                                                   1,400,000            1,400,000
  Long-term debt                                                          9,000,000            9,000,000
  Other liabilities                                                         272,375              183,692
                                                                       ------------         ------------

  Total liabilities                                                     129,446,694          129,629,892
                                                                       ------------         ------------

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES                              679,181              647,923
                                                                       ------------         ------------

STOCKHOLDERS' EQUITY
    Common stock, no stated value; authorized 10,000 shares;
       7,016 issued; 2,883 shares outstanding                               151,215              151,215
    Surplus                                                               3,638,725            3,638,725
    Undivided profits                                                     6,091,663            5,689,657
    Net unrealized loss on available-for-sale investment securities, net of income taxes of ($11,573) and ($27,158) in 1996 and
      1995, respectively                                                    (17,999)             (42,244)
                                                                       ------------         ------------

                                                                          9,863,604            9,437,353
    Less 4,133 shares of treasury stock at cost                          (1,363,890)          (1,363,890)
                                                                       ------------         ------------

       Total stockholders' equity                                         8,499,714            8,073,463
                                                                       ------------         ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $138,625,589         $138,351,278
                                                                       ============         ============

        These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

              F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                 Three Months Ended March 31, 1996 and 1995
                                 (Unaudited)

                                                         1996           1995
                                                         ----           ----
INTEREST INCOME
  Interest and fees on loans                          $2,168,116     $1,938,979
  Interest on investment securities:
    Taxable                                              282,256        312,575
    Exempt from Federal income taxes                     186,587        178,179
  Interest on Federal funds sold                          27,624         16,650
                                                      ----------     ----------
     Total interest income                             2,664,583      2,446,383
                                                      ----------     ----------

INTEREST EXPENSE
  Interest on deposits                                 1,454,585      1,333,350
  Interest on short-term borrowings                       17,707         27,975
  Interest on long-term debt                             145,395         74,069
                                                      ----------     ----------

     Total interest expense                            1,617,687      1,435,394
                                                      ----------     ----------

     Net interest income                               1,046,896      1,010,989

PROVISION FOR CREDIT LOSSES                                    -         15,000
                                                      ----------     ----------

     Net interest income after provision
       for credit losses                               1,046,896        995,989
                                                      ----------     ----------

OTHER INCOME
  Service charges on deposit accounts                     18,944         18,480
  Other service charges and fees                          28,554         39,400
  Net realized gains on investments                            -         11,094
  Other operating income                                   7,591         23,256
                                                      ----------     ----------

     Total other income                                   55,089         92,230
                                                      ----------     ----------

OTHER EXPENSES
  Salaries and employee benefits                         335,717        433,652
  Net occupancy expense of bank premises                  32,142         37,203
  FDIC premium                                               500         63,885
  Data processing fees                                    47,096         44,245
  Legal and accounting                                    18,093         21,599
  Directors' fees                                          6,000          8,250
  Stationery and supplies                                 14,665         12,336
  Net cost of operation of other real estate                   -          1,464
  Other operating expense                                 56,917         82,899
                                                      ----------     ----------

     Total other expenses                                511,130        705,533
                                                      ----------     ----------

     Income before income taxes
       and minority interest                             590,855        382,686

INCOME TAX EXPENSE                                       159,000         92,291
                                                      ----------     ----------

     Income before minority interest                     431,855        290,395

MINORITY INTEREST                                         29,849         21,499
                                                      ----------     ----------

NET INCOME                                            $  402,006     $  268,896
                                                      ==========     ==========

NET INCOME PER SHARE
  Income before minority interest                     $   149.79     $   100.73
  Minority interest                                        10.35           7.46
                                                      ----------     ----------

NET INCOME PER SHARE                                  $   139.44     $    93.27
                                                      ==========     ==========


        These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

             F&M BANKSHARES OF REEDSBURG, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Three Months Ended March 31, 1996 and 1995
                                 (Unaudited)

                                                                                     1996          1995
                                                                                     ----          ----
OPERATING ACTIVITIES
  Net income                                                                    $   402,006    $   348,896
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Provision for credit losses                                                           -         15,000
    Depreciation and amortization                                                    18,750         15,000
    Deferred income taxes                                                             9,922              -
    Net amortization of premiums and discounts                                        1,964          6,843
    Gain on sales of securities, net                                                      -        (11,094)
    Increase in interest receivable and other assets                               (119,879)      (248,667)
    Increase in interest payable and other liabilities                              301,104        338,569
    Increase in minority interest in consolidated subsidiary                         29,612         14,008
                                                                                -----------    -----------

     Net cash provided by operating activities                                      643,479        478,555
                                                                                -----------    -----------

INVESTING ACTIVITIES
  Purchases of held-to-maturity securities                                         (289,358)    (2,893,834)
  Proceeds from sales of available-for-sale securities                                    -      2,009,219
  Maturities of held-to-maturity securities                                       2,951,739      1,031,629
  Maturities of available-for-sale securities                                     1,000,000          4,788
  Net increase (decrease) in loans                                                1,293,013     (2,150,849)
  Purchases of premises and equipment, net of disposals                                (488)       (14,295)
                                                                                -----------    -----------

     Net cash provided by (used in) investing activities                          4,954,906     (2,013,342)
                                                                                -----------    -----------

FINANCING ACTIVITIES
  Net increase (decrease) in deposits                                              (484,302)       695,564
  Proceeds from long-term debt                                                            -      1,000,000
  Net decrease in short-term borrowings                                                   -       (140,000)
                                                                                -----------    -----------

     Net cash provided by (used in) financing activities                           (484,302)     1,555,564
                                                                                -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                         5,114,083         20,777

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                    4,992,996      5,546,295
                                                                                -----------    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                        $10,107,079    $ 5,567,072
                                                                                ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                                    $ 1,405,266     $1,180,784
    Income taxes                                                                     10,000         97,709
  Supplemental schedule of non-cash investing activities:
    Loans made in connection with the disposition of other real
      estate                                                                              -        105,000

        These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1996 AND 1995

                                  (Unaudited)


NOTE 1 - GENERAL

The accounting and reporting policies of F&M Bankshares of Reedsburg, Inc. and Subsidiaries (the "Company") conform to generally accepted accounting principles and to general practices within the banking industry. Significant accounting policies used by the Company are described in the summary of significant accounting policies included as part of the December 31, 1995 and 1994 consolidated financial statements.

The condensed financial statements reflect adjustments, all of which are of a normal recurring nature, and, in the opinion of management, necessary for a fair statement of results for the interim periods. The operating results for the three months ended March 31, 1996 and 1995 are not necessarily indicative of the results which may be expected for the entire year. The accompanying condensed financial statements should be read in conjunction with the Company's December 31, 1995, 1994, and 1993 consolidated financial statements and related summary of significant accounting policies and notes to consolidated financial statements.

NOTE 2 - ALLOWANCE FOR CREDIT LOSSES

An analysis of the allowance for credit losses is as follows:



                                                THREE MONTHS ENDED
                                                      MARCH 31,
                                                --------------------
                                                   1996       1995
                                                ----------  --------

Balance, beginning of period                    $2,533,096  $900,000
Provision charged to expense                            --    15,000
Recoveries of loans previously charged-off             155       253
Loans charged-off                                       --        --
                                                ----------  --------

BALANCE, END OF PERIOD                          $2,533,251  $915,253
                                                ==========  ========


NOTE 3 - NONPERFORMING LOANS

Nonperforming loans are summarized as follows:


                                                      MARCH 31,
                                                ------------------

                                                  1996     1995
                                                --------  --------

Nonperforming loans                             $278,000  $154,000
                                                ========  ========

                F&M BANKSHARES OF REEDSBURG, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1996 AND 1995

                                  (Unaudited)


NOTE 4 - NET INCOME PER SHARE

For purposes of calculating net income per share, the weighted average number of shares outstanding for the three months ended March 31, 1996 and 1995 was 2,883 shares.

NOTE 5 - SUBSEQUENT EVENT - PROPOSED BUSINESS COMBINATION

On January 23, 1996, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with a wholly-owned subsidiary of Associated Banc-Corp ("Associated") wherein shareholders of the Company would receive shares of Associated in exchange for their shares of the Company. The proposed merger is subject to the appropriate regulatory and shareholder approvals and compliance with the terms of the Merger Agreement by the Company and Associated. The terms of the proposed transaction, which is expected to be consummated in 1996, require that the transaction be accounted for as a pooling of interests. Under the terms of the Merger Agreement, each issued and outstanding share of common stock of the Company shall be converted into the right to receive 173.7766 shares of common stock of Associated. Pursuant to the Merger Agreement, a cash payment will be made in lieu of issuance of any fractional shares.

In connection with the proposed merger, it was determined on April 30, 1996 that the Bank will enter into an Agreement and Plan of Consolidation ("Consolidation Agreement") with a newly-formed bank which is a wholly-owned subsidiary of Associated wherein shareholders of the Bank would receive shares of Associated in exchange for their shares of the Bank. The proposed consolidation is subject to appropriate regulatory and shareholder approvals, compliance with the Consolidation Agreement by Associated and the Bank, and is subject to consummation of the proposed merger. Under the terms of the proposed Consolidation Agreement, each issued and outstanding share of common stock of the Bank shall be converted into the right to receive 59.4441 shares of common stock of Associated. Pursuant to the proposed Consolidation Agreement, a cash payment will be made in lieu of issuance of any fractional shares.

Among the conditions contained in the Merger Agreement is a requirement that the Company's allowance for credit losses will be maintained at December 31, 1995 and through the date of closing at a minimum of 2.45% of total loans outstanding. This minimum allowance amount was derived by due diligence performed by Associated as a result of the proposed merger. It represents an estimate of credit losses on the Company's loan portfolio, and related off-balance sheet arrangements, based upon the methodology used by Associated in estimating such allowances. The Company recorded an additional provision for credit losses of $1,600,000 at December 31, 1995 as a result of this change in estimate.

Board of Directors
Farmers & Merchants Bank
     and Subsidiary
Reedsburg, Wisconsin

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying consolidated balance sheet of Farmers & Merchants Bank and Subsidiary as of December 31, 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements of Farmers & Merchants Bank and Subsidiary referred to above present fairly, in all material respects, the financial position of Farmers & Merchants Bank and Subsidiary as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in the Summary of Significant Accounting Policies and Note 2 to the consolidated financial statements, the Bank changed its method of accounting for investments in debt and marketable equity securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at January 1, 1994.


CLIFTON GUNDERSON L.L.C.


Madison, Wisconsin
January 15, 1996, except for note 1,
     as to which the date is April 30, 1996

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1995 and 1994

                                                                            1995              1994
                                                                            ----              ----
                                                                                             (Unaudited)
                                     ASSETS
ASSETS
  Cash and due from banks                                               $  2,288,996      $  2,231,295
  Federal funds sold                                                       2,704,000         3,315,000
                                                                        ------------      ------------

        Cash and cash equivalents                                          4,992,996         5,546,295

  Investment securities:
    Held to maturity (fair value of $23,596,099 and $20,140,266
      at December 31, 1995 and 1994, respectively)                        23,256,716        20,833,233
    Available for sale, stated at fair value                               5,897,570         7,755,338
                                                                        ------------      ------------

     Total investment securities                                          29,154,286        28,588,571
                                                                        ------------      -------------

  Loans                                                                  102,985,715        97,084,116
    Less allowance for credit losses                                      (2,533,096)         (900,000)
                                                                        ------------      -------------

     Net loans                                                           100,452,619        96,184,116
                                                                        ------------      -------------

  Bank premises and equipment                                                692,645           722,508
  Accrued interest receivable                                              1,181,610         1,075,591
  Deferred tax asset                                                         785,291           167,312
  Other assets                                                             1,369,063         1,395,490
                                                                        ------------      ------------

TOTAL ASSETS                                                            $138,628,510      $133,679,883
                                                                        ============      ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
     Noninterest-bearing demand                                         $ 10,505,481      $ 10,074,451
     Interest-bearing demand                                              23,883,566        23,837,539
     Savings                                                               8,019,055         7,922,753
     Time                                                                 76,237,507        74,194,239
                                                                        ------------      ------------

                Total deposits                                           118,645,609       116,028,982

  Accrued interest payable                                                   628,458           461,528
  Long-term debt                                                           9,000,000         7,000,000
  Other liabilities                                                          170,710            35,958
                                                                        ------------      ------------

        Total liabilities                                                128,444,777       123,526,468
                                                                        ------------      ------------

STOCKHOLDERS' EQUITY
  Common stock, $20 par value; authorized 9,000 shares;
    9,000 issued and outstanding                                             180,000           180,000
  Surplus                                                                  9,850,000         8,080,000
  Undivided profits                                                          198,846         2,033,658
  Net unrealized loss on available-for-sale investment securities, net of income taxes of ($24,289) and ($75,506) in 1995 and
    1994, respectively                                                       (45,113)         (140,243)
                                                                        ------------      ------------

     Total stockholders' equity                                           10,183,733        10,153,415
                                                                        ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $138,628,510      $133,679,883
                                                                        ============      ============


        These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

                    FARMERS & MERCHANTS BANK & SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF INCOME
                Years Ended December 31, 1995, 1994 and 1993

                                                           1995         1994         1993
                                                           ----         ----         ----
                                                                      (Unaudited)  (Unaudited)
INTEREST INCOME
  Interest and fees on loans                            $ 8,372,289   $7,321,882   $7,104,144
  Interest on investment securities:
    Taxable                                               1,199,739    1,108,307    1,312,319
    Exempt from Federal income taxes                        727,136      619,681      505,145
  Interest on Federal funds sold                            118,869       95,297       62,224
                                                        -----------   ----------   ----------

     Total interest income                               10,418,033    9,145,167    8,983,832
                                                        -----------   ----------   ----------
INTEREST EXPENSE
  Interest on deposits                                    5,628,920    4,612,291    4,391,686
  Interest on long-term debt                                596,010      449,626      421,693
                                                        -----------   ----------   ----------

     Total interest expense                               6,224,930    5,061,917    4,813,379
                                                        -----------   ----------   ----------

     Net interest income                                  4,193,103    4,083,250    4,170,453

PROVISION FOR CREDIT LOSSES                               1,685,000       46,034       86,665
                                                        -----------   ----------   ----------

     Net interest income after provision
       for credit losses                                  2,508,103    4,037,216    4,083,788
                                                        -----------   ----------   ----------

OTHER INCOME
  Service charges on deposit accounts                        81,051       80,121       84,366
  Other service charges and fees                            127,725      152,191      147,952
  Net realized gains (losses) on investments                  9,471       (7,783)      41,010
  Other operating income                                    173,477      165,460      193,036
                                                        -----------   ----------   ----------

     Total other income                                     391,724      389,989      466,364
                                                        -----------   ----------   ----------

OTHER EXPENSES
  Salaries and employee benefits                          1,651,069    1,738,235    1,681,820
  Net occupancy expense of bank premises                    150,755      132,542      136,468
  FDIC premium, net of rebate                               154,034      242,380      205,605
  Data processing fees                                      180,870      176,027      169,358
  Legal and accounting                                      146,682       78,284       62,818
  Directors' fees                                            34,600       32,400       16,200
  Stationery and supplies                                    47,334       47,500       54,043
  Net cost of operation of other real estate                      0       14,193       20,727
  Other operating expense                                   413,524      335,972      266,706
                                                        -----------   ----------   ----------

     Total other expenses                                 2,778,868    2,797,533    2,613,745
                                                        -----------   ----------   ----------

     Income before income taxes                             120,959    1,629,672    1,936,407

INCOME TAX EXPENSE (BENEFIT)                               (264,229)     377,909      435,997
                                                        -----------   ----------   ----------

NET INCOME                                              $   385,188   $1,251,763   $1,500,410
                                                        ===========   ==========   ==========

NET INCOME PER SHARE                                    $     42.80   $   139.08   $   166.71
                                                        ===========   ==========   ==========

         These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  Years Ended December 31, 1995, 1994 and 1993
                           (1994 and 1993 Unaudited)

                                                                                               Net
                                                                                            Unrealized
                                                                                            Gain (Loss) on
                                                                                            Available-
                                                       Common                  Undivided     For-Sale
                                                        Stock      Surplus       Profits    Securities           Total
                                                       ------      -------     ---------    --------------       -----
BALANCE, JANUARY 1, 1993                              $180,000   $6,130,000   $ 2,131,485    $       -         $ 8,441,485

Net income                                                   -            -     1,500,410            -           1,500,410
Cash dividends, $50 per share                                -            -      (450,000)           -            (450,000)
Transfer to surplus                                          -      800,000      (800,000)           -                   -
                                                      --------   ----------   -----------    ---------         -----------

BALANCE, DECEMBER 31, 1993                             180,000    6,930,000     2,381,895            -           9,491,895


Net income                                                   -            -     1,251,763            -           1,251,763
Cash dividends, $50 per share                                -            -      (450,000)           -            (450,000)
Transfer to surplus                                          -    1,150,000    (1,150,000)           -                   -
Implementation of change in accounting for
  marketable debt and equity securities, net
  of tax effect of $10,929                                   -            -             -       29,942              29,942
Change in net unrealized gain (loss) on available-
  for-sale securities, net of tax benefit of
  ($86,435)                                                  -            -             -     (170,185)           (170,185)
                                                      --------   ----------   -----------    ---------         -----------

BALANCE, DECEMBER 31, 1994                             180,000    8,080,000     2,033,658     (140,243)         10,153,415

Net income                                                   -            -       385,188            -             385,188
Cash dividends, $50 per share                                -            -      (450,000)           -            (450,000)
Transfer to surplus                                          -    1,770,000    (1,770,000)           -                   -
Change in net unrealized gain on available-
  for-sale securities, net of tax effect of
  $51,217                                                    -            -             -       95,130              95,130
                                                      --------   ----------   -----------    ---------         -----------
BALANCE, DECEMBER 31, 1995                            $180,000   $9,850,000   $   198,846    $ (45,113)        $10,183,733
                                                      ========   ==========   ===========    =========         ===========

        These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

                    FARMERS & MERCHANTS BANK & SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Years Ended December 31, 1995, 1994 and 1993

                                                                            1995                 1994              1993
                                                                            ----                 ----              ----
                                                                                               (Unaudited)      (Unaudited)
OPERATING ACTIVITIES
  Net income                                                             $  385,188            $1,251,763       $1,500,410
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Provision for credit losses                                           1,685,000                46,034           86,665
    Depreciation and amortization                                            72,138                70,054           80,236
    Deferred income taxes                                                  (617,979)             (101,867)         (65,445)
    Net amortization (accretion) of premiums and discounts                   (6,353)              147,729          203,547
    Loss (gain) on sales of securities, net                                  (9,471)                7,783          (41,010)
    (Increase) decrease in interest receivable and other
      assets                                                                (79,591)               43,585           (3,437)
    Increase in interest payable and other liabilities                      307,732                 7,549           44,254
                                                                         ----------            ----------      -----------

     Net cash provided by operating activities                            1,736,664             1,472,630        1,805,220
                                                                         ----------            ----------      -----------

INVESTING ACTIVITIES
  Net increase in securities sold under agreements to repurchase                 -                     -        (2,697,159)
  Purchases of securities                                                        -                     -       (15,181,683)
  Purchases of held-to-maturity securities                               (4,806,739)           (8,264,782)              -
  Purchase of available-for-sale securities                              (2,007,500)           (2,370,844)              -
  Proceeds from sales of securities                                              -                     -         2,625,500
  Proceeds from sales of available-for-sale securities                    3,009,219             2,995,625               -
  Proceeds from maturities of securities                                         -                     -        11,423,586
  Maturities of held-to-maturity securities                               2,375,496             5,681,800               -
  Maturities of available-for-sale securities                             1,028,438               209,589               -
  Net increase in loans                                                  (5,953,503)           (7,802,973)     (12,291,302)
  Purchases of premises and equipment, net of disposals                    (102,001)              (59,332)        (284,407)
  Net increase (decrease) in federal funds purchase                              -               (487,000)         487,000
                                                                         ----------            ----------      -----------

     Net cash used by investing activities                               (6,456,590)          (10,097,917)     (15,918,465)
                                                                         ----------            ----------      -----------

FINANCING ACTIVITIES
  Net increase in deposits                                                2,616,627            10,046,922        8,346,576
  Proceeds from long-term debt                                            3,000,000             1,000,000        6,000,000
  Repayment of long-term debt                                            (1,000,000)                   -                -
  Dividends paid                                                           (450,000)             (450,000)        (450,000)
                                                                         ----------            ----------      -----------

     Net cash provided by financing activities                            4,166,627            10,596,922       13,896,576
                                                                         ----------            ----------      -----------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                              (553,299)            1,971,635        (216,669)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                              5,546,295             3,574,660        3,791,329
                                                                         ----------            ----------      -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                   $4,992,996            $5,546,295      $ 3,574,660
                                                                         ==========            ==========      ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                             $6,070,752            $4,986,147      $ 4,825,965
    Income taxes                                                            315,200               403,938          683,421
  Supplemental schedule of non-cash investing activities:
    Loans transferred to other real estate                                       -                     -            32,847
    Loans made in connection with the disposition of other real
      estate                                                                     -                105,000               -
  Securities initially classified as available-for-sale from
    investment securities upon adoption of FAS 115                               -              6,822,121               -


        These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)


The accounting and reporting policies of Farmers & Merchants Bank and its subsidiary (the "Bank") conform to generally accepted accounting principles and to general practice within the banking industry. The following is a description of the more significant of those policies.

NATURE OF BUSINESS

The Bank provides a full range of banking and related financial services to individual and corporate customers located in southwest and central Wisconsin. The Bank's primary source of revenue is providing loans to customers, who are predominantly small and middle market businesses and middle market individuals. The other major source of revenue is provided by interest income from investment securities. The Bank is subject to competition from other financial institutions and is regulated by federal and state banking agencies and undergoes periodic examinations by those agencies.

BASIS OF FINANCIAL STATEMENT PRESENTATION

The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, Fusch Corp. ("Fusch"). All significant intercompany accounts and transactions have been eliminated in consolidation. F&M Bankshares of Reedsburg, Inc. (the "Company") owns 93.64% of the Bank at December 31, 1995.

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates that are particularly susceptible to significant change relate to the determination of the allowance for credit losses.

CASH EQUIVALENTS

For purposes of reporting cash flows, cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

INVESTMENT SECURITIES

At January 1, 1994, the Bank and its subsidiary adopted Financial Accounting Standards Board's SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values, and all investments in debt securities. Accordingly, the Bank was required to classify its debt securities into one of three categories: held-to-maturity, available-for-sale, or trading. Held-to-maturity securities are those which management has the positive intent and ability to hold to maturity. Available-for-sale securities are those securities which management may sell prior to maturity as a result of changes in interest rates, prepayment factors, or as part of the Bank's overall asset and liability strategy. Trading securities are those securities bought and held principally for the purpose of selling them in the near term. The Bank currently has no securities designated as trading.

Held-to-maturity securities are recorded at cost adjusted for amortization of premium and accretion of discount to the earlier of the call date or maturity date using the level yield method. A decline in the market value of a security classified as either held-to-maturity or available-for-sale that is expected to be permanent is written down to its market value through a charge to income resulting in the establishment of a new cost basis for the security.
Subsequent increases, if any, in the market value of such securities are not recognized until such securities mature or are sold.

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)


INVESTMENT SECURITIES (Continued)

Available-for-sale securities are recorded at fair value, which is based on quoted market prices. Unrealized gains and losses, net of the related income tax effect, are excluded from income and reported as a separate component of stockholders' equity until realized.

For available-for-sale securities, gains or losses are realized and included in noninterest income upon sale, based on the amortized cost of the individual security sold. All previous fair value adjustments included in the separate component of stockholder's equity are reversed upon sale.

Prior to December 31, 1993, investments in debt and equity securities were stated at cost, adjusted for amortization of premium to the call date or maturity and accretion of discount to maturity using methods which approximate the interest method. Gains or losses on disposition were based upon the adjusted cost of the specific security.

LOANS

Loans are stated at the principal amount outstanding net of any unearned income. Unearned income on certain installment loans is recognized on a basis that generally approximates a level yield on the outstanding balances receivable. Interest on all other loans is based upon the principal amount outstanding.

Effective January 1, 1995, the Bank concurrently adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the market price or fair value of the collateral if the loan is collateral dependent. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan and amends certain disclosure requirements. The adoption of SFAS No. 114 and No. 118 had no significant effect on the Bank's consolidated financial statements.

Loans are normally placed on non-accrual status when contractually past due 90 days or more as to interest or principal payments. Additionally, whenever management becomes aware of facts or circumstances that may adversely impact on the collectibility of principal or interest on loans, it is management's practice to place such loans on non-accrual status immediately, rather than delaying such action until the loans become 90 days past due. Previously accrued and uncollected interest on such loans is reversed, amortization of related loan fees is suspended, and income is recorded only to the extent that interest payments are subsequently received in cash and a determination has been made that the principal balance of the loan is collectible. If collectibility of the principal is in doubt, payments received are applied to loan principal.

Loan origination fees, non-refundable fees and direct loan origination costs on real estate and commercial loans are, in the opinion of management, insignificant and are not accounted for as an adjustment of yield of the related loan categories.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is a reserve for estimated credit losses. Credit losses arise primarily from the loan portfolio, but may also be derived from other sources, including commitments to extend credit, guarantees and standby letters of credit. Actual credit losses, net of recoveries, are deducted from the allowance for credit losses. A provision for credit losses, which is a charge against earnings, is added to bring the allowance to a level that, in management's judgment, is adequate to absorb losses inherent in the loan portfolio. Management performs an ongoing assessment of the loan portfolio to determine the appropriate level of the allowance. The factors considered in the evaluation include, but are not necessarily limited to, estimated losses from loan and off-balance sheet arrangements, general economic conditions, deterioration in credit concentration or pledged collateral, historical loss experience, and trends in portfolio volume, maturity, composition, delinquencies and non-accruals.

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)


ALLOWANCE FOR CREDIT LOSSES (Continued)

Management believes that the allowance for credit losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for credit losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to expense as incurred while additions or major improvements are capitalized and depreciated over their estimated useful lives. Estimated useful lives for premises include periods up to 50 years and for equipment include periods up to 10 years.

OTHER REAL ESTATE OWNED

Other real estate owned, which is included in other assets, represents property acquired through foreclosure or deeded to the Bank in lieu of foreclosure. Reductions in the balance of other real estate owned at the date of acquisition are charged to the allowance for credit losses. Other real estate owned, after foreclosure, is carried at the lower of cost or the property's fair value minus estimated costs to sell (fair value). Declines in the fair value below cost are recognized as a valuation allowance. If the fair value subsequently increases above its carrying value, the valuation allowance is reduced, but not below zero. Increases or decreases in the valuation allowance are charged or credited to operations.

The valuation of other real estate owned is subjective in nature and may be adjusted in the near term because of changes in economic conditions or review by regulatory examiners.

INCOME TAXES

Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income taxes, which arise principally from temporary differences between the period in which certain income and expenses are recognized for financial accounting purposes and the period in which they affect taxable income, are included in the amounts provided for income taxes.

The Bank files a consolidated federal income tax return with the Company and individual state income tax returns. Accordingly, amounts equal to tax benefits of those entities having taxable federal losses or credits are reimbursed by other entities that incur federal tax liabilities.

Effective January 1, 1993, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (Statement 109). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences) and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The cumulative effect of the change in accounting for income taxes was not significant and has therefore not been separately stated in the 1993 consolidated statement of income.

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



TRUST DEPARTMENT ASSETS

Property held for customers in fiduciary or agency capacities is not included in the accompanying consolidated balance sheets, since such items are not assets of the Bank or its subsidiary.

NET INCOME PER SHARE COMPUTATIONS

Net income per share is based upon the weighted average number of common shares outstanding during each year which were 9,000 shares.

OFF BALANCE SHEET FINANCIAL INSTRUMENTS

In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become funded.































This information is an integral part of the accompanying consolidated financial statements.

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 1 - SUBSEQUENT EVENT - PROPOSED BUSINESS COMBINATION

On January 23, 1996, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with a wholly-owned subsidiary of Associated Banc-Corp ("Associated") wherein shareholders of the Company would receive shares of Associated in exchange for their shares of the Company. The proposed merger is subject to the appropriate regulatory and shareholder approvals and compliance with the terms of the Merger Agreement by the Company and Associated. The terms of the proposed transaction, which is expected to be consummated in 1996, require that the transaction be accounted for as a pooling of interests. Under the terms of the Merger Agreement, each issued and outstanding share of common stock of the Company shall be converted into the right to receive 173.7766 shares of common stock of Associated. Pursuant to the Merger Agreement, a cash payment will be made in lieu of issuance of any fractional shares.

In connection with the proposed merger, it was determined on April 30, 1996 that the Bank will enter into an Agreement and Plan of Consolidation ("Consolidation Agreement") with a newly-formed bank which is a wholly-owned subsidiary of Associated wherein shareholders of the Bank would receive shares of Associated in exchange for their shares of the Bank. The proposed consolidation is subject to appropriate regulatory and shareholder approvals, compliance with the Consolidation Agreement by Associated and the Bank, and is subject to consummation of the proposed merger. Under the terms of the proposed Consolidation Agreement, each issued and outstanding share of common stock of the Bank shall be converted into the right to receive 59.4441 shares of common stock of Associated. Pursuant to the proposed Consolidation Agreement, a cash payment will be made in lieu of issuance of any fractional shares.

Among the conditions contained in the Merger Agreement is a requirement that the Company's allowance for credit losses will be maintained at December 31, 1995 and through the date of closing at a minimum of 2.45% of total loans outstanding. This minimum allowance amount was derived by due diligence performed by Associated as a result of the proposed merger. It represents an estimate of credit losses on the Bank's loan portfolio, and related off-balance sheet arrangements, based upon the methodology used by Associated in estimating such allowances. The Bank recorded an additional provision for credit losses of $1,600,000 at December 31, 1995 as a result of this change in estimate.

NOTE 2 - INVESTMENT SECURITIES

The amortized cost and fair values of securities held to maturity at December 31, 1995 and 1994 were as follows:

                                                                                                1995
                                                                        --------------------------------------------------
                                                                                        GROSS        GROSS
                                                                         AMORTIZED    UNREALIZED   UNREALIZED
                                                                           COST         GAINS       LOSSES      FAIR VALUE
                                                                        -----------  -----------  -----------   ----------
U.S. Treasury and federal agency
   securities                                                            $4,512,496    $12,184        $8,361    $4,516,319
Obligations of states and political
   subdivisions                                                          13,104,844    308,509        45,670    13,367,683
Corporate debt securities                                                 4,488,734     79,246         6,525     4,561,455
Mortgage-backed securities                                                1,044,700          -             -     1,044,700
Other securities                                                            105,942          -             -       105,942
                                                                       ------------  ---------    ----------  ------------

TOTAL                                                                   $23,256,716   $399,939       $60,556   $23,596,099
                                                                       ============  =========    ==========  ============

                                                                                                1994
                                                                        --------------------------------------------------
                                                                                        GROSS        GROSS
                                                                         AMORTIZED    UNREALIZED   UNREALIZED
                                                                           COST         GAINS       LOSSES      FAIR VALUE
                                                                        -----------  -----------  -----------   ----------
U.S. Treasury and federal agency
   securities                                                            $3,563,286     $3,986       $86,397    $3,480,875
Obligations of states and political
   subdivisions                                                          12,334,913     96,156       558,375    11,872,694
Corporate debt securities                                                 4,222,762      1,200       149,537     4,074,425
Mortgage-backed securities                                                  608,700          -             -       608,700
Other securities                                                            103,572          -             -       103,572
                                                                       ------------  ---------    ----------  ------------

TOTAL                                                                   $20,833,233   $101,342      $794,309   $20,140,266
                                                                       ============  =========    ==========  ============

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 2 - INVESTMENT SECURITIES (Continued)

The amortized cost and fair values of securities available for sale at December 31, 1995 and 1994 were as follows:


                                                                                        1995
                                                                  ----------------------------------------------
                                                                                 GROSS      GROSS
                                                                  AMORTIZED   UNREALIZED  UNREALIZED
                                                                     COST        GAINS      LOSSES    FAIR VALUE
                                                                  ----------  ----------  ----------  ----------

U.S. Treasury and federal agency
   securities                                                     $5,966,972     $30,798    $100,200   $5,897,570
                                                                  ----------     -------    --------   ----------

TOTAL                                                             $5,966,972     $30,798    $100,200   $5,897,570
                                                                  ==========     =======    ========   ==========


                                                                                        1994
                                                                  ----------------------------------------------
                                                                                 GROSS      GROSS
                                                                  AMORTIZED   UNREALIZED  UNREALIZED
                                                                     COST        GAINS      LOSSES    FAIR VALUE
                                                                  ----------  ----------  ----------  ----------

U.S. Treasury and federal agency
   securities                                                     $7,971,087      $3,400    $219,149   $7,755,338
                                                                  ----------     -------    --------   ----------

TOTAL                                                             $7,971,087      $3,400    $219,149   $7,755,338
                                                                  ==========     =======    ========   ==========


The amortized cost and fair values of securities held to maturity and securities available for sale at December 31, 1995, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call of prepayment penalties.

                          SECURITIES HELD TO MATURITY


                                                 AMORTIZED
                                                   COST      FAIR VALUE
                                                -----------  -----------

        Due in one year or less                  $2,461,400   $2,461,754
        Due after one year through five years     9,230,272    9,406,014
        Due after five years through ten years    9,507,518    9,670,542
        Due after ten years                       1,012,826    1,013,089
                                                -----------  -----------

             Subtotal                            22,212,016   22,551,399

        Mortgage-backed securities                1,044,700    1,044,700
                                                -----------  -----------

        TOTAL                                   $23,256,716  $23,596,099
                                                ===========  ===========

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 2 - INVESTMENT SECURITIES (Continued)

                         SECURITIES AVAILABLE FOR SALE


                                                 AMORTIZED
                                                    COST     FAIR VALUE
                                                 ----------  ----------

Due in one year or less                          $3,003,771  $2,999,900
Due after one year through five years             1,597,751   1,552,340
Due after five years through ten years                    -           -
Due after ten years                                 756,750     736,630
                                                 ----------  ----------

     Subtotal                                     5,358,272   5,288,870

Mortgage-backed securities                          608,700     608,700
                                                 ----------  ----------

TOTAL                                            $5,966,972  $5,897,570
                                                 ==========  ==========


Proceeds from sales of available-for-sale securities during 1995, excluding securities that have been called prior to maturity, were $3,009,219. Proceeds from sales of available-for-sale securities during 1994, excluding securities that have been called prior to maturity, were $2,995,625. Proceeds from sales of securities during 1993, excluding securities that have been called prior to maturity, were $2,625,500. Gross gains of $11,094, $-0-, and $41,010 and gross losses of $1,623, $7,783, and $-0- for 1995, 1994, and 1993, respectively, were realized on those sales.

Securities with an amortized cost of $2,603,251 at December 31, 1995 and $2,598,164 at December 31, 1994, were pledged to secure certain deposits or for other purposes as required or permitted by law.

NOTE 3 - LOANS

Loans at December 31  are summarized below:

                                                1995          1994
                                             ------------  -----------

Commercial                                    $12,061,466  $17,392,987
Real estate - mortgage                         79,804,376   69,820,226
Municipal loans                                 2,140,768    1,743,586
Installment loans to individuals                6,703,468    5,711,710
Student loans                                   1,869,228    1,853,947
Industrial revenue bonds                          348,000      535,000
Overdrafts                                         58,409       26,660
                                             ------------  -----------

TOTAL                                        $102,985,715  $97,084,116
                                             ============  ===========

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 3 - LOANS (Continued)

A summary of the changes in the allowance for credit losses for the years indicated is as follows:


                                              1995       1994      1993
                                           ----------  --------  --------

      Balance at beginning of year           $900,000  $860,000  $819,130
      Provision charged to expense          1,685,000    46,034    86,665
      Loan losses, net of recoveries of
       $603, $4, and $6,630, respectively    (51,904)   (6,034)  (45,795)
                                           ----------  --------  --------

      BALANCE AT END OF YEAR               $2,533,096  $900,000  $860,000
                                           ==========  ========  ========


Impairment of loans having a recorded value of $338,416 at December 31, 1995, have been recognized in conformity with Statement No. 114 as amended by Statement No. 118. The average investment in impaired loans during 1995 was $221,373. The total allowance for credit losses related to those loans was $50,792 at December 31, 1995. Interest income on impaired loans recognized as cash payments received in 1995 was immaterial to the consolidated financial statements. Loans on which the accrual of interest has been discontinued or reduced totaled $104,330 as of December 31, 1994. Differences in interest income on non-accruing loans for 1994 and 1993, which is recorded only when received, and the amounts that would have been recorded if interest on such non-accruing loans had been accrued, was not material to the consolidated financial statements.

The Bank grants commercial, residential, consumer, and other loans to customers in the Bank's immediate geographic lending areas in southwestern and central Wisconsin. The Bank has a diversified loan portfolio, with no particular concentration of credit in any one sector in this service area other than real estate mortgages which is concentrated in and secured by real estate from the Bank's market areas. The ability of the Bank's borrowers to honor their contractual obligations is dependent upon the local economy and its effect on the real estate market.

The Bank has loans outstanding to executive officers, directors, and to parties which have the ability to significantly influence the Bank or the Company's management or operating policies. These loans were made in the ordinary course of business on the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than the normal risk of collectibility. Activity in 1995 associated with loans made to related parties was as follows:



                                                      1995
                                                      ----
Balance at beginning of year                      $1,435,152
New loans                                            441,689
Repayments                                         (430,377)
Other changes                                       (39,799)
                                                  ----------

BALANCE AT END OF YEAR                            $1,406,665
                                                  ==========

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 4 - PREMISES AND EQUIPMENT

A summary of premises and equipment at December 31 is as follows:


                                                         1995       1994
                                                       ---------  ---------

Land and land improvements                              $152,500   $115,159
Premises                                                 624,009    677,672
Furniture and equipment                                  663,309    663,816
                                                       ---------  ---------

                                                       1,439,818  1,456,647

Less:  Accumulated depreciation and amortization         747,173    734,139
                                                       ---------  ---------

TOTAL                                                   $692,645   $722,508
                                                       =========  =========


Depreciation expense charged to operations totaled $72,000 in 1995, $69,915 in 1994 and $73,000 in 1993.

A third party provides data processing and management information system services to the Bank pursuant to a contract. As of December 31, 1995, this contract is in effect through January 31, 2001. The contract may be terminated by either party upon a 180 day prior written notice with substantial penalties to be paid by the Bank. The contract calls for fixed monthly fees with additional fees for pass through and communication charges.

The Bank also leases a portion of its facility for a minimum of $1,050 per month through April 30, 1996, subject to annual renewal. Rents are adjusted annually for increases in the Consumer Price Index. The Bank has the option to purchase the facility for $100,000 upon the death of the lessor. The lease requires the Bank to pay taxes, insurance and maintenance related to the facility.

NOTE 5 - DEPOSITS

Time deposits of $100,000 or more were $17,086,627 and $14,540,475 at December 31, 1995 and 1994, respectively. Interest expense on time deposits of $100,000 or more was $656,513, $424,966, and $275,891 for the years ended December 31, 1995, 1994, and 1993, respectively.

The following is a maturity distribution of time deposits in denominations of $100,000 or more at December 31:


                                               1995         1994
                                            -----------  -----------

3 months or less                             $4,685,950   $3,708,717
Over 3 months through 6 months                  903,432    1,987,806
Over 6 months through 12 months                 871,678    1,383,622
Over 12 months                               10,625,567    7,460,330
                                            -----------  -----------

TOTAL                                       $17,086,627  $14,540,475
                                            ===========  ===========

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 6 - LONG-TERM DEBT




Long-term debt at December 31 is as follows:

                                                                           1995           1994
                                                                           ----           ----
Federal Home Loan Bank advances; principal due in various
  installments ranging from $500,000 to $1,000,000 through
  final maturity, interest at 4.85 - 7.63%, due monthly, final payment due August 19, 2001, secured by all qualifying first
  mortgage loans and the Bank's stock in FHLB.                          $9,000,000     $7,000,000
                                                                        ==========     ==========


The aggregate amount of maturities of long-term borrowings at December 31, 1995 are as follows:


1996                                                    $1,500,000
1997                                                       500,000
1998                                                     3,500,000
1999                                                     1,000,000
2000                                                     2,000,000
After                                                      500,000
                                                        ----------

TOTAL                                                   $9,000,000
                                                        ==========


NOTE 7 - INCOME TAXES

The current and deferred amounts of income tax expense (benefit) are as follows:


                                             YEARS ENDED DECEMBER 31,
                                          ------------------------------
                                            1995      1994      1993
                                          --------  --------  ----------
Current income tax expense:
   Federal                                $359,771  $340,771   $461,986
   State                                    45,200    53,938     49,011
                                          --------  --------   --------

      Total current                        404,971   394,709    510,997
                                          --------  --------   --------

Deferred income tax benefit:
   Federal                                (534,100)  (13,400)   (59,900)
   State                                  (135,100)   (3,400)   (15,100)
                                          --------   --------  --------

      Total deferred                      (669,200)  (16,800)   (75,000)
                                          --------   -------   --------

TOTAL INCOME TAX EXPENSE (BENEFIT)       $(264,229)  $377,909  $435,997
                                         =========   ========  ========

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 7 - INCOME TAXES (Continued)

The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities at December 31 are presented below:

                                                1995        1994
                                             ----------  ----------
Deferred tax liabilities:
   Depreciation                              $(153,000)  $(165,800)
                                             ----------  ----------

      Total deferred tax liabilities          (153,000)   (165,800)
                                             ----------  ----------

Deferred tax assets:
   Allowance for credit losses                  911,133     248,687
   Available-for-sale investment securities      27,158      84,425
                                             ----------  ----------

      Total deferred tax assets                 938,291     333,112
                                             ----------  ----------

NET DEFERRED TAX ASSETS                        $785,291    $167,312
                                             ==========  ==========


The Bank believes, based on its history of taxable income, it is more likely than not that the benefit of deferred tax assets will be realized. Therefore, no valuation allowance for deferred tax assets is deemed necessary at December 31, 1995 and 1994.

The differences between the effective rate and the statutory federal income tax rate of 34% were as follows:


                                                       1995                    1994                  1993
                                              ----------------------   --------------------   -------------------
                                                AMOUNT     PERCENT      AMOUNT     PERCENT     AMOUNT    PERCENT
                                              ----------  ----------   ---------  ---------   ---------  --------

Tax expense (credit) at statutory rate        $   41,126       34.0%    $554,088      34.0%    $658,378     34.0%
State income tax (credit) net of federal tax      59,334       49.0       33,355       2.0       22,381      1.2
Tax-exempt interest                             (247,226)    (204.4)    (210,692)    (12.9)    (171,749)    (8.9)
Other                                           (117,463)     (97.0)       1,158       0.0      (73,013)    (3.8)
                                              ----------    --------    ---------   --------   ---------  --------

TOTAL                                         $ (264,229)    (218.4%)   $377,909      23.1%    $435,997     22.5%
                                              ==========    ========   =========   ========   =========  ========


NOTE 8 - EMPLOYEE BENEFITS

The Bank terminated its VEBA Plan for all employees in 1995. The Plan was fully funded prior to termination. Plan assets consisted of life insurance policies which were transferred to the Plan participants upon termination. Bank contributions to the Plan totaled $81,966, $33,672 and $35,351 for the years ended December 31, 1995, 1994 and 1993, respectively. The Company paid $50,000 of the 1995 contributions.

The Bank has adopted a 401(k) plan which allows employees to defer a percentage of their wages. The plan covers all employees over 21 years of age who have completed one year of service and over 1,000 hours each year of service. The plan requires the Bank to match 50% of employee deferrals up to 4% of the employee's wages. The plan also allows discretionary employer profit sharing contributions. Bank contributions totaled $75,047, $72,781, and $72,035, for the years ended December 31, 1995, 1994 and 1993, respectively.

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 9 - COMMITMENTS AND CONTINGENT LIABILITIES

COMMITMENTS AND LETTERS OF CREDIT

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit.

The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The following is a summary of contractual amounts of unused commitments and conditional obligations at December 31:


                                                                     1995        1994
                                                                  ----------  ----------

Commitments to extend credit, including unused credit card lines  $7,551,204  $7,440,451
Standby letters of credit                                            422,903     508,471


Commitments to extend credit are agreements to lend funds to a customer as long as there is no violation of any condition established in the contact. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant, equipment, securities, certificates of deposit and income-producing commercial properties.

A letter of credit is a document issued by the Bank on behalf of its customer (the account party) authorizing a third party (the beneficiary), or in special cases the account party, to draw drafts on the Bank up to a stipulated amount and with specified terms and conditions. The letter of credit is a conditional commitment (except when prepaid by the account party) on the part of the Bank to provide payment on drafts drawn in accordance with the terms of the document.

Standby letters of credit are conditional commitments issued by the subsidiary bank to guarantee the performance of a customer to a third party. Those standby letters of credit are primarily issued to support extensions of credit. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. The subsidiary bank secures the standby letters of credit with various types of collateral similar to those used to secure loans.

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 10 - REGULATORY CAPITAL REQUIREMENTS

Federal regulatory agencies have adopted various capital standards for financial institutions, including risk-based capital standards. The primary objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of financial institutions and to take into account the different risks among financial institutions' assets and off-balance sheet items. Management believes, as of December 31, 1995, that the Bank meets all capital adequacy requirements to which it is subject.

Risk-based capital standards have been supplemented with requirements for a minimum Tier 1 capital to average assets ratio (leverage ratio). In addition, regulatory agencies consider the published capital levels as minimum levels and may require a financial institution to maintain capital at higher levels. According to FDIC capital guidelines, the Bank is considered to be well capitalized.

A comparison of the Bank's capital ratios as of December 31, 1995 with the requirements for "well capitalized" banks, as defined by the FDIC, is presented below:

                                                          TO BE WELL
                                                  ACTUAL  CAPITALIZED
                                                  ------  -----------

Tier 1 Capital to Risk-Weighted Assets            19.46%    > 6%
                                                            -
Total Capital to Risk-Weighted Assets             20.88%    > 10%
                                                            -
Leverage Ratio                                     7.51%    > 5%
                                                            -


Bank regulatory authorities limit the amount of dividends which can be paid by banks without obtaining prior approval from such authorities. Regardless of formal regulatory restrictions, the Bank may not pay dividends to the Company that would result in its capital levels being reduced below minimum requirements.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Bank disclose estimated fair values for its financial instruments. Fair value estimates, methods, assumptions, and limitations are set forth below for the Bank's financial instruments.

CASH AND DUE FROM BANKS:

For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

INVESTMENT SECURITIES HELD TO MATURITY AND INVESTMENT SECURITIES AVAILABLE FOR
SALE:

The fair value of investment securities held to maturity and investment securities available for sale, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

LOANS:

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, residential mortgage, installment and, other consumer.

The fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for similar maturities. Future cash flows are also adjusted for estimated reductions or delays due to delinquencies, non-accruals or potential charge-offs.

DEPOSITS:

Under SFAS No. 107, the fair value of deposits with no stated maturity such as noninterest-bearing demand deposits, savings, NOW accounts and money market accounts, is equal to the amount payable on demand as of year end. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

LONG-TERM DEBT:

Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing borrowings.

The estimated fair values of the Bank's financial instruments at December 31, 1995, are as follows:


                                          CARRYING
                                           AMOUNT     FAIR VALUE
                                         -----------  -----------

Financial assets:
  Cash and due from banks                 $2,288,996   $2,288,996
  Federal funds sold                       2,704,000    2,704,000
  Investment securities:
    Available for sale                     5,897,570    5,897,570
    Held to maturity                      23,256,716   23,596,099
  Loans, net                             100,452,619  102,359,619
Financial liabilities:
  Deposits                               118,645,609  119,275,792
  Long-term debt                           9,000,000    9,180,866


The above does not include accrued interest receivable and payable which are also considered financial instruments. The estimated fair value of such items is considered to be the carrying amount.

The Bank also has off-balance sheet financial instruments, consisting of commitments to extend credit and letters of credit. No estimated fair value is attributable to unused lines of credit and letters of credit as the income associated with these instruments is not significant.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (Information with Respect to 1994 and 1993 is Unaudited)



NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

LIMITATIONS:

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Bank has a trust department that contributes net fee income annually. The trust department is not considered a financial instrument and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include the deferred tax liabilities, the benefit of low cost core deposits, property, equipment, and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in many of the estimates.



























This information is an integral part of the accompanying consolidated financial statements.

                     FARMERS & MERCHANTS BANK & SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS
                    March 31, 1996 and December 31, 1995
                                 (Unaudited)

                                           ASSETS

                                                                           March 31,        December 31,
                                                                             1996               1995
                                                                             ----               ----
ASSETS
 Cash and due from banks                                               $  2,580,312         $  2,288,996
 Federal funds sold                                                       7,526,767            2,704,000
                                                                       ------------         ------------

        Cash and cash equivalents                                        10,107,079            4,992,996

  Investment securities:
    Held to maturity (fair value of $21,145,000 and $23,596,099
      at March 31, 1996 and December 31, 1995, respectively)             20,597,814           23,256,716
      Available for sale, stated at fair value                            4,932,037            5,897,570
                                                                       ------------         ------------

  Total investment securities                                            25,529,851           29,154,286
                                                                       ------------         ------------

 Loans                                                                  101,692,857          102,985,715
   Less allowance for credit losses                                      (2,533,251)          (2,533,096)
                                                                       ------------         ------------

        Net loans                                                        99,159,606          100,452,619
                                                                       ------------         ------------

  Bank premises and equipment                                               674,383              692,645
  Accrued interest receivable                                             1,234,452            1,181,610
  Deferred tax asset                                                        761,350              785,291
  Other assets                                                            1,436,100            1,369,063
                                                                       ------------         ------------

TOTAL ASSETS                                                           $138,902,821         $138,628,510
                                                                       ============         ============

                            LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
    Noninterest-bearing demand                                         $  9,511,649         $ 10,505,481
    Interest-bearing demand                                              25,069,881           23,883,566
    Savings                                                               7,829,736            8,019,055
    Time                                                                 75,699,581           76,237,507
                                                                       ------------         ------------

      Total deposits                                                    118,110,847          118,645,609

  Accrued interest payable                                                  840,879              628,458
  Long-term debt                                                          9,000,000            9,000,000
  Other liabilities                                                         272,146              170,710
                                                                       ------------         ------------

  Total liabilities                                                     128,223,872          128,444,777
                                                                       ------------         ------------


STOCKHOLDERS' EQUITY
    Common stock, $20 par value; authorized 9,000 shares;
       9,000 issued outstanding                                             180,000              180,000
    Surplus                                                               9,850,000            9,850,000
    Undivided profits                                                       668,171              198,846
    Net unrealized loss on available-for-sale investment securities, net of income taxes of ($10,350) and ($24,289) in 1996 and
      1995, respectively                                                    (19,222)             (45,113)
                                                                       ------------         ------------

  Total stockholders' equity                                             10,678,949           10,183,733
                                                                       ------------         ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $133,902,821         $138,628,510
                                                                       ============         ============


These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

                    FARMERS & MERCHANTS BANK & SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF INCOME
                 Three Months Ended March 31, 1996 and 1995
                                 (Unaudited)

                                                         1996           1995
                                                         ----           ----
INTEREST INCOME
  Interest and fees on loans                          $2,168,116     $1,938,979
  Interest on investment securities:
    Taxable                                              282,256        312,575
    Exempt from Federal income taxes                     186,587        178,179
  Interest on Federal funds sold                          27,624         16,650
                                                      ----------     ----------
     Total interest income                             2,664,583      2,446,383
                                                      ----------     ----------

INTEREST EXPENSE
  Interest on deposits                                 1,454,585      1,333,350
  Interest on long-term debt                             145,395         74,069
                                                      ----------     ----------

     Total interest expense                            1,599,980      1,407,419
                                                      ----------     ----------

     Net interest income                               1,064,603      1,038,964

PROVISION FOR CREDIT LOSSES                                    -         15,000
                                                      ----------     ----------

     Net interest income after provision
       for credit losses                               1,064,603      1,023,964
                                                      ----------     ----------

OTHER INCOME
  Service charges on deposit accounts                     18,944         18,480
  Other service charges and fees                          28,554         39,400
  Net realized gains on investments                            -         11,094
  Other operating income                                  31,354         42,629
                                                      ----------     ----------

     Total other income                                   78,852        111,603
                                                      ----------     ----------

OTHER EXPENSES
  Salaries and employee benefits                         335,717        433,652
  Net occupancy expense of bank premises                  32,142         37,203
  FDIC premium                                               500         63,885
  Data processing fees                                    47,096         44,245
  Legal and accounting                                    18,093         21,599
  Directors' fees                                          6,000          8,250
  Stationery and supplies                                 14,665         12,336
  Net cost of operation of other real estate                   0          1,464
  Other operating expense                                 60,917         82,899
                                                      ----------     ----------

     Total other expenses                                515,130        705,533
                                                      ----------     ----------

     Income before income taxes                          628,325        430,034

INCOME TAX EXPENSE                                       159,000         92,000
                                                      ----------     ----------

NET INCOME                                            $  469,325     $  338,034
                                                      ==========     ==========

NET INCOME PER SHARE                                  $    52.15     $    37.56
                                                      ==========     ==========

        These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

                    FARMERS & MERCHANTS BANK & SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended March 31, 1996 and 1995
                                 (Unaudited)

                                                                            1996                 1995
                                                                            ----                 ----
OPERATING ACTIVITIES
  Net income                                                             $  469,325            $  338,034
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Provision for credit losses                                                 -                  15,000
    Depreciation and amortization                                            18,750                15,000
    Deferred income taxes                                                     9,922                    -
    Net amortization of premiums and discounts                                1,964                 6,843
    Gain on sales of securities, net                                            -                 (11,094)
    Increase in interest receivable and other assets                       (119,879)             (248,667)
    Increase in interest payable and other liabilities                      313,857               338,569
                                                                        -----------            ----------

     Net cash provided by operating activities                              693,939            (2,893,834)
                                                                        -----------            ----------

INVESTING ACTIVITIES
  Purchases of held-to-maturity securities                                 (289,358)           (2,893,834)
  Proceeds from sales of available-for-sale securities                          -               2,009,219
  Maturities of held-to-maturity securities                               2,951,739             1,031,629
  Maturities of available-for-sale securities                             1,000,000                 4,788
  Net decrease (increase) in loans                                        1,293,013            (2,150,849)
  Purchases of premises and equipment, net of disposals                        (488)              (14,295)
                                                                        -----------            ----------

     Net cash used by investing activities                                4,954,906            (2,013,342)
                                                                        -----------            ----------

FINANCING ACTIVITIES
  Net increase in deposits                                                 (534,762)              688,434
  Proceeds from long-term debt                                                  -               1,000,000
  Dividends paid                                                                -                (108,000)
                                                                        -----------            ----------

     Net cash provided by financing activities                             (534,762)            1,580,434
                                                                        -----------            ----------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                             5,114,083                20,777

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                              4,992,996             5,546,295
                                                                        -----------            ----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                  $10,107,079            $5,567,072
                                                                        ===========            ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                            $ 1,387,559            $1,152,809
    Income taxes                                                             10,000                97,709
  Supplemental schedule of non-cash investing activities:
    Loans made in connection with the disposition of other real
      estate                                                                     -                105,000


        These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

                    FARMERS & MERCHANTS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1996 AND 1995

                                  (Unaudited)


NOTE 1 - GENERAL

The accounting and reporting policies of Farmers & Merchants Bank and Subsidiary (the "Bank") conform to generally accepted accounting principles and to general practices within the banking industry. Significant accounting policies used by the Bank are described in the summary of significant accounting policies included as part of the December 31, 1995 and 1994 consolidated financial statements.

The condensed financial statements reflect adjustments, all of which are of a normal recurring nature, and, in the opinion of management, necessary for a fair statement of results for the interim periods. The operating results for the three months ended March 31, 1996 and 1995 are not necessarily indicative of the results which may be expected for the entire year. The accompanying condensed financial statements should be read in conjunction with the Bank's December 31, 1995, 1994, and 1993 consolidated financial statements and related summary of significant accounting policies and notes to consolidated financial statements.

NOTE 2 - ALLOWANCE FOR CREDIT LOSSES

An analysis of the allowance for credit losses is as follows:

                                                      THREE MONTHS ENDED
                                                          MARCH 31,
                                                      ------------------

                                                         1996       1995
                                                         ----       ----
      Balance, beginning of period                    $2,533,096  $900,000
      Provision charged to expense                            --    15,000
      Recoveries of loans previously charged-off             155       253
      Loans charged-off                                       --        --
                                                      ----------  --------

      BALANCE, END OF PERIOD                          $2,533,251  $915,253
                                                      ==========  ========


      NOTE 3 - NONPERFORMING LOANS

      Nonperforming loans are summarized as follows:

                                                           MARCH 31,
                                                      --------------------

                                                         1996     1995
                                                         ----     ----
      Nonperforming loans                             $  278,000  $154,000
                                                      ==========  ========

                    FARMERS & MERCHANTS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1996 AND 1995

                                  (Unaudited)


NOTE 4 - NET INCOME PER SHARE

For purposes of calculating net income per share, the weighted average number of shares outstanding for the three months ended March 31, 1996 and 1995 was 9,000 shares.

NOTE 5 - SUBSEQUENT EVENT - PROPOSED BUSINESS COMBINATION

On January 23, 1996, F&M Bankshares of Reedsburg, Inc. (the "Company") entered into an Agreement and Plan of Merger ("Merger Agreement") with a wholly-owned subsidiary of Associated Banc-Corp ("Associated") wherein shareholders of the Company would receive shares of Associated in exchange for their shares of the Company. The proposed merger is subject to the appropriate regulatory and shareholder approvals and compliance with the terms of the Merger Agreement by the Company and Associated. The terms of the proposed transaction, which is expected to be consummated in 1996, require that the transaction be accounted for as a pooling of interests. Under the terms of the Merger Agreement, each issued and outstanding share of common stock of the Company shall be converted into the right to receive 173.7766 shares of common stock of Associated. Pursuant to the Merger Agreement, a cash payment will be made in lieu of issuance of any fractional shares.

In connection with the proposed merger, it was determined on April 30, 1996 that the Bank will enter into an Agreement and Plan of Consolidation ("Consolidation Agreement") with a newly-formed bank which is a wholly-owned subsidiary of Associated wherein shareholders of the Bank would receive shares of Associated in exchange for their shares of the Bank. The proposed consolidation is subject to appropriate regulatory and shareholder approvals, compliance with the Consolidation Agreement by Associated and the Bank, and is subject to consummation of the proposed merger. Under the terms of the proposed Consolidation Agreement, each issued and outstanding share of common stock of the Bank shall be converted into the right to receive 59.4441 shares of common stock of Associated. Pursuant to the proposed Consolidation Agreement, a cash payment will be made in lieu of issuance of any fractional shares.

Among the conditions contained in the Merger Agreement is a requirement that the Company's allowance for credit losses will be maintained at December 31, 1995 and through the date of closing at a minimum of 2.45% of total loans outstanding. This minimum allowance amount was derived by due diligence performed by Associated as a result of the proposed merger. It represents an estimate of credit losses on the Bank's loan portfolio, and related off-balance sheet arrangements, based upon the methodology used by Associated in estimating such allowances. The Bank recorded an additional provision for credit losses of $1,600,000 at December 31, 1995 as a result of this change in estimate.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is incorporated under the Wisconsin Business Corporation Law (the "WBCL"). Under Section 180.0851 of the WBCL, the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant; unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section
180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement between the director or officer and the Registrant or a resolution of the Board of Directors or adopted by majority vote of the Registrant's shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     The Registrant's Articles of Incorporation contains no provisions in relation to the indemnification of directors and officers of the Registrant.

     Article XI of the Registrant's By-laws ("Article XI") authorizes indemnification of officers and directors of the Registrant consistent with the description of the indemnification provisions in Section 180.0851 of the WBCL as described above. Article XI provides that the Registrant shall indemnify a director, officer, employee or agent of the Registrant to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including, but not limited to, any act or failure to act alleged or determined (i) to have been negligent, (ii) to have violated the Employee Retirement Income Security Act of 1974; or (iii) to have violated Sections 180.0832, 180.0833 and 180.1202 of the WBCL, or any successor thereto, regarding loans to directors, unlawful distributions and distributions of assets, which involves foreign, federal, state or local law and which is brought by or in the right of the Registrant or by any other person or entity, to which the director, officer, employee or agent was a party because he or she is a director, officer, employee or agent. In all other cases, the Registrant shall indemnify a director, officer, employee or agent of the Registrant against liability and expenses incurred by such person in a proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Registrant under the circumstances described above as set forth in Section 180.0851 of the WBCL.
Article XI defines a "director, officer, employee or agent" as (i) a natural person who, is or was a director, officer, employee or agent of the Registrant,
(ii) a natural person who, while a director, officer, employee or agent of the Registrant, is or was serving either pursuant to the Registrant's specific request or as a result of the nature of such person's duties to the Registrant as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise and (iii) a person who, while a director, officer, employee or agent of the Registrant, is or was serving an employee benefit plan because his or her duties to the Registrant also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan. Unless the context requires otherwise, Article XI indemnification extends to the estate or personal representative of a director, officer, employee or agent.

     All officers, directors, employees and agents of controlled subsidiaries of the Registrant shall be deemed for purposes of Article XI to be serving as such officers, directors, employees and agents at the request of the Registrant. The right to indemnification granted to such officers and directors by Article XI is not subject to any limitation or restriction imposed by any provision of the Articles of Incorporation or Bylaws of a controlled subsidiary. For purposes of Article XI, a "controlled subsidiary" means any corporation at least 80% of the outstanding voting stock of which is owned by the Registrant or another controlled subsidiary of the Registrant.

     Upon written request by a director, officer, employee or agent who is a party to a proceeding, the Registrant shall pay or reimburse his or her reasonable expenses as incurred if the director, officer, employee or agent provides the Registrant with: (i) a written affirmation of his or her good faith belief that he or she is entitled to indemnification under Article XI; and (ii) a written undertaking to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under
Article XI is prohibited. The Registrant shall have the power to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent against any liability asserted against or incurred by the individual in any such capacity arising out of his or her status as such, regardless of whether the Registrant is required or authorized to indemnify or allow expenses to the individual under Article XI.

     The right to indemnification under Article XI may be amended only by a majority vote of the shareholders and any reduction in the right to indemnification may only be prospective from the date of such vote.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits



Exhibit No.
- -----------
 2(a)    Agreement and Plan of Merger dated as of January 23, 1996 among the Registrant, Associated Banc-Shares, Inc. and F&M Bankshares of
         Reedsburg, Inc.,  incorporated by reference to Exhibit A to the Proxy
         Statement/Prospectus of the Registrant and F&M Bankshares of
         Reedsburg, Inc. (the "Proxy Statement/Prospectus").

 2(b)    First Amendment to Agreement and Plan of Merger dated as of June
         11, 1996 incorporated by reference to Exhibit B to the Proxy
         Statement/Prospectus.

 2(c)    Agreement and Plan of Consolidation between Associated Interim
         Bank and Farmers & Merchants Bank dated as of June 11, 1996 incorporated by reference to Exhibit C to the Proxy
         Statement/Prospectus.

 3(a) Articles of Incorporation, as amended and restated, incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form
         10-Q filed for the quarter ended June 30, 1993, SEC File No. 0-5519.

 3(b) Bylaws, as amended, incorporated by reference to Exhibit 3(b) of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended September 30, 1991, SEC File No. 0-5519.


  4 The Registrant has outstanding certain long term debt. None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries. Thus, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

  * 5 Opinion of Saitlin, Patzik, Frank & Samotny Ltd. regarding legality of issuance of the Registrant's securities.

  * 8 Opinion of KPMG Peat Marwick LLP regarding certain federal income tax matters.

 10(a) The 1982 Incentive Stock Option Plan of the Registrant incorporated by reference to Exhibit 10 to Annual Report on Form 10-K for fiscal year ended December 31, 1987.

 10(b)    The Restated Long-Term Incentive Stock Option Plan of the
          Registrant incorporated by reference to Exhibit 10 filed with the Registrant's registration statement (33-86790) on Form S-8 filed under the Securities Act of 1933.

 10(c)    Deferred Compensation Agreement dated November 1, 1986 between
          Associated Bank Green Bay, National Association and Robert C.
          Gallagher incorporated by reference to Exhibit 10(c) of the Registrant's Annual Report on Form 10-K for fiscal year ended
          December 31, 1992, SEC. File No. 0-5519.

 10(d)    Change of Control Plan of the Registrant effective April 25,
          1994 incorporated by reference to Exhibit 10(d) of the Registrant's
          Annual Report on Form 10-K for fiscal year ended December 31, 1994,
          SEC File No. 0-5519.

 10(e) Deferred Compensation Plan and Deferred Compensation Trust effective as of December 16, 1993, and Deferred Compensation Agreement of the Registrant dated December 31, 1994, incorporated by reference to Exhibit 10(e) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1994, SEC File No. 0-5519.

  11 Statement Re Computation of Per Share Earnings incorporated by reference to Exhibit 11 of the Registrant's Annual Report on Form
          10-K for the fiscal year ended December 31, 1995, SEC File No.
          0-5519.

  21 List of Subsidiaries of the Registrant incorporated by reference to Exhibit 21 of the Registrant's Annual Report on Form
          10-K for the fiscal year ended December 31, 1995, SEC File No.
          0-5519.

 23(a) Consent of KPMG Peat Marwick LLP as to the financial statements of the Registrant and the tax opinion.

 23(b) Consent of Saitlin, Patzik, Frank & Samotny Ltd. incorporated by reference to Exhibit 5.

 23(c) Consent of Clifton Gunderson L.L.C. as to the financial statements of F&M Bankshares of Reedsburg, Inc. and Farmers &
          Merchants Bank.

* 24      Powers of Attorney.

- ---------------
*   PREVIOUSLY FILED.



(b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.

ITEM 22.  UNDERTAKINGS.

     (a)(1) The undersigned Registrant hereby undertakes:

            (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
            (x) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (y) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (z) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

            (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

           (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                 SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 11th day of June, 1996.


                                        ASSOCIATED BANC-CORP



                                        By:  /s/ Harry B. Conlon
                                             -----------------------
                                             Harry B. Conlon,
                                             Chairman, President and
                                             Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.






     Signature                       Title                           Date
     ---------                       -----                           ----
/s/ Harry B. Conlon            Chairman, President,         June 11, 1996
- --------------------------     Chief Executive Officer
Harry B. Conlon                and a Director
                               (Principal Executive
                               Officer)


/s/ Robert C. Gallagher        Executive Vice President     June 11, 1996
- --------------------------     and a Director
Robert C. Gallagher



/s/ Joseph B. Selner           Senior Vice President,       June 11, 1996
- --------------------------     Chief Financial Officer,
Joseph B. Selner               and Principal Financial
                               and Accounting Officer

     *
                               Director                     June 11, 1996
- --------------------------
Robert Feitler

     *
                               Director                     June 11, 1996
- --------------------------
Ronald R. Harder

     *
                               Director                     June 11, 1996
- --------------------------
John S. Holbrook, Jr.

     *
                               Director                     June 11, 1996
- --------------------------
William R. Hutchinson


     *
                                 Director             June 11, 1996
- -----------------------
James F. Janz

     *
                                 Director             June 11, 1996
- -----------------------
John C. Meng

     *
                                 Director             June 11, 1996
- -----------------------
J. Douglas Quick





     *Brian R. Bodager hereby signs this registration statement on June 11, 1996 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herewith.



                                            *By: /s/ Brian R. Bodager
                                                 -----------------------------
                                                     Brian R. Bodager

                                EXHIBIT INDEX




EXHIBIT NO.
- -----------
  2(a)   Agreement and Plan of Merger dated as of January 23, 1996 among the Registrant, Associated Banc-Shares, Inc. and F&M Bankshares of
         Reedsburg, Inc., incorporated by reference to Exhibit A to the Proxy
         Statement/Prospectus of the Registrant and F&M Bankshares of
         Reedsburg, Inc. (the "Proxy Statement/Prospectus").

  2(b)   First Amendment to Agreement and Plan of Merger dated as of June
         11, 1996 incorporated by reference to Exhibit B to the Proxy
         Statement/Prospectus.

  2(c)   Agreement and Plan of Consolidation between Associated Interim
         Bank and Farmers & Merchants Bank dated as of June 11, 1996 incorporated by reference to Exhibit C to the Proxy
         Statement/Prospectus.

  3(a) Articles of Incorporation, as amended and restated, incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form
         10-Q filed for the quarter ended June 30, 1993, SEC File No. 0-5519.

  3(b) Bylaws, as amended, incorporated by reference to Exhibit 3(b) of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended September 30, 1991, SEC File No. 0-5519.

   4 The Registrant has outstanding certain long term debt. None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries. Thus, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

   * 5 Opinion of Saitlin, Patzik, Frank & Samotny Ltd. regarding legality of issuance of the Registrant's securities.

   * 8 Opinion of KPMG Peat Marwick LLP regarding certain federal income tax matters.

  10(a) The 1982 Incentive Stock Option Plan of the Registrant incorporated by reference to Exhibit 10 to Annual Report on Form 10-K for fiscal year ended December 31, 1987.

  10(b)   The Restated Long-Term Incentive Stock Option Plan of the
          Registrant incorporated by reference to Exhibit 10 filed with the Registrant's registration statement (33-86790) on Form S-8 filed under the Securities Act of 1933.

  10(c)   Deferred Compensation Agreement dated November 1, 1986 between
          Associated Bank Green Bay, National Association and Robert C.
          Gallagher incorporated by reference to Exhibit 10(c) of the Registrant's Annual Report on Form 10-K for fiscal year ended
          December 31, 1992, SEC. File No. 0-5519.

  10(d)   Change of Control Plan of the Registrant effective April 25,
          1994 incorporated by reference to Exhibit 10(d) of the Registrant's
          Annual Report on Form 10-K for fiscal year ended December 31, 1994,
          SEC File No. 0-5519.



EXHIBIT NO.
- -----------

 10(e) Deferred Compensation Plan and Deferred Compensation Trust effective as of December 16, 1993, and Deferred Compensation Agreement of the Registrant dated December 31, 1994, incorporated by reference to Exhibit 10(e) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1994, SEC File No. 0-5519.

  11 Statement Re Computation of Per Share Earnings incorporated by reference to Exhibit 11 of the Registrant's Annual Report on Form
          10-K for the fiscal year ended December 31, 1995, SEC File No.
          0-5519.

  21 List of Subsidiaries of the Registrant incorporated by reference to Exhibit 21 of the Registrant's Annual Report on Form
          10-K for the fiscal year ended December 31, 1995, SEC File No.
          0-5519.

 23(a) Consent of KPMG Peat Marwick LLP as to the financial statements of the Registrant and the tax opinion.

 23(b) Consent of Saitlin, Patzik, Frank & Samotny Ltd. incorporated by reference to Exhibit 5.

 23(c) Consent of Clifton Gunderson L.L.C. as to the financial statements of F&M Bankshares of Reedsburg, Inc. and Farmers &
          Merchants Bank.

 * 24     Powers of Attorney.


- ---------------
*   PREVIOUSLY FILED.
